                                                                   EXHIBIT 10.30

                                                             [EXECUTION VERSION]

________________________________________________________________________________


                            BUNKER HILL EQUITY, LLC
                      A Delaware Limited Liability Company





                      LIMITED LIABILITY COMPANY AGREEMENT

                           Dated as of March 27, 2002


________________________________________________________________________________

THE LIMITED LIABILITY COMPANY INTERESTS CREATED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE SECURITIES LAWS PURSUANT TO EFFECTIVE REGISTRATION OR AN EXEMPTION THEREFROM. IN ADDITION, SUCH INTERESTS MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED, IN WHOLE OR IN PART, EXCEPT AS PROVIDED IN ARTICLE XI OF THIS AGREEMENT. ACCORDINGLY, THE HOLDERS OF SUCH INTERESTS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE RISKS OF THEIR RESPECTIVE INVESTMENTS IN SUCH INTERESTS FOR AN INDEFINITE PERIOD OF TIME.

                               TABLE OF CONTENTS


                                                                                          Page
                                                                                          ----
ARTICLE 1 DEFINITIONS..................................................................      3

     1.1 Definitions...................................................................      3
     1.2 Terms Generally...............................................................     17

ARTICLE 2 ORGANIZATION.................................................................     18

     2.1 Formation.....................................................................     18
     2.2 The Name......................................................................     18
     2.3 Registered Office; Registered Agent; Principal Office; Other Offices..........     18
     2.4 Purposes......................................................................     18
     2.5 Powers of the Company.........................................................     18
     2.6 Foreign Qualification.........................................................     19
     2.7 Term..........................................................................     19
     2.8 No State-Law Company..........................................................     19

ARTICLE 3 MEMBERSHIP INTERESTS.........................................................     19

     3.1 Classes of Members............................................................     19
     3.2 Managing Member Interests.....................................................     20
     3.3 Members.......................................................................     21
     3.4 Representations and Warranties of Members.....................................     21
     3.5 Material Actions..............................................................     22
     3.6 Additional Membership Interests; Additional Members...........................     22

ARTICLE 4 MANAGEMENT OF THE COMPANY'S BUSINESS; POWERS AND DUTIES OF THE MEMBERS.......     23

     4.1 Management of the Company's Business..........................................     23
     4.2 Appointment of Managing Member................................................     26
     4.3 RECP's Rights Following an Trigger Event and During a Suspension Period.......     26
     4.4 Representatives of the Parties................................................     28
     4.5 Property Management/Leasing Services..........................................     28
     4.6 Financial Advisor.............................................................     28

ARTICLE 5 RIGHTS AND DUTIES OF MEMBERS.................................................     29

     5.1 Duties and Obligations of the Maguire Members.................................     29
     5.2 No Conflicts of Interests.....................................................     29
     5.3 Limitations on Member Liability; Indemnification..............................     32
     5.4 Compensation of Members and their Affiliates..................................     33
     5.5 Dealing with Members..........................................................     33
     5.6 Use of Company Property.......................................................     33
     5.7 Designation of Tax Matters Member.............................................     33


     5.8 RECP as Lender................................................................     34
     5.9 RECP Exclusivity Period.......................................................     34
     5.10 Character of Managing Member's Investment....................................     35
     5.11 Latham & Watkins LLP.........................................................     36
     5.12 Management of Subsidiaries...................................................     36

ARTICLE 6 BOOKS AND RECORDS: ANNUAL REPORTS; EXPENSES AND OTHER MATTERS................     36

     6.1 Books of Account..............................................................     36
     6.2 Availability of Books of Account..............................................     36
     6.3 Annual Reports and Statements; Annual Budgets and Annual Business Plans.......     36
     6.4 Accounting Expenses...........................................................     38
     6.5 Casualty/Condemnation.........................................................     38
     6.6 Litigation....................................................................     39
     6.7 Notice of Trigger Event.......................................................     39
     6.8 Conduct of Business...........................................................     39
     6.9 Membership Restrictions.......................................................     39

ARTICLE 7 CAPITAL CONTRIBUTIONS........................................................     40

     7.1 Initial Cash Equity Contributions of the Members..............................     40
     7.2 No Obligation.................................................................     40
     7.3 Additional Capital Contributions..............................................     40
     7.4 Capital of the Company........................................................     41

ARTICLE 8 CAPITAL ACCOUNTS.............................................................     41

     8.1 Establishment and Determination of Capital Accounts...........................     41
     8.2 Negative Capital Accounts.....................................................     42
     8.3 Company Capital...............................................................     42

ARTICLE 9 ALLOCATIONS..................................................................     42

     9.1 Allocations of Income and Loss................................................     42
     9.2 Regulatory Allocations........................................................     43
     9.3 Deficits......................................................................     43
     9.4 Certain Tax Matters...........................................................     43
     9.5 Special Allocations...........................................................     43
     9.6 Excess Nonrecourse Liabilities................................................     45

ARTICLE 10 DISTRIBUTIONS...............................................................     45

     10.1   Distributions of Available Cash............................................     45
     10.2   Sale and Refinancing Proceeds..............................................     45
     10.3   Distribution of Sale, Disposition or Refinancing Proceeds..................     45
     10.4   BGHS Note..................................................................     46


ARTICLE 11 TRANSFER OF MEMBER INTERESTS................................................     46

     11.1   Restrictions on Transfers by Maguire Members...............................     46
     11.2   Transfers by RECP..........................................................     47
     11.3   Assignment Binding on Company..............................................     47
     11.4   Limitation on Distributions................................................     48
     11.5   Bankruptcy of a Member.....................................................     48
     11.6   Substituted Members........................................................     48
     11.7   Acceptance of Prior Acts...................................................     48
     11.8   Additional Limitations.....................................................     48
     11.9   Waiver of Withdrawal and Fair Value........................................     49

ARTICLE 12 DISSOLUTION OF THE COMPANY; WINDING UP AND DISTRIBUTION OF ASSETS...........     49

     12.1   Dissolution................................................................     49
     12.2   Winding Up.................................................................     50
     12.3   Distribution of Assets.....................................................     50

ARTICLE 13 AMENDMENTS..................................................................     51

     13.1   Amendments.................................................................     51
     13.2   Additional Members.........................................................     51

ARTICLE 14 MISCELLANEOUS...............................................................     51

     14.1   Further Assurances.........................................................     51
     14.2   Notices....................................................................     51
     14.3   Headings and Captions......................................................     52
     14.4   Variance of Pronouns.......................................................     52
     14.5   Counterparts...............................................................     52
     14.6   Governing Law..............................................................     52
     14.7   Consent to Jurisdiction....................................................     52
     14.8   Partition..................................................................     52
     14.9   Validity...................................................................     53
     14.10  Successors and Assigns.....................................................     53
     14.11  Entire Agreement...........................................................     53
     14.12  Waivers....................................................................     53
     14.13  No Brokers.................................................................     53
     14.14  Maintenance as a Separate Entity...........................................     53
     14.15  Confidentiality............................................................     53
     14.16  In the event that a Member receives a request to disclose any Confidential
            Information under a subpoena or order, such Member shall (i) promptly notify the other Members thereof, (ii) consult with the other Members on the advisability of taking steps to resist or narrow such request and (iii) if disclosure is required or deemed advisable, cooperate with each other
            Member in any attempt it may make to obtain an order or other assurance that confidential treatment will be accorded the Confidential Information
            that is disclosed..........................................................     54
     14.17  No Third Party Beneficiaries...............................................     54


     14.18  Construction of Documents..................................................     54
     14.19  Time is of the Essence.....................................................     54
     14.20  Modification to Structure..................................................     54
     14.21  Waiver of Jury Trial.......................................................     55
     14.22  Recalculation of Interest/Returns..........................................     55


                                LIST OF EXHIBITS


A.             Consulting Agreement

B.             Contribution Agreement

C.             Environmental Indemnity Agreement

D.             Indemnity Agreement

E.             Joinder Agreement

F.             Leasing Agreement

G.             Option Agreement

H.             Description of Property

I.             Property Management Agreement



                               LIST OF SCHEDULES

3.3            Membership Interests, Capital Contributions, Percentage Interests

4.4(a)         Representatives of the Maguire Members

4.4(b)         Representatives of RECP

6.3(a)         Financial and Operating Information

6.3(b)         Approved Budget and Approved Business Plan for the Remainder of 2002
               Budget Year

6.8            Company Covenants and Restrictions

6.9            Maguire Member Covenants and Restrictions

14.13          Fees Owed to Secured Capital Corp.


     LIMITED LIABILITY COMPANY AGREEMENT of Bunker Hill Equity, LLC, a Delaware limited liability company (the "Company"), dated and effective as of March 27, 2002, by and among Maguire Partners-Hope Place, Ltd., a California limited partnership ("MP"), Maguire Partners BGHS, LLC, a California limited liability company ("BGHS" and together with MP, in their capacity as members of the Company, the "Maguire Members"), RECP Library LLC, a Delaware limited liability company (together with its successors and assigns, "RECP") and Kim E. Lutthans (the "Special Member"). Any reference in this Agreement to MP, BGHS or RECP shall include such Members' successors to the extent such successors have become Substituted Members in accordance with the provisions of this Agreement. Pursuant to Section 18-201(d) of the Act, the Agreement shall be effective as of March 27, 2002.

                                  WITNESSETH:

     WHEREAS, the Company was formed by the filing of a Certificate of Formation with the Secretary of the State of Delaware on March 13, 2002;

     WHEREAS, MP and Delacourt Properties, Inc. were the owners of all of the equity interests of Library Square, Ltd., a California limited liability company (the "Prior Company");

     WHEREAS, BGHS acquired all of the equity interests of Delacourt Properties, Inc. in the Prior Company (the "Delacourt Buy-Out");

     WHEREAS, the Prior Company owned 100% of the equity interests of the Property Owner;

     WHEREAS, after the Delacourt Buy-Out, the Prior Company contributed all of its assets (including, without limitation, 100% of the equity interests of the Property Owner) to the Junior Mezzanine Borrower, in consideration for 100% of the equity interests of the Junior Mezzanine Borrower (the "Prior Company Contribution");

     WHEREAS, immediately after the Prior Company Contribution, the Junior Mezzanine Borrower contributed all of its assets (including, without limitation, 100% of the equity interests of the Property Owner) to the Senior Mezzanine Borrower, in consideration for 100% of the equity interests of the Senior Mezzanine Borrower (the "Junior Mezzanine Contribution");

     WHEREAS, immediately after the Junior Mezzanine Contribution, the Prior Company distribution all of its assets (including, without limitation, 100% of the equity interests of the Junior Mezzanine Borrower) to the Maguire Members (the "Prior Company Distribution");

     WHEREAS, immediately after the Prior Company Distribution, the Maguire Members contributed to the Company 100% of the equity interests of the Junior Mezzanine Borrower that they received as a result of the Prior Company Distribution, in the consideration for the limited liability company interests in the Company as described on Schedule 3.3 herein (the "Maguire Members Contribution");

     WHEREAS, simultaneously with the Maguire Members Contribution, the Special Member was admitted as a member of the Company without any economic interest in the Company;

     WHEREAS, immediately after the Maguire Members Contribution, (i) the Senior Mezzanine Lender made the Senior Mezzanine Loan to the Senior Mezzanine Borrower; (ii) the Junior Mezzanine Lender made the Junior Mezzanine Loan to the Junior Mezzanine Borrower; and (iii) RECP contributed, pursuant to the Contribution Agreement, $60,000,000 to the Company as an investment in the Company in consideration for the Managing Member Interests; and

     WHEREAS, simultaneously with the receipt of the $59,561,000 Senior Mezzanine Loan by Senior Mezzanine Borrower, Senior Mezzanine Borrower set aside and contributed certain reserves for the benefit of Property Owner, and paid loan origination fees and fees in connection with obtaining the consent of the holder of the Existing Mortgage Debt. The net proceeds were then distributed to its sole member, Junior Mezzanine Borrower.

     WHEREAS, simultaneously with the receipt of the $50,000,000 Junior Mezzanine Loan, Junior Mezzanine Borrower paid its loan origination fee, and the net proceeds therefrom, together with the net proceeds received from the Senior Mezzanine Borrower, were then distributed to the Company.

     WHEREAS, immediately after the receipt of the RECP $60,000,000 contribution of equity, the Company paid an Equity Placement Fee to RECP and transaction costs, including lender fees, legal fees, transfer taxes, costs of the interest rate cap and miscellaneous costs.

     WHEREAS, immediately following the foregoing distribution from Junior Mezzanine Borrower and the equity contribution by RECP, and simultaneously with the execution and delivery of this Agreement, the Company is making a distribution to BGHS as a distribution with respect to its interest in the Company and is loaning BGHS the sum of $34,789,555 in return for the BGHS Note payable to the Company for the amount of such loan.

     WHEREAS, following the receipt of the funds by BGHS, BGHS used $111,725,000 (net of costs and expenses) of such funds to fund the Delacourt Buy-Out.

     WHEREAS, MP, BGHS, RECP and the Special Member wish to enter into this Agreement in order to set forth their binding agreement as to the affairs of the Company, the conduct of its business and certain rights with respect of the relationship among the parties hereto.

     These recitals are material to the understandings and agreements of the parties hereto and are hereby integrated into and form a material part of the terms of the Agreement.

     NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MP, BGHS and RECP and the Special Member hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below, which meanings shall be applicable equally to the singular and plural of the terms defined:

     "Act" means the Delaware Limited Liability Company Act (6 Del.C. ss. 18-101, et seq.), as amended from time to time, or any successor statute thereto.

     "Additional Capital Contribution" means, any Maguire Member Additional Capital Contribution and any RECP Additional Capital Contribution.

     "Additional Member" has the meaning set forth in Section 3.6(b).

     "Additional Membership Interests" has the meaning set forth in Section 3.6(a).

     "Adjusted Capital Account" means, with respect to any Member, its Capital Account as of the end of the relevant year, as adjusted by (i) crediting to such Capital Account any amount that such Member is obligated to restore or is deemed obligated to restore pursuant to Regulation Section 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) debiting from such Capital Account items described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and
1.704-1(b)(2)(ii)(d)(6). This definition of Adjusted Capital Account is intended to comply with the provisions of Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     "Affiliate" means, with respect to any Person, (i) any other Person that directly or indirectly through one or more intermediaries Controls or is Controlled by or is under common Control with such Person, (ii) any other Person owning or Controlling 5% or more of the outstanding voting securities of, or other ownership interests in, such Person, if such Person is a publicly traded entity, or 25% or more of the outstanding voting securities of, or other ownership interests in, such Person if such Person is privately held, (iii) any officer, director, member, manager, general partner or limited partner with significant management or veto rights of such Person and (iv) if such Person is an officer, director, trustee member or partner, any other entity for which such Person is an officer, director, trustee, member or partner, any other entity for which such Person acts in any such capacity; provided, however, that Maguire, the Maguire Members and their respective Affiliates shall not be considered to be Affiliates of RECP and its Affiliates.

     "Agreement" means this Limited Liability Company Agreement of the Company, as it may hereafter be amended, supplemented or otherwise modified from time to time.

     "Annual Budget" means the annual budget for the Company (which shall include both an operating budget, a capital expenditure budget and the Approved Leasing Guidelines) prepared by the Property Manager and approved by RECP pursuant to Section 6.3 or as otherwise adopted pursuant to Section 6.3.

     "Annual Business Plan" means, with respect to any Budget Year, a strategic business plan for that year.

     "Approved Budget" means, with respect to any Budget Year, the Annual Budget approved by RECP for that Budget Year.

     "Approved Business Plan" means, with respect to any Budget Year, the Annual Business Plan approved by RECP for that Budget Year.

     "Approved Leasing Guidelines" means the leasing guidelines that shall be part of the Approved Business Plan, as the same may be modified from time to time.

     "Assignee" means any Person to whom a limited liability company interest in the Company has been Transferred in a Transfer expressly permitted hereunder and who has not been admitted as a Substituted Member.

     "Available Cash" for any month, quarter, or Fiscal Year or any other period established by RECP means the positive amount, if any, remaining after subtracting amounts due for such period with respect to the Existing Mortgage Debt and the New Subordinated Debt, from the Available Cash Before Debt Service for such period.

     "Available Cash Before Debt Service" for any month, quarter, or Fiscal Year or any other period established by RECP means the excess, if any, of (A) the sum of (i) the amount of all cash receipts (other than capital contributions and proceeds of capital transactions) of the Companies during such month, quarter or Fiscal Year or such other period established by RECP, from or in connection with the Property, including rents and any other payments by tenants and any payments made by any vendors, suppliers or other persons seeking access to the Property or its occupants and (ii) any working capital of the Companies existing at the start of such month, quarter or Fiscal Year or any other period established by RECP, less (B) the sum of (i) all cash amounts payable in such month, quarter or Fiscal Year or any other period established by RECP on account of expenses and capital expenditures (including without limitation, leasing commissions and tenant improvements costs) in each case incurred by the Property Owner or any of the other Companies as approved by RECP (including, without limitation, expenses incurred in connection with the Property, general operating expenses, fees due and payable under the Property Management Agreement, insurance premiums, taxes, amortization or interest on any debt of the Companies) and (ii) reserves of amounts required for the working capital, capital expenditures, the Existing Mortgage Debt and the New Subordinated Debt and future needs of the Companies, and as otherwise set forth in the Company's Approved Budget, which shall include the Property Reserves, as determined by RECP.

     "Bankruptcy" means, with respect to the affected party, (i) the entry of an order for relief under the Bankruptcy Code, (ii) the admission by such party of its inability to pay its debts as they mature, (iii) the making by it of an assignment for the benefit of creditors, (iv) the filing by it of a petition in bankruptcy or a petition for relief under the Bankruptcy Code or any other applicable federal or state bankruptcy or insolvency statute or any similar law,
(v) the application by such party for the appointment of a receiver for the assets of such party, (vi) the filing of an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts or any other similar relief under the Bankruptcy Code or any other federal or state insolvency law or (vii) the imposition of a judicial or statutory lien on all or a substantial part of its assets. With respect to a Member, the foregoing definition of

"Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Act.

     "Bankruptcy Code" means Title 11 of the United States Code, as amended.

     "BGHS" has the meaning set forth in the introductory paragraph hereof.

     "BGHS Guaranty" means that certain Guaranty, dated as of the Effective Date, from BGHS to the lenders of the New Subordinated Debt.

     "BGHS Note" means that certain Promissory Note in the original principal amount of $34,789,555 dated as of the Effective Date, from BGHS to the Company.

     "Book Value" means, with respect to any Company Asset, its adjusted basis for federal income tax purposes, except that the initial Book Value of any asset contributed by a Member to the Company shall be an amount equal to the agreed gross fair market value of such asset, and such Book Value shall thereafter be adjusted in a manner consistent with Treasury Regulations Section 1.704-l(b)(2)(iv)(g) for revaluations pursuant to Section 8.1(c) and for the Depreciation taken into account with respect to such asset.

     "Budget Year" means the period beginning on the Effective Date and ending on December 31, 2002; and, with respect to the Fiscal Year 2003 or any Fiscal Year thereafter, "Budget Year" means the period beginning on January 1 and ending on December 31 of such year.

     "Business Day" means, any day other than (i) a Saturday or Sunday and (ii) a day on which federally insured depositary institutions in the State of New York are authorized or obligated by law, governmental decree or executive order to be closed.

     "Call Option" has the meaning set forth in the Option Agreement.

     "Capital Account" when used in respect of any Member means the Capital Account maintained for such Member in accordance with Section 8.1, as said Capital Account may be increased or decreased from time to time pursuant to the terms of Section 8.1.

     "Capital Contribution" when used with respect to any Member means the aggregate amount of capital contributed (including any amounts deemed contributed) to the Company by such Member in accordance with Article 7 or as otherwise expressly provided herein.

     "Casualty" means any fire, explosion, flood, collapse or other casualty affecting all or any portion of the Property.

     "Certificate of Formation" means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on March 13, 2002, as the same may hereafter be amended and/or restated from time to time.

     "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, or any corresponding provision(s) of succeeding law and/or regulation.

     "Companies" means, collectively, the Company, the Senior Mezzanine Debt Borrower, the Junior Mezzanine Debt Borrower, the Property Owner, and any other Subsidiary owned, directly or indirectly, by any such entities.

     "Company" means Bunker Hill Equity, LLC, a Delaware limited liability company, as that limited liability company from time to time hereafter may be constituted, and any predecessor entity, provided, however, the Prior Company shall not be deemed a predecessor entity.

     "Company Assets" means all right, title and interest of the Company in and to all or any portion of the assets of the Company and any property (real, personal, tangible or intangible) or estate acquired in exchange therefor or in connection therewith.

     "Condemnation" means any taking or voluntary conveyance during the term hereof of all or any part of the Property or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority, whether or not the same shall actually have been commenced.

     "Confidential Information" has the meaning set forth in Section 14.15.

     "Consulting Agreement" means the Consulting Agreement, dated as of the Effective Date, by and between the Property Owner and RECP, in the form of Exhibit A, hereto.

     "Contribution Agreement" means the Contribution Agreement dated as of the Effective Date between the Company, the Maguire Members and RECP, in the form of Exhibit B hereto.

     "Control", when used with respect to any Person, means the power to direct the management and policies of such Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

     "CSFB" has the meaning set forth in Section 4.6.

     "Day-to-Day Management Obligations" has the meaning set forth in Section 4.1(b).

     "Delacourt Buy-Out" has the meaning set forth in the Recitals.

     "Depreciation" means, with respect to any Company Asset in any Fiscal Year, all non-cash deductions allowable under the Code, including all deductions attributable to depreciation or cost recovery with respect to such assets, including any improvements made thereto and any tangible personal property located therein, or amortization of the cost of any intangible property or other assets acquired by the Company, which have a useful life exceeding one year; provided, however, that with respect to any Company Asset the tax basis of which differs from its Book Value, Depreciation shall be an amount which bears the same ratio to such Book Value as the depreciation, amortization or other cost recovery deduction for such period with respect to such asset for federal income tax purposes bears to its adjusted tax basis as of the beginning of such Fiscal Year; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year is zero, Depreciation shall be determined using any reasonable method by RECP.

     "Designated Courts" has the meaning set forth in Section 14.7.

     "Effective Date" means the effective date of this Agreement as set forth in the introductory paragraph hereto.

     "Environmental Indemnity Agreement" means the Environmental Indemnity Agreement, dated as of the Effective Date, from the Maguire Members, Maguire and the Company to and for the benefit of RECP and the other beneficiaries named therein, in the form of Exhibit C attached hereto.

     "Entity Guarantor" has the meaning ascribed to such term in the New Subordinated Debt documents.

     "Equity Members" means the Maguire Members and RECP in their capacity as members of the Company.

     "Equity Placement Fee" means a fee, payable to RECP on the Effective Date, equal to $560,000.

     "Equity Reserve" means an amount equal to $4,000,000.

     "Event of Acceleration" under any agreement shall mean the occurrence of any event and the passage of a time period, if any, that entitles any party to accelerate any obligation, payment or other liability of any of the Companies.

     "Event of Default" with respect to any agreement shall have the meaning ascribed to such term in such agreement and in addition any event under any agreement that entitles any party to terminate such agreement or other "cross-defaulted" agreements or to demand or accelerate all payments or to exercise any remedies under such agreement.

     "Existing Mortgage Debt" means the mortgage indebtedness in the original principal amount of $200,000,000 secured by the Property as set forth in a Loan Agreement dated January 16, 1998 between GMAC Commercial Mortgage Corporation, a California corporation as lender and the Property Owner.

     "Extension Notice" has the meaning set forth in the Option Agreement.

     "Fiscal Year" means the fiscal year of the Company, which shall be the calendar year (other than with respect to 2002 for which it shall mean the period of time commencing on the Effective Date and ending on December 31,
2002); but upon termination of the Company, "Fiscal Year" shall mean the period starting on the day following the end of the last preceding Fiscal Year to the date of such termination.

     "Governmental Authority" means any court, board, agency, commission, office or authority of any nature whatsoever of or for any governmental unit (federal, state, county, district, municipal, city or otherwise), whether now or hereafter in existence.

     "Indebtedness" means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person under leases which have been or should be, in accordance with the generally accepted accounting principles in the United States of America, consistently applied as of the date of the applicable document ("GAAP"), recorded as capital leases, to the extent required to be so recorded, (f) all reimbursement, payment or similar obligations of such Person under acceptance, letter of credit or similar facilities, (g) all completion guaranties or similar obligations of such Person to the extent that such obligation is required, in accordance with GAAP, to be reflected as a liability on such Person's balance sheet, (h) all Indebtedness referred to in clauses (a) through (g) above guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Indebtedness, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss in respect of such Indebtedness, in each case under this clause (h), to the extent such obligation is required, in accordance with GAAP, to be reflected as a liability or such Person's balance sheet or otherwise disclosed on such Person's balance sheet, and (i) all Indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. It is understood and agreed that, if the Company provides a guaranty with respect to the same obligation, such guaranty, to the extent it would constitute Indebtedness hereunder, shall only be counted once.

     "Indemnity Agreement" means the Indemnity Agreement, dated as of the Effective Date, from Maguire and the Maguire Members and each other party thereto, to and for the benefit of RECP and the other beneficiaries named therein, in the form of Exhibit D attached hereto.

     "Interest Rate Cap" has the meaning set forth in the Contribution
Agreement.

     "Internal Rate of Return" shall mean, with respect to the RECP Investment, the discount rate that would equate the net present value of all capital in-flows relating to a Capital Contribution in respect of the RECP Investment (whether from operating cash flow or capital transaction proceeds) from such investment with $0. RECP will be deemed to have received a specified Internal Rate of Return, with respect to any Capital Contribution in respect of the RECP Investment when RECP has received a RETURN OF all of such Capital Contribution plus a cumulative, monthly compounded RETURN ON such Capital Contribution at the specified rate per annum, calculated commencing on the date such Capital Contribution was made and compounded monthly to the extent not paid on a current basis, taking into account the timing and amounts of all previous distributions by the Company to RECP (but expressly excluding, the Equity Placement Fee which shall be deducted from and shall reduce the RECP Investment). For purposes of computing the Internal Rate of Return, (i) all capital in-flows and cash out-flows will be discounted to present value using monthly measuring periods, and (ii) any Capital

Contribution in respect of the RECP Investment made by RECP shall be deemed to have been made on the day of the month in which it was contributed and any distribution of funds received by RECP at any time during a month shall be deemed to have been received on the day of the month in which it was distributed. Capital Contributions constituting the RECP Investment are set forth in the definition of "RECP Investment" below.

     "IRS" means the Internal Revenue Service and any successor agency or entity thereto.

     "Joinder Agreement" means that agreement substantially in the form attached hereto as Exhibit E to be executed by any Person joining the Company as a Member after the Effective Date, as described in Section 3.3.

     "Junior Mezzanine Borrower" means Bunker Hill Junior Mezzanine, LLC, a Delaware limited liability company that is the sole member of the Senior Mezzanine Borrower.

     "Junior Mezzanine Contribution" has the meaning set forth in the Recitals hereof.

     "Junior Mezzanine Debt" or "Junior Mezzanine Loan" means the junior mezzanine debt in the original principal amount of $50,000,000 as set forth in the Junior Mezzanine Loan Agreement, dated as of the Effective Date, between Junior Mezzanine Borrower as borrower, and Column Financial, Inc., a mezzanine lender.

     "Junior Mezzanine Loan Agreement" means the Agreement, dated as of the date hereof, between Column Financial, Inc. and the Junior Mezzanine Borrower, pursuant to which the Junior Mezzanine Loan is provided.

     "Junior Mezzanine Lender" means Column Financial, Inc., a Delaware corporation.

     "Knowledge" of the Maguire Members shall mean the knowledge of any of Robert F. Maguire, III, Mark Lammas, Javier Bitar and Daniel Gifford.

     "Leases" means all existing and future leases, licenses or other occupancy agreements to which Property Owner is a party or by which Property Owner is bound, and modifications thereof and supplements thereto, including the Space Leases and the Major Leases.

     "Leasing Agreement" means the Agreement in the form of Exhibit F attached hereto, dated as of the Effective Date, between the Property Manager and Property Owner pursuant to which the Property Manager agrees to provide the Property Owner with certain leasing services for the Property, as the same may be modified, amended, supplemented or replaced as provided for therein and herein.

     "LIBOR" has the meaning ascribed to such term in the Senior Mezzanine Debt documents.

     "Lien" means any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting the Property or any portion thereof, or any direct or indirect interest therein (including, without limitation, any conditional sale or other title retention agreement, any sale-leaseback, any financing lease having a similar economic effect to any of the foregoing, the filing of any financing statement or other similar instrument under the Uniform Commercial Code or any comparable law of any jurisdiction, domestic or foreign, and mechanics', materialmen's and other similar liens and encumbrances).

     "Loan Documents" means any and all documentation in connection with the Existing Mortgage Debt and the New Subordinated Debt entered into by the Companies and any other agreements to be entered into in connection with such documents and any financing documents in replacement thereof to be entered into by the Companies in connection with the acquisition and its ownership of the Property.

     "Maguire" means Robert F. Maguire III, a resident of the State of California.

     "Maguire Member" has the meaning set forth in the introductory paragraph.

     "Maguire Member Additional Capital Contribution" means an additional Capital Contribution by the Maguire Members in the Company, as described in
Section 7.3(a) herein.

     "Maguire Members Contribution" has the meaning set forth in the Recitals hereof.

     "Major Lease" means any lease (or one or more leases in favor of the same tenant or Affiliate of such tenant) (i) affecting more than 20,000 rentable square feet of the Property (taking into consideration expansion rights or if such rights are proposed to be exercised, rights of first offer or refusal) or
(ii) having a term (including all extension periods) of more that 10 years.

     "Management Standard Requirements" has the meaning set forth in Section 4.1(b).

     "Managing Member" means, initially, RECP, in its capacity as managing member of the Company, provided, that if for any reason RECP ceases to exist or to be the Managing Member, the term "Managing Member" shall thereafter mean such other Member or Members as RECP (or, if RECP is no longer a Member of the Company, the Maguire Members) may designate in its sole discretion.

     "Managing Member Interests" means the Membership Interests issued to RECP, having the rights, designations, preferences, limitations and restrictions set forth in this Agreement.

     "Managing Member Return" means, subject to the following sentences, the greater of: (i) 1.90 times the remainder of the RECP Investment after any return to RECP of the Equity Reserve, or, if the Call Option is consummated after September 30, 2002 but on or prior to the first anniversary of the Effective Date, 1.60 times the remainder of the RECP Investment after any return to RECP of the Equity Reserve (in each case, the "RECP Multiple"); and
(ii) a 25% Internal Rate of Return. Notwithstanding the foregoing, in the event the Call Option is consummated on or prior to September 30, 2002, the Managing Member Return shall equal the sum of: (x) a 25% Internal Rate of Return; and
(y) $5,600,000. At any given time, the amount due as Managing Member Return shall equal the amount described above less any consulting payments made to RECP under the Consulting Agreement. To the extent the Managing Member Return is paid based on the RECP Multiple, it shall be calculated as follows: (A) first, the remainder of the RECP Investment after any return to RECP of the Equity Reserve shall be multiplied by the applicable RECP Multiple (either 1.90 or 1.60, as the case may be);

and (B) second, the product of the amount determined as set forth in clause
(A) shall be reduced by any amount previously distributed to RECP pursuant to
Article 10 herein (but not 7.4 herein).

     "Material Actions" means adopting a decision effecting any of the following: instituting of proceedings to have the Company be adjudicated bankrupt or insolvent, consent to the institution of bankruptcy or insolvency proceedings against the Company or filing a petition seeking, or consenting to, any reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of the Company Assets, or making any assignment for the benefit of the creditors of the Company, or admitting in writing the Company's inability to pay its debts generally as they become due; or taking action in furtherance of any such decisions.

     "Material Adverse Effect" means a material adverse effect on the use, operation or value of the Property or on the Company's direct or indirect ownership of the Property, or on the current financial position, members' equity or results of operations of the Company or any Subsidiary or the ability of the Company or any Subsidiary to perform its obligations under this Agreement, the Option Agreement, the Contribution Agreement, the Indemnity Agreement, the Environmental Indemnity Agreement, the Property Management Agreement, the Consulting Agreement or the Leasing Agreement.

     "Member" means each of RECP, MP, BGHS and the Special Member in their capacity as members of the Company and any additional Persons hereafter admitted as a member of the Company in accordance with the provisions of this Agreement, for so long as such Person shall be a member of the Company and any transferee of such Person permitted hereunder and admitted as a member of the Company in accordance with Section 11.6, and "Members" shall mean such Persons, collectively.

     "Member Nonrecourse Debt Minimum Gain" shall have the meaning ascribed to such term in Regulations section 1.704-2(i)(2).

     "Member Nonrecourse Deductions" shall mean any item of Company loss, deduction, or expenditure under section 705(a)(2)(B) of the Code that is attributable to a Member Nonrecourse Debt, as determined pursuant to Regulations section 1.704-(i)(2).

     "Membership Interest" means, with respect to any Member, the entire limited liability company interest of that Member in the Company, including the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all the terms and provisions of this Agreement.

     "Minimum Gain" shall have the meaning set forth in Regulations section 1.704-2(d)(1) and shall mean the amount determined by (i) computing for each nonrecourse liability of the Company any gain the Company would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability and (ii) aggregating the separately computed gains. If the Book Value of any Company Asset differs from the adjusted tax basis of such property, the calculation of Minimum Gain pursuant to the preceding sentence shall be made by reference to the Book Value. For purposes hereof, a liability of the Company is a nonrecourse liability to the extent that no Member or related Person bears the economic risk of loss for that liability within the meaning of Regulations section 1.752-1.

     "MP" has the meaning set forth in the introductory paragraph hereof.

     "Net Disposition Proceeds" has the meaning set forth in Section 6.5(b).

     "Net Income (Loss)" shall mean for each Fiscal Year or other period, the taxable income or loss of the Company, or particular items thereof, determined in accordance with the accounting method used by the Company for U.S. federal income tax purposed with the following adjustment: (i) all items of income, gain, loss or deduction allocated pursuant to Section 9.2 through 9.4 shall not be taken into account in computing such taxable income or loss; (ii) any income of the Company that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Net Income and Net Loss shall be added to such taxable income or loss; (iii) if the Book Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization or gain resulting from a disposition of such asset shall be calculated with reference to such Book Value; (iv) upon an adjustment to the Book Value of any asset, pursuant to the definition of Book Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; and (v) except for items in (i) above, any expenditures of the Company not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Net Income and Net Loss pursuant to this definition shall be treated as deductible items.

     "Net Refinancing Proceeds" has the meaning set forth in Section 10.2(b).

     "Net Sale Proceeds" has the meaning set forth in Section 10.2(a).

     "Net Subordinated Debt" means, collectively, the Senior Mezzanine Debt and the Junior Mezzanine Debt.

     "Nondiscretionary Expenses" has the meaning set forth in Section 6.3(b).

     "Nonrecourse Deductions" shall have the meaning ascribed to such term in Regulations section 1.704-2(b)(1).

     "Objection Notice" has the meaning set forth in Section 6.3(b).

     "Option Agreement" means the Option Agreement, dated as of the Effective Date, among Maguire, the Maguire Members and RECP, as set forth in Exhibit G hereto.

     "Organizational Document" means, with respect to any Person, (i) in the case of a corporation, such Person's certificate of incorporation and by-laws, and any shareholder agreement, voting trust or similar arrangement applicable to any of such Person's authorized shares of capital stock or the holders thereof,
(ii) in the case of a limited partnership, such Person's certificate of limited partnership, limited partnership agreement and any voting trusts or similar arrangements applicable to its partner or any of its partnership interests,
(iii) in the case of a limited liability company, such Person's certificate of formation or certificate of organization, limited liability company agreement and any other document affecting the rights or duties of managers or holders of limited liability company interests or (iv) in the case of any other legal entity, such Person's organizational documents and all other documents establishing or affecting the duties or rights of holders of equity interests in such Person.

     "Percentage Interest" means the interest owned by a Member owning Regular Member Interests as set forth on Schedule 3.3 herein, as such percentage may be adjusted from time to time in accordance with the Agreement. For the purposes of this Agreement, the Percentage Interest shall equal the percentage that the Capital Contribution of such Member represents out of all Capital Contribution of Members who own Regular Member Interests.

     "Performance Default" means a "default" or "Event of Default" or "Event of Acceleration" that arises under a Loan Document that is attributable, directly or indirectly, to any of the following: (i) the business judgment of RECP, (ii) acts or omissions of RECP taken (or not taken in the case of an omission) in good faith, (iii) the performance of the Property, including the failure of the Property to generate sufficient cash flow to pay debt service due under the Loan Documents on a current basis and (iv) events or circumstances beyond the reasonable control of RECP, including, without limitation, the inability to obtain insurance required by the Loan Documents at a commercially reasonable cost.

     "Permitted Transfer" has the meaning set forth in Section 11.1(a).

     "Person" means any individual, partnership, corporation, limited liability company, trust or other legal entity.

     "Prior Company" has the meaning set forth in the Recitals.

     "Prior Company Contribution" has the meaning set forth in the Recitals hereof.

     "Prior Company Distribution" has the meaning set forth in the Recitals hereof.

     "Property" means the fee interest in the land, and improvements and the personal property owned by the Property Owner, as more particularly described on Exhibit H attached hereto.

     "Property Management Agreement" means the property management agreement in the form of Exhibit I attached hereto, being entered into concurrently herewith between the Property Owner, as owner of the Property, and the Property Manager, as the same may be modified, amended, supplemented or replaced as provided for therein.

     "Property Manager" means Maguire Partners Development, Ltd., a California limited partnership, or any successor or replacement agent approved by RECP.

     "Property Owner" means Library Square Associates, LLC, a Delaware limited liability company, or any other Person who acquires the Property, or any portion thereof, from such person or from any other person who is a Property Owner at such time.

     "Property Reserves" has the meaning set forth in the Contribution
Agreement.

     "Put Event" has the meaning set forth in the Option Agreement.

     "RECP" has the meaning set forth in the introductory paragraph hereof.

     "RECP Additional Capital Contribution" has the meaning set forth in 7.3(a).

     "RECP Exclusivity Period" has the meaning set forth in Section 5.9.

     "RECP Investment" means, as of any date, an amount equal to the sum of (a) the aggregate amount of RECP's Capital Contributions (including, without limitation, any RECP Additional Capital Contribution) theretofore made pursuant to Article 7; (b) any amounts contributed (and any additional amounts deemed to have been contributed) by RECP pursuant to Article 7 as of such date; and (c) any amounts paid by RECP or any of its Affiliates under or in connection with the Loan Documents or otherwise due to any obligation or liabilities of any of the Companies, Maguire, the Maguire Members or any of their Affiliates under the Loan Documents being or becoming recourse to RECP or any of its Affiliates or otherwise paid or assumed by RECP or any of its Affiliates (including, without limitation, the assumption of any guarantee, all of which shall be deemed Capital Contributions for purposes of calculating the Managing Member Return).

     "RECP Multiple" has the meaning set forth in the definition of Managing Member Return herein.

     "Regular Member Interests" means the Membership Interests issued to the Maguire Members and such other Membership Interests that are not Managing Member Interests that are issued in accordance with the terms of this Agreement from time to time.

     "Regulation" means the regulations promulgated under the Code, as such regulations are in effect on the date hereof.

     "Scheduled Distribution Date" means in any calendar month the 12th day of such month or, if such day is not a Business Day, the immediately preceding Business Day.

     "Senior Mezzanine Borrower" means Bunker Hill Senior Mezzanine, LLC, a Delaware limited liability company that is the sole member of the Property Owner.

     "Senior Mezzanine Debt" or "Senior Mezzanine Loan" means senior mezzanine debt in the original principal amount of $59,561,000 as set forth in the Senior Mezzanine Loan Agreement, dated as of the Effective Date, between Senior Mezzanine Borrower, as borrower, and Senior Mezzanine Lender, as mezzanine lender.

     "Senior Mezzanine Lender" means Column Financial, Inc., a Delaware corporation.

     "Senior Mezzanine Loan Agreement" means the Agreement, dated as of the date hereof, between Column Financial, Inc. and the Senior Mezzanine Borrower, pursuant to which the Senior Mezzanine Loan is provided.

     "Significant Decision" has the meaning set forth in Section 4.1(c).

     "Space Leases" has the meaning set forth in the Contribution Agreement.

     "Special Member" has the meaning set forth in the initial paragraph hereof.

     "Subsidiary" means, with respect to any Person, any entity in which such Person holds a majority ownership interest, whether directly or through one or more other Persons and "Subsidiaries" shall mean such entities, collectively.

     "Substituted Member" means any Person admitted to the Company as a Member pursuant to the provisions of Section 11.6.

     "Supplemental Cap" has the meaning set forth in the Contribution
Agreement.

     "Suspension Period" has the meaning set forth in the Option Agreement.

     "Tax Matters Member" has the meaning set forth in Section 5.7.

     "Transaction Documents" means, collectively, this Agreement, the Option Agreement, the Contribution Agreement, the Indemnity Agreement, the Environmental Indemnity Agreement, the Property Management Agreement, the Leasing Agreement, the Consulting Agreement and each other instrument, agreement or certificate executed and delivered by the Company, but only if executed by a Maguire Member or any of its Affiliates, the Maguire Members or any Affiliate of any of the foregoing to or for the benefit of RECP or any of its Affiliates, as a condition to or, in connection with RECP's contribution to the Company, and the certificates of formation and limited liability company agreements and any amendments or restatements thereof of the Maguire Members and each of the Subsidiaries of the Company not including any Loan Documents.

     "Transfer" means, with respect to the Membership Interest of any Member or any other asset, any transfer, sale, pledge, hypothecation, encumbrance, assignment or other disposition, directly or indirectly through any one or more intermediaries, of all or any portion of that Interest or other asset or any right to receive proceeds therefrom (whether voluntarily, involuntarily, by operation of law or otherwise).

     "Trigger Event" means the occurrence of any of the following events:

          (a)  the expiration or lapse of the Call Option;

          (b) a default or breach by any of the Maguire Members or any of their Affiliates of any covenant or obligation (including, without limitation, failure to cause any of the Companies or Property Manager to take or refrain from taking any action) under this Agreement or any of the Transaction Documents (other than any default specifically addressed in another clause in this definition), provided if the condition giving rise to the default in question is capable of being cured, the Maguire Members shall have (other than with respect to the obligations in Section 5.2(c) herein) 15 days following receipt of notice from RECP to cure such default, unless such default is susceptible to cure but cannot reasonably be cured within such 15 day period and the Maguire Members shall have promptly commenced to cure and shall be diligently prosecuting the same to completion, in which case the Maguire Members shall have such additional time (not to exceed 30 days) as may be necessary to cure such default; or if any representation or warranty made by the Maguire Members or any of their Affiliates (i) in Section 3.4 of this Agreement; (ii) in the Contribution Agreement; or (iii) otherwise, in any Transaction Document (in each case, disregarding any materiality or similar qualification in each such representation) was false or misleading on or as of the date made, to the extent such misrepresentation, alone or together with any other misrepresentation (disregarding any materiality or similar qualification) results in a Material Adverse Effect;

          (c) the occurrence of an Event of Default or Event of Acceleration under any of the Loan Documents, unless such Event of Default or Event of Acceleration is caused solely by any actions or omissions of RECP (it being agreed that a Performance Default shall not be deemed to be an Event of Default or Event of Acceleration caused solely by the acts or omissions of RECP); or

          (d) if RECP assumes or performs any obligation or liability (including, without limitation, any guarantee) of Maguire, as set forth in
Section 8.3 of each of the Senior Mezzanine Loan Agreement and the Junior Mezzanine Loan Agreement.

          Without limiting the generality of provisions (b) and (c) above, the following events shall constitute Trigger Events:

               (1) if any of the Maguire Members or any of their Affiliates, directly or through any other Person, takes any Material Action or any action described in Section 4.1(c) without RECP's prior written consent;

               (2) if any of the Maguire Members fails to comply, or the Maguire Members or any Person controlling or under common control with the Maguire Members takes or fails to take any action that results in the Company failing to comply, with any of the covenants in Schedule 6.8; or any of the Maguire Members fails to comply with any of the covenants in Schedule 6.9.

               (3) without the prior written consent of RECP (which may be granted or withheld in its sole discretion), upon the occurrence of any Transfer directly or indirectly of any interest in the Company, (other than an interest held by RECP or any Affiliate of RECP) or of any interest in the Maguire Members or in any entity that directly or indirectly owns any interest in the Maguire Members, in each case including, without limitation, the granting (voluntarily, by operation of law or otherwise) of any pledge, lien, security interest or other charge or encumbrance upon any such direct or indirect interest, other than a Transfer expressly permitted by and in accordance with the provisions of Article 11;

               (4) if the Maguire Members or any of their Affiliates alleges in or commences any action or proceeding in which it is asserted that any material provision of this Agreement or any other Transaction Document is not enforceable by RECP in accordance with its terms;

               (5) if an Extension Notice is timely delivered, the failure of the Maguire Members to purchase a Supplemental Cap and pay any extension fees required under the New Subordinated Debt on or before the Option Termination Date (as defined in the Option Agreement), and if the Extension Notice is delivered, to maintain such Supplemental Cap through and including the fourth anniversary of the Effective Date or to maintain the Interest Rate Cap through and including the third anniversary of the Effective Date all in accordance with the Loan Documents, provided, however, that if such Supplemental Cap or

         Interest Rate Cap no longer satisfies the requirements under the Loan Documents other than due to any action or omission of the Maguire Members, such event shall not constitute a Trigger Event if the Maguire Members shall not later than 3 Business Days prior to the expiration of any grace period provided for under the Loan Documents obtain a replacement Supplemental Cap or Interest Rate Cap that satisfies the requirements under the Loan Documents;

              (6) if the Maguire Members, Maguire or any of their respective Affiliates shall cause or permit the Company, the Property Owner or any of the Company's other Subsidiaries or any of the Maguire Members, to make an assignment for the benefit of creditors, admit in writing its inability to pay its debts as they become due or generally not be paying its debts as they become due; and

              (7) if any receiver, liquidator or trustee shall be appointed for any of the Maguire Members, the Company, the Property Owner or any other Subsidiary of the Company, or if any such Person shall be adjudicated as bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law or any similar federal or state law, shall be filed by or against, consented to, or acquiesced by, any such Person, or if any proceeding shall be instituted for the dissolution or liquidation of any such Persons; provided, however, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by any of the foregoing Persons, it shall constitute a Trigger Event unless it is discharged, stayed or dismissed within sixty (60) days; provided, further, if such appointment, adjudication, petition or proceeding was solely the result of a filing directed by or consented to by RECP, such event shall not, unless it is otherwise considered a Trigger Event pursuant to any other provisions hereof, constitute a Trigger Event.

     Notwithstanding the foregoing, to the extent any occurrence would otherwise constitute a Trigger Event, such occurrence shall not constitute a Trigger Event if it occurs solely as a result of (i) actions of RECP (other than a Performance Default) unless the same was at the direction of or as a result of the action or inaction of any of the Maguire Members, the Property Manager or any of their respective Affiliates and without the consent of RECP; or (ii) inaction of RECP (but only an inaction resulting from RECP being requested by the Maguire Members to take any actions or make any decision and RECP refrains from doing so).

     1.2 Terms Generally. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

     (b) the words "including" and "include" and other words of similar import shall be deemed to be followed by the phrase "without limitation"; and

     (c) references herein to a "Schedule" are to one of the Schedules attached to this Agreement and references to an Article or a Section are to one of the Articles or Sections of this Agreement. Each Schedule attached hereto and referred to herein is hereby incorporated herein by reference.

                                   ARTICLE 2
                                 ORGANIZATION


     2.1 Formation. The Company has been formed as a Delaware limited liability company by the execution and filing of a Certificate of Formation by Paul S. Rutter as an authorized person as required by the Act. The rights, powers, duties, obligations and liabilities of the Members (in their respective capacities as such) shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member (in his capacity as such) are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

     2.2 The Name. The name of the Company shall be Bunker Hill Equity, LLC, and all business of the Company shall be conducted in that name or in such other names that comply with applicable law as the Managing Member may select from time to time.

     2.3 Registered Office; Registered Agent; Principal Office; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Managing Member may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate of Formation or such other Person or Persons as the Managing Member may designate from time to time in the manner provided by law. The principal office of the Company shall be at such place as the Managing Member may designate from time to time.

     2.4 Purposes. The nature of the business or purposes to be conducted or promoted by the Company is to engage in the direct or indirect ownership of the Property Owner and the Property and, the development, management, maintenance, repair and renovation of the Property, the financing of the Property, any other actions or activities related to or ancillary to any of the foregoing and any other lawful act of activity for which limited liability companies may be organized under the Act. Subject to the provisions of this Agreement, the Company shall have the power and authority to take any and all actions necessary, appropriate, advisable, desirable or incidental to or for the furtherance and accomplishment of the foregoing purposes. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

     2.5  Powers of the Company. Subject to the provisions of this Agreement,
(i) the Company may, with the approval of the Managing Member and, to the extent required under this Agreement, the approval of the Maguire Members, enter into and perform any and all documents, agreements and instruments, all without any further act, vote or approval of any

Member, except as provided in this Agreement and (ii) except as provided in this Agreement, the Managing Member may authorize any Person (including any Member or officer) to enter into and perform any documents on behalf of the Company.

     2.6 Foreign Qualification. Prior to the Company's conducting business in any jurisdiction other than Delaware, the Maguire Members shall use their reasonable efforts to cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in such jurisdiction. At the request of the Managing Member, each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue or terminate the Company as a foreign limited liability company in each such jurisdiction in which the Company may conduct business from time to time.

     2.7 Term. The term of the Company shall commence on the date on which the Certificate of Formation is filed with the office of the Secretary of State of Delaware and the term shall continue until December 31, 2052, unless sooner dissolved as provided in Section 12.1. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

     2.8 No State-Law Company. The Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member, Managing Member, representative or officer shall as a result of its being a party to this Agreement, be a partner or joint venturer of any other Member or Managing Member, for any purposes other than federal, and if applicable, state tax purposes, and this Agreement shall not be construed to the contrary. Notwithstanding the immediately preceding sentence, the Members intend that the Company shall be teated as a partnership for federal tax and, if applicable, state income tax and local income tax purposes, and each Member and the Company shall file all Tax returns, and otherwise take all Tax and financial reporting positions, in a manner consistent with such treatment. Neither the Members nor the Company shall make any election under Treas. Reg. Section 301.7701-3, or any comparable provisions of state or local law, to treat the Company as an entity other than a partnership for federal tax or state or local income tax purposes.

                                   ARTICLE 3
                              MEMBERSHIP INTERESTS

     3.1 Classes of Members.

     (a) The Company shall have three classes of Membership Interests and three classes of Members. The Maguire Members shall be issued Regular Member Interests. RECP shall be issued Managing Member Interests. The Special Member is a member without any economic interest in the Company. RECP and the Maguire Members are the only Equity Members. The Maguire Members, RECP and the Special Members shall all be members of the Company and shall be subject to the terms of this Agreement and the designations, rights, preferences, limitations and restrictions set forth herein. RECP shall have such additional designations, rights, preferences, limitations and restrictions set forth herein with respect to the Managing Member Interests.

     (b) The Company with at all times have at least one Special Member who shall be a natural person appointed by the Managing Member and who shall not have been at the time of appointment as Special Member, shall not thereafter become and shall not have been at any time during the five years preceding the appointment (i) a Member, manager or director (other than an "independent director" or "special member") of, or an officer or employee of, the Company, any Member or any of their respective members, managers, investors or Affiliates, (ii) a customer of, supplier or service provider (including a provider of professional services) to, the Company, any of the Members or any of their respective members, managers, investors or Affiliates such that such individual's annual revenues derived from any of the Members and their respective members, managers, investors or Affiliates exceeded 5% of such individual's annual revenues for any of the preceding five years, or (iii) a member of the immediate family of any such Member, manager, director, officer, employee, supplier or customer or a member of the immediate family of any other member or manager. Upon the occurrence of any event that causes the Special Member to cease to be a member of the Company, a new Special Member shall be appointed forthwith by the Managing Member, and no decision stated in this Agreement as requiring the consent of the Special Member shall be taken in the interim period until a new Special Member is appointed. No resignation or removal of a Special Member, and no appointment of a successor
Special Member, shall be effective until such successor shall have accepted his or her appointment as a Special Member by a written instrument in which he or she agrees to be bound by all of the terms and conditions of this Agreement applicable to the Special Member. All right, power and authority of the Special Member shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement as being the responsibility of the Special Member. No Special Member shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.

     (c) The Equity Members will be the only Members of the Company that have any interest in the profits, losses or capital of the Company. Except for the rights specifically granted to the Special Member in this Agreement, the Equity Members will be the only Members of the Company with any voting or management rights in respect of the Company.

     (d) The Special Member agrees to remain independent from the Equity Members, agrees to be a Member of the Company for the limited purposes provided herein and to perform its obligations as the Special Member, and the Company and the Equity Members agree that the Special Member will be a Member of the Company for such limited purposes. The Company and the Equity Members agree that the Special Member: (a) in accordance with Section 18-301 of the Act: (i) will not make, and will not be obligated to make, a contribution to the Company, and (ii) will not own, and will not be obligated to acquire, a Membership Interest in the Company and (b) will have no management, approval, voting, consent or veto rights in the Company, other than to the extent that its affirmative vote, approval or consent is required for the Company or the Equity Members to perform certain acts or take certain actions as expressly provided in this Agreement. The Special Member may not bind the Company.

     3.2 Managing Member Interests. Subject to Section 10.4, the Managing Member Interests shall rank senior to and have priority over the Regular Member Interests with respect to the payment of distributions and redemptions and as to the distribution of assets upon liquidation, dissolution or winding up of the Company, subject to Section 12.3 hereof. Without the consent of RECP, the Company shall not authorize, create or issue any Membership Interests that shall be senior to or on parity with the Managing Member Interests with respect to distributions (upon liquidation, dissolution, winding up of the Company or otherwise), dividends, redemption rights or voting rights.

     3.3 Members. Upon the making by RECP of its contribution to the Company for the Managing Member Interests pursuant to the Contribution Agreement, the Managing Member Interests shall be deemed to be issued to RECP and shall be validly issued, fully paid and nonassessable limited liability company interests in the Company. Upon the making by each Maguire Member of its contributions to the Company as described in this Agreement, the Regular Member Interests shall be deemed to be issued to the Maguire Members and shall be validly issued, fully paid and nonassessable limited liability company interests in the Company. Neither the issuance of the Managing Member Interest nor the issuance of the Regular Member Interests shall be subject to preemptive rights. The Managing Member Interests shall be subject to the terms of the Option Agreement. The respective names, mailing addresses, Capital Contributions, class of Membership Interests and percentage Interests of the Members shall be as set forth on
Schedule 3.3, as amended from time to time in accordance with the terms of this Agreement. The Managing Member shall amend Schedule 3.3 from time to time, without the consent of any other Member being required therefor, to reflect any changes in the names or Capital Contributions or Membership Interests of the Members made in accordance with this Agreement and any changes in the mailing addresses of the Members. Any reference in this Agreement to Schedule 3.3 shall be deemed to be a reference to Schedule 3.3 as amended and in effect from time to time.

     3.4 Representations and Warranties of Members. (a) Each Member hereby represents and warrants to and acknowledges with the Company and the other Members with respect to itself only, that:

          (i) each such Member who is not an individual is duly formed and has the authority to do business in any jurisdiction in which it currently does business, is authorized to execute and deliver this Agreement (or the Joinder Agreement to which it is a party, in the case of an Additional Member or Substituted Member) and any Transaction Document and to perform its obligations hereunder, and each such Member has duly executed and delivered this Agreement (or such Joinder Agreement, as the case may be) and each Transaction Document, and this Agreement (and, if applicable, such Joinder Agreement) and each Transaction Document are valid and binding obligations of such Member, enforceable against such Member in accordance with their terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

          (ii) his or its execution and delivery of this Agreement and each Transaction Document to which he or it is a party and the performance of his or its obligations hereunder and thereunder will not conflict with, result in a breach of or constitute a default (or any event that, with notice or lapse of time, or both, would constitute a default) or result in the acceleration of any obligation under any of the terms, conditions or provisions of any other agreement or instrument to which he or it is a party or by which he or it is bound or to which any of his or its property or assets are subject, with respect to Members who are not individuals conflict with or violate any of the provisions of its Organizational Documents, or violate any statute or any order, rule or regulation of any court or governmental or regulatory agency, body or official, in any manner that would adversely affect the performance of his or its duties hereunder; such Member has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by such Member of his or its obligations hereunder and thereunder;

         (iii) there is no action, suit or proceeding pending against such Member, or, to its knowledge, threatened in any court or by or before any other Governmental Authority that would prohibit its entering into or performing its obligations under this Agreement or any Transaction Document; and

         (iv) such Member has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto; (ii) such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time; (iii) such Member is acquiring his or its Membership Interest for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; (iv) the Membership Interests have not been registered under the securities laws of any jurisdiction, and cannot be Transferred unless they are subsequently registered or otherwise qualified under applicable securities laws (unless they are subsequently registered or otherwise qualified under applicable securities laws (unless an exemption from such registration or other qualification is available) and the provisions of this Agreement governing Transfers of Membership Interests have been complied with.

     (b) The Maguire Members hereby represent to RECP that other than the Persons listed in the definition of Knowledge, no other Person employed by or associated with the Maguire Members or the Property has any material knowledge related to the Property or the Companies and, to the extent any such Person exists, such Person shall, immediately and without further action, be deemed to be added to the list in the definition of Knowledge.

     (c) RECP hereby represents to the Maguire Members that all representations and warranties it made to the lenders in the New Subordinated Debt documents with respect to RECP, the Entity Guarantor or their respective Affiliates are true and correct in all material respects.

     3.5 Material Actions. Notwithstanding anything herein to the contrary, including without limitation Section 4.3,, the Company will not take and no Member shall effect or implement any action constituting a Material Action without the consent of the Special Member. The Special Member shall not be entitled to vote on any matter other than Material Actions.

     3.6  Additional Membership Interests; Additional Members.

     (a) Additional Interests. Subject to Sections 4.1(c) and 3.2, the Managing Member shall have the right to cause the Company to issue or sell to any Person (including Members and Affiliates of Members) any of the following (which for purposes of this Agreement shall be "Additional Membership Interests"): (i) additional Membership Interests in the Company (including new classes or series thereof having different rights); (ii) obligations, evidences of Indebtedness or other securities or interests convertible into or exchangeable for Interests; and (iii) warrants, options or other rights to purchase or otherwise acquire Membership Interests and (iv) other equity equivalents. The Managing Member shall determine the terms and conditions governing the issuance of such Additional Membership Interests, including the number and designation of such Additional Membership Interests, the preference (with respect to distributions, in liquidation or otherwise) over any other limited liability company interests and any required contributions in connection therewith. If an Additional Membership Interest is issued to an existing Member in accordance with the terms of this Agreement, the Managing Member shall amend
Schedule 3.3 without the further vote, act or consent of any other Person to reflect the issuance of such Additional Membership Interest and, upon the amendment of such Schedule 3.3, such Member shall be issued his or its Additional Membership Interest.

     (b) Additional Members. In order for a Person, other than an existing Member, to be admitted as a Member of the Company with respect to an Additional Membership Interest: (i) such Additional Membership Interest shall have been issued or Transferred in accordance with the terms of this Agreement including
Section 4.1(c)(9); (ii) such Person shall have delivered to the Company a written undertaking to be bound by the terms and conditions of this Agreement and shall have delivered such documents and instruments as the Managing Member determines to be necessary or appropriate and as are consistent with the terms of this Agreement in connection with the issuance or transfer of such Additional Membership Interest to such Person or to effect such Person's admission as a Member; and (iii) the Managing Member shall amend Schedule 3.3 without the further vote, act or consent of any other Person to reflect such new Person as a Member. Upon the amendment of Schedule 3.3, such Person shall be admitted as an additional Member (an "Additional Member") and deemed listed as such on the books and records of the Company and thereupon shall be issued his or its Additional Membership Interest.

                                   ARTICLE 4
                     MANAGEMENT OF THE COMPANY'S BUSINESS;
                        POWERS AND DUTIES OF THE MEMBERS

     4.1 Management of the Company's Business.

     (a) Subject to the provisions of this Agreement, including, without limitation, Sections 5.1(a) and 4.1(c), and the mandatory provisions of applicable law, the Managing Member shall have the full, exclusive and complete discretion to exercise any right, power and authority to direct, control and manage all powers of and day-to-day operations of, the Company including, without limitation, to cause any action or any decision in any Subsidiary and to represent, bind or act on behalf of the Company at any time, and in any manner.

     (b) Notwithstanding the provisions of Section 4.1(a), and subject to: (i) the right of the Managing Member to revoke the rights and obligations provided to the Maguire Members and/or their Affiliates in Article V(11)(d) of the Property Management Agreement, with or without any reason, in whole or in part, at any time; (ii) any limitations included in the Approved Budget and Approved Annual Plan and subject to the availability of adequate funds provided to the Companies as necessary; and (iii) the provisions of and limitations created by the Loan Documents and the other provisions of this Agreement, the Managing Member shall have the right, but not the obligation, to delegate certain tasks, responsibilities and duties relating to the Property to the Maguire Members or (indirectly through the Property Owner) the Property Manager (the "Day-to-Day Management Obligations"). The Day-to-Day Management Obligations delegated to the Maguire Members or the Property Manager shall be performed without additional compensation and subject to the same standards of care maintained by prudent managers of Class "A" commercial office buildings in the City of Los Angeles, and shall be completed and accomplished for and on behalf of the Company and its Subsidiaries, with diligence and in a prompt and businesslike manner, exercising such care and skill as a prudent owner with sophistication and experience in owning, operating and managing properties like the Property would exercise in dealing with its own property (all the requirements described above, the "Management Standard Requirements"). Notwithstanding any such delegation of the Day-to-Day Management Obligations to the Maguire Members or the Property Manager, the Managing Member's consent shall be required in connection with instituting any legal action, entry into any Major Lease or any other Space Lease which is not in accordance with the Approved Leasing Guidelines or entry into any contract involving payment or receipt of an amount in excess of $50,000 or the term of which is one year or more. In performing its duties hereunder, including, without limitation, any Day-to-Day Management Obligations, the Maguire Members and their Affiliates shall devote such time to the Company, its Subsidiaries and their respective businesses as is necessary to conduct the operations of the Company and its Subsidiaries in an efficient manner and to carry out the Maguire Members' and its Affiliates' responsibilities as set forth therein.

     (c) Except as set forth in Section 4.3, RECP (generally or as Managing Member) shall not have any right, power or authority under this Agreement or otherwise and shall not take, decide or implement (or enter into any commitment or obligation binding upon the Company to do so) any matter within the scope of any of the matters enumerated below (each a "Significant Decision"), which may only be taken, decided or implemented, subject to the provisions of Sections 4.3 and 5.9 herein, by mutual consent of all Members (other than the Special Member);

          (1) enter into or cause or permit the Company or any Subsidiary to enter into any agreement or option to sell, transfer, assign, create a Lien, or otherwise dispose of all or any portion of the Property or the other assets owned by it or any portion thereof, or enter into any amendment, renegotiation, modification, supplement or extension of any agreement to sell, transfer, assign, create a lien, or otherwise dispose of all or any portion of the Property or the other assets owned by it or any portion thereof, in each case, other than in the ordinary course of business of the operation of the Property;

          (2) acquire or lease any land or other real property or interest therein other than the Property;

          (3) to the fullest extent permitted by law, dissolve and wind-up the Company or any Subsidiary;

          (4) incur, renew, modify, refinance or pay or otherwise discharge Indebtedness, including the Existing Mortgage Debt or the New Subordinated Debt, other than as provided in the Approved Business Plan or an Approved Budget and other than in the ordinary course of business of operating the Property;

          (5) modify any Loan Document in any material respect, except, if such modification is provided for in an Approved Business Plan;

          (6) institute proceedings to adjudicate the Company or any Subsidiary as bankrupt, or consent to the filing of a bankruptcy proceeding against the Company or any Subsidiary, or file a petition or answer or consent to seeking reorganization of the

     Company or any Subsidiary under the Bankruptcy Code or any other similar applicable federal, state or foreign law, or consent to the filing of any such petition against the Company or any Subsidiary, or consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or any Subsidiary or of its property, or make an assignment for the benefit of creditors of the Company or any Subsidiary, or admit in writing the Company's or any Subsidiary's inability to pay its debts generally as they become due;

          (7) organize or form any Subsidiary of the Company or of any Subsidiary or acquire, or become an owner of, equity interests in any such entity;

          (8) change the nature of the business of the Company or any Subsidiary or take any action, or fail to take any action, which would be contrary to the business of the Company or any Subsidiary as set forth in the Annual Business Plan or which would make it impossible for any of them to carry out their intended purpose and objectives as set forth in the Annual Business Plan;

          (9) admit any Member or owner of any other interest in, or remove any Member or owner of any other equity interest in, the Company or any Subsidiary, in each case, other than any assignee of the RECP Membership Interests pursuant to and in compliance with the provisions of this Agreement, or create any new class of ownership or equity in the Company or any of its Subsidiaries;

          (10) amend this Agreement, the Certificate of Formation or any other Organizational Document of the Company or any Subsidiary, other than to facilitate the assignment of RECP's Membership Interests, pursuant to and in compliance with the provisions of this Agreement;

          (11) merge or consolidate the Company or any Subsidiary with or into any other Person or, subject to Section 14.19 herein, convert the Company into any different form of legal entity (or engage in any other transaction having substantially the same effect);

          (12) subject to section 9.5(a)(iv) herein, make or revoke any tax election by or on behalf of the Company or any Subsidiary;

          (13) make any public or private offering for the sale of equity interests or securities issued by the Company or any Subsidiary; or

          (14) take any action, initiate any proceedings or assert any claim in, to or under the BGHS Note.

     (d) Except as otherwise expressly provided in this Agreement, no Member shall have any authority to bind or act for the Company or any other Member. No Member shall hold itself granted express authority pursuant to this Agreement to bind the Company. Any action taken by any Member without authority shall be void ab initio and have no effect.

     4.2 Appointment of Managing Member. Subject to Section 4.3 and the other provisions of this Agreement, the Members hereby appoint RECP as the initial Managing Member with the rights and responsibilities set forth in Section 4.1 and subject to the limitations set forth in Section 4.1(c) and elsewhere in this Agreement. The rights and duties of RECP as Managing Member may be assigned to any Person that acquires all or part of RECP's Membership Interests in the Company in compliance with Section 11.2 under this Agreement, subject to the restrictions on such rights and duties under Sections 4.1(c) and 4.3.

     4.3  RECP's Rights Following an Trigger Event and During a Suspension
Period.

     (a) Notwithstanding any delegation of Day-to-Day Management Obligations to the Maguire Members or their Affiliates or any other provision of this Agreement to the contrary but without derogating from the Maguire Members' rights to exercise the Call Option pursuant to Section 3.1 of the Option Agreement (to the extent the Call Option has not otherwise lapsed, expired or been suspended), upon the occurrence of a Trigger Event and the delivery by RECP to the Maguire Members of notice to such effect (except that no such notice will be required if the Trigger Event consists of any of the events described in clauses (6) or (7) of the definition of "Trigger Event", in which case the following items shall happen automatically upon the occurrence of such event), RECP (in addition to all powers, rights and authority with respect to the operations of the Company and its Subsidiaries it has pursuant to Sections 4.1 and 4.2 above, which shall remain unaffected) shall, automatically, immediately and without any further action be entitled to, individually, or together with any designee appointed by it, unilaterally make all decisions and take any and all actions (including, without limitation, making any Significant Decision), on behalf of or with respect to the Company and each of its Subsidiaries and have no obligation to obtain approval or consent in any manner from the Maguire Members (and any and all consent or approval rights of the Maguire Members under this Agreement or any other Transaction Document shall automatically and without any further action be terminated), provide, however, that it will not make or revoke any tax election which adversely effects the Maguire Members without the Maguire Members' prior written consent, unless such election or revocation is made in connection with or as a result of the recapitalization or sale of the Company or any Subsidiary. RECP's authority and rights pursuant to the preceding sentence are in addition to, and not in limitation or to the exclusion of, any of RECP's other rights or remedies herein or in any of the other Transaction Documents following a Trigger Event. A properly given notice of a Trigger Event pursuant to this Section 4.3 shall be considered a notice of revocation of any rights of the Maguire Members and their Affiliates under Section 4.1(b) above and otherwise under this Agreement and under the Property Management Agreement and Leasing Agreement and any other rights delegated to them by RECP (whether or not in its capacity as Managing Member). Upon and after the occurrence of a Trigger Event RECP, at its sole discretion, may choose to revoke only part of the rights of the Maguire Members or their Affiliates, provided, however, that the Maguire Member and the Property Manager shall have the right (subject to compliance with the Loan Documents) to resign from its position as Property Manager.

     (b) During a Suspension Period, RECP shall have the right, in its sole discretion, without the consent or approval of any other Member, to take and effect any of the Significant Decisions described in clauses (1), (4) and (9) of
Section 4.1(c).

     (c) For the avoidance of any doubt, and without limiting the foregoing, each of the Maguire Members hereby consents and agrees that upon the occurrence of a Trigger Event and notice thereof to the Maguire Members and during a Suspension Period, RECP shall have sole and exclusive right, power and authority: (i) to cause the Company and each Subsidiary, if any, to sell or refinance all or any portion of its assets (including, without limitation, the Property, the Existing Mortgage Debt and the New Subordinated Debt (but, except as set forth in Section 10.4, excluding the BGHS Note) at such time or times as RECP in its sole discretion shall determine, regardless of market conditions, real estate values or financial conditions at such time or times, regardless of the impact of such sale or refinancing or the timing thereof on the Company or the Maguire Members (and regardless of the benefits derived by RECP from such sale or refinancing),
(ii) to cause the Company promptly to make any and all payments and/or distributions to RECP and any of its Affiliates in respect of its Managing Member Return regardless of the impact of such payments or distributions on the Company or the Maguire Members, (iii) following a Trigger Event, to cause the Company or any of its Subsidiaries to liquidate, (iv) following a Trigger Event, to exercise the rights and powers granted to it pursuant to Section 4.3(a) above in its sole discretion; and (v) during a Suspension Period, to exercise the rights and powers granted to it pursuant to Section 4.3(b) above in its sole discretion.

          (d) In selling or refinancing the Property or any other assets of the Company or any Subsidiary under the circumstances described in (c) above, RECP may conduct the sale or refinancing process in any manner RECP determines, in its sole discretion, and RECP or any of its Affiliates may bid on or purchase or refinance the subject assets.

          (e) Each of the Maguire Members acknowledges and agrees that in exercising the authority granted to RECP in the foregoing provisions and elsewhere in this Agreement and each other Transaction Document, to the fullest extent permitted by law, RECP shall materially comply with the provisions herein and therein but otherwise shall have no duty, obligation or liability (fiduciary or otherwise) to any Maguire Member or any Affiliate thereof or any other Person whatsoever, it being understood that RECP shall be entitled to exercise such authority in any manner it deems necessary or desirable to maximize the value of its investment in the Company or otherwise. Each Maguire Member and any other Member hereby (i) absolutely, unconditionally and irrevocably releases, waives, relinquishes, renounces and discharges forever RECP and its Affiliates, from any and all claims, covenants, contracts, agreements, promises, judgments, demands, actions or manner of actions, resulting or arising as a result of RECP's exercise of the rights granted to it under this Agreement; and (ii) to the fullest extent permitted by law, agrees to indemnify RECP and hold RECP harmless from and against any and all costs, expenses and other liabilities of any kind incurred by RECP as a result of any claim, action or proceeding brought by or on behalf of any Maguire Member, any direct or indirect investor in such Maguire Member or any Person, predicated on the existence of or otherwise relating to any of the rights waived or released in this Section. In addition, the Maguire Members hereby absolutely and unconditionally (a) waive any rights they may have at law, in equity or otherwise to (i) consent to, (ii) request appraisal rights with respect to or
(iii) otherwise approve, any merger or combination in connection with which RECP and the Maguire Members receive cash or redeemable securities in respect of their respective Interests in the Company, sale of Company Assets, financing or refinancing or other similar transaction with respect to all or any of the Company Assets or any transfer of any Membership Interests in the Company.

          (f) Each of the Maguire Members acknowledges and agrees that the authority and rights granted to RECP in this Article 4 were material inducements and conditions precedent to RECP's willingness to make its investment in the Company, and that RECP would have refused to make its investment absent such authority and such limitations on liability.

     4.4   Representatives of the Parties.

     (a) Whenever in this Agreement or elsewhere it is provided that consent is required of, a demand shall be made by, or acts shall be performed at the direction of any of the Maguire Members, all such consents, demands and acts are to be made, given or performed upon the consent of any of the Persons listed on Schedule 4.4(a) attached hereto under the heading "Representatives of the Maguire Members" who shall be deemed vested with the authority of the Maguire Members until such time, if any, as RECP shall receive a notice from the Maguire Members eliminating any such designation or designating one or more additional or replacement representatives (in which case the Managing Member shall update Schedule 4.4(a) as appropriate).

     (b) Whenever in this Agreement or elsewhere it is provided that consent is required of, a demand shall be made by, or acts shall be performed at the direction of RECP, all such consents, demands and acts are to be made, given or performed upon the consent of any of the Persons listed on Schedule 4.4(b) attached hereto under the heading "Representatives of RECP" who shall be deemed vested with the authority of RECP until such time, if any, as the Maguire Members shall receive a notice from RECP eliminating any such designation or designating one or more additional or replacement representatives (in which case the Managing Member shall update Schedule 4.4(b) as appropriate).

     4.5   Property Management/Leasing Services.

     (a) Concurrently herewith, the Property Owner is entering into the Property Management Agreement and the Leasing Agreement with the Property Manager. The Property Manager's rights under the Property Management Agreement and the Leasing Agreement (including, without limitation, its rights to fees and commissions) shall be subordinated to the rights of the lenders of the New Subordinated Debt (or any debt financing that shall replace such debt as a result of a refinancing or otherwise). RECP shall direct the holders of the New Subordinated Debt, on a monthly basis during the term of the Property
Management Agreement, to release and pay to Property Manager the full amount of the fees and reimbursements payable to Property Manager under the terms thereof.

     (b) Concurrently herewith, the Property Manager is entering into the Consulting Agreement with RECP.

     (c) Notwithstanding anything to the contrary herein, in the Approved Leasing Guidelines, the Leasing Agreement, the Property Management Agreement, the Approved Budget or the Approved Business Plan none of the Maguire Members, the Property Manager or any of their Affiliates shall cause or authorize the Property Owner to enter into any Major Lease without the prior written consent of the Managing Member or to modify the insurance coverage for the Property or the Company without the prior written consent of the Managing Member.

     4.6 Financial Advisor. As long as RECP is the Managing Member, RECP or any other Person that RECP may designate from time to time including, without limitation, Credit Suisse First Boston Corporation or its Affiliates (collectively, "CSFB"), shall be the exclusive financial and sales advisor engaged by the Company and any of its Subsidiaries for all financings and capital transactions of the types customarily engaged in by RECP (and/or such other Person). When arranging a sale, merger, financing, refinancing, securitization or similar transaction in respect of the Company, any of its Subsidiaries, the Property or all or any portion of the Company Assets, CSFB shall be entitled to receive from the Company or such Subsidiary its customary fees commissions and indemnification for such services.


                                   ARTICLE 5
                          RIGHTS AND DUTIES OF MEMBERS

     5.1   Duties and Obligations of the Maguire Members.

     (a) In addition to such duties as are described elsewhere in this Agreement, and subject to the Management Standard Requirements, the Maguire Members (directly or through the Property Manager) shall (i) prepare and deliver to RECP a proposed Annual Budget and a proposed Annual Business Plan for each Budget Year, in accordance with Section 6.3, (ii) deliver (or cause the Property Manager to deliver) to RECP promptly upon its receipt, copies of all (x) summonses and complaints served on the Company, any of its Subsidiaries, any of the Maguire Members, the Property Manager or any of their Affiliates relating to its management of the Property and (y) notices of default on any loan or other Indebtedness of the Company or any of its Subsidiaries or of any Lien against any of the Company Assets, (iii) cause the Companies, and any Affiliates within their control to take any actions or to effect any decisions made pursuant to this Agreement, and (iv) notwithstanding anything herein to the contrary, either of the Maguire Members or RECP may execute and acknowledge and deliver on behalf of the Companies or any of them, which execution and delivery is specifically authorized hereby, any certificates, instruments or documents entered into by any of the Companies and obtain any necessary consents of any of the Companies in connection with
(x) the execution and closing of the New Subordinated Debt (including, without limitation, the Agreement of Understanding between Credit Suisse First Boston Corporation, the Company and other parties, dated as of the date hereof), (y) the amendment of or consent under the Existing Mortgage Debt, and (z) the consummation of the Transaction Documents and the transactions described therein; and (v) manage the company and the Company Assets as described herein.

     (b) In addition to its right to revoke any Day-to-Day Management Obligations or other duties delegated to the Maguire Members or any of the Affiliates as described in Section 4.1(b), in the event the Maguire Members shall fail to perform or comply with, or to cause the performance of or compliance with, any obligation or duty imposed on the Maguire Members or the Property Manager pursuant to this Agreement and the Property Management Agreement and, other than with respect to any obligation or duty connected to compliance with the Loan Documents or Major Leases (in which case such rights shall be immediate), such failure continues for 10 days after notice thereof from RECP, then, without limiting any other remedy available to RECP, RECP shall have the right (but not the obligation), to immediately perform or comply with, or cause the performance of or compliance with, such obligation, any such additional cost or expense to be at the cost or expense of the Maguire Members.

     5.2   No Conflicts of Interest.

     (a) RECP and any owner of a direct or indirect interest in RECP may engage or invest in any other activity or venture or possess any interest therein independently or with others whether or not in competition with the Company. In addition, none of RECP or any owner of a direct or indirect interest in RECP or any other Person employed by, related to or in any way affiliated with any such Person shall have any duty or obligation to disclose or offer to the Company or the Members, or obtain for the benefit of the Company or the Members, any other activity or venture or interest therein, and none of the Company, the Members, the creditors of the Company or any other Person having any interest in the Company shall have any claim, right or cause of action against RECP or any owner of a direct or indirect interest in RECP, or any other Person employed by, related to or in any way affiliated with, any such Person by reason of any direct or indirect investment or other participation, whether active or passive, in any such activity or venture or any interest therein.

     (b) RECP acknowledges that the Maguire Members and their Affiliates own, invest in and/or manage, market and promote other properties and operate each of such other properties in the separate interests of the respective owners thereof, including the Maguire Members and/or their Affiliates, but the Maguire Members specifically covenant to RECP that the Maguire Members and their Affiliates will at all times during the term of this Agreement conduct such other ownership, investment and management activities in a manner such that the Property is not disadvantaged or prejudiced relative to any other property in which the Maguire Members or any of its Affiliates has any ownership, investment or management interest or responsibility. The Maguire Members further covenant to RECP that any goods or services provided to the Maguire Members by, or obtained by the Maguire Members from, any Affiliate of the Maguire Members or any entity in which the Maguire Members or any of its Affiliates has any ownership, investment or management interest or responsibility, for the operation, management and promotion of the Property, and any agreements, understandings, or arrangements with respect thereto, shall be provided or made in a manner such that the Property is treated on a fair and equitable basis relative to any other property in which the Maguire Members or any of their Affiliates has any ownership, investment or management interest or responsibility.

     (c) The provisions of this subsection (c) shall be effective (i) only so long as Property Manager or another Maguire Affiliate is managing the Property and/or leasing space in the Property on behalf of the Company or, (ii) if a Trigger Event has occurred for any reason other than as described in clause
(iii) of this sentence, so long as RECP is actively marketing the Property for sale or a refinancing but in any event for a period of twelve (12) months after the Trigger Event, or (iii) if a Trigger Event has occurred as a result of the actions or omissions of Maguire or a Maguire Affiliate under clause (a) of the definition of Trigger Event as a result of an event described in subsection (c),
(d) or (e) of Section 3.1 of the Option Agreement, under clauses (b), (c) or (d) of the definition of Trigger Event or under subclauses (1), (2), (3), (4), (5) (except for a failure of the Maguire Members to purchase the Supplemental Cap as referenced therein), (6) or (7) in the definition of Trigger Event, so long as Maguire Members or their Affiliates are Members of the Company. Notwithstanding anything herein to the contrary while this subsection (c) is effective, neither Maguire, the Maguire Members nor any of their respective Affiliates, including, without limitation, the Property Manager, shall (1) solicit any Person (or any Affiliate of such Person) that is, at the time in question, a tenant leasing space at the Property (collectively, "Existing Tenant") to relocate and/or lease or otherwise occupy space in another office building managed or owned by the Maguire Members or any of their Affiliates ("Competing Building"), or (2) enter into a lease or other occupancy agreement with an Existing Tenant for space in a Competing Building; provided, however, the foregoing restrictions are subject to the following provisions of this subsection (c):

     (i) If a request for proposals ("RFP") is submitted by or on behalf of an Existing Tenant to owners of office buildings in the greater Los Angeles area (and if such RFP is submitted to Maguire, the Maguire Members or any of their respective Affiliates, including Property Manager) in connection with the potential leasing of space by such Existing Tenant, the Maguire Members shall cause the Property Manager to provide a copy of such RFP to RECP for its information. If there is functional office space in the Property which is available for lease to such Existing Tenant (which space may include the existing space leased by such Existing Tenant together with any other premises in the Property which is available for lease to such Existing Tenant taking into account existing binding commitments by the Property Owner to other tenants of the Property, such as expansion and renewal options in favor of such other tenants) (collectively referred to herein as the "Available Space"), and if the Available Space is sufficient to accommodate the space requirements of the Existing Tenant, including all must-take space to be leased by such Existing Tenant and, if the proposed lease by such Existing Tenant will have at least a five year term, including optional expansion space required by such Existing Tenant in its RFP so long as such optional expansion space does not exceed twenty percent (20%) of the original premises to be leased by such Existing Tenant and the expansion option is exercisable only on or after the third anniversary of the commencement date of such new lease ("Existing Tenant Space Requirements"), then neither Maguire nor its Affiliates shall respond to the RFP from such Existing Tenant or enter into a lease agreement or other occupancy arrangement with such Existing Tenant for space in a Competing Building; provided, however, if the Existing Tenant has vacated its premises in the Property at least three (3) months prior to the date on which such Existing Tenant enters into a lease or other occupancy arrangement for space in a Competing Building, then thee shall be no prohibition on Maguire or its Affiliates entering into a lease with such Existing Tenant for space in a Competing Building;

     (ii) If a RFP is submitted by or on behalf of an Existing Tenant to owners of office buildings in the greater Los Angeles area and if the Property does not have sufficient Available Space to accommodate the Existing Tenant Space Requirements, then a Maguire Affiliate may respond to the RFP and propose terms to such Existing Tenant for a lease in a Competing Building and may enter into a lease with such Existing Tenant in a Competing Building without any restriction by any Transaction Document and without any liability or obligation to Company; provided that (x) the Maguire Members will notify RECP that the Maguire Affiliate intends to respond to such RFP prior to any such response,
(y) the lease with the Existing Tenant is for substantially the same amount of the initial space, must-take space (if any), and optional expansion space (if any) as was specified by the Existing Tenant in the RFP and the dates for delivery of the must-take space (if any) and optional expansion space (if any) is substantially the same as the dates specified for the delivery of such space in the RFP, and (z) in connection with the response to such RFP or the negotiation of such lease in the Competing Building, the Maguire Affiliate will not use any information available to Maguire or its Affiliates as a result of their roles as Members of the Company or as the Property Manager or as leasing agent for the Property if such information is not then generally available to the public ("Confidential Information"); and

     (iii) If a RFP is submitted by or on behalf of an Existing Tenant for the renewal of its lease at the Property (whether or not such RFP has been submitted to the owners of other office buildings in the greater Los Angeles area), and if at any time RECP notifies Maguire or any of its Affiliates that it elects not to pursue a lease renewal with such Existing Tenant, or if RECP fails for a period of at least 60 days after a written request by Maguire or its Affiliates to authorize Maguire or its Affiliates (or another representative of RECP) to respond to such RFP or RECP fails for a period of at least 30 days to authorize Maguire or its Affiliates (or another representative of RECP) to respond to an offer made by such Existing Tenant for the renewal of its lease of which RECP has been given notice, then a Maguire Affiliate may submit a proposal to such Existing Tenant for a lease in a Competing Building and may enter into a lease with such Existing Tenant in a Competing Building without any restriction by any Transaction Document and without any liability or obligation to Company; provided that (i) the Maguire Members will notify RECP that the Maguire Affiliate intends to respond to such RFP and (ii) in connection with the negotiation of such lease in the Competing Building, the Maguire Affiliate will not use any Confidential Information and provided further that the net effective rent per square foot of rentable area to be paid by such Existing Tenant in the Competing Building (taking into consideration all incentives provided to the Existing Tenant in such lease) shall not be more than the net effective rent per square foot last offered by RECP in connection with the renewal of such Existing Tenant's lease at the Property.

     5.3 Limitation on Member Liability; Indemnification.

     (a) Except as expressly described in this Agreement or any other Transaction Document and subject to its compliance with the provisions of this Agreement and the other Transaction Documents (including, without limitation, failure to meet the Management Standard Requirements), no Member or its partners, officers, directors or members shall be liable, responsible or accountable in damages or otherwise to the Company, any third party or to any other Member for (i) any act performed within the scope of the authority conferred on such Member by this Agreement, except for an actin constituting fraud and except for the gross negligence or willful misconduct of such Member in carrying out its obligations hereunder, (ii) such Member's failure or refusal to perform any act, except an act required by the terms of this Agreement, (iii) such Member's performance of, or failure to perform, any act on the reasonable reliance on advice of legal counsel to the Company or (iv) the negligence, dishonesty or bad faith of any agent, consultant or broker of the Company selected, engaged or retained in good faith by the Company in accordance with this Agreement.

     (b) In any threatened, pending or completed action, suit or proceeding, to the fullest extent permitted by law, each Member and its partners, officers, directors and members shall be fully protected, indemnified and held harmless by the Company against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, costs of investigation, fines, judgments and amounts paid in settlement, actually incurred by such Member in connection with such action, suit or proceeding) by virtue of its status as a Member or with respect to any action or omission taken or suffered in good faith, other than liabilities and losses resulting from the fraud, gross negligence or willful misconduct of such Member; provided, however, such Member shall not be so indemnified for any acts determined by any adjudicative procedure to be in contravention of an express term of this Agreement or in breach of its fiduciary duties (subject to any applicable waivers provided for herein) or for which such party is not entitled to indemnification as provided in this Agreement. The indemnification provided by this Section 5.3(b) shall be recoverable only out of the assets of the Company.

     (c) To the fullest extent permitted by law, each Member shall defend and indemnify the Company and the other Members against, and shall hold it and them harmless from, any damage, loss, liability, or expense, including reasonable attorneys' fees, as and when incurred by the Company or the other Members in connection with or resulting from such indemnifying Member's fraud, gross negligence or willful misconduct. The Managing Member shall have the right to offset any amounts that are distributable or payable to any Member or its Affiliates to satisfy such Member's or Affiliate's indemnification obligations set forth in this Section 5.3(c).

     5.4 Compensation of Members and their Affiliates. Except as set forth or contemplated herein, in any other Transaction Document or in any of the Loan Documents, or as may hereafter be approved by the Managing Member in the case of the Maguire Members or any other Members of the Company, no Member, nor any of their respective Affiliates, shall be entitled to compensation from the Company in connection with any matter that may be undertaken in connection with the fulfillment of its duties and responsibilities hereunder or under any Transaction Documents. Without derogating from the generality of the above statement, each of the Members acknowledges and consents to the existence and terms of each of the following agreements or arrangements with Members or the Affiliates; the Property Management Agreement, the Leasing Agreement, the Consulting Agreement, the New Subordinated Debt, the Equity Placement Fee and the BGHS Note.

     5.5 Dealing with Members. The fact that a Member, an Affiliate of a Member, or any officer, director, employee, partner, member or agent of a Member, is directly or indirectly interested in or connected with any Person or individual employed by the Company to render or perform a service, or from or to whom the Company may buy or sell any property or have other business dealings, shall not prohibit the Company from employing such Person or from dealing with him or it on customary terms and at competitive rates of compensation, and neither the Company nor any of the other Members shall have any right in or to any income or profits derived therefrom by reason of this Agreement. The foregoing is not intended to modify the restrictions on the authority of the RECP (in its capacity as the Managing Member) or the Maguire Members (whether or not in their capacity as Property Manager) in Article 4 or elsewhere in this Agreement.

     5.6 Use of the Company Property. Except as described herein, no Member shall make use of the property or funds of the Company, or assign its rights to specific Company property, other than for the business or benefit of the Company.

     5.7 Designation of Tax Matters Member. RECP shall, among other duties and responsibilities, be the "Tax Matters Member" of the Company, with the rights and responsibilities set forth in Section 6231(a)(7) of the Code and in any comparable provision of state or local tax law for a "tax matters partner" of a partnership; provided, that in no event shall such designation cause the Company to be deemed other than a limited liability company organized and governed under the Act or RECP to be deemed to be anything other than a Member of a Company. Each Member hereby approves such designation and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be deemed necessary or appropriate to evidence such approval. To the extent and in the manner provided by applicable Code sections and regulations thereunder, RECP (a) shall furnish the name, address, profits interest and taxpayer identification number of each Member to the IRS and (b) shall inform each Member of administrative or judicial proceedings for the adjustment of Company items required to be taken into account by a Member for income tax purposes. Subject to the other provisions of this Agreement, RECP shall not take any actions as a Tax Matters Member that are materially adverse to the interests of the Maguire Members and will not enter into any agreement with any Governmental Authority that is materially adverse to the interests of the Maguire Members, in each case, without the Maguire Members' prior written consent, which consent shall not be unreasonably withheld.

     5.8 RECP as Lender. The Members acknowledge that the New Subordinated Debt is provided to the Senior Mezzanine Borrower by an Affiliate of RECP. The Members acknowledge that RECP or one of its Affiliates or designees (for purposes of this Section 5.8, references to "RECP" shall include RECP together with any such Affiliates or designees), may in the future make additional loans (directly or through the acquisition of a portion of any outstanding Indebtedness) to the Company or to any of its Subsidiaries in order to facilitate the operation of the Property by the Company or any of its Subsidiaries or otherwise, and as a result, the interests of RECP, in its capacity as a lender, may be different than, or in conflict with, the interests of RECP as a Member or the interests of the Maguire Members or the interests of the Company or any of its Subsidiaries. In recognition of the foregoing and in consideration of RECP providing or facilitating any such loan, the Members acknowledge and agree that RECP is and will be entitled to enforce its rights under any existing or future loan (and ancillary security) documents with the Company and will be entitled to pursue any and all remedies to which it is entitled (including calling a default under, accelerating or foreclosing on any collateral securing, such loan) even if doing so would be detrimental to or create a conflict with the Company, its Subsidiaries or any of its or their Members (including, without limitation, by constituting a Trigger Event), and each of the Maguire Members and other signatories hereto waives, to the fullest extent permitted by law, (i) any right to object to such enforcement, (ii) any right to assert a claim against RECP as a result of such conflict of interest and (iii) any claim for a breach of fiduciary duty, duty of loyalty, lender liability, equitable subordination or other claims relating to or arising from the fact that RECP would have an interest as both a creditor and a Member of the Company.

     5.9 RECP Exclusivity Period. Notwithstanding anything herein or in any other Transaction Document to the contrary, during any Suspension Period and at any time following the date upon which the Call Option shall have lapsed or otherwise expired, RECP will have the exclusive right (without any direct or indirect interference by Maguire, the Maguire Members of or any of their Affiliates or any competition from the Maguire Members or any of their Affiliates in the real estate and financial markets) to market the Property for sale or seek refinancing or recapitalization alternatives for the Property or the Company or any Subsidiary (the period during which RECP will have such exclusive right being hereinafter referred to as the "RECP Exclusivity Period"). RECP shall keep the Maguire Members informed at regular intervals of the status of its activities and shall copy the Maguire Members on all written materials withe respect to the sale or refinancing of the Property or any recapitalization of the Company or any Subsidiary during any RECP Exclusivity Period.

     5.10 Character of Managing Member's Investment. The Maguire Members and their respective Affiliates acknowledge and agree that the relationship and transactions described in this Agreement and the other Transaction Documents are intended to be, and shall be interpreted and construed as, that of members in a limited liability company, and not that of creditor-debtor, lender-borrower, or any similar characterization. The acquisition by RECP of the Managing Member Interests in the Company is intended to be an absolute acquisition of such ownership interests in the Company, and indirectly in the Property, in effect as well as in form. Neither this Agreement, the other Transaction Documents, nor any instruments of conveyance to be executed and delivered in connection herewith or therewith are intended to serve or operate as a mortgage, equitable mortgage, deed of trust, security agreement, trust conveyance, financing, or trust arrangement or any kind, nor as a preference or fraudulent conveyance against any creditors, directly or indirectly, of the Maguire Members or any of their respective Affiliates. The Maguire Members and their respective Affiliates acknowledge and agree that upon full execution of this Agreement, the other Transaction Documents and said conveyancing instruments, none of them will have any legal or equitable interest (including, without limitation, any right of redemption, except pursuant to the Option Agreement) or any other claim or interest in the Managing Member Interests so acquired by RECP. The Maguire Members and their respective Affiliates are sophisticated and experienced in the field of real estate development, operation, disposition, and financing. In connection with the negotiation of the terms of this Agreement, the other Transaction Documents and other documents contemplated hereby and thereby, including evaluating the income tax consequences thereof to themselves and the rights and remedies of parties hereto, the Maguire Members and their respective Affiliates have been represented by competent legal counsel and accountants of their choice. The Maguire Members and their respective Affiliates have discussed with their legal counsel the doctrines of "clogging of the equity of redemption" and "disguised mortgages" and understand that such doctrines have sometimes been alleged to apply in certain cases to delay or frustrate enforcement of conveyancing documents and/or transactions of the type contemplated hereby. The Maguire Members and their respective Affiliates have been advised by their counsel that said doctrines and similar claims should not be applicable in instances where the intent of the parties thereto and/or the economic substance of the transactions engaged in by such parties is inconsistent with any recharacterization as a debtor-creditor relationship or secured loan transaction. The Maguire Members and their respective Affiliates acknowledge and agree that RECP would not have entered into the transactions contemplated hereby if RECP were only to be considered a lender of any kind, and that the economic substance of the transactions contemplated hereby are different than those which would have been agreed to if RECP had been willing to act as a secured lender. The Maguire Members and their respective Affiliates hereby covenant and agree that none of them shall contest the validity, enforceability or characterization of the transactions contemplated by this Agreement or the other Transaction Documents. All Members and their respective Affiliates shall support the intent expressed herein that the acquisition by RECP of its Managing Member Interests constitutes an absolute acquisition and does not create or constitute a hidden mortgage, equitable mortgage, trust, financing device or arrangement, security interest or the like, and the Maguire Members and their respective Affiliates hereby irrevocably and absolutely waive any claim, known or unknown, to the contrary and the right to assert same. The Maguire Members and their respective Affiliates have been advised as to the legal effect of the covenants, admissions, and waivers contained in this Section 5.10 and execute this Agreement with full knowledge and recognition of the consequences hereof.

     5.11 Latham & Watkins LLP. The Maguire Members recognize that any liability, obligation or expenses in connection with the rental credits described in the December 17, 2001 letter from Latham & Watkins to Michele Reibel at Maguire Partners shall be an obligation, liability and expense solely of the Maguire Members. The Maguire Members hereby indemnify the Companies and RECP from any such liabilities, obligations and expenses.

     5.12 Management of Subsidiaries. The Managing Member shall at all times have the right to appoint all directors (including, without limitation, the "Independent Directors") of all the Subsidiaries of the Company. The Managing Member shall cause such directors to manage the Subsidiaries of the Company and make decisions and take actions only to the extent such decisions and actions are consistent with and in compliance with the provisions of the Transaction Documents.

                                   ARTICLE 6
         BOOKS AND RECORDS: ANNUAL REPORTS; EXPENSES AND OTHER MATTERS

     6.1 Books of Account. Subject to the Management Standard Requirements, at all times during the continuance of the Company, the Maguire Members shall keep or cause to be kept true and complete books of account in which shall be entered fully and accurately each transaction of the Company. Such books shall be kept on the basis of the Fiscal Year in accordance with the accrual method of accounting, and shall reflect all Company transactions in accordance with generally accepted accounting principles.

     6.2 Availability of Books of Account. All of the books of account referred to in Section 6.1, together with an executed copy of this Agreement and the Certificate of Formation, and any amendments thereto, shall at all times be maintained at the principal office of the Maguire Members or such other location as the Managing Member may propose, and upon reasonable notice to the Managing Member, shall be open to the inspection and examination of each other Member or its representatives during reasonable business hours.

     6.3 Annual Reports and Statements; Annual Budgets and Annual Business
Plans.

     (a) Subject to the Management Standard Requirements, for each Fiscal Year, the Maguire Members shall send to each other Member, no later than the earlier of (I) five days prior to the date such reports are required to be delivered to the lender under the Loan Documents; or (II) within forty (40) days after the end of such Fiscal Year, an annual report of the Company and its Subsidiaries including an annual balance sheet, profit and loss statement and a statement of changes in financial position, and a statement showing distributions to the Members, all prepared in accordance with generally accepted accounting principles consistently applied and audited by the Company's independent public accountants, (which initially shall be Arthur Andersen, LLP and may be replaced by RECP at any time, provided, however, that such replacement shall be a member of the "Big 5" accounting firms and the consent of the Maguire Members, not to be unreasonably withheld, shall be required for such replacement, provided, further, however, that the consent of the Maguire Members shall not be required after the occurrence of a Trigger Event, during a Suspension Period or if Arthur Andersen, LLP files for Bankruptcy); and a statement showing allocations to the Members of taxable income, gains, losses, deductions and credits, as prepared by such accountants. For each quarter, the Maguire Members shall send to each other Member, no later than the earlier or (I) five days prior to the date such reports are required to be delivered to the lender under the Loan Documents; or (II) within forty five (45) days after the end of such quarter, quarterly financial statements of the Company and its Subsidiaries including a quarterly balance sheet, profit and loss statement and a statement of changes in financial position, and a statement showing distributions to the Members, all prepared in accordance with generally accepted accounting principles consistently applied, which financial statements shall be accompanied by a certificate of the members of the Maguire Members certifying as to the accuracy and completeness thereof and confirming that to their knowledge no Trigger
Event has occurred (or, if to their knowledge an Trigger Event has occurred, explaining the circumstances giving rise thereto). In addition, the Maguire Members shall send, or cause the Property Manager to send, to each Member not later than the earlier of (I) five days prior to the date such reports are required to be delivered to the lender under the Loan Documents; or (II) within thirty (30) days after the end of each month of each Fiscal Year (i) a monthly report setting forth the financial and operating information listed on Schedule 6.3(a) hereto and such other information as RECP may reasonably require, (ii) all completed IRS Schedules K-1 for the review and approval of the Managing Member no later than ten (10) days prior to the due date of such Schedules, but in no event later than February 15 of each year in draft form and February 28 of each year in final form and (iii) such other information concerning the Company and reasonably requested by any Member as is necessary for the preparation of such Member's federal, state and local income or other tax returns. In addition, the Maguire Members shall prepare and deliver to the RECP and the lenders under the Loan Documents and other loan documents to which the Company or any Subsidiaries is a party all reports and statements required by such lenders within the time periods prescribed therefor. All reports delivered pursuant to this Section 6.3(a) shall be delivered in hard copy and, if available, electronic format.

     (b) Attached as Schedule 6.3(b) are the Approved Budget and the Approved Business Plan (including the Approved Leasing Guidelines) for the remainder of the 2002 Budget Year. Subject to the Management Standard Requirements, not later than the earlier of (i) 75 days prior to the date the Annual Budget or Annual Business Plan (as the case may be) is required to be delivered to the lenders under the Loan Documents or (ii) November 15, with respect to each subsequent Budget Year (i.e., after 2002) the Maguire Members shall prepare and submit to RECP for the Budget Year in question, a proposed Annual Budget and a proposed Annual Business Plan for the Company. Neither the proposed Annual Budget nor the proposed Annual Business Plan shall be deemed accepted by RECP in the absence of its express written approval. Not later than thirty (30) days after receipt by RECP of a proposed Annual Budget or Annual Business Plan (or such longer period as RECP may reasonably request on notice to the Maguire Members), RECP may deliver a notice (an "Objection Notice") to the Maguire Members stating that RECP objects to any information contained in or omitted from such proposed Annual Budget or Annual Business Plan and setting forth the nature of such objections. Failure of RECP to deliver an Objection Notice shall be deemed rejection of the Maguire Members proposed Annual Budget and/or Annual Business Plan in its entirety. Upon receipt of any Objection Notice, the Maguire Members shall modify the proposed Annual Budget or Annual Business Plan, taking into account RECP's objections, and shall resubmit the same to RECP for its approval within 15 days thereafter, and RECP may deliver further Objection Notices (if any) within 15 days thereafter (in which event, the re-submission and review process described above in this sentence shall continue until the Annual Budget or Annual Business Plan in question is accepted and consented to by RECP). As to any portion of a proposed Annual Budget (but not an Annual Business Plan) that is the subject of an Objection Notice (or which is deemed rejected by RECP), the Approved Budget (but not the Approved Business
Plan) for the immediately preceding year shall be deemed to control pending resolution by RECP of the disputed items to the extent it is applicable thereto, provided, however, subject to the Loan Documents, Nondiscretionary Expenses shall not be subject to the limitations in the prior Approved Budget. For this purpose, "Nondiscretionary Expenses" means real estate taxes, debt service payments and any other existing third party obligations payable under existing contracts approved by RECP (e.g., insurance premiums). Subject to the Loan Documents, there shall be no expenditures for capital items or improvements except in case of an emergency or as approved by RECP during the period for which there is no Approved Budget for capital items for such period.

     6.4 Accounting Expenses. All out-of-pocket expenses payable to Persons who are not Affiliates of the Maguire Members in connection with the keeping of the books and records of the Company and the preparation of audited or unaudited financial statements and federal and local tax and information returns required to implement the provisions of this Agreement or required by any governmental authority with jurisdiction over the Company shall be borne by the Company as an ordinary expense of its business.

     6.5  Casualty/Condemnation.

     (a) In the event of any Casualty or Condemnation, the Company shall cause the Property Owner to give prompt notice thereof to RECP. Subject to the terms of any of the Loan Documents, RECP may settle and adjust any claims and the reasonable expenses incurred by them in the adjustment and collection of such proceeds shall be reimbursed by the Company to RECP upon request therefor, provided, however, that any such settlement (solely with respect to Casualty) shall be subject to the reasonable approval of the Maguire Members if the settlement and adjustment is for an amount less than the maximum amount of insurance available for settlement and such insurance proceeds amount is less than the amount required to rebuild or restore the Property to its prior condition.

     (b) Subject to the Loan Documents, if (I) any Casualty or Condemnation occurs as to which, in the reasonable judgment of RECP, (x) the Property can be restored to an economic unit not less useful than existed prior to the Casualty or Condemnation within a twelve-month period after the occurrence of the Casualty or Condemnation (or within such longer period as corresponds to the period for which the Company's business interruption insurance applies), and (y) the loss or damage to the Property in connection with any Casualty or the proceeds in connection with any Condemnation is not in excess of $10 million; or
(II) RECP otherwise elects to cause the Company to restore the Property, then, provided that no Trigger Event shall have been declared, the proceeds of such Casualty or Condemnation (after reimbursement of any reasonable out of pocket expenses incurred by RECP and/or RECP in connection therewith) after receipt thereof by the Company shall be available, to pay or to reimburse the Company for the cost of restoring, repairing, replacing or rebuilding the Property or part thereof subject to the Casualty or Condemnation, as provided for below. Subject to the Loan Documents Casualty or Condemnation proceeds not required for restoring, repairing, replacing or rebuilding (including any reserves) the Property as contemplated herein, and as determined at RECP's sole discretion, shall constitute "Net Disposition Proceeds", and shall be distributed pursuant to Section 10.3.

     6.6 Litigation. The Maguire Members (in their capacity as the Property Manager or otherwise) shall give the Managing Member prompt written notice of any litigation or governmental proceedings pending or, to the Knowledge of the Maguire Members, threatened against the Company or any Subsidiary or the Property Manager.

     6.7 Notice of Trigger Event. The Maguire Members shall promptly advise the Managing Member or any change in the condition, financial or otherwise, of the Company or any Subsidiary which has had or could reasonably be expected to have any Material Adverse Effect, or of the occurrence of any Trigger Event or the commencement or termination of a Suspension Period or of any event that, with the giving of notice or the passage of time, could reasonably become a Trigger Event or cause the commencement or termination of a Suspension Period.

     6.8 Conduct of Business. Notwithstanding any other provision hereof, all times the Company shall take all actions to comply and to cause each of its Subsidiaries to comply with each of the covenants and restrictions set forth on
Schedule 6.8 (attached hereto) and not amend any of the foregoing.

     6.9 Membership Restrictions. At all times the Maguire Members shall comply with the covenants and restrictions set forth in Schedule 6.9 attached hereto and the comparable provision of their Organizational Documents on the Effective Date, and not to amend any of the foregoing.

                                   ARTICLE 7
                             CAPITAL CONTRIBUTIONS

     7.1 Initial Cash Equity Contributions of the Members. The initial capital contributions of the Members are set forth in Schedule 3.3. The initial contribution of MP represents 25% limited liability company interests in Junior Mezzanine Borrower and, the initial contribution of BGHS represents 75% limited liability company interests in Junior Mezzanine Borrower. The initial capital contribution of RECP includes $60,000,000 contributed in exchange for the Managing Member Interests. The Company shall not issue certificates to the Members representing the Membership Interest held by each Member. The Members will agree on the fair market value of the interests contributed by the Maguire Members.

     7.2 No Obligation. Except as required by the Act or as expressly set forth in this Agreement, no Member shall have any personal liability whatsoever in such Member's capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or other obligations of the Company or for any losses of the Company. No Member, in his capacity as such, shall be required to lend any funds to the Company, to make any contribution of capital or any other payments to the Company, except as otherwise expressly required by the Act or by this Agreement. Neither any loan made nor any service performed by any Member to or for the benefit of the Company shall be deemed to constitute a contribution to the capital of the Company for any purpose.

     7.3 Additional Capital Contributions.

     (a) The Company will fund all future capital requirements, relating to it and its Subsidiaries (including, without limitation, any required capital expenditures, leasing costs, debt service or operating shortfalls) from available cash flow or any reserves it will create for such purpose. In the event that the Company or its Subsidiaries require additional capital (after having exhausted the funds available to it during the relevant period) to pay debt service owing pursuant to, or otherwise cure or avoid a default under, any of the Loan Documents or to cover real estate taxes, any other operating expenses, or to make any capital expenditures (including, without limitation, to fund the costs of any environmental remediation) or other disbursements to third parties that the Managing Member determines in good faith are necessary to preserve the Property's competitive position or value or to protect it from waste, the Managing Member may notify the Maguire Members of the additional amount of capital required by the Company (the "Additional Capital Required"), and, within 20 Business Days of such notice, the Maguire Members may, at their sole discretion, make an additional Capital Contribution to the Company (a "Maguire Member Additional Capital Contribution") or notify the Managing Member of their decision not to do so. A Maguire Member's failure to notify the Managing Member of its decision to make a Maguire Member Additional Capital Contribution within such 10 Business Day period shall be deemed to be a notification that such Maguire Member(s) has decided not to make any such Additional Capital Contribution. Any amounts so contributed to the Company pursuant to the Maguire Member Additional Capital Contribution shall be added to the relevant Maguire Member's Capital Account. In the event the Maguire Members fail to make the Maguire Member Additional Capital Contributions in an amount equal to the Additional Capital Required within such 20 Business Days' period, RECP may, at its sole discretion, make an additional Capital Contribution (the "RECP Additional Capital Contribution") in an amount equal to any portion of the Additional Capital Required not contributed by the Maguire Members.

     (b) In addition, each of the Maguire Members shall have the right (but not the obligation) to make a Maguire Member Additional Capital Contribution for the purpose of curing New Subordinated Debt or Existing Mortgage Debt defaults at any time at least two Business Days prior to the expiration of any applicable cure period in respect of such defaults.

     (c) RECP shall not be entitled to make any Additional Capital Contribution except as provided in section 7.3(a) above, provided, however, that in the event of a payment that the Managing Member determines, in good faith, to be an emergency (e.g., an expense necessary to prevent the incurrence by the Company of penalties or late fees, or to preserve human health and/or safety), RECP may make such contribution and provide the Maguire Members with notice of such contribution promptly (which notice will specify the amount of the proposed contribution and the purpose for which the contribution is being made) after it is made. Immediately upon receiving notice that RECP has funded any emergency contribution, the Maguire Members will have ten Business Days to contribute to the Company funds necessary to enable the Company to reimburse RECP for any such emergency contribution together with interest thereon at 25% per annum (compounded monthly). If the Maguire Members do not make such payment within such ten Business Day period, the amount so contributed by RECP shall be considered an Additional Capital Contribution of RECP.

     7.4 Capital of the Company. Except as expressly provided for in this Agreement, no Member shall be entitled to withdraw or receive any interest or other return on, or return of, all or any part of its Capital Contribution, or to receive any Company Assets (other than cash) in return for its Capital Contribution provided that RECP shall be entitled, in its sole and absolute discretion, to make a distribution to it at any time of the Equity Reserve. No Member shall be entitled to make a Capital Contribution to the Company except as expressly authorized or required by this Agreement.

                                   ARTICLE 8
                                CAPITAL ACCOUNTS

     8.1 Establishment and Determination of Capital Accounts. A separate Capital Account shall be established for each Member on the books of the Company initially reflecting an amount equal to such Member's initial Capital Contribution pursuant to Section 3.3. Each Member's Capital Account shall be:

     (a) increased by the amount of any cash subsequently contributed to the capital of the Company by such Member as an Additional Capital Contribution consistent with Article 7 and the fair market value of any property (net of any liabilities secured by the property that the Company assumes or takes subject
to) contributed by the Member in accordance with this Agreement and any income or gain allocated to the Member in accordance with this Agreement;

     (b) decreased by the amount of cash and the fair market value of any property (net of any liabilities secured by the property that the Company assumes or takes subject to) distributed to the Member, by any losses and deductions of the Company allocated to such Member in accordance with this Agreement, and by any expenditures under Code Section 705(a)(2)(B).

     (c) in all respects, the Member's Capital Accounts shall be determined in accordance with the detailed capital accounting rules set forth in Treasury Regulations Section 1.704-l(b)(2)(iv) and shall be adjusted by the Tax Matters Member upon the occurrence of certain events as provided in Treasury Regulations
Section 1.704-l(b)(2)(iv)(f).

     (d) A transferee of all (or a portion) of a Membership Interest shall succeed to the Capital Account (or portion of the Capital Account) attributable to the transferred Membership Interest.

     8.2 Negative Capital Accounts. Except as may be required by the Act or any other applicable law, no Member shall be required to pay to the Company or any other Member any deficit or negative balance which may exist from time to time in such Member's Capital Account.

     8.3 Company Capital. Except as described in this Agreement, no Member shall be paid interest on any Capital Contribution to the Company or on such Member's Capital Account, and no Member shall have any right (a) to demand the return of such Member's Capital Contribution or any other distribution from the Company (whether upon resignation, withdrawal or otherwise), except upon dissolution of the Company pursuant to Article XII hereof, or (b) to cause a partition of the Company Assets.


                                   ARTICLE 9
                                  ALLOCATIONS

     9.1 Allocations of Income and Loss.

     (a) Net Income. For each Fiscal Year, Net Income of the Company shall be allocated as follows:

         (i) first, to the Maguire Members to the extent of and in proportion to Net Losses previously allocated under Section 9.1(b)(iv) that have not been previously offset by this Section 9.1(a)(i);

         (ii) next, to RECP to the extent of Net Losses previously allocated under Section 9.1(b)(iii) that have not been previously offset by this
     Section 9.1(a)(ii);

         (iii) next, to RECP to the extent of the Managing Member Return distributed pursuant to Article 10; provided that the cumulative amount of Net Income allocated under this Section 9.1(a)(iii) shall in no event exceed the difference between the Managing Member Return and the RECP Investment, calculated as of the date of the allocation; and

         (iv) next, to the Maguire Members to the extent of and in proportion to Net Losses previously allocated under Section 9.1(b)(ii) that have not been previously offset by this Section 9.1(a)(iv);

         (v) next, to the Maguire Members, pro rata in accordance with their Percentage Interests.

     (b) Net Loss. For each Fiscal Year, Net Loss of the Company shall be allocated as follows:

          (i) first, to the Maguire Members to the extent of and in proportion to Net Income previously allocated under Section 9.1(a)(v) that has not been previously offset by this Section 9.1(b)(i);

          (ii) next, to the Maguire Members, pro rata in accordance with their Percentage Interests, until their Capital Account balances are reduced to zero;

          (iii) next, to RECP until its Capital Account balance is reduced to zero; and

          (iv) next, to the Maguire Members pro rata in accordance with their Percentage Interests.

     9.2  Regulatory Allocations.

     Notwithstanding anything herein to the contrary, in the event any Member unexpectedly receives any adjustments, allocations or distributions described in paragraphs (b)(2)(ii)(d)(4), (5) or (6) of Section 1.704-1 of the regulations under the Code, there shall be specially allocated to such Member such items of Company income and gain, at such times and in such amounts as will eliminate as quickly as possible that portion of any deficit in its Capital Account caused or increased by such adjustments, allocations or distributions.

     9.3   Deficits.

     Notwithstanding any other provision of this Agreement, taxable loss (or items of deduction) as computed for book purposes shall not be allocated to a Member to the extent that the Member has or would have, as a result of such allocations, a deficit Adjusted Capital Account balance. Any taxable loss (or items of deduction) as computed for book purposes which otherwise would be allocated to a Member, but which cannot be allocated to such Member because of the application of the immediately preceding sentence, shall instead be allocated to the other Members. In the event any Member has a deficit Adjusted Capital Account balance at the end of any Fiscal Year, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided, that an allocation pursuant to this
Section 9.3 shall be made only if and to the extent that a Member would have a deficit Adjusted Capital Account balance after all other allocations provided for in this Article IX have been tentatively made as if Section 9.2 and this
Section 9.3 were not in this Agreement.

     9.4   Certain Tax Matters.

     All items of income, gain, loss, deduction and credit of the Company shall be allocated among the Members for Federal, state and local income tax purposes consistent with the manner that the corresponding constituent items of Net Income (Loss) shall be allocated among the Members pursuant to this Agreement, except as may otherwise be provided herein or by the Code.

     9.5   Special Allocations.

     (a) Notwithstanding the other provisions of this Article IX, net income, net gain, and net loss of the Company (or items of income, gain, loss, deduction, or credit, as the case may be) shall be allocated in accordance with the following provisions of this Section 9.5 to the extent such provisions shall be applicable.

          (i) Nonrecourse Deductions of the Company for any Fiscal Year shall be specially allocated to the Members in proportion to each such Member's Capital Contributions. Member Nonrecourse Deductions of the Company for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss for the liability in question. The provisions of this
     Section 9.5(i) are intended to satisfy the requirements of Regulations sections 1.704-2(e)(2) and 1.704-2(i)(1) and shall be interpreted in accordance therewith for all purposes under this Agreement.

          (ii) If there is a net decrease in the Minimum Gain of the Company during any Company Fiscal Year, each Member shall be specially allocated items of Company income and gain for such year equal to that Member's share of the net decrease in Minimum Gain, within the meaning of Regulations section 1.704-2(g)(2), to the extent required by the Regulations. The provisions of this Section 9.5(ii) are intended to comply with the Minimum Gain chargeback requirements of Regulations section 1.704-2(e) and shall be interpreted in accordance therewith for all purposes under this Agreement.

          (iii) If there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Fiscal Year, each Member that has a share of such Member Nonrecourse Debt Minimum Gain, determined in accordance with Regulations section 1.704-2(i)(5), as of the beginning of such year shall be specially allocated items of Company income and gain for such year (and, if necessary, for succeeding years) equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain, to the extent required by the Regulations. The provisions of this Section 10.5(iii) are intended to comply with the member Nonrecourse Debt Minimum Gain chargeback requirement of Regulations section 1.704-2(i)(4) and shall be interpreted in accordance therewith for all purposes under this Agreement.

          (iv) Any item of income, gain, loss and deduction with respect to any property (other than cash) that has been contributed by a Member to the capital of the Company or which has been revalued for Capital Account purposes pursuant to Regulation Section 1.704-1(b)(2)(iv) shall be allocated among the Members for income tax purposes under Code Section 704(c) so as to take into account the variation between the tax basis of such property and tis fair market value at the time of its contribution or at the time of its revaluation for Capital Account purposes pursuant to the applicable Treasury Regulations. RECP as the Tax Matters Member shall consult with the Maguire Members prior to electing an allocation method under Section 704(c) and shall not elect to use the "traditional method with curative allocations" (within the meaning of Regulations Section 1.704-3(c) without the prior consent of the Maguire Members. Allocations under this Section 9.5(iv) are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Net Income or Net Loss or other items or distributions under any provision of this Agreement.

          (v) Net Income shall be specially allocated to the Maguire Members to the extent of and in proportion to any amounts distributed to them under
     Section 10.4 with respect to the BGHS Note.

     9.6 Excess Nonrecourse Liabilities. RECP as Tax Matters Member shall consult with the Maguire Members as to the manner of allocating "excess nonrecourse liabilities" of the Company within the meaning of Regulations
Section 1.752-3(a)(3).


                                   ARTICLE 10
                                 DISTRIBUTIONS

     10.1 Distributions of Available Cash. The initial distributions of funds by the Company to BGHS as described in the Recitals to this Agreement are hereby approved and confirmed. In addition, the BGHS loan evidenced by the BGHS Note is hereby ratified and approved.

     (a) Subject to the provisions of Section 10.4 herein, the Managing Member shall cause the Company to distribute all Available Cash monthly on each Scheduled Distribution Date or, at its sole discretion, and any other date, as follows:

          (i) First, to RECP until it has received the full amount of the Managing Member Return; and

          (ii) Second, all remaining Available Cash will be distributed to the Maguire Members, pro rata in accordance with their respective Percentage Interests in the Company.

     10.2 Sale and Refinancing Proceeds.

     (a) The net proceeds of any sale of all or any portion of the Property in accordance with the provisions of this Agreement (after receiving distributions from the applicable Company Subsidiaries), after deducting all reasonable and customary third-party costs, including the fees payable to the Company's financial agent, and reserving any amounts, if any, as determined by the Managing Member, at its sole discretion (such proceeds, the "Net Sale Proceeds"), shall be distributed as provided in Section 10.3.

     (b) In the event of a refinancing of the Company's or a Subsidiary's Indebtedness, the net proceeds to the Company (after receiving distributions from the applicable Company Subsidiaries) from such refinancing, after deducting all reasonable and customary third-party costs, including the fees payable to the Company's financial agent, if any, and reserving any amounts, as determined by the Managing Member, at its sole discretion (such net proceeds, the "Net Refinancing Proceeds"), shall be distributed as provided in Section 10.3.

     10.3 Distribution of Sale, Disposition or Refinancing Proceeds. Net Sale Proceeds, Net Disposition Proceeds and Net Refinancing Proceeds shall be applied or distributed, to the extent available, as follows:

     (a) First, to the extent required to repay the Indebtedness evidenced by the Loan Documents (and any other replacement mortgage or other RECP approved senior Indebtedness in replacement thereof);

     (b) Second, to RECP until it has received the full amount of the Managing Member Return; and

     (c) Third, to the Maguire Members, pro rata in accordance with their respective Percentage Interests.

     10.4 BGHS Note. Notwithstanding anything herein to the contrary, the Company shall maintain a separate account for any amounts received by it as repayment of principal or payment of interest on the BGHS Note. Subject to the Loan Documents all such amounts received with respect to the payments of principal or interest on the BGHS Note shall be distributed by the Company, immediately upon their receipt, to BGHS, provided, however, that from and after the occurrence of a Put Event, such amounts shall be retained by the Company and, at RECP's sole discretion, may be distributed to RECP. In no event will any amounts received by the Company as repayment of principal or payment of interest on the BGHS Note be considered a Capital Contribution of the Maguire Members or any other Person. The Company and the Maguire Members will not take any action to enforce the BGHS Note or institute any legal or other action in connection thereof without the prior written consent of RECP, provided, however, that from and after the occurrence of a Put Event, RECP may, in its sole discretion, take any actions to enforce or refinance or otherwise in connection with the BGHS Note.


                                   ARTICLE 11
                          TRANSFER OF MEMBER INTERESTS

     11.1 Restrictions on Transfers by Maguire Members.

     (a) Except as expressly permitted by the rules set forth in Section 11.1(b) (any such permitted transfer, a "Permitted Transfer"), no direct or indirect transfer of all or any portion of the Membership Interests of any Maguire Member in the Company or any direct or indirect interest in any Maguire Member will be permitted without RECP's prior written consent (which consent may be granted or withheld in RECP's sole and absolute discretion) and to the fullest extent permitted by law, any attempted transfer or other disposition in violation of this Section 11.1(a) shall be void ab initio.

     (b) The following rules shall govern the direct and indirect ownership of the Interests of the Maguire Members provided, however, that if at any time the Call Option shall have been exercised and consummated, the provisions of this
Section 11.1(b) shall be null and void and have no further effect.

          (1) Ownership of Interests in the Maguire Members. Subject to the Loan Documents, at no time shall Maguire and Maguire family trusts (for the benefit of Maguire's spouse, parents or children) of which Maguire is the sole trustee (i) own, directly or indirectly, less than 70% of the total equity interests in each Maguire Member or (ii) cease to have sole Control of each Maguire Member. Interests in the Maguire Members may be Transferred so long as Maguire continues to own, directly or indirectly, or through Maguire family trusts (for the benefit of Maguire's spouse, parents or children) of which Maguire is the sole trustee at least 70% of the total equity interests in each of the Maguire Members and retains sole Control of each Maguire Member and (ii) no equity interests in the Maguire Members may be Transferred to any Person who is not (A) Maguire, his Affiliate or his family trusts for the benefit of his spouse, parents or children of which he is the sole trustee, or (B) current or former executives of the Maguire Members or their Affiliates or family trusts for their benefits.

          (2) Transfers following the Death or Incapacity of Maguire. (i) Each Maguire Member hereby agrees that in the event of Maguire's death or other legal incapacity, his heirs or legal representatives will take any actions necessary to transfer Maguire's interest in each Maguire Member to his estate or his immediate family member (which shall include only his surviving spouse, children and parents) or to a trust for the benefit of such Persons. In furtherance of the foregoing, Maguire will instruct his heirs and legal representatives to cooperate in effectuating such transfer, and agrees that he will take such further actions as may be reasonably required to evidence and make the foregoing instructions valid and binding obligations on Maguire's heirs and legal representatives.

     11.2 Transfers by RECP. RECP may Transfer, all or any portion of the Managing Member Interests to any other Person without the prior approval of the Maguire Members or any other person subject to any required consents of the holders of the Existing Mortgage Debt, or the New Subordinated Debt, provided, that such transferee shall execute a Joinder Agreement and shall assume all of RECP's rights and obligations (other than its obligation to act as Managing Member) with respect to the Company and its Subsidiaries. The Maguire Members hereby consent to such assignment and to RECP taking any actions necessary in order to effect such assignment, including, without limitation, the amending of this Agreement and Schedule 3.3 herein for the purpose of making such Assignee a Substituted Member. The Maguire Members appoint RECP as their attorney-in-fact solely for the purpose of effecting such actions to the extent permitted by this
Section 11.2.

     11.3 Assignment Binding on Company. No Transfer of all or any part of the Membership Interest of a Member otherwise permitted to be made under this Agreement shall be binding upon the Company unless and until a duplicate original of the assignment agreement or other instrument of transfer, duly executed and acknowledged by the assignor or transferor, has been delivered to the Company, and, in the case of any Transfer other than a Transfer authorized by this Section 11.3, such instrument evidences (i) the written acceptance by the assignee of all of the terms and provisions of this Agreement, (ii) the assignee's confirmation of the accuracy of each of the representations and warranties set forth in Section 3.4 and the assignee's representation that such assignment was made in accordance with all applicable laws and regulations and
(iii) the consent to the Transfer of the Membership Interest required pursuant to Section 11.1, if any. In addition, the Managing Member, in its discretion and as a condition precedent to such Person becoming a transferee, also may require any Person to whom a Transfer may be made pursuant to this Article 11 to make certain representations, warranties and covenants to evidence compliance with U.S. federal and state securities laws including, but not limited to, representations as to its net worth, sophistication and investment intent.

     11.4 Limitation on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to a Member on account of its interest in the Company if such distribution would violate Sections 18-607 or 18-804 of the Act or any other applicable law.

     11.5 Bankruptcy of a Member. To the fullest extent permitted by law, the Company shall not be dissolved or terminated solely by reason of the Bankruptcy, removal, resignation, withdrawal, dissolution or admission of any Member.

     11.6 Substituted Members.

     (a) Any Member that assigns all of its Membership Interests pursuant to an assignment or assignments permitted under this Agreement shall cease to be a Member of the Company except that unless and until a Substituted Member is admitted in its stead, the assigning Member shall not cease to be a Member of the Company under the Act and shall retain the rights and powers of a member under the Act and hereunder, provided that such assigning Member may, prior to the admission of a Substituted Member, assign its economic interest in its Membership Interest, to the extent otherwise permitted under this Article 11. Any Person who is an assignee of any portion of the Membership Interest of a Member pursuant to an assignment satisfying the requirements of this Article 11 shall become a Substituted Member only when (i) the Managing Member has entered such assignee as a Member on the books and records of the Company, which the Managing Member is hereby directed to do upon satisfaction of such requirements, and (ii) such assignee has paid all of the Company's reasonable legal fees and filing costs in connection with the substitution as a member.

     (b) Any Person who is an assignee of any of the Membership Interest of a Member pursuant to an assignment satisfying the requirements of this Article 11 but who does not become a Substituted Member and desires to make a further assignment of any such Membership Interest shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Member desiring to make an assignment of its Membership Interest.

     11.7 Acceptance of Prior Acts. Any person who becomes a Member, by becoming a Member, accepts, ratifies and agrees to be bound by all actions duly taken pursuant to the terms and provisions of this Agreement by the Company or any of its members prior to the date such Person became a Member and, without limiting the generality of the foregoing, specifically ratifies and approves all agreements and other instruments as may have been executed and delivered on behalf of the Company prior to said date and which are in force and effect on said date.

     11.8 Additional Limitations. In addition to any restrictions or transfers included in Section 11.1 herein and notwithstanding anything contained in this Agreement, no Transfer shall be made, and the Managing Member shall have the right to prohibit and may refuse to accept any Transfer, unless (i) registration is not required under the Securities Act of 1933, as amended, in respect of such Transfer; (ii) such Transfer does not violate any applicable federal or state securities, real estate syndication, or comparable laws; (iii) such Transfer will not be subject to, or such Transfer, when aggregated with prior Transfers in accordance with applicable law, will not result in the imposition of, any state, city or local transfer taxes upon the transferor or transferee, including, without limitation, any transfer gains taxes, unless such assignor pays such taxes or causes them to be paid; and (iv) such Transfer will not cause the Company to be treated as a "publicly traded company" within the meaning of Section 7704 of the Code. RECP may elect prior to any Transfer to require an opinion of counsel with respect to any of the foregoing matters.

     11.9 Waiver of Withdrawal and Fair Value. Except as otherwise provided in this Agreement or any other Transaction Documents or in connection with a Transfer of all or a portion of a Member's membership interest that is permitted pursuant to this Article 11, no Member may voluntarily withdraw, resign or retire from the Company without the prior written consent of the Managing Member. In furtherance of the foregoing, each Maguire Member hereby waives any and all rights such Member may have to withdraw and/or resign from the Company pursuant to Section 18-603 of the Act and hereby waives any and all rights such Member may have to receive the fair value of such Member's Interest in the Company upon such resignation and/or withdrawal pursuant to Section 18-604 of the Act.


                                   ARTICLE 12
                          DISSOLUTION OF THE COMPANY;
                     WINDING UP AND DISTRIBUTION OF ASSETS

     12.1 Dissolution.

     (a) The Company shall be dissolved and its affairs shall be wound up only upon the first to occur of the following:

          (1) the collective written direction of each of the Members (or the unilateral decision of RECP where RECP, as Managing Member, has the unilateral right to dissolve the Company under Section 4.3);

          (2) the entry of a decree of judicial dissolution under Section 18-802 of the Act;

          (3) the expiration of its term pursuant to Section 2.7; and

          (4) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company in the Company.

     (b) Except as provided in this Agreement, no Member shall have the right
(i) to withdraw or resign as a Member of the Company, (ii) to redeem or otherwise require redemption of its Membership Interest in the Company or any part thereof or (iii) to the fullest extent permitted by law, to dissolve itself voluntarily.

     (c) Notwithstanding any other provision of this Agreement, the Bankruptcy of a Member shall not cause the Member to cease to be a member of the Company and, upon the occurrence of such an event, the business of the Company shall continue without dissolution.

     12.2 Winding Up.

     (a) In the event of the dissolution of the Company pursuant to Section 12.1(a), RECP (unless it is no longer the Managing Member in which case BGHS) may wind up the Company's affairs.

     (b) Upon dissolution of the Company and until the filing of a certificate of cancellation as provided in the Act, the Managing Member, (or a liquidating trustee, as the case may be), may, in the name of, and for and on behalf of, the Company, continue to act as such and shall make all decisions relating to the conduct of any business or operations during the winding up period and to the sale or other disposition of Company Assets, including, without limitation, to prosecute and defend suits, whether civil, criminal or administrative, gradually settle and close the Company's business, dispose of and convey the Company Assets, discharge or make reasonable provisions for the Company's liabilities, and distribute to the Members in accordance with Section 12.3 any remaining assets of the Company, all without affecting the liability of Members and without imposing liability on any liquidating trustee. In addition to any other waivers included in this Agreement, each Member hereby waives any claims it may have against the Managing Member during winding up that may arise out of the Managing Member's management of the Company, so long as such Managing Member acts in good faith and without gross negligence or willful misconduct. Every reasonable effort shall be made by the Managing Member to dispose of the assets of the Company within ninety (90) days after dissolution.

     (c) Upon the completion of winding up of the Company, the Managing Member, or a liquidating trustee, as the case may be, as an authorized person shall file a certificate of cancellation of the Certificate of Formation in the Office of the Secretary of State of the State of Delaware as provided in the Act and any other similar certificates of cancellation or termination required to discontinue its status as a legal entity or its authorization to do business in California or any other relevant jurisdiction. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

     12.3 Distribution of Assets. Upon the winding up of the Company, the Company Assets shall be distributed as follows:

          (1) to the satisfaction of debts and liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof), in order of priority as provided by law, other than debts and liabilities owed to Members, including to the payment of expenses of the liquidation and to the setting up of any reserves that the Managing Member, or the liquidating trustee, as the case may be, shall determine are reasonably necessary for any contingent, conditional or unmatured liabilities or obligations of the Company or the Members;

          (2)  to the Members in accordance with the priorities set forth in
     Section 10.3.


                                   ARTICLE 13
                                   AMENDMENTS

     13.1 Amendments. Any amendment or supplement to this Agreement implemented solely to recognize substitution of any Member expressly permitted hereunder or an assignment of any Membership Interest made in full compliance with Article 12 may be made by RECP without the consent or approval of any other Member (but with notice thereof to each Member following any such amendment). In all other cases, this Agreement may only be amended, supplemented or otherwise modified with the prior written consent of the Maguire Members and RECP, and no other Member shall have any right to approve or disapprove any amendment, supplement or other modification to this Agreement that has been approved by the Maguire Member and RECP; provided, however, following an Trigger Event and notice thereof to the Maguire Members, the Managing Member may make any amendments it deems necessary or desirable to recapitalize the Company, or to take any other Significant Decision, including without limitation, the authorization and issuance of additional classes of Membership Interest having such rights, privileges and preferences as the Managing Member determines in its sole and absolute discretion. No amendment, modification, supplement, discharge or waiver hereof or hereunder shall require the consent of the Special Member or any Person not a party to this Agreement.

     13.2 Additional Members. In addition to the requirements of Section 13.1, if this Agreement shall be amended for the purpose of adding or substituting any Member, the amendment shall be signed by the Person to be added or substituted and by the assigning Member, if any. In making any amendments, the Managing Member shall prepare and file for recordation such documents and certificates as shall be required to be prepared and filed.


                                   ARTICLE 14
                                 MISCELLANEOUS

     14.1 Further Assurances. Each party to this Agreement agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as, in the reasonable judgment of the Managing Member, may be necessary or advisable to carry out the intent and purpose of this Agreement.

     14.2 Notices. Unless otherwise specified in this Agreement, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed or sent or delivered at the addresses specified below. All such notices and communications shall be given by hand or facsimile transmission; provided that, in the event that facsimile transmission facilities are not operational, such notices and communications may be given by mail, but the sender shall use reasonable efforts to confirm facsimile transmission facilities shall become operational. All such notices and communications shall be effective when delivered by hand, or, in the case of mail, upon the earlier of receipt and confirmation by facsimile transmission as provided below, or, in the case of facsimile transmission, when sent as addressed as set forth herein and confirmation of delivery is received. The addresses of each party shall be as set forth on Schedule 3.3 hereto, provided that each party to this Agreement may, from time to time, change its notice address, by giving notice to the Company and the other parties herein in the manner provided in this Section.

     14.3 Headings and Captions. All headings and captions contained in this Agreement and the table of contents hereto is inserted for convenience only and shall not be deemed a part of this Agreement.

     14.4 Variance of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or entity may require.

     14.5 Counterparts. THIS AGREEMENT MAY BE EXECUTED IN TWO OR MORE COUNTERPARTS, EACH OF WHICH SHALL CONSTITUTE AN ORIGINAL AND ALL OF WHICH, WHEN TAKEN TOGETHER, SHALL CONSTITUTE ONE AGREEMENT.

     14.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

     14.7 Consent to Jurisdiction. To the fullest extent permitted by law, each party hereto hereby irrevocably consents and agrees, for the benefit of each party, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, in any state or federal court located in the State of Delaware, or if it has or can acquire jurisdiction, shall be brought in any city, state or federal court located in the Borough of Manhattan, The City of New York (the "Designated Courts"), and hereby irrevocably accepts and submits to the jurisdiction of the Designated Courts (and of the appropriate appellate courts) of each such Designated Court with respect to any such action, suit or proceeding. Each party hereto also hereby irrevocably consents and agrees, for the benefit of each other party, that any legal action, suit or proceeding against it shall be brought in any Designated Court, and hereby irrevocably accepts and submits to the exclusive jurisdiction of each such Designated Court with respect to any such action, suit or proceeding. Each party hereto waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings brought in any such Designated Court and hereby further waives and agrees not to plead or claim in any such Designated Court that any such action, suit or proceeding brought therein has been brought in an inconvenient forum. Each party agrees that (i) to the fullest extent permitted by law, service of process may be effectuated hereinafter by mailing a copy of the summons and complaint or other pleading by certified mail, return receipt requested, at its address set forth above and
(ii) all notices that are required to be given hereunder may be given by the attorneys for the respective parties.

     14.8 Partition. The Members hereby agree that no Member nor any successor-in-interest to any Member shall have the right to have the Company Assets partitioned, or to file a complaint or institute any proceeding at law or in equity to have the Company Assets partitioned, and each Member, on behalf of himself, his successors, representatives, heirs and assigns, hereby waives any such right.

     14.9 Validity. Every provision of this Agreement is intended to be severable. The invalidity and unenforceability of any particular provision of this Agreement in any jurisdiction shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     14.10 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and legal assigns and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective successors, executors, administrators, legal representatives, heirs and legal assigns. No Person other than the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and permitted assigns shall have any rights or claims under this Agreement.

     14.11 Entire Agreement. This Agreement, together with the Option Agreement and the Contribution Agreement, including the Schedules hereto and thereto, supersedes all prior agreements among the parties with respect to the subject matter hereof and contains the entire Agreement among the parties with respect to such subject matter.

     14.12 Waivers. No Waiver of any provision hereof by any party hereto shall be deemed a waiver by any other party nor shall any such waiver by any party be deemed a continuing waiver of any mater by such party.

     14.13 No Brokers. Each of the Members hereto warrant to each other that there are no brokerage commissions or finders' fees (or any basis therefor) other than any fees owed by the Maguire Members to Secured Capital Corp., who arranged the RECP Investment, as described in Schedule 14.13 herein resulting from any action taken by such Member or any Person acting or purporting to act on their behalf upon entering into this Agreement. Each Member agrees to indemnify and hold harmless each other Member for all costs, damages or other expenses arising out of any misrepresentation made in this Section 14.13 and, in addition, the Maguire Members indemnify and hold RECP and its Affiliates harmless from any liabilities that may or may not be sought to be imposed by Secured Capital Corp. or by any other person on RECP or the Company in connection with the engagement of Secured Capital Corp. or such other person.

     14.14 Maintenance as a Separate Entity. The Company shall maintain books and records and bank accounts separate from those of its Affiliates; shall at all times hold itself out to the public as a legal entity separate and distinct from any of its Affiliates (including in its operating activities, in entering into any contract, in preparing its financial statements, and on its stationery and any signs it posts), and shall cause its Affiliates to do the same and to conduct business with it on an arm's-length basis; shall not commingle its assets with assets of any of its Affiliates; shall not guarantee any obligation of any of its Affiliates; and shall keep minutes of all meetings of the Members. Failure of the Company, or any Member on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement, shall not affect the status of the Company as a separate legal entity or the limited liability of a Member.

     14.15 Confidentiality. Each of the Members agrees not to disclose or permit the disclosure of any of the terms of this Agreement or of any other confidential, non-public or proprietary information relating to the Company Assets or business (collectively, "Confidential

Information"), provided that such disclosure may be made (a) to Standard & Poor's and Dai-ichi Mutual Life Insurance Company and its representatives and Affiliates, Delacourt, Inc. and its representatives and Affiliates, and to any Person who is a member, general partner, officer, director or employee of such Member or counsel to or accountants of such Member solely for their use and on a need-to-know basis, provided that such Persons are notified of the Members' confidentiality obligations hereunder, (b) with the prior consent of the other Members, (c) subject to the next paragraph, pursuant to a subpoena or order issued by a court, arbitrator or governmental body, agency or official and (d) to the holder of the Existing Mortgage Debt and the New Subordinated Debt and any other lender providing financing to the Company or any Subsidiary in accordance with the requirements of this Agreement.

     14.16 In the event that a Member receives a request to disclose any Confidential Information under a subpoena or order, such Member shall (i) promptly notify the other Members thereof, (ii) consult with the other Members on the advisability of taking steps to resist or narrow such request and (iii) if disclosure is required or deemed advisable, cooperate with each other Member in any attempt it may make to obtain an order or other assurance that confidential treatment will be accorded the Confidential Information that is disclosed.

     No Member shall issue any press release or other public communication about the formation or existence of the Company without other Members' express prior written consent.

     The provisions of this Section 14.15 were negotiated in good faith by the parties hereto, and the parties hereto agree that such provisions are reasonable and are not more restrictive than necessary to protect the legitimate interests of the parties hereto.

     14.17 No Third Party Beneficiaries. Except as expressly stated herein, this Agreement is not intended and shall not be construed as granting any rights, benefits or privileges to any Person not a party to this Agreement. Without limiting the generality of the foregoing, no creditor of the Company shall have any right whatsoever to require any Member to contribute capital to the Company.

     14.18 Construction of Documents. The parties hereto acknowledge that they were represented by separate and independent counsel in connection with the review, negotiation and drafting of this Agreement and that this Agreement shall not be subject to the principle of construing its meaning against the party that drafted same.

     14.19 Time is of the Essence. Time is of the essence with respect to any of the matters set forth in this Agreement.

     14.20 Modification to Structure. In order to qualify and/or preserve the status of the Company or any Subsidiary thereof as an "operating company" under the plan asset rules of ERISA at 29 C.F.R. 2510.3-101, to avoid the imposition of any corporate tax on any income of the Company, or to minimize the effects of any "unrelated business taxable income" (as defined in IRC Section 512 through 514) on RECP and its respective direct and indirect partners, members and shareholders, the Maguire Members agree to modifications to the structure of the Company and/or the Company's investments in and ownership of the Property and/or to the terms of this Agreement proposed from time to time by RECP in good faith including, without limitation, the Capital Account and allocation and distribution provisions set forth in Articles 8 through 10 hereof, if in any such case the modifications are not reasonably likely to (i) subject the Maguire Members to greater liability or exposure for third-party claims of or any indebtedness owing to third parties, (ii) adversely affect the liquidity of the Company or Companies), (iii) adversely affect the aggregate amount or timing of distributions of cash flow and liquidation proceeds to the Maguire Members; or (iv) create a taxable event, an increase in the taxable gain or loss or a reduction in the allocations of losses to the Maguire Members.

     14.21 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM DEMAND, ACTION OR CAUSE OF ACTION
(A) ARISING UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION HEREOF OR (B) IN ANY WAY CONNECTED OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTIONS IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE COMPANY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

     14.22 Recalculation of Interest/Returns. If any applicable law is ever judicially interpreted so as to deem any distribution, contribution, payment or other amount received by any member or the Company under this Agreement or any other Transaction Document as interest and so as to render any such amount in excess of the maximum rate or amount of interest permitted by applicable law, then it is the express intent of the Members and the Company that all amounts in excess of the highest lawful rate or amount theretofore collected be credited against any other distributions, contributions, payments or other amounts to be paid by the recipient of the excess amount or refunded to the appropriate Person, and the provisions of this Agreement or the applicable Transaction Document immediately be deemed reformed, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the payment of the fullest amount otherwise required hereunder. All sums paid or agreed to be paid that are judicially determined to be interest shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the term of such obligation so that the rate or amount of interest on account of such obligation does not exceed the maximum rate or amount of interest permitted under applicable law.

     [THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have entered into this Limited Liability Company Agreement as of the date first set forth above.

     MAGUIRE PARTNERS-HOPE PLACE, LTD.,
     a California limited partnership

     By:  MAGUIRE PARTNERS BGHS, LLC
          a California limited liability company,
          its Managing General Partner

          By:  MAGUIRE PARTNERS SCS, INC.
               a California corporation,
               its Manager

               By:    /s/ ILLEGIBLE SIGNATURE
                      -----------------------
               Name:
                      -----------------------
               Title:
                      -----------------------


     MAGUIRE PARTNERS BGHS, LLC,
     a California limited liability company

     By:  MAGUIRE PARTNERS SCS, INC.
          a California corporation,
          its Manager

          By:    /s/ ILLEGIBLE SIGNATURE
                 -----------------------
          Name:
                 -----------------------
          Title:
                 -----------------------



          ------------------------------
          Kim E. Lutthans

                             (Signatures continued)

     IN WITNESS WHEREOF, the parties have entered into this Limited Liability Company Agreement as of the date first set forth above.

     MAGUIRE PARTNERS-HOPE PLACE, LTD.,
     a California limited partnership

     By:  MAGUIRE PARTNERS BGHS, LLC
          a California limited liability company,
          its Managing General Partner

          By:  MAGUIRE PARTNERS SCS, INC.
               a California corporation,
               its Manager

               By:
                      -----------------------
               Name:
                      -----------------------
               Title:
                      -----------------------


     MAGUIRE PARTNERS BGHS, LLC,
     a California limited liability company

     By:  MAGUIRE PARTNERS SCS, INC.
          a California corporation,
          its Manager

          By:
                 -----------------------
          Name:
                 -----------------------
          Title:
                 -----------------------


          /s/ KIM E. LUTTHANS
          ------------------------------
          Kim E. Lutthans

                             (Signature continued)

RECP LIBRARY LLC,
a Delaware limited liability company

By:  /s/ ROBERT F. CAVANAUGH
     -------------------------------
     Name:  Robert F. Cavanaugh
     Title: Treasurer

                                                                [EXECUTION COPY]

                              CONSULTING AGREEMENT


          This CONSULTING AGREEMENT (this "Agreement") is made of the 27 day of March, 2002, by and between MAGUIRE PARTNERS DEVELOPMENT, LTD., a California limited partnership ("Property Manager"), and RECP LIBRARY LLC, a Delaware limited liability company ("RECP").

          WHEREAS, Maguire Partners-Hope Place, Ltd., a California limited partnership, Maguire Partners-BGHS, LLC, a California limited liability company, and RECP are members of Bunker Hill Equity, LLC, a Delaware limited liability company (the "Company"), pursuant to a limited liability company agreement, dated as of the date hereof (the "Operating Agreement"); and

          WHEREAS, Property Manager has been engaged by Library Square Associates, LLC, a Delaware limited liability company, a wholly-owned indirect subsidiary of the Company, as the managing agent of premises known as Library Tower, Los Angeles, California (the "Property"), pursuant to a Third Amendment to and Restatement of Management Agreement, dated as of the date hereof (the "Management Agreement"); and

          WHEREAS, to ensure the proper management of the Property, Property Manager desires that RECP be available to provide the benefit of RECP's consulting services to Property Manager, upon and subject to the terms and conditions set forth below.

          NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Property Manager and RECP hereby agree as follows:

          1. Defined Terms. Unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Operating Agreement.

          2. Term. This Agreement shall continue in full force and effect until the earlier of: (x) indefeasible redemption of the Managing Member Interests pursuant to the terms of the Operating Agreement, (y) the indefeasible purchase of the Managing Member Interests pursuant to the Option Agreement; or
(z) the termination of the Management Agreement.

          3. Consulting Services. Subject to the terms and conditions of this Agreement, RECP shall act as a consultant to Property Manager in connection with the Property. RECP's services under this Agreement shall consist of making itself available for (i) consulting with Property Manager on such matters pertaining to the management of the Property as may be requested, with advice to be given in such manner, in person, by telephone or by correspondence, as RECP and Property Manager may mutually agree, (ii) consulting with Property Manager in the preparation of budgets and other accounting books and records, (iii) consulting with Property Manager in its obligations under the Management Agreement, and (iv) such other duties as to which Property Manager and RECP may mutually agree.

          4. Compensation. a. As full consideration for the performance by RECP of its obligations under this Agreement, Property Manager shall pay to RECP, on or before the tenth (10th) day of each calendar month, a consulting fee (the "Consulting Fee") in the amount of one-third (1/3) of the Management Fee (as such term is defined in the Management Agreement) received by Property Manager as compensation for its services as the manager of the Property for the prior month (but in no event less than 1% of the gross revenues of the Property for such prior month). RECP shall have the right at any time, upon reasonable prior notice, to inspect the books and records of Property Manager to determine the Management Fee received by Property Manager for its services as manager of the Property. In addition to the Consulting Fee, RECP shall be reimbursed by Property Manager for all of the reasonable, out-of-pocket costs and expenses incurred by RECP in connection with its performance of the consulting activities described in Paragraph 3 hereof, promptly after rendition of a bill therefor.

          b. In the event that Wells Fargo Bank ("Wells Fargo"), as tenant in the Property, shall fail to pay after the expiration of notice and cure periods as provided in Wells Fargo's lease (the "Wells Fargo Lease") at the Property the full amount of its share of the tax assessments for any applicable period that Wells Fargo would have been required to pay in accordance with the Wells Fargo Lease in the absence of Paragraph 5.1 thereof as a result of Proposition XIII protection under such Paragraph 5.1 in connection with the reassessment of Property arising from the transaction described in the Transaction Documents ("Reassessment Event"), then, the Consulting Fee shall be increased by an amount (the "Wells Fargo Amount") equal to the difference between the amount Wells Fargo would have been required to pay in accordance with the Wells Fargo Lease in respect of tax assessments for the applicable period absent any Proposition XIII protection provided to Wells Fargo under Paragraph 5.1 thereof in connection with such Reassessment Event, and the amount actually paid by Wells Fargo for such tax assessments, as such Wells Fargo Amount shall be determined by RECP (which determination shall be binding on the parties absent manifest error); provided, however, to the extent that Wells Fargo actually pays for such tax assessments after the Consulting Fee is increased pursuant to the foregoing sentence, RECP shall refund Property Manager such amounts actually paid by Wells Fargo with respect to such Reassessment Event.

          5. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and the same may not be changed or modified orally but only by written instrument signed by duly authorized officers or members of the parties hereto.

          6. Successors and Assigns. This Agreement shall be binding on the parties hereto and their respective permitted successors and assigns.

          7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provision thereof.

          8. Consent to Jurisdiction. To the fullest extent permitted by law, each party hereto hereby irrevocably consents and agrees, for the benefit of each party, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, and with respect to the enforcement, modification, vacation or correction of an award rendered in an arbitration proceeding, shall be brought in any city, state or federal court located in the Borough of Manhattan, The City of New York (a "New York Court"), and hereby irrevocably accepts and submits to the jurisdiction of each such New York Court with respect to any such action, suit or proceeding. Each party hereto also hereby irrevocably consents and agrees, for the benefit of each other party, that any legal action, suit or proceeding against it shall be brought in any New York Court, and hereby irrevocably accepts and submits to the exclusive jurisdiction of each such New York Court with respect to any such action, suit or proceeding. Each party hereto waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings brought in any such New York Court and hereby further waives and agrees not to plead or claim in any such New York Court that any such action, suit or proceeding brought therein has been brought in an inconvenient forum. Each party agrees that (i) to the fullest extent permitted by law, service of process may be effectuated hereinafter by mailing a copy of the summons and complaint or other pleading by certified mail, return receipt requested, at its address set forth above and (ii) all notices that are required to be given hereunder may be given by the attorneys for the respective parties.

          9. Assignment. RECP may assign this Agreement to any transferee of all or part of its Managing Members Interest in the Company or to any successor(s) without the consent of the Property Manager.

          10. Notices. Unless otherwise specified in this Agreement, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed or sent or delivered at the addresses specified below. All such notices and communications shall be given by hand or facsimile transmission; provided that, in the event that facsimile transmission facilities are not operational, such notices and communications may be given by mail, but the sender shall use reasonable efforts to confirm facsimile transmission facilities shall become operational. All such notices and communications shall be effective when delivered by hand, or, in the case of mail, upon the earlier of receipt and confirmation by facsimile transmission as provided below, or, in the case of facsimile transmission, when sent as addressed as set forth herein and confirmation of delivery is received. The addresses of each party shall be:

          Property Manager:

          c/o Maguire Partners
          555 West Fifth Street, Suite 5000
          Los Angeles, California 90013
          Attention: General Counsel [Library Tower]

          RECP:

          c/o DLJ Real Estate Capital Partners, Inc.
          2121 Avenue of the Stars
          Los Angeles, California 90067
          Attention: Robert F. Cavanaugh

provided that each party to this Agreement may, from time to time, change its notice address, by giving notice to the Company and the other parties herein in the manner provided in this Section.

          11. Non-Waiver. No waiver or waivers by any party of any breach, default, liability or performance by the other party shall be deemed or construed a waiver of any other term, condition or liability of the breach or default thereof. Failure on the part of any party to complain of any action or inaction on the part of the other party or to declare the other party in default, no matter how long such failure may continue, shall not be deemed to be a waiver by such party of any of its rights hereunder.

          12. Liability; Indemnification. Property Manager, on behalf or itself and its Affiliates, absolutely, unconditionally and irrevocably releases, waives, relinquishes, renounces and discharges forever RECP and its Affiliates, from any and all claims, causes of action, demands, obligations, losses, diminution in value, liabilities, damages, judgments, costs and expenses (including reasonable fees and expenses of counsel), that RECP may suffer, sustain or become subject to resulting from or arising as a result of RECP's performance of the consulting services contemplated in this Agreement, except with respect to such actions that are determined by a final non-appealable decision of a competent court to have been made or taken by RECP with gross negligence or willful misconduct. To the fullest extent permitted by law, Property Manager agrees to indemnify RECP and hold RECP harmless from and against any and all costs, expenses and other liabilities of any kind incurred by RECP as a result of any claim, judgment, action or proceeding brought by or on behalf of the Property Manager, any Maguire Member or any of their respective Affiliates or any other person relating to this Agreement or relating to the performance by RECP of any consulting services as contemplated herein.

          13. Gender and Number. All pronouns used in this Agreement shall include the other genders, and the singular shall include the plural, and the plural shall include the singular, whenever and as often as may be appropriate.

          14. Captions. The captions beside the Section numbers of this Agreement are for convenience and reference only and in no way define, limit or describe the scope or intent of this Agreement and in no way affect or constitute a part of this Agreement.

          15. Amendment of Agreement. This Agreement may not be modified or amended orally or in any manner other than by an agreement in writing, signed by RECP and Property Manager.

     16. Counterparts. This Agreement may be executed in two or more counterparts and shall be deemed to have become effective when and only when one or more of such counterparts shall have been signed by or on behalf of each of the parties hereto (although it shall not be necessary that any single counterpart be signed by or on behalf of each of the parties hereto, and all such counterparts shall be deemed to constitute but one and the same instrument), and shall have been delivered by each of the parties to each other.

                    [SIGNATURES BEGIN ON THE FOLLOWING PAGE]

          IN WITNESS WHEREOF, the parties have hereunto have executed this Agreement as of the day and year first above written.


                    MAGUIRE PARTNERS DEVELOPMENT, LTD.,
                    a California limited partnership

                    By: MAGUIRE PARTNERS MANAGEMENT COMPANY, LLC
                        a California limited liability company
                        its general partner


                                   By: MAGUIRE PARTNERS SCS, INC.,
                                       a California corporation


                                       By: /s/ ILLEGIBLE SIGNATURE
                                           -----------------------
                                           Name:
                                           Title:

                    RECP LIBRARY LLC


                    By: /s/ ROBERT F. CAVANAUGH
                        -----------------------
                    Name:  Robert F. Cavanaugh
                    Title: Treasurer

                                                                [EXECUTION COPY]


                             CONTRIBUTION AGREEMENT

                                     AMONG

                            BUNKER HILL EQUITY, LLC,


                     MAGUIRE PARTNERS -- HOPE PLACE, LTD.,

                           MAGUIRE PARTNERS BGHS, LLC

                                      AND

                                RECP LIBRARY LLC

                          Dated: As of March 27, 2002

                               TABLE OF CONTENTS

                                                          Page
CONTRIBUTION AGREEMENT....................................  1

1.  DEFINITIONS...........................................  1

2.  CAPITAL CONTRIBUTION AND ISSUANCE OF MANAGING MEMBER
    INTERESTS.............................................  3

3.  EFFECTIVE DATE REQUIREMENTS...........................  3

4.  RESERVES..............................................  4

5.  REPRESENTATIONS AND WARRANTIES OF MAGUIRE MEMBERS.....  5

6.  INTEREST RATE CAP..................................... 17

7.  INDEMNITY............................................. 17

8.  MAGUIRE POST CLOSING OBLIGATIONS...................... 19

9.  AUTHORIZED SIGNATORIES................................ 19

10. EXPENSES.............................................. 19

11. NO WAIVER; CUMULATIVE RIGHTS.......................... 20

12. ASSIGNMENT............................................ 20

13. HEADINGS AND CAPTIONS................................. 20

14. VARIANCE OF PRONOUNS.................................. 20

15. COUNTERPARTS.......................................... 20

16. GOVERNING LAW......................................... 20

17. CONSENT TO JURISDICTION............................... 20

18. NO THIRD PARTY BENEFICIARIES.......................... 21

19. CONSTRUCTION OF DOCUMENTS............................. 21

20. EFFECTIVENESS; TERMINATION............................ 21

21. WAIVER OF JURY TRIAL.................................. 21


22.  VALIDITY; SEVERABILITY..........................................  22

23.  ENTIRETY........................................................  22

24.  AMENDMENTS, WAIVERS AND CONSENTS................................  22

25.  FURTHER ASSURANCES..............................................  22

26.  TIME IS OF THE ESSENCE..........................................  22

27.  NOTICES.........................................................  22


Schedules
---------

3    RECP and Affiliates' Costs and Expenses
3(e) Board of Directors
3(f) Organizational Documents Provisions
4    Property Reserves

Exhibits
--------

1    Master Escrow Instructions
3    Form of Title Policy

                             CONTRIBUTION AGREEMENT

     This CONTRIBUTION AGREEMENT (this "Agreement") made as of the 27th day of March, 2002, by and among Bunker Hill Equity, LLC, a Delaware limited liability company (the "Company"), Maguire Partners-Hope Place, Ltd., a California limited partnership ("MP"), Maguire Partners BGHS, LLC, a California limited liability company ("BGHS" and together with MP, the "Maguire Members") and RECP Library LLC, a Delaware limited liability company (together with its successors and assigns, "RECP").

                                  WITNESSETH:

     WHEREAS, the Company has been formed pursuant to a limited liability company agreement of the Company (the "Operating Agreement"), dated and effective as of March __, 2002 (the "Effective Date"), among the Maguire Members, RECP and the Special Member (as defined therein);

     WHEREAS, subject to the terms and conditions herein, RECP desires to contribute $60,000,000 to the Company and Company desires to issue to RECP a Managing Member Interest in the Company that has the rights, designations, privileges, preferences, limitations and restrictions set forth in the Operating Agreement (the "Managing Member Interests").

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings set forth in the Operating Agreement, all of which are hereby incorporated by reference. For purposes of this Agreement, the following terms shall have the meanings set forth below:

     "Agreement" means this Contribution Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time.

     "BGHS" has the meaning set forth in the introductory paragraph.

     "Company" has the meaning set forth in the introductory paragraph.

     "Contracts" has the meaning set forth in Section 5(cc).

     "Effective Date" has the meaning set forth in the recitals.

     "Entitlement Documents" has the meaning set forth in Section 6(uu).

     "Equity Placement Fee" means a fee, payable to RECP on the Effective Date, in the amount of $560,000.

     "Extension Notice" has the meaning set forth in the Option Agreement.

     "Financial Statements" has the meaning set forth in Section 6(h).

     "Governmental Authority" has the meaning set forth in the Operating Agreement.

     "Governmental Entitlements" has the meaning set forth in Section 6(uu).

     "Governmental Entitlement Documents" has the meaning set forth in Section 6(uu).

     "Indebtedness Documents" has the meaning set forth in Section 6(o).

     "Indemnitee" has the meaning set forth in Section 7.

     "Indemnitor" has the meaning set forth in Section 7.

     "Intangible Rights" has the meaning set forth in Section 6(pp).

     "Interest Rate Cap" has the meaning set forth in Section 4.

     "Knowledge" has the meaning set forth in the Operating Agreement.

     "LAFD" has the meaning set forth in Section 8.

     "LUST" has the meaning set forth in Section 8.

     "Licenses and Permits" has the meaning set forth in Section 6(k).

     "Losses" has the meaning set forth in Section 7.

     "Maguire Members" has the meaning set forth in the introductory paragraph.

     "Managing Member Interests" has the meaning set forth in the recitals.

     "Master Escrow Instructions" means the Master Escrow Instructions in connection with the New Subordinated Debt and the Transfer Documents attached hereto as Exhibit 1.

     "MP" has the meaning set forth in the introductory paragraph.

     "New Owners' Title Policy" has the meaning set forth in Section 3(c).

     "New York Court" has the meaning set forth in Section 17.

     "Operating Agreement" has the meaning set forth in the introductory paragraph.

     "Organizational Documents" has the meaning set forth in the Operating Agreement.

     "Permitted Lien" means: (i) any Lien created or permitted by the Loan Documents, this Agreement or any of the Transaction Documents; (ii) any matters specifically disclosed on Schedule B-1 of the title insurance policy being delivered to the Property Owner at the Effective Date (a copy of which Schedule B-1 is attached hereto); (iii) any vendor liens on personal property owned by the Company or any of its Subsidiaries; (iv) Liens, if any, for taxes and other impositions not yet delinquent; (v) mechanics', materialmen's or similar Liens, if any, and Liens for delinquent taxes, in each case only if being contested in good faith and by appropriate proceedings, provided that no such Lien is being foreclosed and provided further that each such Lien is released or discharged of record by bonding or otherwise; (vi) rights of existing and future tenants and residents as tenants only pursuant to written Leases existing as of the Effective Date entered into in conformity with the provisions of this Agreement; and (vii) any attachment or judgment Lien, provided that (a) the judgment it secures is discharged within 60 days after the entry thereof, or
(b) execution thereof is stayed within 60 days after the entry of such judgment pending appeal, and (c) such judgment is not at any time being foreclosed and is discharged within 60 days after the expiration of any such stay referred to in clause (b).

     "Property Reserves" has the meaning set forth in Section 4.

     "RECP" has the meaning set forth in the introductory paragraph.

     "Securities Act" has the meaning set forth in Section 6(e).

     "Space Leases" has the meaning set forth in Section 6(s).

     "Supplemental Cap" has the meaning set forth in Section 5.

     "Third Party Claim" has the meaning set forth in Section 7.

     "Title Company" has the meaning set forth in Section 3(c).

     2. CAPITAL CONTRIBUTION AND ISSUANCE OF MANAGING MEMBER INTERESTS. On the date hereof, the Company shall issue the Managing Member Interests to RECP pursuant to the terms of the Operating Agreement in exchange for a capital contribution of $60,000,000. Upon such contribution and issuance, (i) the Managing Member Interests shall be validly issued, fully paid and nonassessable, and (ii) the Company shall admit RECP as a Member of Company pursuant to the terms of the Operating Agreement.

     The Company shall use the capital contribution and the proceeds of the New Subordinated Debt as described in the Master Escrow Instructions.

     3. EFFECTIVE DATE REQUIREMENTS.

        (a) On the Effective Date, the Maguire Members shall, to the extent not already covered by the $300,000 deposit remitted to RECP in contemplation of the transactions under this Agreement, pay or reimburse RECP and its Affiliates for all reasonable, actual out-of-pocket costs and expenses, including, without limitation, survey expenses, documentary and deed stamp taxes and other transfer taxes, recording fees, any escrow fees, all title insurance premiums, loan fees, investment banking fees, accounting fees, legal fees, and all other costs and expenses incurred in connection with the formation of the Company and its contribution to the Company and the negotiation, preparation and/or review of this Agreement, the other Transaction Documents, the Loan Documents, and any documents or agreements ancillary herein or therein, all as described on Schedule 3 attached hereto, that RECP incurred in connection with the transactions contemplated herein and therein. The Maguire Members shall have the continuing obligation to pay for any reasonable actual out-of-pocket expenses and costs incurred by RECP or the Company in connection with any amendments made to any such documents in the future other than any such amendments that may be effected without the Maguire Members' consent. On the Effective Date, the Maguire Members shall present evidence of payment of any and all survey expenses, documentary and deed stamp taxes and other transfer taxes and recording fees as described above.

          (b) On the Effective Date, the Company shall pay RECP the Equity Placement Fee.

          (c) On or prior to the Effective Date, and as a condition to RECP's deliveries and other obligations hereunder, the Maguire Members shall cause First American Title Insurance Company ("Title Company") to issue in the name of Property Owner, an ALTA Extended Coverage Owner's Policy of Title Insurance (Form 1992), modified to eliminate the creditors' rights exclusion and arbitration provided therein, with such endorsements as heretofore requested by RECP, in the form attached hereto as Exhibit 3 (the "New Owners' Title Policy"), insuring Property Owner in the amount of Three Hundred Sixty-Two Million Dollars ($362,000,000) that fee title to the Property is vested in Property Owner as of the Effective Date, subject only to the Permitted Liens.

          (d) On or prior to the Effective Date, the Maguire Members shall establish the Property Reserves and any other reserves required under the Loan Documents.

          (e) On or prior to the Effective Date, the Maguire Members shall cause all the members of the boards of directors and officers, if any, of each of the Companies to resign (and shall provide evidence of such resignation to RECP) and shall cause each such Company to appoint to its board of directors the persons listed on Schedule 3(e) herein.

          (f) On or prior to the Effective Date, each of the Maguire Members shall amend its Organizational Documents as set forth in the revised Organizational Documents of the Maguire Members provided to RECP and approved by RECP prior to the date hereof.

          (g) On or prior to the Effective Date, the Maguire Members shall make all necessary payments to Secured Capital Corp. and present to RECP evidence that all amounts due thereon were paid in full.

          4. RESERVES. Schedule 4 attached hereto lists the reserves established by the Company and its Subsidiaries on or before the date hereof other than reserves established under the Loan Documents (the "Property Reserves"). The Property Reserves shall be deposited in a separate interest bearing account which shall be in the name of, and under the sole dominion and control of, RECP, and funds from such accounts shall be released when required and for the purposes described in Schedule 4, provided, however, that upon the occurrence of a Trigger Event, subject to the Loan Documents, RECP may distribute such funds in any manner it deems fit, including, without limitation, to RECP, and the provisions of Sections 4.3(c) and (e) of the Operating Agreements shall apply to such distributions.

     5. REPRESENTATIONS AND WARRANTIES OF MAGUIRE MEMBERS. In addition to the representations included in the Operating Agreement and as a material inducement to RECP executing and delivering this Agreement and each of the other Transaction Documents to which it is a party, each of the Maguire Members, jointly and severally, hereby makes the following additional representations and warranties:

          (a) All Companies are duly organized and validly existing as limited liability companies under the laws of the State of Delaware. The Companies are duly registered and qualified to do business in each jurisdiction where such registration or qualification is required. The Company has been duly authorized by all necessary and appropriate action to enter into this Agreement and the other Transaction Documents to which it is a party, to issue, sell and deliver the Managing Member Interests and to consummate the transactions contemplated herein and therein, and the execution and delivery of this Agreement and any other Transaction Documents have been duly authorized by all necessary and appropriate actions on behalf of Company. This Agreement and the other Transaction Documents to which the Company is party are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except insofar as such enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditor's rights generally and the availability of any particular equitable remedy.

          (b) The issuance, sale and delivery of the Managing Member Interests, have been duly authorized by all requisite limited liability company actions of the Company, and upon execution and delivery of the Operating Agreement and the contribution of the amounts described herein when issued, sold and delivered in accordance with this Agreement, the Managing Member Interests will be validly issued and outstanding, fully paid and nonassessable with only limited liability attaching solely to the ownership thereof, free and clear of any Liens or any preemptive or any other similar rights of the Members of the Company other than as set forth in the Operating Agreement and the Option Agreement.

          (c) The execution, delivery and performance of this Agreement and the issuance of the Managing Member Interests do not and will not (with or without notice or the passage of time): (i) violate or conflict with the Organizational Documents of any of the Companies, (ii) violate or conflict with any judgment, decree or order of any court applicable to or affecting any of the Companies or the Property, (iii) breach the provisions of, or constitute a default under, or result in the acceleration of any obligation under, any contract, agreement, instrument or obligation to which any of the Companies are a party to or by which any of the Companies and/or their respective assets may be bound (including, without limitation, any lease, loan agreement, mortgage or security agreement), (iv) violate or conflict with any law, ordinance or governmental regulation or permit applicable to any of the Companies, or (v) give to any other person or entity any interest or right (including any right of termination, acceleration or cancellation or cause the imposition of any Lien) in or with respect to, any contract, agreement, instrument or obligation (including, without limitation, any lease, loan agreement, mortgage or security agreement) to which any of the Companies is a party or the business or operations of any of the companies, the Property or any properties or assets which are material to the ownership of the Property. Neither the execution of the Operating Agreement, this Agreement or any Transaction Documents nor the consummation of the transactions contemplated herein and therein will require the consent or approval of or registration or filing with any Governmental Authority or any other Person.

          (d) The Organizational Documents of each of the Companies and the Maguire Members are in full force and effect and true, correct and complete copies of all the Organizational Documents of each of the Companies and the Maguire Members have been delivered by the Company to RECP. Neither the Company, any of the Subsidiaries, the Maguire Members nor any Member thereof is in default of any of its obligations under the Organizational Documents of the Company, any of the Subsidiaries, or the Maguire Members, as appropriate and no event has occurred or is continuing, and no condition exists, which, with the passage of time or the giving of notice, or both, would constitute a default by any such Person.

          (e) The sole owners of 100% of all debt and equity interests (other than the Indebtedness evidenced or secured by the Loan Documents) of the Companies are those persons listed on Schedule 3.3 of the Operating Agreement. With respect to each of the Companies: (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any limited liability company interests is authorized or outstanding,
(ii) there is not any commitment or offer of any of the Companies to issue any subscription, warrant, option, convertible security or such other right, or to issue or distribute any evidence of indebtedness or assets of the Company,
(iii) none of the Companies has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any limited liability company interests or any other equity or debt instruments or any interest therein or to pay any dividend or make any other distribution in respect thereof. No person is entitled to any preemptive or similar right with respect to the issuance of any equity interests of any of the Companies, or has been granted any rights with respect to the registration of any equity of any of the Companies under the United States Securities Act 1933, as amended (the "Securities Act").

          (f) The capital structure of the Companies is as disclosed on Section 5(f) of the Disclosure Schedule. The Company owns (directly or indirectly) good and marketable title to 100% of the debt and equity interests of each of its Subsidiaries (other than the Indebtedness evidenced or secured by the Loan Documents) free and clear of all Liens and competing or adverse claims or similar rights of any third parties (other than Liens securing the Indebtedness evidenced by the Loan Documents). The Company has no Subsidiaries other than those disclosed on Section 5(f) of the Disclosure Schedule.

          (g) Except as disclosed on Section 5(g) of the Disclosure Schedule or the New Owner's Title Policy, the Property Owner has good and marketable title to 100% of the title and rights to the Property, free and clear of any Liens other than Permitted Liens. The Subsidiaries and the Property (and any assets ancillary thereto) are the sole assets of the Companies and the operation and maintenance of the Property are the sole businesses in which any of the Companies is engaged. No Person has any right (contingent or otherwise) to acquire the Property or any portion thereof.

       (h) The audited balance sheet, earnings statement and statement of cash flows of the Property Owner as of and for the year ended December 31, 2000 and the unaudited balance sheet, earnings statement and statement of cash flows of the Property Owner as of and for the year ended December 31, 2001 (such financial statements, hereinafter referred to, collectively, as the "Financial Statements"); (i) were or will be prepared in accordance with GAAP applied on a consistent basis and consistent with the Property Owner's past practice and books and records (except as noted therein); and (ii) fairly present or will present the assets, liabilities and financial position of the Property Owner as of their respective dates, and the results of the Property Owner's operations and the sources and uses of funds for the periods then ended.

       (i) Except as disclosed in the Financial Statements as contemplated by the Operating Agreement, as listed on Section 5(i) of the Disclosure Schedule, or for liabilities incurred in the ordinary course of business and in amounts not greater than $50,000 individually or $250,000 in the aggregate, as of the Effective Date, (i) the Property Owner has no liability of any nature (matured or unmatured, fixed or contingent) which was not provided for or disclosed on the Financial Statements, other than obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected, which in both cases, individually and in the aggregate, are not material, (ii) all liability reserves, if any, established by the Property Owner were adequate in all respects and were established by the Property Owner in accordance with GAAP consistently applied, and (iii) there are no loss contingencies (as such term is used in "Statement of Financial Accounting Standards No. 5" issued by the Financial Accounting Standards Board in March 1975) which were not adequately disclosed in the Financial Statements as required by said Statement No. 5. There were no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) that were not adequately provided for on the Financial Statements. Except as disclosed on Section 5(i) of the Disclosure Schedule, since December 31, 2001, there has been no adverse change in the operation or condition of the Property or any other event directly affecting the Property and excluding general market conditions that alone, or together with any other event, would constitute a Material Adverse Effect. No Trigger Event or event which, but for the giving of notice or the passage of time, or both, would be an Trigger Event, presently exists.

       (j) Except as set forth on Section 5(j) of the Disclosure Schedule, there are no actions, suits, claims, investigations or proceedings (legal, administrative or arbitrative) pending or, to the Knowledge of the Maguire Members, threatened by or against: (i) any of the Companies or against (ii) the Property, whether at law or in equity and whether civil or criminal in nature, before or by any federal, state, municipal or other court, arbitrator, governmental department, commission, agency or instrumentality, domestic or foreign, nor are there any judgments, decrees or orders of any such court, arbitrator, governmental department, commission, agency or instrumentality outstanding against or affecting any of the Companies or the Property.

       (k) Except as set forth in Section 5(k) of the Disclosure Schedule, each of the Companies: (i) has complied and is in compliance in all respects with all federal, state, local and foreign laws, ordinances, regulations and orders applicable to its businesses or the ownership of its assets, and none of the Companies has received notice from any

Governmental Authority of any claimed default or violation with respect to such laws, ordinances, rules and regulations; and (ii) has all federal, state, local and foreign governmental licenses and permits ("Licenses and Permits") necessary or required to enable it to carry on its business as now conducted and as proposed to be conducted and for the present and any future contemplated use and occupancy of the Property or which are necessary to permit the lawful use and operation of all driveways, roads and other mean of egress and ingress to and from the Property. The Licenses and Permits, which have been issued to enable the Companies to conduct their businesses as now conducted and as contemplated to be conducted, are in full force and effect, no violations have been recorded in respect of any such Licenses or Permits, and no proceeding is pending or, to the Knowledge of any of the Maguire Members, threatened to revoke or limit any thereof. None of the aforesaid Licenses and Permits shall be affected in any adverse respect by the Operating Agreement, this Agreement or by any Transaction Documents or any performance thereunder. All work to be performed, payments to be made and actions to be taken prior to the date hereof pursuant to any covenant or agreement entered into with a Governmental Authority or any conditions of approval imposed by any Governmental Authority in connection with any site approval, zoning reclassification, redevelopment plan or other similar action relating to the Property has been performed, paid or taken, as the case may be. There are no planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements or conditions of approval except for tenant improvements and other capital improvements shown on the Approved Budget or the Approved Business Plan.

     (l) None of the Companies is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Interstate Commerce Act, each as amended. In addition, none of the Companies is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not Controlled by such a company, or (ii) a "holding company," a "Subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "Subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (m) None of the Companies is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property. None of the Maguire Members has any knowledge of any Person contemplating the filing of any such petition against any of the Companies.

     (n) Except as set forth on Section 5(n) of the Disclosure Schedule, and except for the Leasing Agreement, the Property Management Agreement and the Consulting Agreement, no current or former Member of any of the Companies or any Affiliate of any of them, is presently, directly or indirectly through his or its affiliation with any other person or entity, a party to any transaction with the Company providing for the furnishing of services by or to, or the sale of products by or to, or rental of personal property from or to, or otherwise requiring cash payments to or by, any such Person in excess of an aggregate of $100,000 per annum.

     (o) Section 5(o) of the Disclosure Schedule contains a true, complete and correct list of the material Loan Documents and all other documents evidencing material

Indebtedness other than Permitted Liens, Contracts or Space Leases (the "Indebtedness Documents") to which any of the Companies is a party or by which any of the Companies is bound or that otherwise relate to the Property. True, complete and correct copies of the Indebtedness Documents have heretofore been furnished by the Maguire Members to RECP or its attorneys or Beta West Company for inspection. Each of the Indebtedness Documents constitutes the entire agreement between any of the Companies and each party thereto, and none of the Companies have made any oral promises or agreements amending or modifying the same. Each of the Indebtedness Documents is valid and subsisting and in full force and effect, subject to their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

     (p) None of the Companies nor any Affiliate thereof is in default under any of the Indebtedness Documents. Except as set forth on Section 5(p) of the Disclosure Schedule, no party to the Indebtedness Documents has given written notice and the Maguire Members have no Knowledge of any claim (i) that any of the Companies has defaulted in performing any of its obligations under any of the Indebtedness Documents which has not heretofore been cured, (ii) that any condition exists which with the passage of time or giving of notice, or both, would constitute such a default, or (iii) that such party is entitled to cancel the Indebtedness Documents or to be relieved of its obligations thereunder.

     (q) Other than the reserves and escrows set forth on Section 5(q) of the Disclosure Schedule and the Property Reserves described in Section 4 herein, the Property Owner and any other Companies are not required under any contract, agreement, instrument or obligation (including, without limitation, the Indebtedness Documents) to which any of the Companies are a party or by which any of them are bound, to have any funds on reserve or in escrow (whether or not Controlled by any of the Companies or a third party) and all reserves or escrows required to be maintained under such contract, agreement, instrument or obligation (including, without limitation, the Indebtedness Documents) are fully funded to the extent required as of the date hereof. Section 5(q) of the Disclosure Schedule sets forth the amounts currently existing in each such reserve and all requirements for additional funding of any existing reserves maintained by any of the Companies.

     (r) Except as set forth on Section 5(r) of the Disclosure Schedule or as provided for in the Operating Agreement, none of the Companies has any obligation to create any additional reserves or escrows pursuant to any contract, agreement, instrument or obligation (including, without limitation, the Indebtedness Documents) to which any of the Companies is a party or by which any of them are bound.

     (s) Section 5(s) of the Disclosure Schedule (including the rent roll) contains a true, complete and correct list of all existing leases, licenses or other occupancy agreements (including, without limitation, all lease takeover agreements, parking agreements, indemnity agreements and any other "side" agreements with the tenants thereunder) to which Property Owner is a party or by which Property Owner or any Affiliate thereof may be bound, and modifications thereof and supplements thereto (the "Space Leases"), regardless of whether the terms thereof have commenced, setting forth with respect to each
(i) the names of the
tenant, (ii) the identification of each rentable space in the Property, (iii) the commencement date and expiration date thereof, (iv) the minimum or fixed monthly rent payable thereunder, (v) the square footage covered thereby, (vi) the percentage rent rate and the sales breakpoint for computing percentage rent (if any) thereunder, (vii) the unapplied amount of any security deposit held thereunder, and (viii) all outstanding rent abatements, tenant allowances or other tenant concessions, renewal options and kickout clauses provided therein. True, complete and correct copies of each of the Space Leases have heretofore been furnished by the Maguire Members to RECP, or its attorneys or Beta West Company, for inspection. Each of the Space Leases constitutes the entire agreement between Property Owner and each party thereto, and neither Property Owner nor any predecessor in title has made any oral promises or agreements amending or modifying the same. Each of the Space Leases is valid and subsisting and in full force and effect subject to their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

          (t) No deposit, including letters of credit, are held by Property Owner or Property Owner's agent in connection with the Space Leases, except the security deposits or letters or credit described on Section 5(t) of the Disclosure Schedule. Except in connection with the Existing Mortgage Debt and the New Subordinated Debt, no security deposits are subject to any liens, security interests or adverse claims, and no security deposits have been or will be assigned to any party, or otherwise pledged or encumbered in any way, except as set forth on Section 5(t) of the Disclosure Schedule. No rents or other payments due under any of the Space Leases have been paid more than 30 days in advance of the dates set forth in the Space Leases, except only for sundry charges that are prepaid by tenants or the overpayment of escalation charges under the Space Leases which are to be refunded or credited to such tenants, provided that the aggregate amount of such prepayments (other than the prepaid rent from Huntington Holdings as listed on Schedule 4 herein) does not exceed $50,000. Except in connection with the Existing Mortgage Debt and the New Subordinated Debt, no rents or other payments are subject to any Liens, security interests or adverse claims, and no rents or other payments have been or will be assigned to any party, or otherwise pledged or encumbered in any way, except as set forth on Section 5(t) of the Disclosure Schedule.

          (u) Except as set forth in Section 5(u) of the Disclosure Schedule or in any estoppels delivered under the Space Leases in connection herewith, neither the Property Owner nor any Affiliate thereof is in default under any of the Space Leases. Except as set forth on the Section 5(u) of the Disclosure Schedule or in such tenant estoppels, no tenant has given any written notice and the Maguire Members have no Knowledge (i) that Property Owner or any of Property Owner's predecessors in title has defaulted in performing any of its obligations under any of the Space Leases which has not heretofore been cured,
(ii) that any condition exists which with the passage of time or giving of notice, or both, would constitute such a default which condition has not heretofore been rectified, (iii) that such tenant is or may be entitled to any reduction in, refund of, or counterclaim or offset against, or is otherwise disputing, any rents or other payments which are paid, payable or to become payable by such tenant, (iv) that such tenant is or may be entitled to cancel its Space Lease or to be relieved of its operating covenants thereunder or (v) that such tenant contests either (x) its pro-rata share of tax increases as required by its Space Lease, or (y) any rent, escalation or other charge billed to it thereunder.

          (v) Except as set forth on Section 5(v) of the Disclosure Schedule (including the rent roll) to the Knowledge of the Maguire Members, no tenant is in default under any Space Lease, and Property Owner has not given any written notice (or intends to give any written notice) (i) that any tenant has defaulted in performing any of its obligations under its Space Lease which has not heretofore been cured, (ii) that any condition exists which with the passage of time or giving of notice, or both, would constitute such a default, which condition has not heretofore been rectified, or (iii) that Property Owner is entitled to cancel such Space Lease or to be relieved of its operating covenants thereunder.

          (w) There is no "free rent," rent abatement or other tenant concession or inducement, including, without limitation, lease assumptions or buy-outs, applicable to any of the Space Leases except as set forth on Section 5(w) of the Disclosure Schedule (including the rent roll) or in any tenant estoppel delivered under the Space Leases and delivered to RECP or its attorneys or Beta West Company. There are no options or rights to renew, extend or terminate the Space Leases, except as set forth on Section 5(w) of the Disclosure Schedule or the rent roll or in any tenant estoppel delivered under the Space Leases and delivered to RECP or its attorneys or Beta West Company. No tenant has any rights, options or rights of first refusal of any kind to purchase or to otherwise acquire the Property or any part thereof. Except as set forth in the Section 5(w) of the Disclosure Schedule (or in any tenant estoppel delivered under the Space Leases and delivered to RECP or its attorneys or Beta West Company,) all of the improvements to be constructed by the landlord under each of the Space Leases, or as required under any collateral agreement, or any plans or specifications related to the Space Leases, have been fully completed and paid for.

          (x) Section 5(x) of the Disclosure Schedule (including the rent roll) contains a schedule of tenants who are in arrears of rents or other payments which are payable as of the date hereof, together with the amount of such arrearages and the period of such arrearages.

          (y) No tenant has been charged in excess of the amounts due to Property Owner under its lease, including rent and additional charges.

          (z) Except as set forth in Section 5(z) of the Disclosure Schedule, no tenant under a Major Lease and, to the Maguire Members' Knowledge, under any other Space Lease, is the subject of any bankruptcy, reorganization, insolvency or similar proceedings. Property Owner does not have any knowledge that any tenant has threatened any bankruptcy, reorganization, insolvency or similar proceedings.

          (aa) Section 5(aa) of the Disclosure Schedule sets forth a list of all spaces (except for storage space) in the Property which are not subject to a lease, license, occupancy agreement or other occupancy right.

          (bb) Except as set forth in Section 5(bb) of the Disclosure Schedule, no tenant under a Space Lease has, to the Knowledge of Maguire Members, ceased or reduced operations at the Property (other than temporarily due to Casualty, remodeling, renovation or similar cause).

     (cc) Section 5(cc) of the Disclosure Schedule contains a true, correct and complete list of all service contracts, management agreements, brokerage agreements, parking agreements and third-party contracts, including all modifications thereof and supplements thereto (the "Contracts") to which any of the Companies is a party or by which the Property is bound except for Contracts terminable on no more than 60 days notice, with or without cause, and without penalty, having a term of no more than one year, and which involve payment of or receipt of amounts not in excess of $50,000 individually or $250,000 in the aggregate. True, complete and correct copies of the Contracts have heretofore been furnished by the Maguire Members to RECP or its attorneys or Beta West Company, for inspection. Each of the Contracts constitutes the entire agreement between the relevant entity and each party thereto, and none of the Companies has made any oral promises or agreements amending or modifying the same. Each of the Contracts is valid and subsisting and in full force and effect, subject to their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to the enforcement of creditors' right generally and by general principles of equity.

     (dd) The Property Owner is not in material default under any Contract after notice and lapse of any applicable cure periods under any of the Contracts. Except as set forth on Section 6(dd) of the Disclosure Schedule, no party to the Contracts has made any claim (i) that any of the Companies has defaulted in performing any of its obligations under any of the Contracts which has not heretofore been cured, (ii) that any condition exists which with the passage of time or giving of notice, or both, would constitute such a default, which default has not heretofore been rectified, or (iii) that such party is entitled to cancel its Contract or to be relieved of its obligations thereunder.

     (ee) Except as set forth on Section 5(ee) of the Disclosure Schedule, to the Knowledge of the Maguire Members, no party is in default under any of the Contracts, and none of the Companies has made any claim (or intends to make any claim) (i) that any party has defaulted in performing any of its obligations under any of the Contracts which has not heretofore been cured,
(ii) that any condition exists which with the passage of time or giving of notice, or both, would constitute such a default, which condition has not heretofore been rectified, or (iii) that any of the Companies is entitled to cancel the Contracts or to be relieved of its obligations thereunder.

     (ff) Except as set forth in Section 5(ff) of the Disclosure Schedule, the Companies have no employees, have no collective bargaining or union agreements and have no employer liability with respect to any Person employed at or in connection with the operation of the Property. There are no pending claims, or, to the Knowledge of the Maguire Members, any threatened claim by any persons who are employed by the Property Owner in connection with the operation of the Property.

     (gg) The installation of all utility services necessary for the construction, development and operation of the existing improvements on the Property has been completed, including, without limitation, adequate water supply, storm and sanitary sewer facilities, electrical, and telephone facilities. Property Owner, to the extent required, has received permission from the appropriate Governmental Authority and/or the provider of each utility service to connect the existing improvements on the Property to each utility service.

     (hh) Except as set forth on Section 5(hh) of the Disclosure Schedule, the Property is an independent unit which does not now rely on any facilities
(other than facilities of municipalities or public utility and water companies) located on any property not included in the Property (including parking facilities) to fulfill any municipal or governmental requirement or for the furnishing to the Property or any occupant thereof of any essential building systems, utilities or services, including but not limited to, water, electrical, plumbing, mechanical and heating, ventilating and air conditioning systems, drainage facilities, catch basins and retention ponds, sewage treatment facilities, parking facilities and the like. No building or other improvement not included as part of the Property relies on any part of the Property to fulfill any governmental or municipal requirement or to provide facilities to such building or improvement for any essential building systems or utilities, including, without limitation, electrical, plumbing, mechanical, sewage treatment or heating, ventilating and air conditioning facilities or services.

     (ii) No Condemnation proceeding or other proceeding or action in the nature of eminent domain is pending or to the Knowledge of the Maguire Members threatened with respect to all or part of the Property.

     (jj) No notice has been received that there is, and, to the Knowledge of the Maguire Members, except as set forth in Section 5(jj) of the Disclosure Schedule, there does not now exist, any violation of any restriction, condition or agreement contained in any easement, restrictive covenant or any similar instrument or agreement affecting the Property or any portion thereof.

     (kk) Property Owner has not and shall not consent to or initiate the joint assessment of the Property with any other real property constituting a separate tax lot. The Property is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot of another property.

     (ll) True, correct and complete copies of current real estate tax bills, notices of assessments and any petitions, appeals or related documents with respect to the Property, have been delivered or made available by the Maguire Members to RECP or its attorneys or Beta West Company for inspection. No portion of the Property comprises part of a tax parcel which includes property other than property comprising all or a portion of the Property. Except as set forth in Section 6(ll) of the Disclosure Schedule, no application or proceeding is pending with respect to a reduction or an increase of such property taxes or any change in the tax assessment of the Property, nor, to the Knowledge of the Maguire Members, is there any threatened or anticipated future special assessment that will result in an increase in the tax assessment for the Property or any portion thereof. Except as set forth in Section 5(ll) of the Disclosure Schedule, there are no tax refund proceedings relating to the Property which are currently pending. Except for the Permitted Liens, there are no special taxes or assessments which have become a Lien or which, to the Knowledge of the Maguire Members, may be levied against the Property.

     (mm) Section 5(mm) of the Disclosure Schedule contains a true and accurate list of all Property Owner's policies of insurance with respect to the Property. The insurance coverage the Companies currently have complies with the requirements of the Loan Documents. All premiums for such insurance have been paid in full or as required by the insurer. Except as set forth in Section 5(mm) of the Disclosure Schedule, no act has been performed, permitted or suffered any act or omission which would cause the insurance coverage provided in said policies to be reduced, canceled, denied or disputed and there has been no notice or request from any insurance company or Board of Fire Underwriters (or organization exercising functions similar thereto) canceling or threatening to cancel any of said policies or denying or disputing coverage thereunder.

(nn) To the Knowledge of the Maguire Members, there are no material structural or other material physical defects in the improvements or any component or system of the improvements, and none of the Property is now damaged or injured as a result of any fire, explosion, accident, flood or other Casualty.

     (oo) All of the documents and books and records that have been delivered or made available to RECP or its attorneys or Beta West Company, by the Maguire Members and/or otherwise on behalf of the Companies are true, correct and complete copies of what they purport to be. All information set forth in the exhibits and schedules to the Operating Agreement and this Agreement is true, correct and complete in all material respects and not misleading in any material respect. There are no significant adverse facts or conditions relating to the Property or the financial condition of the Companies, to the Knowledge of the Maguire Members, which have not been specifically disclosed in writing by or on behalf of the Maguire Members to RECP or its attorneys or Beta West Company (excluding general market conditions).

     (pp) The conduct of the Companies' business does not infringe upon the patents, trademarks, trade names, service marks, copyrights or other intellectual property rights of any third party, and to the Knowledge of the Maguire Members, no third parties are currently infringing upon the patents, trademarks, trade names, service marks, copyrights or other intellectual property rights of the Companies. Property Owner possesses all licenses, permits, franchises, patents, copyrights, trademarks, trade names, service marks or rights thereto, necessary to own and operate the Property and to conduct its business as now conducted (collectively, together with the rights described in subparagraph (qq) below, the "Intangible Rights").

     (qq) The name "LIBRARY TOWER," does not infringe, dilute or otherwise interfere with or violate the rights of any third party. Neither Property Owner nor any predecessor nor any of the other Companies has granted to any person a license, a security interest or other right to use the name "LIBRARY TOWER."

     (rr) The Company and each of the Subsidiaries has filed all tax returns as required during the past 3 years, to the extent applicable.

     (ss) No other Person other than Maguire, Mark Lammas, Javier Bitar and David Gifford employed by or associated with the Maguire Members has any material knowledge related to the Property or the Companies that the Persons listed herein do not have and, to the extent any such person exists, such Person shall, immediately and without further action, deemed to be added to the list herein.

     (tt) The Maguire Members have paid or will pay (or have reserved for) all costs and expenses, including, without limitation, survey expenses, documentary and deed stamp taxes and other transfer taxes, recording fees, any escrow fees, all title insurance premiums, loan fees, investment banking fees, accounting fees, legal fees and all other costs and expenses incurred in connection with the Delacourt Buy-Out, the Prior Company Contribution, the Junior Mezzanine Contribution, the Prior Company Distribution, the Maguire Members Contribution, the transactions contemplated by the Loan Documents and the Transaction Documents and all other transactions in connection therewith.

     (uu) The Disclosure Schedule contains a true, correct and complete list of all material documents and other writings (the "Governmental Entitlement Documents") comprising any and all material licenses, permits, variances, waivers, approvals, certificates, resolutions, conditions of approval and other authorizations and entitlements, (collectively, the "Governmental Entitlements"), adopted, issued, granted or implemented by any Governmental Authority which are (i) necessary for the lawful operation of the Property and
(ii) reasonably necessary for the development, construction, maintenance, use, ownership, leasing and/or operation of all existing improvements on the Property. True, correct and complete copies of all material Governmental Entitlement Documents have been furnished or otherwise been made available to RECP for inspection. Each of the Governmental Entitlement Documents is binding and in full force and effect subject to the terms thereof. There are no breaches or defaults with respect to the Governmental Entitlements, and no event exists which with notice or lapse of time or both would constitute a breach or default thereunder, except as otherwise set forth on the Disclosure Schedule. There are no pending or, to the Maguire Members' Knowledge, threatened, actions, suits or proceedings to revoke, attack, invalidate, rescind or modify the Governmental Entitlements or to otherwise assert that the Governmental Entitlements or the terms and conditions of the Governmental Entitlement Documents do not permit the current or contemplated use of the Property or the development, construction, reconstruction, maintenance, use, ownership, leasing or operation of the existing improvements thereon and therein. There are no material licenses, permits, variances, waivers, approvals, certificates, resolutions, conditions of approval or other authorizations or entitlements other than those listed on the Disclosure Schedule which are necessary or required from any Governmental Authority in order to develop, construct, reconstruct, maintain, use, own, lease or operate the existing improvements on the Property.

     (vv) Except as set forth in Section 5(vv) of the Disclosure Schedule, there are no outstanding fees, payments, deposits, letters of credit, bonds, or other form of monetary obligation required from the Property Owner or any Affiliate thereof to secure the performance of any existing or contemplated obligation to any Governmental Authority in connection with the development, construction, maintenance or operation of any existing or proposed improvements on the Property.

          (ww) The tax basis, accumulated depreciation, adjusted tax basis and depreciation and cost recovery methods which the Property Owner and/or the Prior Company have utilized with respect to each component of the Property as of December 31, 2001 and as of the Effective Date, both for California and Federal tax purposes, are as set forth on Section 5(ww) of the Disclosure Schedule. Except as set forth in Section 5(ww) of the Disclosure Schedule, neither the Property Owner, the Prior Company nor their respective tax matters partners have received written notice of a tax audit of any kind with respect to the Property Owner and/or the Prior Company nor has the Property Owner, the Prior Company or their respective tax matters partners received written notice with respect to a claim for assessment or collection of any tax with respect to the Property Owner and/or the Prior Company. Except as set forth in Section 5(ww) of the Disclosure Schedule, the Property Owner, the Prior Company and their respective tax matters partners have no outstanding agreements or waivers extending or waiving any statute of limitations with respect to the collection or assessment of any tax with respect to the Property Owner, the Prior Company or any of their respective direct or indirect members, partners or shareholders. The Maguire Members have delivered to RECP for inspection true and correct copies of the California and Federal income tax returns of the Property Owner and the Prior Company for the years 2000, 1999 and 1998, and the Maguire Members agree that they shall promptly deliver copies of prior year returns upon the request of RECP at any time hereafter. The Property Owner and the Prior Company have completed their California and Federal 2001 tax returns, and delivered copies thereof to RECP prior to the date hereof, and such 2001 returns accurately reflect the adjusted tax basis of the Property and the component parts thereof for California and Federal tax purposes and the depreciation and cost recovery methods utilized by the Property Owner and/or the Prior Company.

          (xx) The Maguire Members have delivered or made available to RECP or Beta West for inspection (a) all material information in the possession of the Maguire Members and their Affiliates that (a) relates to the physical condition of the Property, including, without limitation, the results of all soils tests, geological reports, environmental assessments (which may include Phase I and Phase II studies), structural or other inspection reports, (b) copies of all current and proposed operating and capital budgets, (c) the last annual CAM reconciliation report and an estimate of such CAM reconciliations for the current year, and (d) all of the following with respect to the Property: (i) a complete set of architectural and structural plans and specifications (including, to the extent available, mechanical, electrical and plumbing plans and specifications), any tenant improvement plans and specifications, permits, certificates of occupancy and all inspection reports or notices of noncompliance issued by any private or Governmental Authority, and (ii) a report containing the as-built floor plans and usable and rentable square footage of the Property.

          (yy) Neither the Operating Agreement, this Agreement nor any other Transaction Documents nor any certificate, instrument or statement furnished or made to RECP by or on behalf of the Company in connection with the investment by RECP in the Company contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances in which they were made, not misleading in a material respect.

          (zz) Except as set forth in Section 5(zz) of the Disclosure Schedule or in the Indebtedness Documents, the Maguire Members and the Companies (other than the

Property Owner) have no debts, liabilities or obligations, whether known, unknown, accrued, absolute, contingent or otherwise, and whether due or to become due, other than, solely with respect to the Maguire Members, contingent obligations and liabilities (which do not include liabilities of or with respect to borrowed money) incurred in the ordinary course of business in connection with their ownership of interests in the Property or the Wells Fargo Center in downtown Los Angeles, California.

          (aaa) All the representations and warranties made by Maguire, the Maguire Members, any of the Companies or any of their respective Affiliates to the lenders in the New Subordinated Debt documents and in any amendment to the Existing Mortgage Debt documents are true and correct in every material respect.

     6. INTEREST RATE CAP. On or prior to the Effective Date, the Maguire Members shall, on behalf of and for the benefit of the Senior Mezzanine Borrower and the Junior Mezzanine Borrower, purchase and thereafter maintain in effect in accordance with the Loan Documents until the third anniversary of the Effective Date (or the date on which the Property is sold, if earlier), an interest rate cap agreement with a counterparty acceptable to the Senior Mezzanine Lender and the Junior Mezzanine Lender and having a credit rating of at least "AA" from Standard & Poor's (the "Interest Rate Cap"). The Interest Rate Cap shall have a term of at least 36 months commencing on the Effective Date and a notional amount equal to the combined principal amount of the New Mezzanine Debt on the Effective Date. The Maguire Members shall on or prior to the delivery of an Extension Notice extend the term of the Interest Rate Cap for an additional one year period covering a notional amount equal to the combined principal amount of the New Mezzanine Debt as of the date of the Extension Notice (any such extension to the Interest Rate Cap, a "Supplemental Cap"). The Interest Rate Cap shall have a LIBOR strike price of 400 basis points for the first year, 500 basis points for the second year and 600 basis points for the third year and the Supplemental Cap shall have a LIBOR strike price of 500 basis points. The Interest Rate Cap and Supplemental Cap shall be paid for by the Maguire Members in full in advance as set forth above, shall be collaterally assigned by the Maguire Members, and, if necessary, the Senior Mezzanine Borrower and the Junior Mezzanine Borrower, to the Senior Mezzanine Lender and the Junior Mezzanine Lender as security for the New Subordinated Debt in a manner satisfactory to the Senior Mezzanine Lender and the Junior Mezzanine Lender. The failure by the Maguire Members to purchase or maintain the Interest Rate Cap or any Supplemental Cap in accordance with the foregoing shall constitute a Trigger Event; provided, however, if such Supplemental Cap or Interest Rate Cap no longer satisfies the requirements under the Loan Documents other than due to any action or omission of the Maguire Members, such event shall not constitute a Trigger Event if the Maguire Members shall, not later than 3 Business Days prior to the expiration of any grace period provided for under the Loan Documents obtain a replacement Supplemental Cap or Interest Rate Cap that satisfies the requirements under the Loan Documents.

     7. INDEMNITY. The representations made by the Maguire Members in Section 6 herein shall survive for so long as RECP is a Member of the Company and has indefeasibly received the Managing Member Return, notwithstanding any investigation of such representations, and such representations and all other conditions to RECP's performance hereunder shall not be considered waived by RECP, upon execution of this Agreement or otherwise merged with any instrument of conveyance executed in connection herewith.

       In addition to any other remedies RECP may have under this Agreement and otherwise, the Maguire Members, jointly and severally, shall indemnify and hold harmless RECP against any claims, causes of action, demands, obligations, losses, diminution in value, liabilities, damages, judgments, costs and expenses (including reasonable fees and expenses of counsel) (collectively, "Losses") that RECP may suffer, sustain or become subject to as a result of (i) any misrepresentation of any of the Maguire Members representations included in
Section 5 herein; or (ii) the breach of any covenant herein including, without limitation, any Losses incurred by RECP in enforcing this indemnity. If the Maguire Members do not pay such amounts when due, the Maguire Members shall pay interest thereon at a rate of 25% per annum (compounded monthly) not to exceed the highest rate allowed by law.

       In addition, RECP on the one hand and the Maguire Members, jointly and severally, on the other hand, shall each indemnify each other for any Losses suffered, sustained or to which each such indemnified party (or its Affiliates) becomes subject as a result of any liability to the lenders of the New Subordinated Debt pursuant to the guaranties provided by such indemnified party (or its Affiliates) to the extent that a court of applicable jurisdiction makes a determination, from which no appeal can be made, that such liability results from actions of the indemnifying party (or the indemnifying party's Affiliates).

       With respect to any claims of third parties covered under this indemnity (a "Third Party Claim"), the following terms and conditions shall control:

              (a) The indemnifying party (the "Indemnitor") shall give the indemnified party (the "Indemnitee") prompt written notice of any Third Party Claim. Any such notice shall identify with reasonable specificity the basis for the Third Party Claim, the facts giving rise to the Third Party Claim, and the amount of the Third Party Claim (or, if such amount is not yet known, a reasonable estimate of the amount of the Third Party Claim). The Indemnitee shall make available to the Indemnitor copies of all relevant documents and records in its possession. Failure to give prompt notice shall not relieve the Indemnitor of its obligation to indemnify except if and to the extent that the Indemnitor is actually prejudiced by the delay in giving notice. The Indemnitor shall be entitled to defend or prosecute the Third Party Claim at its expense and through counsel of its own choosing, reasonably acceptable to Indemnitee, if the Indemnitor gives written notice to the Indemnitee of its intention to do so no later than the fifteenth day following receipt of such notice of the Third Party Claim, provided, however, that the Indemnitee shall have the right
(i) to participate through counsel of its own choosing at its own expense; and
(ii) to assume control of the defense and prosecution of the Third Party Claim, at the Indemnitor's expense, if there is a conflict of interest between the Indemnitor and Indemnitee in connection with the defense or prosecution of such Third Party Claim.

              (b) If the Indemnitor, within 15 days after notice of any Third Party Claim, fails to assume the defense in accordance with the provisions above, the Indemnitee shall have the right, at the expense of the Indemnitor, to undertake the prosecution, defense, compromise or settlement of the Third Party Claim.

              (c) The Indemnitor shall not, without the written consent of the Indemnitee settle or compromise any Third Party Claim or consent to the entry of judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to Indemnitee of an unconditional release from all liability in respect of the Third Party Claim (and will contain no restriction on Indemnitee's operation of its business).

     8. MAGUIRE POST CLOSING OBLIGATIONS. The Maguire Members shall perform or cause to be performed the following actions at their sole cost and expense:
(a) as promptly as practicable after the Effective Date, New Hope Place shall be dedicated to the City of Los Angeles as a public right-of-way and a release from the Covenants and Agreement Regarding Conditions of Street Vacation (as defined therein) recorded as Instrument No. 87-853242 on May 29, 1987 shall be obtained from the City of Los Angeles and thereafter recorded; (b) as promptly as practicable after the Effective Date, a termination or modification of the existing Covenant and Agreement Regarding Maintenance of Off-Street Parking Space (as defined therein) recorded as Instrument No. 90-976086 on May 31, 1990 shall be obtained from the City of Los Angeles and a replacement covenant shall be recorded requiring the maintenance of 927 usable and accessible parking spaces at 524 Flower Street for the benefit of 633 West Fifth Street, or a minimum of 942 usable and accessible parking spaces shall be provided at 524 South Flower Street for the benefit of the property located at 633 West Fifth Street; (c) as promptly as practicable after the Effective Date record a clarification/correction of the legal descriptions of Parcels A, B-1, B-3 and C (Parcel A is the Driveway to Subsurface, parcels B-1 and B-2 are Pedestrian Access to and from Garage for Staircase, Elevator or Escalator and Parcel C is Library Plaza Footprint (as defined in Exhibit A of that certain Grant Deed (Garage Plaza Parcel) recorded as Instrument No. 87-853230 on May 29, 1987)) such that these legal descriptions are revised to describe the actual locations of the existing improvements constructed on the Garage Plaza Parcel; (d) as promptly as practicable after the Effective Date, (I) secure and provide the RECP written documentation from the City of Los Angeles Fire Department ("LAFD") indicating that no further action is required with respect to the release from a leaking underground storage tank ("LUST") that occurred in or about 1987 and written confirmation that the LAFD has closed the LUST case or otherwise removed the Property from the LAFD's "open" LUST case list, and (II) take all steps necessary either to have the Property removed from the State of California LUST and CORTESE environmental databases or to have such databases indicate that the LUST release which gave rise to the listing of the Property on such databases has been closed; (e) within 60 days following the Effective Date, complete the actions listed on the "Immediate Repairs and Deferred Maintenance Cost Estimates" portion of Annex 1 to Schedule 4 herein; and (f) within 6 months of the Effective Date, complete the actions listed on the "Short Term (0-1 Year) Cost Estimate" portion of Annex 1 to Schedule 4 herein.

     9. AUTHORIZED SIGNATORIES. The persons executing this Agreement for and on behalf of the Company each represent that they have the requisite authority to bind the Company.


     10. EXPENSES. The Company agrees to pay on demand all out-of-pocket expenses (including the reasonable fees and expenses of attorneys) in any way relating to the enforcement or protection of the rights of any party to this Agreement. If the Company does not pay such expenses upon demand, the Company shall pay interest thereon at a rate of 25% per annum (compounded monthly) not to exceed the highest rate allowed by law.

     11. NO WAIVER; CUMULATIVE RIGHTS. No failure on the part of RECP to exercise, and no delay in exercising, any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power by RECP hereunder preclude any other or future exercise of any right, remedy, or power by RECP. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity.

     12. ASSIGNMENT. This Agreement shall be binding upon the Company and the Maguire Members and upon their successors and assigns and shall inure to the benefit of and be enforceable by RECP and its respective transferees, successors and assigns under the Operating Agreement and the other Transaction Documents. The Company and the Maguire Members may not assign, transfer or delegate their respective rights, interests or obligations, in whole or in part, under this Agreement to any other Person, and any purported assignment or delegation hereof in violation of the foregoing shall be null and void. Subject to the foregoing, without limiting the effect of specific references in any provision of this Agreement, all references herein to the Company and the Maguire Members shall be deemed to include their respective heirs, executors, administrators, legal representatives, successors and permitted assigns, all of whom shall be bound by the provisions of this Agreement. The successors and permitted assigns of the Company and the Maguire Members shall include, without limitation, their respective receivers, trustees or debtors-in-possession.

     13. HEADINGS AND CAPTIONS. All headings and captions contained in this Agreement are inserted for convenience only and shall not be deemed a part of this Agreement.

     14. VARIANCE OF PRONOUNS. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or entity may require.

     15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law provisions thereof.

     17. CONSENT TO JURISDICTION. To the fullest extent permitted by law, the Company hereby irrevocably consents and agrees, for the benefit of each party, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, and with respect to the enforcement, modification, vacation or correction of an award rendered in an arbitration proceeding, shall be brought in any city, state or federal court located in the Borough of Manhattan, The City of New York (a "New York Court"), and hereby irrevocably accepts and submits to the jurisdiction of each such New York Court with respect to any such action, suit or proceeding. The Company hereto also hereby irrevocably consents and agrees, for the benefit of each other party, that any legal action, suit or proceeding against it shall be brought in any New York Court, and hereby irrevocably accepts and submits to the exclusive jurisdiction of each such New York Court with respect to any such action, suit or proceeding. The Company hereto waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings brought in any such New York Court and hereby further waives and agrees not to plead or claim in any such New York Court that any such action, suit or proceeding brought therein has been brought in an inconvenient forum. Each party agrees that (i) to the fullest extent permitted by law, service of process may be effectuated hereinafter by mailing a copy of the summons and complaint or other pleading by certified mail, return receipt requested, at its address set forth above and (ii) all notices that are required to be given hereunder may be given by the attorneys for the respective parties.

     18. NO THIRD PARTY BENEFICIARIES. Except as expressly stated herein, this Agreement is not intended and shall not be construed as granting any rights, benefits or privileges to any Person not a party to this Agreement.

     19. CONSTRUCTION OF DOCUMENTS. The parties hereto acknowledge that they were represented by separate and independent counsel in connection with the review, negotiation and drafting of this Agreement and that this Agreement shall not be subject to the principle of construing its meaning against the party that drafted same.

     20. EFFECTIVENESS; TERMINATION. The obligations of the Company and the Maguire Members under this Agreement shall terminate upon the indefeasible redemption or purchase of the Managing Member Interests pursuant to the Operating Agreement or the Option Agreement. This Agreement shall become effective with respect to the Company and the Maguire Members upon its execution by the Company and the Maguire Members and except as otherwise provided herein shall continue in full force and effect and may not be terminated or otherwise revoked. If, notwithstanding the foregoing, the Company and the Maguire Members shall have any right under applicable law to determine or revoke this Agreement, each of the Company and the Maguire Members agrees that such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto, signed by the Company or the Maguire Members, as appropriate, is actually received by RECP. Such notice shall not affect the right and power of RECP to enforce rights arising prior to receipt of the notice.

     21. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OF (B) IN ANY WAY CONNECTED OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE COMPANY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE

PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

     22. VALIDITY; SEVERABILITY. Every provision of this Agreement is intended to be severable. The invalidity, illegality and unenforceability of any particular provision of this Agreement in any jurisdiction shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid, illegal or unenforceable provision were omitted and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the invalid, illegal or unenforceable provisions.

     23. ENTIRETY. This Agreement, together with the Operating Agreement and the Option Agreement and any schedules and exhibits hereof and thereof, represent the entire agreement of the parties hereto, and supersede all prior and contemporaneous oral, and all prior written, agreements and understandings, if any, including any commitment letters or correspondence relating to the subject matter hereof or thereof or the transactions contemplated herein.

     24. AMENDMENTS, WAIVERS AND CONSENTS. Neither this Agreement nor any of the terms hereof may be amended, changed, waived, discharged or terminated, nor shall any consent or approval of RECP be granted hereunder, unless such amendment, change, waiver, discharge, termination, consent or approval is in writing signed by RECP. No waiver of any provision hereof by any party hereto shall be deemed a waiver by any other party nor shall any such waiver by any party be deemed a continuing waiver of any matter by such party.

     25. FURTHER ASSURANCES. The Company and the Maguire Members agree to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as, in the reasonable judgment of RECP, may be necessary or advisable to carry out the intent and purpose of this Agreement.

     26. TIME IS OF THE ESSENCE. Time is of the essence with respect to any of the matters set forth in this Agreement.

     27. NOTICES. All notices or other written communications hereunder shall be made in accordance with Section 14.2 of the Operating Agreement.

                                 [END OF TEXT]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day first written above.

MAGUIRE PARTNERS-HOPE PLACE, LTD.,
a California limited partnership

By:  MAGUIRE PARTNERS BGHS, LLC
     a California limited liability company,
     its Managing Member

     By: MAGUIRE PARTNERS SCS, INC.
         a California corporation,
         its Manager


         By: /s/ Robert F. Maguire III
             -------------------------
         Name: _______________________
         Title: ______________________


MAGUIRE PARTNERS BGHS, LLC,
a California limited liability company

By:  MAGUIRE PARTNERS SCS, INC.
     a California corporation,
     its Manager


     By: /s/ Robert F. Maguire III
         -------------------------
         Name: _______________________
         Title: ______________________



BUNKER HILL EQUITY, LLC,
a Delaware limited liability company

By: MAGUIRE PARTNERS BGHS, LLC
    a California limited liability company

    By: MAGUIRE PARTNERS SCS, INC.
        a California corporation,
        its Manager


        By: /s/ Robert F. Maguire III
            -------------------------
         Name: _______________________
         Title: ______________________

RECP:

RECP LIBRARY LLC,
a Delaware limited liability company


By: /s/ Robert F. Cavanaugh
    ------------------------
Name:  Robert F. Cavanaugh
Title: Treasurer

                                                                [EXECUTION COPY]


                       ENVIRONMENTAL INDEMNITY AGREEMENT

This ENVIRONMENTAL INDEMNITY AGREEMENT is made as of the 27th day of March, 2002 (the "Agreement"), among BUNKER HILL EQUITY, LLC, a Delaware limited liability company, having its principal place of business c/o Maguire Partners, 555 West Fifth Street, Suite 5000, Los Angeles, California 90013 (the "Company"), Maguire Partners-Hope Place, Ltd., a California limited partnership having an address c/o Maguire Partners, 555 West Fifth Street, Suite 5000, Los Angeles, California 90013 ("MP"), Maguire Partners, 555 West Fifth Street, Suite 5000, Los Angeles, California 90013 ("BGHS" and together with MP, the "Maguire Members"), Robert F. Maguire III, a resident of the State of California, having an address c/o Maguire Partners, 555 West Fifth Street, Suite 5000, Los Angeles, California 90013 ("Maguire" and collectively with the Maguire Members and the Company, the "Indemnitors" and each an "Indemnitor") in favor of RECP Library LLC, a Delaware limited liability company, having an address c/o DLJ Real Estate Capital Partners, Inc., 2121 Avenue of the Stars, Los Angeles, California 90067 (together with its successors, assigns and transferees, the "Indemnitee") and other Indemnified Parties (as defined below).


                             W I T N E S S E T H :

     WHEREAS, Indemnitee has entered into a limited liability company agreement, dated as of the date hereof (the "Operating Agreement") of Bunker Hill Equity, LLC, a Delaware limited liability company ("Company") with the Maguire Members and the Special Member (as defined therein);

     WHEREAS, Indemnitee will be issued limited liability company interests (the "Managing Member Interests") in the Company pursuant to, and subject to the terms and conditions of, the Operating Agreement and the Contribution Agreement between the Company, the Maguire Members and Indemnitee, dated as of the date hereof (the "Contribution Agreement") in return for a $60,000,000 cash contribution (such contribution, together with any subsequent Capital Contributions, the "Contribution");

     WHEREAS, Maguire owns, directly or indirectly, an interest in the Company, and the Company, through its direct and indirect subsidiaries (collectively and together with the Company, the "Companies"), owns the Property (as defined in the Operating Agreement);

     WHEREAS, the obligation of Indemnitee to make the Contribution pursuant to the Contribution Agreement is conditioned, among other things, on the execution and delivery by the Indemnitors of this Agreement;

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Indemnitor hereby represents, warrants, covenants and agrees for the benefit of the Indemnified Parties as follows:

     1. Environmental Representations and Warranties. Except as otherwise disclosed on Schedule 1 attached hereto and made part hereof with respect to the Property, (a) there are no Hazardous Substances (defined below) or underground storage tanks in, on, or under the Property, except those that are (i) in compliance with all Environmental Laws (defined below) and with permits issued pursuant thereto or (ii) fully disclosed to Indemnitee in writing in Schedule 1;
(b) there are no past, present or threatened Releases (defined below) of Hazardous Substances in, on, under, or from the Property which either have not been fully remediated in accordance with Environmental Law or which currently violate applicable Environmental Law; (c) there is no threat of any Release of Hazardous Substances migrating to the Property that is reasonably likely to result in a requirement to remediate the Property; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property which remain outstanding or unresolved;
(e) Indemnitors have not received any written notice or other communication from any Person (including but not limited to a Governmental Authority) relating to Hazardous Substances or Remediation (defined below) thereof, of possible liability of any Person pursuant to any Environmental Law in connection with the Property, which could reasonably be expected to give rise to liability or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) Indemnitors have provided to Indemnitee, in writing, any and all material information relating to conditions in, on, under or from the Property that is known to Indemnitor, including but not limited to any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property.

     2. Environmental Covenants. Each Indemnitor covenants and agrees that: (a) all uses and operations on or of the Property, whether by any of the Indemnitors or any other Person, shall be in compliance in all material respects with all applicable Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from the Property except for Releases that are in compliance with applicable Environmental Laws or a permit issued pursuant to applicable Environmental Laws; (c) there shall be no Hazardous Substances in, on, or under the Property, except those that are (I) stored and maintained in compliance with all Environmental Laws and with permits issued pursuant thereto and (II) are required for the operation and maintenance of the Property; (d) Indemnitors shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Indemnitors or of any other Person (the "Environmental Liens"); (e) each Indemnitor shall, at its sole cost and expense (except as otherwise provided herein), fully and expeditiously cooperate in all activities pursuant to Section 3 of this Agreement, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) each Indemnitor shall, at its sole cost and expense (except as otherwise provided herein), perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Indemnitee (including but not limited to sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), and share with Indemnitee a copy of each of the final reports and other results thereof, and Indemnitee and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof; provided, however, that Indemnitors shall not be required to perform any such environmental site assessment or provide any such report more than two times during the term Indemnitee holds any Managing Member Interest unless (I) a Trigger Event has occurred and is continuing or (II) Indemnitee has reason to believe that a Release in violation of applicable Environmental Law, or any other material violation of applicable Environmental Law, has occurred and is continuing; (g) each Indemnitor shall, at its sole cost and expense, comply with all reasonable written requests of Indemnitee to (I) effectuate Remediation of any condition (including but not limited to a Release of a Hazardous Substance) in, on, under or from the Property required by applicable Environmental Laws;
(II) comply with any Environmental Law; and (III) comply with any lawful, written directive from any Governmental Authority; (h) Indemnitors shall not do, or knowingly permit any tenant of the Property to do, any act in violation of Environmental Laws or which otherwise introduces Hazardous Substances on the Property (except to the extent that the same is in the ordinary course of business and in compliance with applicable Environmental Laws), or violates any covenant, condition, agreement or easement applicable to the Property relating to Environmental Laws or Hazardous Substances; and (i) each Indemnitor shall, promptly after acquiring written knowledge of same, notify Indemnitee in writing of (I) any presence of Hazardous Substances or Releases or threatened Releases of Hazardous Substances in, on, under, or from the Property; (II) any non-compliance with any Environmental Laws that reasonably could adversely impact the Property; (III) any actual Environmental Lien imposed on the Property; (IV) any required or proposed Remediation of environmental conditions relating to the Property; and (V) any written notice from any source whatsoever (including but not limited to a governmental entity) relating in any way to Hazardous Substances adversely affecting the Property or Remediation thereof, any alleged or actual Environmental Liabilities relating to the Companies or the Property, the presence of Hazardous Substances or Remediation thereof, possible liability of any Person, pursuant to any Environmental Law, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Agreement.

     3. Indemnitee/Cooperation and Access. In the event that Indemnitee has reason to believe that an environmental hazard exists on the Property that does not, in the sole discretion of the Indemnitee, endanger any tenants or other occupants of the Property or their guests or the general public or materially and adversely affect the value of the Property, upon reasonable notice from the Indemnitee, Indemnitors shall, at Indemnitors' expense, promptly cause a qualified engineer or consultant to conduct any environmental assessment or audit (the scope of which shall be determined in the sole discretion of Indemnitee) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing requested by Indemnitee and promptly deliver the results of any such assessment, audit, sampling or other testing; provided, however, if such results are not delivered to Indemnitee within a reasonable period or if Indemnitee has reason to believe that an environmental hazard exists on the Property that, in the sole judgment of Indemnitee, endangers any tenant or other occupant of the Property or their guests or the general public or may materially and adversely affect the value of the Property, upon reasonable prior written notice to the Indemnitors, Indemnitee and any other Person designated by Indemnitee, including but not limited to any receiver, any representative of a governmental entity, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in the sole discretion of Indemnitee) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing. Indemnitors shall cooperate in all reasonable respects with and provide Indemnitee and any such Person designated by Indemnitee with access to the Property.

     4. Indemnification. Each Indemnitor covenants and agrees, at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses (defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Substances in, on, above, or under the Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property; (c) any activity by any of the Indemnitors, any Affiliate of any of the Indemnitors, and any tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property; (d) any activity by any of the Indemnitors, any Affiliate of any of the Indemnitors, and any tenant or other user of the Property in connection with any actual or proposed Remediation of any Hazardous Substances from the Property at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (e) any past, present, threatened or alleged non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including but not limited to any failure by any of the Indemnitors, any Affiliate of any Indemnitor, and any tenant or other user of the Property to comply with any order of any Governmental Authority in connection with any Environmental Laws; (f) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement;
(h) any acts of Property Owner, the other Companies, Indemnitors, any Affiliate of Indemnitors, and any tenant or other user of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances from the Property at any facility or incineration vessel containing such or similar hazardous materials;
(i) any acts of Property Owner, the other Companies, Indemnitors, any Affiliate of Indemnitors, and any tenant or other user of the Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation of the Property; (j) any personal injury, wrongful death, or property or other damage at, to or regarding the Property and arising under any statutory or common law or tort law theory arising from the violation of any applicable Environmental Law, including but not limited to damages arising from the violation of any applicable Environmental Law assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property; (k) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement, the Operating Agreement or any other Transaction Document relating to environmental matters, except as specifically provided below or in Section 9 hereof; (l) any and all matters or obligations arising under the Environmental Indemnity Agreement, dated as of the date hereof, among Bunker Hill Senior Mezzanine, LLC, Maguire, DLJ Real Estate Capital Partners
II, L.P. and Column Financial, Inc. and any replacements thereof in connection with any refinancing of the mezzanine debt related thereto; (m) any and all matters or obligations arising under the Environmental Indemnity Agreement, dated as of the date thereof, among Bunker Hill Junior Mezzanine, LLC, Maguire, DLJ Real Estate Capital Partners II, L.P. and Column Financial, Inc. and any replacements thereof in connection with any refinancing of the mezzanine debt related thereto, and (n) any actual, threatened or alleged Environmental Liabilities.

     All liabilities and obligations of Indemnitors under this Section 4 are herein referred to collectively as the "Indemnified Obligations". Indemnitors agree to pay to the Indemnified Parties and reimburse the Indemnified Parties for, on demand and in immediately available funds (l) all fees, costs and expenses (including, without limitation, all court costs and reasonable attorneys' and paralegals' fees, costs and expenses) paid or incurred by any of the Indemnified Parties in: (x) endeavoring to collect all or any part of the Indemnified Obligations from, or in prosecuting any action against, any Indemnitor; and (y) preserving, protecting or defending the enforceability of, or enforcing, this Agreement or their rights hereunder against Indemnitors.

     5. Duty to Defend and Attorneys and Other Fees and Expenses. Upon written request by any Indemnified Party, Indemnitors shall defend any Legal Activities constituting Indemnitees Obligation (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties which approval shall not be unreasonably withheld. Notwithstanding the foregoing, the Indemnified Parties may, if the Indemnified Parties determine in good faith that there is a conflict, engage their own attorneys and other professionals to defend or assist them, at Indemnitor's cost, and, at the option of the Indemnified Parties, their attorney shall control the resolution of any claim or proceeding against the Indemnified Parties, providing that no compromise or settlement shall be entered without Indemnitors' consent, which consent shall not be unreasonably withheld. Indemnitors shall not be liable for the fees of more than one attorney on behalf of all Indemnified Parties. If Indemnitors have not undertaken to defend any Indemnified Party as required pursuant to the terms of this Agreement within 15 days after notice, upon demand, Indemnitors shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith. Indemnitors shall not, without the written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of an unconditional release from all liability in respect of such claim (and will contain no restriction on the Indemnified Party's operation of its business).

     6. Definitions. Capitalized terms used herein and not specifically defined herein shall have the respective meanings ascribed to such terms in the Operating Agreement. As used in this Agreement, the following terms shall have the following meanings:

          (a) "Environmental Law" means any present and future federal, state and local laws, statutes, codes, ordinances, rules, regulations and the common law, relating to pollution or protection of human health or the environment, regulating Hazardous Substances, relating to liability for or costs of other actual or threatened danger to human health or the environment and includes but is not limited to the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act (to the extent the same relates to Hazardous Substances); the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act.

          (b) "Environmental Law" also includes, but is not limited to, any present and future federal, state and local laws, statutes, codes, ordinances, rules, regulations, permits or authorizations and the common law that (a) condition transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the Property; (b) require notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property; (c) impose conditions or requirements in connection with permits or other authorization for lawful activity relating to Hazardous Substances; or (d) relate to wrongful death, personal injury or property or other damage relating to Hazardous Substances.

          (c) "Environmental Liabilities" means any claims, judgments, damages (including punitive and consequential damages), losses, penalties, fines, liabilities, obligations, liens, violations, costs and expenses (including attorney's fees, consultants' fees and engineering fees) incurred directly or indirectly as a result of or relating to (i) the existence of Hazardous Substances in, on, under, at or emanating from the Property, (ii) any non-compliance with, or violation of, or liability imposed by, any Environmental Law, or (iii) the off-site transportation, treatment, storage or disposal of Hazardous Substances or at or from the Property.

          (d) "Hazardous Substances" means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified, or regulated as pollutants, contaminants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have an adverse impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in office buildings for the purposes of cleaning or other maintenance or operations and which otherwise are maintained, stored, used, and discarded in compliance with all applicable Environmental Laws.

          (e) "Indemnified Parties" (or individually an "Indemnified Party") means Indemnitee and any person or entity who is or will have been involved in the Contribution, persons and entities who may hold or acquire or will have held a full or partial interest in the Managing Member Interests, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Managing Member Interests for the benefit of third parties as well as the respective directors, officers, shareholders, members, partners, employees, agents, servants representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to any other person or entity who holds or acquires or will have held a participation or other full or partial interest in the Managing Member Interest) including, but not limited to any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee's assets and business.

          (f) "Legal Action" means any claim, suit or proceeding, whether administrative or judicial in nature.

          (g) "Losses" means any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, diminutions in value incurred by Indemnified Parties, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement (provided the same was approved by Indemnitors if such approval is required hereunder), litigation costs, reasonable attorneys' fees, engineers' fees, environmental consultants' fees, and investigation costs (including but not limited to costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas performed in accordance with the terms hereof), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgements or awards.

          (h) "Release" means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of regulated Hazardous Substances into the environment.

        (i) "Remediation" means any response, remediation, removal, or corrective action, any activity, any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance, any actions to prevent, cure or mitigate any Release of any Hazardous Substance, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to any other requirement imposed under applicable Environmental Laws.

     7. Unimpaired Liability. The liability of each Indemnitor under this Agreement shall in no way be limited or impaired by, and each Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Operating Agreement or any other Transaction Document by the parties thereto. In addition, the liability of each Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Operating Agreement or any other Transaction Document, (ii) any sale or transfer of all or part of the Property except as set forth in Section 9 hereof, (iii) any exculpatory provision in any Transaction Document limiting Indemnitee's recourse to the Property or for payments due thereof, or limiting Indemnitee's rights in any manner, (iv) the accuracy or inaccuracy of the representations and warranties made by each Indemnitor or the Company under the Operating Agreement or any other Transaction Document or herein, (v) the release of each Indemnitor or Company or any other Person from Performance or observance of any of the agreements, covenants, terms or condition contained in any Transaction Document by operation of law, Indemnitee's voluntary act, or otherwise; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.

     8. Enforcement. Indemnified Parties may enforce the obligations of Indemnitors without first resorting to or exhausting any security or reserves or any amounts deposited in escrow under any of the Transaction Documents, provided, however, that nothing herein shall inhibit or prevent Indemnitee from enforcing its rights and remedies under any other Transaction Document. Except as otherwise provided herein, it is not necessary for a Trigger Event to have occurred for Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Transaction Documents, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision in any Transaction Document; except as otherwise provided herein, Indemnitors are fully and personally liable for their obligations, and such liability is not limited to the Managing Member Return or the value of the Property.

     9. Survival. Except as otherwise provided in this Agreement, the obligations and liabilities of Indemnitors under this Agreement shall fully survive the transfer or indefeasible redemption or purchase the Managing Member Interest. Notwithstanding the provisions of this Agreement to the contrary, the liabilities and obligations of Indemnitor under this Agreement shall not apply if such liabilities and obligations arose directly as the result of any gross negligence or willful misconduct of the Indemnified Parties.

     10. Interest. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within thirty (30) days of such demand therefor, shall bear interest at a rate per annum of 25% (compounded monthly) (the "Interest Rate"), provided, however, that if the Interest Rate exceeds the maximum interest rate permitted under applicable law, then the Interest Rate shall be the maximum interest rate permitted under applicable law.

     11. Waivers. Indemnitors hereby waive and relinquish, to the fullest extent permitted by law, (i) any right or claim of right to cause a marshaling of Indemnitors' assets (ii) all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation which Indemnitors may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or other Indemnified Parties; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or other Indemnified Parties; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, each Indemnitor hereby agrees to postpone the exercise of any rights of subrogation against the Company in respect of its obligations under this Agreement until the earlier of (a) indefeasible redemption of the Managing Member Interests pursuant to the terms of the Operating Agreement or (b) the indefeasible purchase of the Managing Member Interests pursuant to the Option Agreement.

     12. Subrogation. Indemnitor shall take any and all reasonable actions, including institution of Legal Action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such persons responsible for the presence of any Hazardous Substances at, in, on, under or near the Property or otherwise obligated by law to bear the cost. Indemnified Parties shall be and hereby are subrogated to all of Indemnitors' rights now or hereafter in such claims.

     13. Indemnitor's Representations and Warranties. Each Indemnitor represents and warrants, jointly and severally with each other Indemnitor, that:

          (a) This Indemnity Agreement constitutes the valid and legally binding obligation of the Indemnitor, enforceable in accordance with its terms and conditions except insofar as such enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally and the availability of any particular equitable remedy. The Indemnitor need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Person in order to perform its obligations under this Indemnity Agreement;

          (b) Neither the execution and the delivery of this Indemnity Agreement, nor the performance of the Indemnitor's obligations hereunder will
(i) violate any statute, regulation, rule, injunction, judgment, order, decree, charge, or other restriction of any government, governmental agency, or court to which such Indemnitor is subject, (ii) to the extent the Indemnitor is an entity, violate the Organizational Documents of such entity, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice or consent which has not been given or obtained, under any agreement, contract, lease, license, instrument, or other arrangement to which the Indemnitor is a party or by which he is bound or to which any of his assets are subject;

          (c) There is no action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator involving the Indemnitor in respect of this Indemnity Agreement, and, to Indemnitor's Knowledge, no such matters are threatened;

          (d) Indemnitor does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Indemnity Agreement;

          (e) There are no actions, voluntary or involuntary, pending against the Indemnitor under any bankruptcy, reorganization, arrangement, insolvency or similar United States federal or state statutes.

     14. No Waiver. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

     15. Notice of Legal Actions. Each party hereto shall, within ten (10) business days of receipt thereof, give written notice to the other party hereto of (i) any notice, advice or other communication from any Governmental Authority or any source whatsoever with respect to Hazardous Substances on, from or affecting the Property, and (ii) any Legal Action brought against such party or related to the Property, with respect to which Indemnitor may have liability under this Agreement. Such notice shall comply with the provisions of
Section 19 hereof.

     16. Examination of Books and Records. Indemnitee and its accountants shall have the right to examine the records, books, management and other papers of each Indemnitor which reflect upon its financial condition, at the Property or at the office regularly maintained by each Indemnitor where the books and records are located. Indemnitee and its accountants shall have the right to make copies and extracts from the foregoing records and other papers.

     17. Transfer of Managing Member Interests. Indemnitee may, at any time, sell, transfer or assign the Managing Member Interests, its rights under the Operating Agreement and any other Transaction Document, and any or all servicing rights with respect thereto, or grant participations therein or pledge its interest therein. Indemnitee may forward to each acquiror and each prospective acquiror of a Membership Interest, all documents and information which Indemnitee now has or may hereafter acquire relating to Indemnitors and the Property, whether furnished by Indemnitor, any guarantor or otherwise, as Indemnitee determines necessary or desirable. Indemnitor and any guarantor agree to cooperate with Indemnitee in connection with any transfer made pursuant to this Section, including, without limitation, the delivery of an estoppel certificate and such other documents as may be reasonably requested by Indemnitee. Indemnitors shall also furnish, and Indemnitor and any guarantor hereby consent to Indemnitee furnishing to each acquiror and each prospective acquiror, any and all information concerning the financial condition of the Indemnitor and any guarantor and any and all information concerning the Property and the Leases as may be requested by Indemnitee, any acquiror or prospective acquiror in connection with any sale or transfer thereof.

     18. Taxes. Each Indemnitor has filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Indemnitors have no knowledge of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

     19. Notices. All notices or other written communications hereunder shall be made in accordance with Section 14.2 of the Operating Agreement.

     20. Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

     21. No Oral Change. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

     22. Headings, Etc. The headings and captions of various sections of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

     23. Number and Gender/Successors and Assigns/Joint and Several. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. Without limiting the effect of specific references in any provision of this

Agreement, the term "Indemnitor" shall be deemed to refer to each Indemnitor individually and all Indemnitors collectively, as the sense of a particular provision may require, and to include the successors and assigns of Indemnitor, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of Indemnitor may be assigned except with the written consent of Indemnitee. Each reference herein to Indemnitee shall be deemed to include its successors and assigns except as specifically provided in the definition or Indemnified Parties. This Agreement shall inure to the benefit of Indemnified Parties and their respective successors and assigns forever. Notwithstanding anything to the contrary contained herein, the liability and obligations of the Indemnitors under this Agreement shall be joint and several. If any Indemnitor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

     24. Release of Liability. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

     25. Rights Cumulative. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies which Indemnitee has under the Operating Agreement, any other Transaction Document or would otherwise have at law or in equity.

     26. Inapplicable Provisions. If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

     27. Construction of Documents. The parties hereto acknowledge that they were represented by separate and independent counsel in connection with the review, negotiation and drafting of this Agreement and that this Agreement shall not be subject to the principal of construing its meaning against the party that drafted same.

     28. Time is of the Essence. Time is of the essence with respect to any of the matters set forth in this Agreement.

     29. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law provisions thereof.

     30. Miscellaneous. (a) Wherever pursuant to this Agreement (i) Indemnitee exercises any right given it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Indemnitee, or (iii) any other decision or determination is to be made by Indemnitee, the decision of Indemnitee to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made my Indemnitee, shall be in the sole and absolute discretion of Indemnitee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

          (b) Wherever pursuant to this Agreement it is provided that Indemnitors pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable, out-of-pocket legal fees and disbursements of Indemnitee.

     31. No Third Party Beneficiaries. Except as expressly stated herein, this Agreement is not intended and shall not be construed as granting any rights, benefits or privileges to any Person not a party to this Agreement other than assignees, transferees or successors-in-Interests of the Managing Member Interests. Any allocation of responsibility between the parties hereunder shall not affect the rights Indemnitors or Indemnitee have against third parties.

     32.  SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

          (a) EACH INDEMNITOR, TO THE FULLEST EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (I) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT, (II) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN NEW YORK COUNTY, NEW YORK, (III) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND, (IV) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT NONE OF THEM WILL BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM. INDEMNITORS AND INDEMNITEE FURTHER CONSENT AND AGREE TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO INDEMNITORS OR INDEMNITEE, WITH COPIES TO THE REQUIRED PARTIES, AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 19 HEREOF, AND CONSENT AND AGREE THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

          (b) INDEMNITORS AND INDEMNITEE, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE RELINQUISH AND FOREVER FOREGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY ACTS OR OMISSIONS OF ANY INDEMNIFIED PARTIES IN CONNECTION THEREWITH OR ANY CONDUCT, ACT OR OMISSION OF INDEMNITEE OR INDEMNITORS OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH INDEMNITEE OR INDEMNITORS, IN EACH OF THE FOREGOING CASES RELATED THERETO, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

                         [NO FURTHER TEXT ON THIS PAGE]

     IN WITNESS WHEREOF, this Agreement has been executed by Indemnitors and is effective as of the day and year first written above.

INDEMNITORS:

MAGUIRE PARTNERS-HOPE PLACE, LTD.,
a California limited partnership

By:  MAGUIRE PARTNERS BGHS, LLC
     A California limited liability company,
     Its Managing Member

     By:  MAGUIRE PARTNERS SCS, INC.
          a California corporation,
          its Manager


          By:    /s/ Robert F. Maguire III
                 ----------------------------
          Name:
                 ----------------------------
          Title:
                 ----------------------------



MAGUIRE PARTNERS BGHS, LLC,
A California limited liability company

By:  MAGUIRE PARTNERS SCS, INC.
     A California corporation,
     Its Manager


     By:    /s/ Robert F. Maguire III
            ----------------------------
     Name:
            ----------------------------
     Title:
            ----------------------------



By:  /s/ Robert F. Maguire III
     ----------------------------
     ROBERT F. MAGUIRE III

BUNKER HILL EQUITY, LLC,
a Delaware limited liability company

By:  MAGUIRE PARTNERS BGHS, LLC
     a Member

     By:  MAGUIRE PARTNERS SCS, INC.
          its Manager


          By:    /s/ Robert F. Maguire III
                 ----------------------------
          Name:

          Title:

INDEMNITEE:

RECP LIBRARY LLC

By:  /s/ Robert F. Cavanaugh
     --------------------------
     Name: Robert F. Cavanaugh
     Title: Treasurer

                                                                [EXECUTION COPY]

                              INDEMNITY AGREEMENT

     This INDEMNITY AGREEMENT ("Indemnity Agreement") is made as of the 27th day of March, 2002, by Maguire Partners-Hope Place, Ltd., a California limited partnership having an address c/o Maguire Partners BGHS, LLC a California limited liability company having an address c/o Maguire Partners, 555 West Fifth Street, Suite 5000, Los Angeles, California 90013 ("BGHS" and together with MP, the "Maguire Members") and Robert F. Maguire III, a resident of the State of California with an address c/o Maguire Partners, 555 West Fifth Street, Suite 5000, Los Angeles, California 90013 ("Maguire" and together with the Maguire Members, the "Indemnitors" and each an "Indemnitor") in favor of RECP Library LLC, a Delaware limited liability company, having an address c/o DLJ Real Estate Capital Partners, Inc., 2121 Avenue of the Stars, Los Angeles, California, 90067 (with its successors, transferees and assigns the "RECP").

                              W I T N E S S E T H:

     WHEREAS, RECP has entered into a limited liability company agreement, dated as of the date hereof (the "Operating Agreement") of Bunker Hill Equity, LLC, a Delaware limited liability company ("Company") with the Maguire Members and the Special Member (as defined therein);

     WHEREAS, RECP will be issued limited liability company interests (the "Managing Member Interests") in the Company pursuant to, and subject to the terms and conditions of, the Operating Agreement and the Contribution Agreement between the Company, the Maguire Members and RECP, dated as of the date hereof (the "Contribution Agreement") in return for a $60,000,000 cash contribution (such contribution, together with any subsequent Capital Contributions, the "Contribution");

     WHEREAS, Maguire owns, directly or indirectly, an interest in the Company, and the Company, through its direct and indirect subsidiaries (collectively and together with the Company, the "Companies"), owns the Property (as defined in the Operating Agreement);

     WHEREAS, the obligation of RECP to make the Contribution pursuant to the Contribution Agreement is conditioned, among other things, on the execution and delivery by the Indemnitors of this Agreement;

     WHEREAS, Indemnitors are willing to execute and deliver this Indemnity Agreement, pursuant to which Indemnitors shall be liable for the Indemnified Obligations (defined below) to the extent provided herein in order to satisfy such condition precedent.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Indemnitor hereby covenants and agrees as follows:

     1. Defined Terms. Unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the meaning ascribed therefor in the Operating Agreement.

          (a)  "Expenses" has the meaning set forth in Section 3(b) hereof.

          (b) "Indemnified Persons" (each individually an "Indemnified Person") means RECP, its directors, officers, members, shareholders, controlling Persons, Affiliates, agents, representatives, employees, transferees, successors and permitted assigns.

          (c) "Indemnified Obligations" has the meaning set forth in Section 3(b) hereof.

          (d)  "Interest Rate" has the meaning set forth in Section 3(b) hereof.

          (e) "Losses" means collectively all liabilities, obligations, losses, damages (including foreseeable and unforeseeable consequential and punitive damages and any damages for the diminution in value of the Managing Member Interests), debts, claims, costs and expenses (including all reasonable attorneys' and paralegals' fees and related costs and expenses), fines, penalties and sanctions, whether direct or indirect, known or unknown, accrued, absolute or contingent, liquidated or unliquidated, in each case, suffered by the Indemnified Persons.

          (f) "Option Agreement" means that certain agreement, dated as of the date hereof, among Maguire, the Maguire Members and RECP, whereby RECP may compel Maguire to purchase the Managing Member Interests upon the occurrence of certain events provided for therein and either of the Maguire Members may require redemption by the Company or may purchase the Managing Member Interests.

     2. Term. This Indemnity Agreement shall continue in full force and effect until the earlier of: (x) the indefeasible redemption of the Managing Member Interests pursuant to the terms of the Operating Agreement or (y) the indefeasible purchase of the Managing Member Interests pursuant to the Option Agreement.

     3.   Indemnity.

          (a) Indemnitors unconditionally agree to indemnify and hold harmless the Indemnified Persons from and against all Losses imposed upon, suffered or incurred by or asserted against the Indemnified Persons as a result of, or in connection with any of the following actions committed or caused by Indemnitors, the Companies (to the extent such actions were caused by the Maguire Members or any of their respective Affiliates) or any Person controlled directly or indirectly by either Indemnitor: (a) any fraud or intentional and material misrepresentation in connection with the issuance of the Managing Member Interests; (b) any misappropriation of funds in breach of the Operating Agreement or any other Transaction Document (including proceeds paid under any insurance policies or condemnation proceedings, rents and security deposits);
(c) any willful breach of Section 6.9 or 11.1 of the Operating

Agreement; (d) any gross negligence or criminal acts resulting in forfeiture, seizure or loss of all or any portion of the Property or any direct or indirect interest therein, including, without limitation, an interest in any of the Companies; (e) directly or indirectly, challenging, hindering, obstructing or delaying or causing any of the Companies to challenge, hinder, obstruct or delay the right of RECP, (I) upon the occurrence of a Trigger Event or during a Suspension Period, to sell or refinance the Property or recapitalize any of the Companies; or (II) upon the occurrence of a Trigger Event, to assume unfettered control of the Company including, without limitation, revoking any powers or duties delegated or granted to Maguire, either of the Maguire Members or any of their Affiliates under the Operating Agreement or any other Transaction Document; (f) gross physical waste of the Property, (g) any act or omission that causes the non-recourse obligations under any Loan Documents to become a recourse obligation of any of the Companies, RECP or any Affiliate of RECP and solely with respect to any obligation becoming recourse to any of the Companies, if Maguire or his Affiliates fail to pay or satisfy such recourse obligation in full on behalf of the Companies within any cure or grace period permitted under the applicable Loan Document; (h) any recourse obligation (including, without limitation, guarantees) of the Maguire Members or any of their Affiliates, under the Loan Documents is assumed or performed by RECP pursuant to Sections 2.8(g) or 8.3 of each of the Junior Mezzanine Loan Agreement or the Senior Mezzanine Loan Agreement; and (i) any misrepresentation of the representations included in Section 5(zz) of the Contribution Agreement.

         (b)  All liabilities and obligations of the Indemnitors under this
Section 3 are herein referred to collectively as the "Indemnified Obligations". Indemnitors shall pay to the Indemnified Persons, on demand and in immediately available funds, the full amount of the Indemnified Obligations. Indemnitors further agree to pay to the Indemnified Persons and reimburse the Indemnified Persons for, on demand and in immediately available funds (i) all fees, costs and expenses (including, without limitation, all court costs and reasonable attorneys' and paralegals' fees, costs and expenses) paid or incurred by any of the Indemnified Persons in: (x) endeavoring to collect all or any part of the Indemnified Obligations from, or in prosecuting any action against, Indemnitors; and (y) preserving, protecting or defending the enforceability of, or enforcing, this Indemnity Agreement or their rights hereunder against Indemnitors (all such costs and expenses are hereinafter referred to as the "Expenses") and (ii) interest on the Indemnified Obligations and the Expenses, from the date that is 3 days after the date on which RECP makes a specific demand for payment of Losses under this Indemnity Agreement until paid in full, at the rate per annum of 25% per annum, compounded monthly (the "Interest Rate"), provided, however, that if the Interest Rate exceeds the maximum interest rate permitted under applicable law, then the Interest Rate shall be the maximum interest rate permitted under applicable law. Indemnitors hereby agree that this Indemnity Agreement is an absolute agreement to pay and guaranty of payment and is not a guaranty of collection.

         (c) The obligations and liabilities under this Section 3 arising out of claims of third parties (a "Third Party Claim"), shall be subject to the following terms and conditions:

         (i) The Indemnified Person shall give the Indemnitors written notice of any Third Party Claim. Any such notice shall identify with reasonable specificity the basis for the Third Party Claim, the facts giving rise to the Third Party Claim, and the amount of the Third Party Claim (or, if such amount is not yet known, a reasonable estimate of the amount of the Third Party Claim). The Indemnified Person shall make available to the Indemnitors copies of all relevant documents and records in its possession. Failure to give notice shall not relieve the Indemnitors of their obligation to indemnify except if and to the extent that the Indemnitors are actually materially prejudiced by the delay in giving notice. The Indemnitors shall be entitled to defend or prosecute the Third Party Claim at its expense and through counsel of their own choosing, reasonably acceptable to the Indemnified Person, if the Indemnitors give written notice to the Indemnified Person of its intention to do so no later than the fifteenth day following receipt of such notice of the Third Party Claim, provided, however, that the Indemnified Person shall have the right (i) to participate through counsel of its own choosing at its own expense; and (ii) to assume control of the defense and prosecution of the Third Party Claim, at the Indemnitors' expense, if there is a conflict of interest between the Indemnifying Person and the Indemnitors in connection with the defense or prosecution of such Third Party Claim.

          (ii) If the Indemnitors, within 15 days after notice of any Third Party Claim, fail to assume the defense in accordance with Section 3(c)(i), the Indemnified Person shall have the right, at the expense of the Indemnitors, to undertake the prosecution, defense, compromise or settlement of the Third Party Claim.

          (iii) The Indemnitors shall not, without the written consent of the Indemnified Person, settle or compromise any Third Party Claim or consent to the entry of judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Person of an unconditional release from all liability in respect of the Third Party Claim (and will contain no restriction on the Indemnified Person's operation of its business).

     4. Obligations Unconditional. The Indemnitors hereby agree that their obligations under this Indemnity Agreement shall be unconditional, irrespective of:

          (a) the validity, enforceability, avoidance, novation or subordination of any of the Indemnified Obligations by or against the Company or any other person or entity (other than Indemnitors);

          (b) the absence of any attempt by, or on behalf of, the Indemnified Persons to collect, or to take any other action to enforce, all or any part of the Indemnified Obligations, whether by or against the Company, the Indemnitors or any other person or entity;

          (c) the election of any remedy by, or on behalf of, the Indemnified Persons with respect to all or any part of the Indemnified Obligations;

          (d) the waiver, consent, extension, forbearance or granting of any indulgence by, or on behalf of, the Indemnified Persons with respect to any provisions of the Operating Agreement;

          (e) the election by, or on behalf of, the Indemnified Persons, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the "Bankruptcy Code"), of the application of
Section 1111(b)(2) of the Bankruptcy Code;

          (f) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Indemnified Persons for repayment of all or any part of the Indemnified Obligations or any Expenses; or

          (g) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Company.

     5. Remedies. If the events provided for in Section 3(a) above should occur (the "Occurrence") and if as a result of the Occurrence RECP is entitled to exercise its right under the Option Agreement and does in fact exercise such rights and in connection therewith receives payment under the Option Agreement in respect of such Occurrence (the "Put Payment"), RECP shall not be entitled to seek remedies under this Indemnity Agreement with respect to such Occurrence to the extent of any Put Payment; provided, however that RECP shall be entitled to seek under this Indemnity Agreement any amount in excess of the Put Payment with respect to such Occurrence and any amount with respect to any other Occurrence.

     6. Representations and Warranties. Each Indemnitor represents and warrants to RECP as of the date hereof, as follows:

          (a) This Indemnity Agreement constitutes the valid and legally binding obligation of the Indemnitor, enforceable in accordance with its terms and conditions except insofar as such enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally and the availability of any particular equitable remedy. The Indemnitor need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Person in order to perform its obligations under this Indemnity Agreement.

          (b) Neither the execution and the delivery of this Indemnity Agreement, nor the performance of the Indemnitors' obligations hereunder will
(i) violate any statute, regulation, rule, injunction, judgment, order, decrees, charge, or other restriction of any government, governmental agency, or court to which such Indemnitor is subject, (ii) to the extent the Indemnitor is an entity, violate the Organizational Documents of such entity, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice or consent which has not been given or obtained, under any agreement, contract, lease, license, instrument, or other arrangement to which the Indemnitor is a party or by which he is bound or to which any of his assets are subject.

          (c) There is no action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator involving the Indemnitor in respect of the transactions contemplated by this Indemnity Agreement, and, to the Indemnitor's Knowledge, no such matters are threatened.

          (d) Indemnitor does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Indemnity Agreement.

         (e) There are no actions, voluntary or involuntary, pending against the Indemnitor under any bankruptcy, reorganization, arrangement, insolvency or similar United States federal or state statutes.

     7. Separate Right of Action. A separate right of action hereunder shall arise each time a party hereunder acquires knowledge of any matter which may require indemnification pursuant to this Indemnity Agreement or of any violation of any of the terms hereof (except to the extent that any Losses suffered by the Indemnified Persons relating to such matter have been previously paid in full (in cash) by the Indemnitors). Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, (except to the extent that any Losses for which indemnification is sought in such subsequent action have been previously paid in full (in cash) by the Indemnitors) and each party hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

     8. Waivers. (a) The Indemnitors hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of the Indemnitors, protest or notice with respect to the Indemnified Obligations, all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Indemnity Agreement, the benefits of all statutes of limitation, and all other demands whatsoever, and covenants that this Indemnity Agreement will not be discharged, except by complete payment (in cash) and performance of the Indemnified Obligations and any other obligations contained herein.

          (b) The Indemnified Persons are hereby authorized, without notice or demand and without affecting the liability of the Indemnitors hereunder, from time to time, (a) to accept partial payments on all or any part of the Indemnified Obligations; and (b) to settle, release, exchange, enforce, waive, compromise, collect or otherwise liquidate all or any part of the Indemnified Obligations. Any of the foregoing may be done in any manner, without affecting or impairing the obligations of the Indemnitors hereunder.

          (c) The obligations, covenants, agreements, duties and liabilities of Indemnitors under this Indemnity Agreement shall in no way be limited or impaired by reason of the happening from time to time of any of the following, whether with or without notice and with or without consideration: the invalidity, illegality or unenforceability of all or any part of the Operating Agreement or any other Transaction Document or any document or agreement executed in connection therewith for any reason whatsoever, including, without limitation, the fact that, (i) the act of creating the obligations under the Operating Agreement or any other Transaction Document or any part thereof is ultra vires or that any entity at the time was suffering from another legal disability, (ii) the officers or representatives executing the Operating Agreement or any other Transaction Document acted in excess of their authority,
(iii) any of the Operating Agreement or any other Transaction Document violates applicable usury laws, (iv) the creation, performance or repayment of any obligation under the Operating Agreement or any other Transaction Document (or the execution, delivery and performance of any document or instrument representing part of such obligations or executed in connection with the Operating Agreement or any other Transaction Document, or given to secure the repayment or performance of any of such obligations) is illegal, uncollectible or unenforceable against the Company, or (v) the Operating Agreement or any other Transaction Document has been forged or otherwise is irregular or not genuine or authentic; it being agreed that Indemnitors shall remain liable hereon regardless of whether any other entity or any other person be found not liable on any obligation (or any part thereof) under the Operating Agreement or any other Transaction Document for any reason.

     9. Set-off. At any time after all or any part of the Indemnified Obligations have become due and payable, the Indemnified Persons may, without notice to the Indemnitors and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Indemnified Obligations (i) any indebtedness due or to become due from such Indemnified Persons to the Indemnitors, and (ii) any moneys, credits or other property belonging to the Indemnitors, at any time held by or coming into the possession of such Indemnified Person.

     10. Financial Information. Each Indemnitor hereby assumes responsibility for keeping itself informed of the financial condition of the Company and any and all endorsers and/or other indemnitors or guarantors of all or any part of the Indemnified Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Indemnified Obligations (or any part thereof) that diligent inquiry would reveal, and each Indemnitor hereby agrees that the Indemnified Persons shall have no duty to advise the Indemnitors of information known to it regarding such condition or any such circumstances.

     11. No Marshaling; Reinstatement. Each Indemnitor consents and agrees that neither the Indemnified Persons nor any person or entity acting for or on behalf of the Indemnified Persons shall be under any obligation to marshall any assets in favor of the Indemnitors or against or in payment of any or all of the Indemnified Obligations. Each Indemnitor further agrees that, to the extent that the Indemnitors or any other indemnitor or guarantor of all or any part of the Indemnified Obligations makes a payment or payments to the Indemnified Persons which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Company, the Indemnitors, or such indemnitor or guarantor or any other person or entity, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Indemnified Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

     12. Subrogation. The Indemnitors shall have no right of subrogation with respect to the Indemnified Obligations and waive any right to enforce any remedy which the Indemnitors now have or may hereafter have against any of the Companies, any endorser or any indemnitor or guarantor of all or any part of the Indemnified Obligations or any other person or entity, and the Indemnitors waive any benefit of, and any right to participate in, any security or collateral given to RECP to secure the payment of performance of all or any part of the Indemnified Obligations.

     13. No Waiver; Cumulative Rights. No failure on the part of RECP to exercise, and no delay in exercising, any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power by RECP hereunder preclude any other or future exercise of any right, remedy, or power by RECP. Except as otherwise provided herein, the remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity.

          14. Assignment. This Indemnity Agreement shall be binding upon Indemnitors and upon their successors and assigns and shall inure to the benefit of and be enforceable by RECP and its respective transferees, successors and assigns under the Operating Agreement and the other Transaction Documents. Indemnitors may not assign, transfer or delegate their rights, interests or obligations, in whole or in part, under this Indemnity Agreement to any other Person, and any purported assignment or delegation hereof in violation of the foregoing shall be null and void. Subject to the foregoing, without limiting the effect of specific references in any provision of this Indemnity Agreement, all references herein to Indemnitor shall be deemed to include the respective heirs, executors, administrators, legal representatives, successors and permitted assigns, all of whom shall be bound by the provisions of this Indemnity Agreement. The successors and permitted assigns of the Indemnitors shall include, without limitation, their respective receivers, trustees or debtors-in-possession. All references to the singular shall be deemed to include the plural where the context so requires. All references to the plural shall be deemed to include the singular where the context so requires.

          15. Headings and Captions. All headings and captions contained in this Indemnity Agreement are inserted for convenience only and shall not be deemed a part of this Indemnity Agreement.

          16. Variance of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or entity may require.

          17. Counterparts. This Indemnity Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

          18. Governing Law. This Indemnity Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

          19. Consent to Jurisdiction. To the fullest extent permitted by law, each party hereto hereby irrevocably consents and agrees, for the benefit of each party, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indemnity Agreement, and with respect to the enforcement, modification, vacation or correction of an award rendered in an arbitration proceeding, shall be brought in any city, state or federal court located in the Borough of Manhattan, The City of New York (a "New York Court"), and hereby irrevocably accepts and submits to the jurisdiction of each such New York Court with respect to any such action, suit or proceeding. Each party hereto also hereby irrevocably consents and agrees, for the benefit of each other party, that any legal action, suit or proceeding against it shall be brought in any New York Court, and hereby irrevocably accepts and submits to the exclusive jurisdiction of each such New York Court with respect to any such action, suit or proceeding. Each party hereto waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings brought in any such New York Court and hereby further waives and agrees not to plead or claim in any such New York Court that any such action, suit or proceeding brought therein has been brought in an inconvenient forum. Each party agrees that (i) to the fullest extent permitted by law, service of process may be effectuated hereinafter by mailing a copy of the summons and complaint or other pleading by certified mail, return receipt requested, at its address set forth above and
(ii) all notices that are required to be given hereunder may be given by the attorneys for the respective parties.

     20. No Third Party Beneficiaries. Except as expressly stated herein, this Indemnity Agreement is not intended and shall not be construed as granting any rights, benefits or privileges to any Person not a party to this Indemnity Agreement. It is agreed that those persons and entities included in the definition of "Indemnified Persons" are not such excluded third party beneficiaries.

     21. Construction of Documents. The parties hereto acknowledge that they were represented by separate and independent counsel in connection with the review, negotiation and drafting of this Indemnity Agreement and that this Indemnity Agreement shall not be subject to the principle of construing its meaning against the party that drafted same.

     22. Effectiveness; Termination. The obligations of Indemnitors under this Indemnity Agreement shall terminate upon the indefeasible payment and satisfaction in full of the Managing Member Return (except with respect to claims made prior to such date and with respect to any third party claims, for which it shall remain in full force and effect). This Indemnity Agreement shall become effective with respect to each Indemnitor upon its execution by Indemnitor and, except as otherwise revoked. If, notwithstanding the foregoing, Indemnitors shall have any right under applicable law to terminate or revoke this Indemnity Agreement, Indemnitors agree that such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto, signed by the Indemnitors, is actually received by RECP. Such notice shall not affect the right and power of RECP to enforce rights arising prior to receipt of the notice.

     23. Waiver of Jury Trial. EACH PARTY TO THIS INDEMNITY AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OR ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THE INDEMNITY AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (B) IN ANY WAY CONNECTED OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE INDEMNITY AGREEMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS INDEMNITY AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

     24. Validity; Severability. Every provision of this Indemnity Agreement is intended to be severable. The invalidity, illegality and unenforceability of any particular provision of this Indemnity Agreement in any jurisdiction shall not affect the other provisions hereof, and this Indemnity Agreement shall be construed in all respects as if such invalid, illegal or unenforceable provision were omitted and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the invalid, illegal or unenforceable provisions.

     25. Entirety. This Indemnity Agreement represents the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous oral, and all prior written, agreements and understandings, if any, including any commitment letters or correspondence, relating to the subject matter hereof.

     26. Amendments, Waivers and Consents. Neither this Indemnity Agreement nor any of the terms hereof may be amended, changed, waived, discharged or terminated, nor shall any consent or approval of RECP be granted hereunder, unless such amendment, change, waiver, discharge, termination, consent or approval is in writing signed by RECP. No waiver of any provision hereof by any party hereto shall be deemed a waiver by any other party nor shall any such waiver by any party be deemed a continuing waiver of any matter by such party.

     27. Further Assurances. Indemnitors agree to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as, in the reasonable judgment of RECP, may be necessary or advisable to carry out the intent and purpose of this Indemnity Agreement.

     28. Time is of the Essence. Time is of the essence with respect to any of the matters set forth in this Indemnity Agreement.

     29. Notices. Unless otherwise specified in this Agreement, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed or sent or delivered at the addresses specified below. All such notices and communications shall be given by hand or facsimile transmission; provided that, in the event that facsimile transmission facilities are not operational, such notices and communications may be given mail, but the sender shall use reasonable efforts to confirm facsimile transmission facilities shall become operational. All such notices and communications shall be effective when delivered by hand, or, in the case of mail, upon the earlier of receipt and confirmation by facsimile transmission as provided below, or, in the case of facsimile transmission, when sent as addressed as set forth herein and confirmation of delivery is received. The addresses of each party shall be as set forth in the preamble hereof, provided that each party to this Agreement may, from time to time, change its notice address, by giving notice to the Company and the other parties herein in the manner provided in this Section.

                    [SIGNATURES BEGIN ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, this Indemnity Agreement has been duly executed by RECP and the Indemnitors as of the day and year first set forth above.

INDEMNITORS:

MAGUIRE PARTNERS-HOPE PLACE, LTD., a
California limited partnership

By:  MAGUIRE PARTNERS BGHS, LLC
     a California limited liability company,
     its Managing Member

     By:  MAGUIRE PARTNERS SCS, INC.
          a California corporation,
          its Manager


          By:    /s/ Robert F. Maguire III
                 ----------------------------
          Name:
                 ----------------------------
          Title:
                 ----------------------------


MAGUIRE PARTNERS BGHS, LLC, a
California limited liability company

By:  MAGUIRE PARTNERS SCS, INC.
     a California corporation,
     its Manager


     By:    /s/ Robert F. Maguire III
            ----------------------------
     Name:
            ----------------------------
     Title:
            ----------------------------


By:  /s/ Robert F. Maguire III
     ----------------------------
     ROBERT F. MAGUIRE III

INDEMNITEE:

RECP LIBRARY LLC, a
Delaware limited liability company


By:  /s/ Robert F. Cavanaugh
     --------------------------
     Name: Robert F. Cavanaugh
     Title: Treasurer

                               JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to
Section 3.4 of the limited liability company agreement of Bunker Hill Equity LLC (the "Company"), dated as of March 27, 2002 (the "LLC Agreement") by and among Maguire Partners-Hope Place, Ltd., Maguire Partners-BGHS, LLC, RECP Library LLC and Kim E. Lutthans.

By executing and delivering this Joinder Agreement, the undersigned hereby agrees to become a member of the Company, to become a party to, to be bound by and to comply with the provisions of the LLC Agreement, in the same manner as if the undersigned were an original signatory to such agreement. In connection therewith, effective as of the date hereof, the undersigned hereby makes the representations and warranties contained in Section 3.4 of the LLC Agreement.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the _____ day of ______________.




By:  ____________________
     Name:
     Title:

         THIRD AMENDMENT TO AND RESTATEMENT OF LEASING AGENCY AGREEMENT


1.  PARTIES

     This Third Amendment To And Restatement Of Leasing Agency Agreement ("AGREEMENT"), executed as of March 27, 2002 is entered into by and between MAGUIRE PARTNERS DEVELOPMENT, LTD., a California limited partnership (formerly known as Maguire/Thomas Partners Development, Ltd., a California limited partnership) ("BROKER"), and LIBRARY SQUARE ASSOCIATES, LLC, a Delaware limited liability company (successor-in-interest to Maguire/Thomas Partners-Library Square, Ltd., a California limited partnership) ("OWNER").

2.  RECITALS

     2.1 Owner owns the high-rise office building with plaza commercial space located at 633 West Fifth Street, Los Angeles, California (the "PROJECT").

     2.2 The parties to this Agreement are all the parties to that certain Leasing Agency Agreement dated as of May 22, 1987, as modified by the terms of that certain Amendment to Leasing Agency Agreement dated as of July 21, 1989 and that certain Second Amendment to Leasing Agency Agreement dated as of January 16, 1998 (collectively, the "LEASING AGENCY AGREEMENT").

     2.3 RECP Library LLC ("RECP") and affiliates of Owner, Maguire Partners-Hope Place, Ltd., Maguire Partners-BGHS, LLC, are forming Bunker Hill Equity, LLC, a Delaware limited liability company (the "COMPANY") pursuant to that certain Limited Liability Company Agreement dated and effective as of the date hereof (the "COMPANY AGREEMENT"), and the Leasing Agency Agreement must be amended in certain respects in connection therewith. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Company Agreement.

     2.4 Owner has entered into a $200,000,000 loan ("LOAN") (referred to in the Company Agreement as the "Existing Mortgage Debt") with GMAC Commercial Mortgage Corporation, a California corporation ("LENDER"), pursuant to the terms of that certain Loan Agreement dated as of January 16, 1998 (as heretofore amended, the "LOAN AGREEMENT"), and the Loan is secured by the Project.

     2.5 Affiliates of Owner are obtaining the New Subordinated Debt defined in the Company Agreement as, collectively, the Senior Mezzanine Debt and the Junior Mezzanine Debt.

     2.6 Concurrently herewith, Owner and Broker are entering into that certain Third Amendment To And Restatement Of Management Agreement dated of even date herewith ("MANAGEMENT AGREEMENT").

     2.7 Owner desires to continue to engage Broker to be the exclusive leasing agent for the Project in accordance with the terms and conditions set forth herein and Broker desires to accept such engagement upon the terms set forth herein. This agreement amends and restates all of the terms and provisions of the Leasing Agency Agreement and the Leasing Agency Agreement is hereby superceded and terminated.

     NOW, THEREFORE, in consideration of the premises and the mutual advantage to each of the parties hereto, it is agreed and understood as follows:

3.   EXCLUSIVE LEASING AGENT

     3.1 Owner hereby appoints Broker as its sole and exclusive leasing agent and hereby grants to Broker the exclusive right to lease the whole or any part of the Project subject to the terms and conditions set forth herein. Broker agrees to use its best efforts to lease the Project on terms and conditions acceptable to Owner as soon as possible. Owner has the right in its sole discretion to approve or disapprove any proposed tenant or the terms and conditions of any proposed lease. Broker shall at all times comply with the provisions of Paragraph 5.2(c) of the Company Agreement.

     3.2 During the term of this Agreement, Owner shall refer to Broker all offers and inquiries by prospective tenants for the Project, and Broker shall diligently investigate and develop such offers or inquiries and to canvass, solicit and otherwise employ its services to endeavor to lease the Project. All leases and all modifications and extensions thereof are to be prepared, approved, and executed by Owner. Broker shall not disclose any leases or information contained to any third party.

     3.3 Owner shall pay Broker and Broker shall accept as full compensation for its services in connection with each executed and delivered lease ("LEASE"), subject to Section 8, a commission to be computed on the rent payable to Owner under the Lease in accordance with Exhibit "A" attached hereto and made a part hereof.

4.   OTHER SERVICES

     In addition to the leasing services to be performed pursuant to this Agreement, Broker shall:

          (a) Assist Owner in the preparation of updated statistical and promotional material which Owner deems necessary for an effective leasing program.

          (b) Work with the Project architect and contractor in negotiation of tenant allowances, if any, and the coordination thereof.

          (c) Assist Owner in the preparation of a preliminary rental pro forma statement to serve as a guideline in determining tenant rental and allowance budgets.

          (d) File monthly written reports detailing the status of all tenants negotiations and prospects as well as market status reports.

5.   TERM OF AGREEMENT

     This Agreement shall become effective as of the date hereof and shall expire on the date (the "EXPIRATION DATE") which is five (5) years thereafter, unless sooner terminated for cause as follows.


     (a) Owner may terminate this Agreement at any time if Broker fails to fully and faithfully discharge its responsibilities hereunder.

     (b) Owner may terminate this Agreement if the Project is sold. Notwithstanding anything to the contrary contained herein, the term "sold" as used in this Section 5(b) shall not include any form of refinancing or sale of an undivided interest of less than 50% of the Project or a sale of less than 50% of the Project.

     (c) Owner may terminate this Agreement at any time on 90 days' written notice if it should determine that Broker's performance hereunder does not conform with the then prevailing general level of performance of other brokers having exclusive agency agreements with respect to other Institutional Quality Buildings (defined in the Management Agreement).

     (d) Owner may terminate this Agreement, without any penalty or fee (other than accrued and unpaid fees payable under the terms of this Agreement), on thirty (30) days' written notice if there exists and is continuing an "Event of Default" as defined under the Loan Agreement.

     (e) Anything in this Agreement to the contrary notwithstanding, Owner may terminate this Agreement, without any penalty or fee (other than accrued and unpaid fees payable under the terms of this Agreement), by notice to broker effective immediately, if there exists and is continuing an "Event of Default" as defined under the Loan Documents.

     (f) Anything in this Agreement to the contrary notwithstanding, Owner may terminate this Agreement, without any penalty or fee (other than accrued and unpaid fees payable under the terms of this Agreement), by notice to Broker effective immediately, if there exists and is continuing an "Event of Default" as defined under the Loan Documents.

     (g) Anything in this Agreement to the contrary notwithstanding, Owner may terminate this Agreement without any penalty or fee (other than accrued and unpaid fees payable under the terms of this Agreement) by notice to Broker effective immediately, upon the occurrence of any event which gives rise to the right of any of the lenders under the Loan Documents to require the termination of this Agreement or the Management Agreement.

     (h) Anything in this Agreement to the contrary notwithstanding, Owner may terminate this Agreement without any penalty or fee (other than accrued and unpaid fees payable under the terms of this Agreement) by notice to Broker, upon the occurrence of any event which gives rise to the right of Owner under the Management Agreement to terminate the Management Agreement.

     The termination or cancellation of this Agreement shall have no effect on the right of Broker to receive commissions which have accrued at the time of such termination or cancellation.

6.  RENEWAL OF AGREEMENT.

     Provided this Agreement has not therefore been terminated pursuant to the provisions of Section 5, approximately 6 months in advance of the projected Expiration Date, Owner and Broker shall meet with one another to negotiate in good faith to renew this Agreement on terms and conditions which are no less favorable to Owner than those then prevailing among brokers holding exclusive agency agreements with other Institutional Quality Buildings (defined in the Management Agreement), including without limitation (a) the duties and obligations of Broker to Owner, (b) commission schedules and (c) Broker's compensation for a Lease with respect to which another broker is also entitled to compensation.

7.  RIGHTS UPON TERMINATION OR EXPIRATION

     Upon expiration or termination of this Agreement for any reason, Owner shall continue to recognize Broker as the broker, and Broker shall be entitled to commissions hereunder, with respect to any Lease executed prior to the Expiration Date or earlier termination hereof. In addition, within twenty (20) days after the expiration or termination of this Agreement, Broker shall be entitled to provide Owner a list of prospective tenants with whom negotiations have commenced for space in the Property. "COMMENCEMENT OF NEGOTIATIONS" with any particular tenant, for such purposes, shall have occurred if, during the term of this Agreement, Broker has physically shown space in the Property to the prospective tenant, or such prospective tenant has received or submitted a letter or proposal in writing with respect to terms and conditions of a lease for space in the Property. If, within nine (9) months after the expiration of the terms of this Agreement, a lease for space in the Property is consummated with any tenant appearing on the list so provided by Broker, then Broker shall be entitled to a commission with respect to such lease as if such lease had been executed during the term of this Agreement.

8.  OTHER BROKER COMMISSIONS

          (a) If a licensed real estate broker other than Broker, or a broker affiliated or associated with Broker, is the procuring cause of any Lease in the Project, Owner will pay such other broker any commissions which are included in the Approved Budget (as defined in the Partnership Agreement) and as agreed upon by Owner and such other broker.

          (b) With respect to any Lease entered into prior to the Expiration Date, where Owner pays a commission to such other broker referred to in (a) above, then Broker shall be entitled to a commission only in the amount of 50% of the commission Broker would have otherwise been entitled to under Exhibit "A"; provided, however, in no event shall the aggregate commissions paid by Owner for any such Lease exceed one full commission as computed in accordance with Exhibit "A" without the express consent of Managing Member.

9.   ACCELERATION OF COMMISSIONS UPON SALE TO UNRELATED THIRD PARTY

     If a sale of the Project is consummated and fee title passes to the buyer (other than a sale leaseback to Owner or an entity in which Owner or any principal of Owner has a substantial interest), all commissions or fees then earned by, but not yet paid to, Broker shall be accelerated at Broker's option and be due and payable, unless Owner shall deliver to Broker an agreement by the grantee, in form and substance and from a party reasonably acceptable to Broker, assuming payment of such commissions and fees. If Broker accepts any such agreement, Owner shall have no further liability for such payments.

10.  INDEMNIFICATION

     Owner agrees to defend and hold and save Broker free and harmless from any claim for damages or injuries to persons or property on the Project site to the extent such claim for damages or injuries arises by reason of the negligence or willful misconduct of Owner or Owner's employees, agents, or contractors when Broker is carrying out the provisions of this Agreement or acting under the express or implied directions of Owner. Broker agrees to defend and hold and save Owner free and harmless from any claim for damages or injuries to persons or property on the Project site to the extent such claim for damages or injures arises by reason of the negligence or willful misconduct of Broker or Broker's employees, agents or contractors. The provisions of this paragraph shall survive the termination of this Agreement, but this shall not be construed to mean that the parties' liability does not survive as to other provisions of this Agreement.

11.  ENTIRE AGREEMENT AND MODIFICATIONS

     This Agreement constitutes the entire agreement between the parties with respect to the payment of leasing commissions and supersedes all prior and contemporaneous agreements, representations and understanding of the parties with respect to the subject matter hereof. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties.

12.  ASSIGNS AND SUCCESSORS

     This Agreement may not be assigned by Broker without written consent of Owner. Except as otherwise provided, this Agreement shall be binding on the parties hereto, their successors and assigns.

13.  SUBORDINATION

     The parties agree that this Leasing Agency Agreement and all of the rights and obligations of the parties hereunder shall be absolutely and unconditionally subordinate to the lien of the Existing Mortgage Debt and of any valid and recorded mortgages and deeds of trust encumbering the Project and to the New Subordinated Debt and to any refinancing of any of the foregoing, and Broker shall have no right to proceed against any lender taking the Project under such deed of trust or through a deed in lieu of foreclosure, or any purchaser at a foreclosure sale conducted pursuant to the terms of such deed of trust. Although the subordination contained in this Section 13 shall not require the execution of any additional documentation, Broker agrees to execute any such additional documentation evidencing such subordination which Owner requests Broker to execute.

14.  BROKERS' LICENSE

     Broker shall at all times material hereunder be licensed as a real estate broker in the State of California.

15.  GOVERNING LAW

     This Agreement is executed with respect to a project located in the State of California but shall be governed by and construed in accordance with the laws of the State of New York. To the fullest extent permitted by law, each party hereto hereby irrevocably consents and agrees, for the benefit of each party, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, shall be brought in any city, state or federal court located in the Borough of Manhattan, The City of New York (the "DESIGNATED COURTS"), and hereby irrevocably accepts and submits to the jurisdiction of the Designated Courts (and of the appropriate appellate courts) of each such Designated Court with respect to any such action, suit or proceeding. Each party hereto also hereby irrevocably consents and agrees, for the benefit of each other party, that any legal action, suit or proceeding against it shall be brought in any Designated Court, and hereby irrevocably accepts and submits to the exclusive jurisdiction of each such Designated Court with respect to any such action, suit or proceeding. Each party hereto waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings brought in any such Designated Court and hereby further waives and agrees not to plead or claim in any such Designated Court that any such action, suit or proceeding brought therein has been brought in an inconvenient forum. Each party agrees that (i) to the fullest extent permitted by law, service of process may be effectuated hereinafter by mailing a copy of the summons and complaint or other pleading by certified mail, return receipt requested, at its address set forth below and (ii) all notices that are required to be given hereunder may be given by the attorneys for the respective parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth in Section I above.

                      OWNER:

                      LIBRARY SQUARE ASSOCIATES, LLC.
                      a Delaware limited liability company

                      By:  BUNKER HILL SENIOR MEZZANINE, LLC
                           a Delaware limited liability company
                           Its Member

                           By:  BUNKER HILL JUNIOR MEZZANINE, LLC
                                a Delaware limited liability company
                                Its Member

                                By:  BUNKER HILL EQUITY, LLC,
                                     a Delaware limited liability company
                                     Its Member

                                     By:  MAGUIRE PARTNERS BGHS, LLC
                                          a California limited liability company
                                          Its Authorized Member

                                          By:  MAGUIRE PARTNERS SCS, INC.
                                               a California corporation
                                               Its Manager


                                               By:    /s/ Robert F. Maguire III

                                               Name:

                                               Title:

                         BROKER:

                         MAGUIRE PARTNERS DEVELOPMENT, LTD.,
                         a California limited partnership

                         By: MAGUIRE PARTNERS MANAGEMENT COMPANY, LLC, a California limited liability company its general partner

                              By:  MAGUIRE PARTNERS SCS, INC.,
                                   a California corporation


                                   By:    /s/ Robert F. Maguire III

                                   Name:

                                   Title:

                                  EXHIBIT "A"

                        SCHEDULE OF LEASING COMMISSIONS

1. COMMISSION RATE. Subject to the terms of the Agreement to which this Exhibit "A" is attached, Owner agrees to pay Broker's commissions for Leases of office, storage and retail space in the Project as follows:

     Owner shall pay commissions of 4% of the total Minimum Base Rent for the first 5 years of the lease term of each Lease, and 2% of the total Minimum Base Rent for the 6th through 15th years of the lease term, together with commissions for such adjustments as may be made from time to time as required by the provisions of this Exhibit "A". In the event the lease term is in excess of 15 years, no commission shall be paid on said excess term.

2. COMPUTATION OF COMMISSIONS. Commissions shall be computed in accordance with the above rates based upon the "Minimum Base Rent" as set forth in the Lease, as follows:

          (a) The term "Minimum Base Rent" shall mean the fixed minimum annual rent provided in the Lease for office, storage or retail space, excluding any and all other additional rent (such as, but not limited to, operating expense and tax escalations, payments for tenant improvements in excess of building standard provided by Owner, percentage rent, cost-of-living escalation or parking). If Owner determines in its sole discretion to offer space in the Project for lease on a "net" basis, Minimum Base Rent shall be determined by adding projected operating expenses and real property taxes for the first year of such Lease to the "Net Rental Rate."

          (b) Minimum Base Rent shall be reduced by the net cost to Owner of any rental concessions of any kind, including but not limited to, tenant improvements in excess of building standard, free rent, parking concessions, lease buy-outs, lease take-overs, tax or operating expense concessions. With respect to lease take-overs, the full rental and other payments for which Owner is obligated thereunder shall reduce Minimum Base Rent, provided that, if Owner later reduces its obligations under such lease take-over, by buy-out, sublease or otherwise, an adjustment in the commission payable hereunder shall be made and paid to Broker at the time such obligation is reduced in order to reflect the final, actual net cost to Owner of such obligations, including all costs, commissions and expenses incurred by Owner directly in connection with the reduction thereof. Building standard tenant improvements shall be $20.00 per square foot subject to change as Owner and Broker shall agree in writing from time to time on an annual basis.

     Any equity interest owned by a tenant in the Project shall not affect the Minimum Base Rent, provided that any guaranteed payments or offsets for the benefit of the tenant, such as guaranteed rent credits, which are not subordinate to any first trust deed or mortgage on the Project, shall be deducted from Minimum Base Rent for the period in which the payment or offset is available to the tenant. (Such unsubordinated payments or offsets shall not be averaged in accordance with Paragraph 2(c) below.)

          (c) If a rental concession is made by Owner allowing tenant not to pay rent for a period of the lease term or if other rental concessions are incurred by Owner, then the commission shall be determined as follows: The rental concessions shall first be averaged over the entire term of the lease period which is not cancelable by the tenant. Commissions at the 4% rate shall be computed as though the tenant commenced payment of rent on the commencement date of the Lease, but less the average annual rental concession. Commissions at the rate of 2% shall be calculated commencing five years after the commencement date of the Lease on the rent then payable, also less the average annual rental concession. To illustrate, assume Owner enters into a Lease for 100,000 square feet for a lease term of twenty years at an annual Minimum Base Rent of $30.00 per square foot for five years and $40.00 per square foot for fifteen years, with the tenant entitled to one year of free rent in the first five years. The average annual rental concession would be $150,000 ($3,000,000 divided by 20 = $150,000). The total commission for the Lease would be $1,340,000, computed as follows: First year of the lease term through the fifth year equals $570,000 ($3,000,000 - $150,000) x 4% = $114,000 x 5 = $570,000); sixth year of the lease term through fifteenth year equal $770,000 ($4,000,000 - $150,000 x 2% = $77,000
x 10 = $770,000).

3.   OPTIONS FOR ADDITIONAL SPACE.

          (a) If a tenant leases additional space pursuant to an option, including "hold space" or "must-take" options, or right of first refusal contained in its Lease, Owner shall pay to Broker a commission on the Minimum Base Rent for such additional space in accordance with Paragraph 1 above, computed as if the tenant had been obligated to lease such additional space under the original Lease. In no event shall any commission be paid with respect to any such additional space for any portion of a lease term beyond the 15th anniversary of the commencement date of such Lease. To illustrate, assume that a tenant entered into a Lease with a twenty-year term with an option to lease additional space at any time during the term of the Lease for the balance of the term of the lease. Assume that the tenant exercises the option to lease the additional space commencing the fourth year of the term of the Lease. Broker would be entitled to a commission of 4% of the additional annual Minimum Base Rent for two years and 2% of the additional annual Minimum Base Rent for ten years.

          (b) In computing the additional commission payable under Paragraph 3(a) above, the initial commission paid with respect to the Lease shall not be recalculated. Any rental concessions with respect to renewal or extension terms and additional space leased shall be averaged over the remaining lease term with respect to only the extended term or additional space in accordance with Section 2 above. To illustrate, assume Owner enters into a Lease for 10,000 square feet at an annual Minimum Base Rent of $30.00 per square foot with a lease term of twenty years, with tenant entitled to one year of free rent. Tenant exercises an option to lease 3,995 additional square feet at $35.00 per square foot commencing the fourth year of the term of the Lease with one year free rent for such additional space. The total commission for the Lease would be $150,848, computed as follows: For the initial space the total is $114,000 calculated as follows: The average annual rental concession is $15,000 (10,000 x $30.00 divided by 20 = $15,000); the commission for the first year of the lease term through the fifth year equals $57,000 (($300,000 - $15,000) x 4% x 5 = $57,000);
sixth year of the lease term through fifteenth year equals $57,000 (($300,000 - $15,000) x 2% x 10 = $57,000; for the additional space the total is $36,848 calculated as follows: The average annual rental concession for the additional space is $8,225 (3,995 x $35.00 divided by 17 = $8,225); the commission for the fourth and fifth year of the lease term equals $10,528 (($139,825 - $8,225) x 4% = $5,264 x 2 = $10,528); sixth year of the lease term through the fifteenth year equals $26,320 (($139,825 - $8,225) x 2% = $2,632 x
10 = $26,320).

          (c) Commissions pursuant to Paragraph 3(a) above, attributable to options exercised after the original occupancy by tenant shall be deemed payable upon commencement of the term of such Lease. In the case of options exercised prior to the occupancy, such commissions shall be due and payable in the same manner as if the option had been exercised on the date the Lease was executed.

4. CANCELLATION CLAUSES. Where the tenant, or Owner, has the right to cancel a Lease prior to the expiration date, Broker shall initially be paid a commission based on the aggregate Minimum Base Rent for the uncancellable portion of the term (with rent concessions averaged over the uncancellable portion of the term), plus any cancellation penalty or fee payable by tenant pursuant to the Lease. If, thereafter, the Lease is not cancelled by the tenant or if the right of cancellation is exercised by Owner only, the entire commission shall be recalculated based on the aggregate Minimum Base Rent for the entire lease term, less the cancellation fee or penalty, computed as if there had been no right of cancellation in the Lease, and the recalculated commission less the commission initially paid for the uncancellable portion of the lease term shall be paid to Broker. Said difference shall be paid to Broker within 30 days after it is finally determined that the tenant has not exercised its right to cancel and no longer has such right pursuant to the terms of the Lease, or, if later, in accordance with the provisions of Section 7 below. A Lease shall not be deemed cancelled within the meaning of this paragraph unless the tenant is not obligated to pay rent.

5. LEASEBACK OF SPACE BY OWNER. If in connection with the entering of any Lease, Owner (or an entity owned or controlled by Owner) leases back from the tenant a portion of the leased premises, Broker's commission shall be computed only on the Minimum Base Rent to be paid by tenant during the lease term excluding any rent attributable to the space leased back to Owner (or an entity owned or controlled by Owner). To illustrate, assume a tenant enters into a twenty-year lease for 50,000 square feet at an annual Minimum Base Rent of $30.00 per square foot, and 25,000 square feet are leased back to Owner for five years. Broker's commission for the first five years of the lease term would be $150,000 (25,000 sq. ft. x $30.00 = $750,000 x 4% = $30,000 x 5 years =
$150,000) and $300,000 for the next ten years of the lease term (50,000 sq. ft. x $30.00 = $1,500,000 x 2% = $30,000 x 10 years = $300,000), for a total commission of $450,000.

6. PERIODIC RENT ADJUSTMENTS. If there are periodic rent adjustments under a Lease other than payments for percentage rent under retail Leases, Owner will pay Broker a commission on the "net increases" in rent (the increase in gross rent less the sum of the increase in base taxes or the tax stop plus operating expenses or expense stop) in accordance with Section 2 and as follows:

          (a) If the amount of the net increase is established at the time of Lease execution, commissions will be calculated taking into account such increase in accordance with Section 2 and paid in accordance with Section 7 below.

          (b) If the amount of the net increase is not determined at the time of Lease execution, either because it is based upon a cost of living factor or a fair market value adjustment, Owner will pay Broker a commission for the difference between commissions computed using the initial rent and commissions computed using the net increased rent at the time such net increased rent is determined. Any rental concessions made in connection with the later adjustment of rent shall be averaged over the then remaining term of the Lease in computing the additional commission due. To illustrate, assume Owner enters into a Lease for 50,000 square feet for a lease term of twenty years at an annual Minimum Base Rent of $30.00 per square foot for ten years and fair market value for ten years, with the tenant entitled to one year of fee rent in the first five years. the initial combined operating expense and tax stop is $8.00. For the eleventh through twentieth years of the lease term, fair market value is later determined to be $45.00 per square foot, with the tenant entitled to six months free rent in any of those years, and the combined operating expense and tax stop is adjusted to $15.00. the total commission for the Lease would be $598,750, computed as follows: The initial commission computation yields a commission of $570,000, calculated as follows: The average annual rental concession is $75,000 (50,000 x $30.00 divided by 20 = $75,000); the commission for the first year of the lease term through the fifth year equals $285,000 (($1,500,000 - $75,000) x 4% x 5 = $285,000); sixth year of the lease term through the fifteenth year equals $285,000 (($1,500,000 - $75,000) x 2% x 10 = $285,000). The additional commission payable upon determination of the fair market value is $28,750, computed as follows: The average annual rental concession for the first ten years of the lease term is $75,000, as calculated above. The average annual rental concession for the eleventh through twentieth years is $187,500, calculated as follows: $75,000 plus (50,000 x $45.00 divided by two and divided by ten) = $187,500. The net increased rent for the eleventh through twentieth years is $38.00 per square foot ($45.00 - $15.00 - $8.00) = $38.00). The entire lease commission calculated at the time of the fair market value determination is $598,750, calculated as follows: The commission for the first year of the lease term through the fifth year equals $285,000 (($1,500,000 - $75,000) x 4% x 5 = $285,000); sixth year of the lease term through the tenth year equals $142,500 (($1,500,000 - $75,000) x 2% x 5 = $142,500); tenth year of the lease term through fifteenth year equals $171,250 (($38.00 x 50,000) - $187,500) x 2%
x 5 = $171,250). The additional commission due after the determination of fair market value is $28,750 ($598,750 - $570,000 = $28,750).

7. TIME OF PAYMENT. Except as otherwise provided, commissions earned by Broker pursuant to this Agreement are payable as follows:

          (a) One-half upon execution of the Lease by both tenant and Owner.

          (b) The balance upon occupancy by tenant.

     Examples of commission calculations are attached on Schedule 1.

                                   SCHEDULE 1
                                 TO EXHIBIT "A"

The following hypothetical transaction illustrates how a commission would be paid to Broker pursuant to calculations in accordance with Exhibit "A".

1.   TRANSACTION ASSUMPTIONS.

     1.1  Initial Space - 25,000 RSF (22,500 USF)

     1.2  Must Take Space at 37th month - 5,000 RSF

     1.3  Option Space

          (a)  5,000 RSF taken at 6th year at then FMV = $35.000/RSF

          (b)  5,000 RSF taken at 11th year at then FMV = $40.000/RSF

          (c)  5,000 RSF taken at 16th year at then FMV = $45.000/RSF

     1.4 Term - 20 years

     1.5  Initial Space Rental (including Must Take Space)

          (a)  Years 1-5 = $30.00/RSF

          (b)  Years 6-10 = $35.00/RSF

          (c)  Years 11-15 = then FMV = $40.00/RSF

          (d)  Years 16-20 = then FMV = $45.00/RSF

          (e)  Initial free rent - One Year (not on Must Take Space)

     1.6 Tenant Improvements - $40.00/USF (not on Must Take Space) (Building Standard = $20.00/USF)

     1.7  Lease Takeover - $750,000

2.   COMMISSION CALCULATION AT LEASE COMMENCEMENT.

     2.1  Aggregate Rental Years 1-5

          (a)  25,000 RSF x $30.00 = $750,000 x 5 years = $3,750,000

          (b)   5,000 RSF x $30.00 = $150,000 x 2 years = $  300,000
                                                          ----------
                                                          $4,050,000

     2.2  Aggregate Rental Years 6-10

          30,000 RSF x $35.00 = $1,050,000 x 5 years = $5,250,000

     2.3  Aggregate Rental Years 11-15

          30,000 RSF x $35.00 = $1,050,000 x 5 years = $5,250,000


                                      S1-1

     2.4  Aggregate Rental Years 16-20

          30,000 RSF x $35.00 = $1,050,000 x 5 years = $5,250,000

     2.5  Concessions

          (a)  Free Rent - 25,000 RSF x $30.00 = $750,000

          (b)  Over Building Standard

               Tenant Improvements - $450,000
               ($40/USF x 22,500 USF = $900,000.
               Building Standard = $20/USF x 22,500 USF = $450,000. Over Building Standard = $900,000 - $450,000)

          (c)  Lease take over = $750,000

          (d)  Average Annual concession = $97,500

               (Total of (a), (b) and (c) above divided by 20)

          (e)  $97,500 x 5 year increments = $487,500

     2.6  Commission Calculation

          (a)  Years 1-5   = $4,050,000 - $487,500) x 4% = $142,500

          (b)  Years 6-10  = $5,250,000 - $487,500) x 2% = $ 95,250

          (c)  Years 11-15 = $5,250,000 - $487,500) x 2% = $ 95,250

          (d)  Total Commission at lease commencement    = $333,000

3.   ADDITIONAL COMMISSIONS DUE UPON LEASING OF OPTION SPACE

          (a)  At 6th year - $35,000

               (5,000 RSF x $35.00) x 2% x 10 years = $35,000

          (b)  At 11th year - $20,000

               (5,000 RSF x $40.00) x 2% x 5 years = $20,000

          (c)  No additional commission for option space at 16th year.

4.   ADDITIONAL COMMISSION DUE UPON RECALCULATION FOR FMV ADJUSTMENT AT 11TH
     YEAR

          (a) Recalculate initial commission in accordance with Section 2.6, but accounting for Rental Increase from $35.00/RSF to $40.00/RSF for years 11-15.

               Recalculated commission = $348,000

          (b)  Additional commission = $348,000 - $333,000 = $15,000.

          (c)  No additional commission due for FMV increase at 16th year.


                                      S1-2

                                                                [EXECUTION COPY]

                                OPTION AGREEMENT

                  This OPTION AGREEMENT (this "Agreement"), dated as of March 27, 2002, entered into among Robert F. Maguire III, a resident of the State of California with an address c/o Maguire Partners, 555 West Fifth Street, Suite 5000, Los Angeles, California, 90013 ("Maguire"), Maguire Partners-Hope Place, Ltd., a California limited partnership, c/o Maguire Partners, 555 West Fifth Street, Suite 5000, Los Angeles, California, 90013 ("MP"), Maguire Partners BGHS, LLC, a Delaware limited liability company, c/o Maguire Partners, 555 West Fifth Street, Suite 5000, Los Angeles, California, 90013 ("BGHS" and together with MP, the "Maguire Members") and RECP Library LLC, a Delaware limited liability company with an address c/o DLJ Real Estate Capital Partners, Inc., 2121 Avenue of the Stars, Los Angeles, California, 90067 (together with its transferees, successors and assigns, ("RECP")).

                              W I T N E S S E T H:

                  WHEREAS, RECP has entered into a limited liability company agreement, dated as of the date hereof (the "Operating Agreement") of Bunker Hill Equity, LLC, a Delaware limited liability company ("Company") with the Maguire Members and the Special Member (as defined therein);

                  WHEREAS, RECP will be issued limited liability company interests (the "Managing Member Interests") in the Company pursuant to, and subject to the terms and conditions of, the Operating Agreement in return for a cash contribution of $60,000,000 (such contribution, together with any subsequent Capital Contributions, the "Contribution");

                  WHEREAS, Maguire owns, directly or indirectly, an interest in the Company, and the Company, through its direct and indirect Subsidiaries (collectively and together with the Company, the "Companies"), owns the Property (as defined in the Operating Agreement);

                  WHEREAS, the obligation of RECP to make the Contribution is conditioned, among other things, on the execution and delivery by Maguire and the Maguire Members of this Agreement;

                  WHEREAS, each of the parties hereto is willing to execute and deliver this Agreement, to provide for certain rights and obligations concerning the purchase of the Managing Member Interests upon the occurrence of certain events in order to satisfy such condition precedent and otherwise;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  1.1 Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Operating Agreement, all of which are hereby incorporated herein by reference. The following terms shall have the following meanings:

                           (a)      "Put Event"  shall mean the occurrence of
any one of the following:

                                    (i)      Involuntary Bankruptcy; Appointment
of Receiver, etc. (i) A court enters a decree or order for relief with respect to any of the Companies, in an involuntary proceeding under the Bankruptcy Code;
(ii) the occurrence and continuance of any of the following events: (x) an involuntary proceeding under the Bankruptcy Code is commenced with respect to any of the Companies or any of the Maguire Members or Maguire, or any of the Maguire Members or any of their respective Affiliates files any petition or takes any action (directly or indirectly) seeking to put any of the Companies or any of the Maguire Members in involuntary bankruptcy, (y) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any of the Companies or any of the Maguire Members or over all or a substantial part of their respective property, is entered, or (z) an interim receiver, trustee or other custodian is appointed without the consent of the applicable Company, Subsidiary or Maguire Members, for all or a substantial part of the property of such Company, Subsidiary or Maguire Members, in each case above only if such decree or order, involuntary proceeding or appointment is the result of any direct or indirect act of collusion by Maguire, any of the Maguire Members or any of their respective Affiliates with other creditors of the applicable Companies.

                                    (ii)     Voluntary Bankruptcy; Appointment
of Receiver, etc. If Maguire, any of the Maguire Members or any of their Affiliates directly or indirectly causes or takes any action that leads to (i) an order for relief to be entered with respect to any of the Companies or any Maguire Member to commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law;
(ii) any of the Companies or any Maguire Member to make any assignment for the benefit of their respective creditors; or (iii) the managers, the Board of Directors, the members or other governing body of any of the Companies or any Maguire Member to adopt any resolution or otherwise authorize action to approve any of the actions referred to in this Subsection 1.1(a)(ii).

                                    (iii)    Sale of Property; Recapitalization
of any of the Companies. If Maguire, either of the Maguire Members or any of their respective Affiliates, individually, collectively or in collusion with others challenge, compete with, interfere, hinder or otherwise obstruct, RECP's efforts to sell or refinance the Property or recapitalize any of the Companies during any period in which the Call Option has been suspended or has lapsed or expired.

                                    (iv)     Fraud or Breach. If Maguire, either
of the Maguire Members or any of their Affiliates commits (i) any fraud or intentional and material misrepresentation in connection with the issuance of the Managing Member Interests; (ii) any intentional misappropriation of funds in breach of the Operating Agreement or any other Transaction Document (including proceeds paid under any insurance policies or condemnation proceedings, rents and security deposits); or (iii) any willful breach of
Section 6.9 or 11.1 of the Operating Agreement.

                                    (v)      Negligent or Criminal acts. If
Maguire, either of the Maguire Members or any of their Affiliates commits gross negligence or criminal acts resulting in forfeiture, seizure or loss of all or any portion of the Property or any direct or indirect interest therein, including, without limitation, an interest in any of the Companies.

                                    (vi)     Obstruction of RECP's Right to
Control. If Maguire or any of the Maguire Members or any of their Affiliates, individually, collectively or in collusion with others challenge, hinder, obstruct or delay or cause any of the Companies to challenge, hinder, obstruct or delay the right of RECP to assume unfettered control of any of the Companies when there has occurred a Trigger Event, including, without limitation, with respect to revoking any powers or duties delegated or granted to Maguire, either of the Maguire Members or any of their Affiliates under the Operating Agreement or any other Transaction Document.

                                    (vii)    Loan Documents Obligations. If
Maguire or either of the Maguire Members or any of their Affiliates commits any act or omission that causes the non-recourse obligations under the Loan Documents to become a recourse obligation to any of the Companies, RECP or any Affiliate of RECP, and solely with respect to any obligation becoming recourse to any of the Companies, Maguire or his Affiliates fail to pay or satisfy such recourse obligation in full on behalf of the Companies within any cure or grace period permitted under the applicable Loan Document.

                           (b)      "Disability" with respect to a Person shall
mean the inability of such Person to perform his duties as a chief executive officer of a real estate company owning properties similar to the Property in any material manner by reason of physical or mental disability which continues for a period of six consecutive months, or for a period of more than nine months in the aggregate in any twelve-month period.

                                   ARTICLE II
                                   PUT OPTION

                  2.1 Put Option. Maguire and the Maguire Members unconditionally and irrevocably agree that, at any time after the occurrence of a Put Event, RECP may enforce its rights under this Agreement at RECP's election by delivering a written notice of exercise (the "Put Notice") to Maguire and the Maguire Members. Within 3 Business Days of the delivery of the Put Notice by RECP to Maguire and the Maguire Members, time being of the essence, Maguire and/or the Maguire Members, jointly and severally, will acquire or will cause any other Person to acquire, from RECP the Managing Member Interests for a cash amount equal to the Managing Member Return (the "Purchase Price"), (the foregoing purchase referred to as the "Put Purchase"). The Put Purchase shall take place at the time and place designated by RECP. The Put Purchase shall be without recourse to RECP and RECP shall not be required to make any representations and warranties in connection with the Put Purchase except as set forth in Section 2.2(a) herein.

                  2.2 Closing. At the closing of the Put Purchase hereunder:

                           (a)      RECP shall deliver to Maguire and/or any of
the Maguire Members and/or their designee, as the case may be, a certificate, certificates (to the extent such certificates have been received) or any other documentation evidencing transfer of the Managing Member Interests, in form ready for transfer, free of any security interests, liens, pledges, claims of third parties of any nature whatsoever, leases, levies, charges, escrows, encumbrances, options, rights of first refusal, preemptive rights, transfer restrictions, conditional sale contracts, title retention contracts, hypothecations, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral ("Encumbrances"), duly endorsed in blank ("Transfer Documentation"). By delivering such Transfer Documentation, RECP shall be deemed to represent and warrant to Maguire and/or any Maguire Member and/or any designee, as the case may be, that RECP is the record and beneficial owner of and has good and valid title to the Managing Member Interests being transferred and that such Managing Member Interests are free and clear of any Encumbrances and have not been transferred (and no rights with respect to such Managing Member Interests were transferred or granted) by RECP to any party from the date hereof and until such Closing.

                           (b)      Maguire or the Maguire Members shall pay or
cause any other Person to pay to RECP by wire transfer of immediately available funds the Purchase Price for the Managing Member Interests.

                           (c)      Maguire and/or the Maguire Members and/or
any designee, as the case may be, shall pay or cause any other Person to pay all out-of-pocket costs and expenses incurred by RECP or the Company in connection with the Put Purchase, including, without limitation, documentation and deed stamp taxes and other transfer taxes, recording fees, title insurance premiums, loan fees (if any) and legal fees and expenses.

                  2.3 Obligations Independent. The obligations of Maguire and the Maguire Members hereunder are independent of the obligations of the Company and the Maguire Members to RECP under the Operating Agreement and the other Transaction Documents, and a separate action or actions may be brought and prosecuted against Maguire and the Maguire Members irrespective of whether such action is brought against the Company and the Maguire Members or whether Company and the Maguire Members are joined in any such action or actions. Maguire and the Maguire Members hereby waive the benefit of any statute of limitations affecting its liability hereunder.

                  2.4 Obligations Unconditional. The obligations of Maguire and the Maguire Members hereunder are absolute and unconditional, irrespective of the genuineness, validity, regularity or enforceability of the Operating Agreement or any other Transaction Document, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for the Managing Member Interests, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever (including, without limitation, personal defenses of the Company, Maguire, any Maguire Member or any other Person) which might otherwise constitute a legal or equitable discharge or defense of a surety, Maguire or the Maguire Members, it being the intent of this Section 2 that the obligations of Maguire and the Maguire Members hereunder shall be absolute and unconditional under any and all circumstances (subject to the conditions described herein). This is an assurance of payment and not of collection and provided a Put Event has occurred, upon the failure of Maguire or the Maguire Member to close the Put Purchase or any other default in respect of the Put Purchase, RECP may, at its option, proceed directly and at once, without notice, against Maguire and the Maguire Members and recover the full amount of the liability hereunder or any portion thereof, without proceeding against any other person, selling or otherwise disposing of the Managing Member Interests. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of Maguire and the Maguire Members hereunder, which shall remain absolute and unconditional as described above:

                           (a)      at any time or from time to time, without
notice to Maguire or the Maguire Members, the time for any performance of or compliance with the Put Purchase shall be extended, or such performance or compliance shall be waived, or any obligation of the Company or any other party under the Operating Agreement or any other Transaction Document shall be renewed, settled, compromised or released, by operation of law or otherwise;

                           (b)      subject to the provisions hereof expressly
contemplating such circumstances, any bankruptcy, insolvency, reorganization or similar proceeding affecting any of the Companies or any Maguire Member, or the release or discharge of any obligation of any of the Companies, any Maguire Member or any such other Person as a result of any such proceeding;

                           (c)      any of the acts required or contemplated in
any of the provisions of the Operating Agreement or any other Transaction Document or any other agreement or instrument referred therein shall be performed or omitted;

                           (d)      a Trigger Event shall occur, or the Managing
Member Interests shall be modified, supplemented or amended in any respect, or any right under the Operating Agreement or any other Transaction Document or any other agreement or instrument referred to therein shall be amended, waived or modified or the Operating Agreement or any other Transaction Document shall have been amended or modified; or

                           (e)      the Managing Member Interests shall be
determined to be void or voidable or shall be subordinated to the claims of any Person, or any provision of applicable law or regulation or any order of any governmental authority purports to prohibit the payment of any amounts payable by the Company or any Maguire Member under the Operating Agreement or any other Transaction Document or any currency controls are imposed in respect thereof.

                  2.5 Reinstatement. The obligations of Maguire and the Maguire Members under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Put Purchase is rescinded or must be otherwise restored, whether as a result of any proceedings in bankruptcy, insolvency or reorganization or otherwise, and Maguire and the Maguire Members specifically agree that they will jointly and severally pay to RECP or its assigns or successors in interest on demand the amount of all reasonable out-of-pocket losses, liabilities, costs and expenses (including, without limitation, fees of counsel) incurred by RECP in connection with such rescission or restoration, including any such losses, liabilities, costs and expenses in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  2.6 Certain Additional Waivers. Without limiting the generality of any other provision of this Agreement, Maguire and the Maguire Members hereby specifically waive (a) promptness, diligence and any notice with respect to any obligations under this Section 2; (b) any requirement that RECP or any other Person exhaust any right or take any action against the Company, any Maguire Member or any other Person; (c) any defense arising by reason of any claim or defense based upon any waiver or election of remedies by RECP; (d) any duty on the part of any of the Companies or RECP to disclose to Maguire any matter, fact or thing relating to the business, operation or condition of the Companies or any other party to any of the Operating Agreement or any other Transaction Document or their assets, now known or hereafter known by any of the Companies or RECP; and (e) any requirement that the Company or RECP or any other Person file any claim relating to the Managing Member Interests or Managing Member Return in the event that any of the Companies becomes subject to a bankruptcy, reorganization, insolvency or similar proceeding.

                  2.7 Subordination. From and after the occurrence of a Put Event, any obligations of the Companies to Maguire, the Maguire Members, or any of their Affiliates now or hereafter existing, shall be subordinated to the Put Purchase. Such obligations of the Companies to Maguire and the Maguire Members or their Affiliates shall, after the delivery of any Put Notice, be enforced and performance received by Maguire or the Maguire Members as trustee for RECP and the proceeds thereof shall be paid over to RECP on account of the Put Purchase, provided that, subject to Section 2.10 herein, RECP delivers the Managing Member Interests to Maguire or the Maguire Members or their designee upon payment of the Purchase Price. In addition, Maguire or the Maguire Members, on behalf of themselves and each of their Affiliates, hereby agree not to exercise any rights each may have (x) for subrogation, indemnity, reimbursement or contribution against the Companies or (y) to enforce any security over assets of the Companies for amounts paid by Maguire pursuant to this Agreement. If any amount shall be paid to Maguire and/or the Maguire Members in violation of the preceding sentence, such amount shall be held in trust for the benefit of RECP and shall forthwith be paid to RECP, to be credited and applied to the Purchase Price.

                  2.8 Representations and Warranties of Maguire. Maguire and each of the Maguire Members hereby represent and warrant to RECP, jointly and severally, that as of the date hereof:

                           (a)      Each has full power and authority to make
this Agreement valid and binding upon such party, enforceable in accordance with its terms;

                           (b)      neither the execution or delivery of this
Agreement (i) violates any law, regulation, order, writ, judgment, injunction, decree or permit applicable to it, (ii) violates or materially conflicts with its Organizational Documents and contractual provisions of, or causes an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it or any of the Companies is a party or by which it may be bound, or (iii) results in or requires the creation of any lien, security interest, or other charge or encumbrance upon its properties in favor of a party other than RECP, pursuant to an agreement binding on such party;

                           (c)      no consent, approval, authorization or order
of, or filing, registration or qualification with, any court or governmental authority or other Person is required in connection with the execution, delivery or performance by it of this Agreement; and

                           (d)      there are no actions, suits or legal,
equitable, arbitration or administrative proceedings, pending or, to the knowledge of such party threatened, against Maguire or any of the Maguire Members which, if adversely determined, would have a material adverse effect on the financial condition of Maguire or the Maguire Members or would affect the legality, validity or enforceability against any of them of this Agreement or their ability to perform his obligations under this Agreement.

                  2.9 Set-Off. Any amount that Maguire or the Maguire Members are obligated to pay or deliver under this Agreement shall be paid or delivered without set-off, deduction or counterclaim. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, if Maguire or the Maguire Members are obligated to make a payment under this Agreement, RECP is hereby authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind including, without limitation, under the Act (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by RECP, (including, without limitation, branches, agencies or Affiliates of RECP wherever located) to or for the credit or the account of Maguire or the Maguire Members against the obligations and liabilities of Maguire or the Maguire Members to RECP hereunder, irrespective of whether RECP shall have made any demand hereunder, and any such set-off shall be deemed to have been made immediately upon the occurrence of a Put Event even though such charge is made or entered on the books of RECP subsequent thereto.

                  2.10 Loan Documents. Notwithstanding anything herein to the contrary, the Transfer of the Managing Member Interests and the consummation of the Put Purchase may not occur unless and until the Company and its Subsidiaries shall have complied with any and all terms of the Loan Documents in connection with the Transfer of the Managing Member Interest and provided that such Transfer shall not result in an Event of Default or Event of Acceleration or create recourse liability to RECP or any of its Affiliates under the Loan Documents. If the Transfer of the Managing Member Interests pursuant to the Put Purchase cannot occur because of restrictions in the Loan Documents, then Maguire and the Maguire Members, jointly and severally, shall immediately pay to RECP, upon demand, a cash amount equal to the Purchase Price (the "Put Liquidated Damages"). Payment in cash of the Put Liquidated Damages (plus any interest thereon) shall constitute a cure of any Trigger Event by Maguire Members under the Operating Agreement. It is agreed that the Put Liquidated Damages constitute liquidated damages, and not a penalty, it being expressly acknowledged and agreed that RECP's actual damages in the event that Maguire and the Maguire Members cannot consummate the Put Purchase would be impossible to calculate. If Maguire and the Maguire Members do not pay the Put Liquidated Damages on the date of demand, interest shall accrue on the Put Liquidated Damages at the rate of 25% per annum (compounded monthly). At such time after the payment of the Put Liquidated Damages (together with any interest thereon) that effecting the Transfer of the Managing Member Interests to the Maguire Members would not result in an Event of Default or Event of Acceleration or create recourse liability to RECP or any of its Affiliates under the Loan Documents, or any of them and all conditions to make such Transfer (including, without limitation, any obligation to repay any or all of the New Subordinated Debt or the Existing Mortgage Debt) have been completed, RECP shall Transfer the Managing Member Interests to Maguire or the Maguire Members or their designee as described in Section 2.2(a) above for no additional consideration.

                                   ARTICLE III
                                   CALL OPTION

                  3.1      Call Option.

                           (a)      At any time no later than 6 months prior to
the third anniversary of the Effective Date (the "Option Termination Date"), the Maguire Members or either of them may deliver written notice to RECP (the "Call Notice"), on behalf of themselves or the Company, that they elect to purchase all but not less than all of the Managing Member Interests (including for the purposes of this Section 3, any portion thereof assigned or Transferred by RECP to any other Person) or that the Company will redeem all but not less than all of the Managing Member Interests (the "Call Transaction") for cash on the date specified in the Call Notice (the "Call Date"), which Call Date shall not be more than four months after the date of the Call Notice, provided that in no event shall the Call Date be less than three months prior to the Option Termination Date or the Extended Option Termination Date, as the case may be. RECP will have no obligation to contribute or loan funds to the Company in connection with effecting a Call Transaction, but shall cooperate reasonably and in good faith, but at no cost to RECP and without incurring any liability, with the effecting of a closing of such transaction (the Maguire Members' right to effect or cause a Call Transaction shall hereinafter be referred to as the "Call Option"). The Price payable for the Managing Member Interests upon the consummation of the Call Option shall be as described in Section 3.3.

                           (b)      On or before the date that is 90 days prior
to the last date on which the Call Option may be exercised, the Maguire Members or either of them may deliver written notice (an "Extension Notice") to RECP, on behalf of themselves or the Company, that they desire to extend the Option Termination Date by an additional 12 months (the "Extended Option Termination Date") subject to the satisfaction, as of such date (solely with respect to
(ii), (iii) and (iv) below) and as of the Option Termination Date, of the following conditions:

                                    (i)      an extension of the term of the New
Subordinated Debt has been obtained for no less than one year;

                                    (ii)     no Event of Default or Event of
Acceleration has occurred and is continuing under the terms of the Existing Mortgage Debt, the New Subordinated Debt or any other material agreement (i.e., any contract or Space Lease which involves a payment of over $250,000) or any Major Lease (other than defaults caused by the act or omission of RECP that are not a Performance Default);

                                    (iii)    no event causing a Trigger Event or
Maguire Event of Default (as defined below) has occurred and is continuing;

                                    (iv)     RECP has received in cash a
cumulative compounded monthly (to the extent not paid on a monthly basis) return of not less than 12% per annum on the remainder of the RECP Capital Contributions after the return to RECP of the Equity Reserve; provided that in calculating the 12% per annum return, there shall be excluded any distributions of the Equity Reserve which may be distributed to RECP;

                                    (v)      the Maguire Members shall have
purchased the Supplemental Cap and shall have collaterally assigned it to the Senior Mezzanine Lender and the Junior Mezzanine Lender in accordance with the terms and conditions of the New Subordinated Debt;

                                    (vi)     the Maguire Members shall have paid
in full all extension fees required under the terms of the New Subordinated Debt in order to extend the maturity of the New Subordinated Debt for a period of 1 year;

                                    (vii)    on or prior to the delivery of the
Extension Notice, the Maguire Members will have deposited in escrow, with a financial institution designated by RECP and pursuant to an escrow agreement in form and substance satisfactory to RECP (which shall provide, without limitation, for the distribution of the Extension Escrow Amount as provided in
Section 3.1(c) below) satisfactory to RECP, an amount equal to the sum of: (1) the difference between the amount described in paragraph (iv) herein and the amounts actually received by RECP as distributions from the Company as of date of the delivery of the Extension Notice; and (2) 150% of the amount required to
(x) purchase the Supplemental Cap as of the date of the Extension Notice (except that the Maguire Members shall not be required to deposit such 150% of the cost of the Supplemental Cap if the Maguire Members provide evidence to RECP that they have purchased the Supplemental Cap on or before the date of delivery of such Extension Notice) and (y) the corresponding extension fees, as described in paragraphs (v) and (vi) herein (such aggregate amount, the "Extension Escrow Amount"). RECP's determination of the Extension Escrow Amount shall be binding on the parties absent manifest error. Extension Escrow Amounts shall be released as determined by RECP in order to permit satisfaction of the conditions set forth in clauses (iv), (v) and (vi) on or before the Option Termination Date. In addition, on the date of the delivery of the Extension Notice, the Maguire Members will provide RECP with the documentation evidencing the deposit of the amounts in escrow as provided herein (including, without limitation, the escrow agreement pursuant to which such funds are held in escrow, provided that RECP shall cooperate in good faith in approving the escrow agreement) and documenting the calculation of the amounts deposited in escrow; and

                                    (viii)   receipt of certificates from the
Maguire Members, in form and substance satisfactory to RECP, confirming that all the conditions set forth in clauses (ii) (iii), (vi) and (vii) above have been satisfied as of the date of the Extension Notice and that all conditions set forth in clauses (ii) through (vi) have been satisfied as of the Option Termination Date.

                  If all of the foregoing conditions have been satisfied on the date set forth above, the period for exercise of the Call Option shall be extended from the Option Termination Date to the Extended Option Termination Date. The period from the Effective Date through the Option Termination Date, as the same may be so extended shall hereinafter be referred to as the "Redemption Period". For the avoidance of doubt, any reference to the "lapse" of the Call Option in this Agreement shall refer to the time at which the Call Option can no longer be exercised or consummated, as the case may be.

                           (c)      If at any time the Call Option is in effect
the Maguire Members provide RECP with the Call Notice but do not consummate the Call Transaction on the Call Date, then, as of the close of business (New York City time) on the Call Date, (i) the Maguire Members will on demand pay all the costs and expenses incurred by RECP in connection thereof; (ii) the Call Option shall, automatically and without any further action, lapse; (iii) a Trigger Event shall be deemed to have occurred; and (iv) any Extension Escrow Amount shall automatically, and without any further action, be transferred to RECP and shall be deemed a distribution in respect of its Managing Member Interest, provided, however, that the Maguire Members will have a one time right to delay the Call Date by no more than 30 days (provided that the Call Date shall in no event be later than the last date on which the Call Transaction could be closed as described in Section 3.1(a) above.

                           (d)      Notwithstanding the provisions of Section
3.1(a) above, in the event: (i)(x) the Maguire Members or any of their respective Affiliates have breached or are in default in respect of any representation, warranty or covenant under this Agreement or any Transaction Document to which they are a party after notice and lapse of any applicable cure periods if such exist (a "Maguire Event of Default"); (y) such Maguire Event of Default does not result in an Event of Default or Event of Acceleration under any of the Loan Documents; and (z) RECP notifies the Maguire Members of such Maguire Event of Default; or (ii) the death or Disability of Maguire and the failure of the Maguire Members to appoint within 40 days any other person to perform his duties and responsibilities with respect to the Property, who is acceptable to RECP at its sole discretion, then subject to Section 3.1(a) above, the Maguire Members may only exercise their rights and effect a Call Option (if the right to effect a Call Option has not otherwise lapsed or expired and has not been suspended as provided herein) so long as the Call Date shall occur no later than three months after the date of either of the events described in (i) or (ii) above.

                           (e)      The Call Option shall immediately and
without any further action lapse and be of no further force and effect subject to the provisions of this subsection (e): (i) upon the occurrence of a Maguire Event of Default that is or causes or otherwise results in an Event of Default or Event of Acceleration under any Loan Documents; or, (ii) upon the occurrence of an Event of Default or Event of Acceleration under any of the Loan Documents as a result of or caused by any actions or inactions of or by the Maguire Members or their respective Affiliates (where the Maguire Members or their respective Affiliates had the right or obligation under this Agreement or the Transaction Documents to take actions to prevent such Event of Default), unless with respect to each of (i) and (ii) the Maguire Members have obtained from the holder of the relevant Loan Documents under which such Event(s) of Default has occurred within 10 days of the provision of notice to the Maguire Member of such Event of Default or Event of Acceleration, a written confirmation that such Person irrevocably waives such default or irrevocably agrees that it will not enforce its rights and remedies under such Loan Document with respect to such default (or if such waiver or agreement is conditional, if the Maguire Members provide evidence of satisfaction within such same 10 day period of any such conditions), in which case the Call Option shall automatically and without any further action be reinstated.

                           (f)      Unless it has previously lapsed or expired,
the Call Option shall immediately and without any further action be suspended and may not be exercised at any time (the "Suspension Period") during the period in which: (X) (i) an Event of Default or Event of Acceleration has occurred and is continuing under any of the Loan Documents that is not attributable to a Maguire Event of Default or any action or inaction of the Maguire Members or their respective Affiliates (where the Maguire Members or their respective Affiliates had the right or obligation under this Agreement or the Transaction Documents to take actions to prevent such Event of Default or Event of Acceleration) unless either: (1) such Event of Default or Event of Acceleration has been irrevocably waived in writing by the holder of the relevant Loan Document, or (2) the holder of the relevant Loan Document confirms in writing that it irrevocably agrees not to enforce its rights and remedies under such Loan Document with respect to such Event of Default or Event of Acceleration, in each case of (1) and (2) above within 10 days of the provision of notice to the Maguire Member of such Event of Default or Event of Acceleration (or if such waiver or agreement is conditional, if the Maguire Members provide evidence of satisfaction within such same 10 day period of any such conditions) or (ii) an Event of Default or Event of Acceleration has occurred under any of the Loan Documents and such Event of Default has been cured by RECP; (Y) such Event of Default or Event of Acceleration was not caused by RECP (it being understood and agreed that a Performance Default shall not be deemed an Event of Default or Event of Acceleration caused by RECP) unless (I) the Event of Default is a monetary default under the Loan Documents that has no cure period (other than upon maturity), (II) RECP has cured such default pursuant to the emergency provision of Section 7.3(c) of the Operating Agreement and (III) within 5 Business Days after the cure by RECP the Maguire Members reimburse RECP for all costs and expenses incurred in curing such default plus interest thereon at the rate of 25% per annum; and (Z) RECP is attempting during such Suspension Period to sell or refinance the Property, or any Subsidiary of the Company or otherwise recapitalize the Company or any Subsidiary of the Company. Notwithstanding the foregoing, if a written forbearance agreement that provides for the suspension of remedies by the applicable lender under the relevant Loan Documents is entered into by the Company or the applicable Subsidiary (the period during which the exercise of such remedies is suspended being hereinafter referred to as the "Forbearance Period"), a Suspension Period will be ineffective and will not renew until the later of the date: (m) that is three (3) months prior to the expiration of the applicable Forbearance Period; and (n) on which RECP is attempting to sell or refinance the Property or any Subsidiary of the Company or otherwise recapitalize the Company or any Subsidiary of the Company (which RECP will confirm in a notice to the Maguire Members). In no event shall the occurrence and/or existence of the Suspension Period cause the Option Termination Date or the Extended Option Termination Date to be extended (as the case may be).

                           (g)      If an Event of Default or Event of
Acceleration occurs under any of the Loan Documents at a time when the Call Option has not otherwise lapsed or expired, RECP will (i) in good faith attempt to obtain from the applicable lender a written forbearance agreement in form and substance reasonably satisfactory to RECP; and (ii) to the extent the Maguire Members are unaware of such Event of Default or Event of Acceleration, give the Maguire Members notice of such Event of Default or Event of Acceleration. If RECP is unsuccessful in obtaining such a forbearance agreement from the applicable lender within 15 Business Days of the occurrence of such Event of Default or Event of Acceleration, the Maguire Members will be given an opportunity, for a period of 15 Business Days, to obtain such a forbearance agreement (in form and substance reasonably satisfactory to RECP) from such lenders. It will be reasonable for RECP not to approve a forbearance agreement which (x) contemplates any economic change to the Existing Mortgage Loan or the New Subordinated Debt which has an adverse effect on RECP, including, without limitation, the requirement that default or penalty interest be paid during the Forbearance Period, unless it is paid or deposited in escrow with the Company by the Maguire Members at the time of obtaining such forbearance agreement, or (y) requires any adverse economic change to RECP's equity position.

                  3.2 Final Redemption. At such time that the Managing Member Return shall have been paid to RECP in full (whether as a result of a redemption or an acquisition of the RECP Investment as provided herein or as a result of payment of Available Cash as provided in Section 10.1 of the Operating Agreement), RECP shall for all purposes cease to be a Member of the Company and have any Membership Interest in or rights or obligations (including, without limitation, any of its obligations as a Managing Member) with respect to the Company. The redeemed interest shall be conveyed to Maguire, the Maguire Members or their designee or redeemed by the Company in which case RECP will have no further rights, interest or obligation under this Agreement or in the Company or any of its Subsidiaries or any assets thereof.

                  3.3 Mechanics of Redemption. Upon the exercise of the Call Option, the Company or the Maguire Members, as the case may be, shall pay RECP, by wire transfer of immediately available funds, the Managing Member Return, in consideration for an assignment to the Company or the Maguire Members, as the case may be, of all of the Membership Interests of RECP in the Company which shall be evidenced by a customary assignment document. RECP shall deliver to Maguire a certificate, certificates or any other documentation evidencing transfer of the Membership Interest, in form ready for transfer, free of any Liens or claims of third parties except as caused by actions or agreements of the Maguire Members or their Affiliates. By delivering such documentation, RECP shall be deemed to represent and warrant to the Company or the Maguire Members that RECP is the record and beneficial owner of and has good and valid title to the Membership Interest being transferred and that such Membership Interests are free and clear of any Liens and have not been transferred (and no rights with respect to such Membership Interests were transferred or granted) by RECP to any party.

                  3.4 Loan Documents. Notwithstanding anything herein to the contrary, the Call Option may not be exercised and the Call Transaction may not occur unless and until the Company and its Subsidiaries will have complied with any and all terms of the Loan Documents (including, without limitation, any obligation to repay any portion of the New Subordinated Debt or the Existing Mortgage Debt) in connection with the Transfer of the Managing Member Interests and provided that such Transfer shall not constitute an Event of Default or Event of Acceleration or create recourse liability to RECP or any of its Affiliates, under the Loan Documents or any of them.

                                   ARTICLE IV
                                  MISCELLANEOUS

                  4.1 Expenses. Maguire agrees to pay on demand all out-of-pocket expenses (including the reasonable fees and expenses of RECP's attorneys) in any way relating to the enforcement or protection of the rights of RECP (with its successors and assigns) of this Agreement. Upon such demand, Maguire shall have three days to pay such expenses. If Maguire does not pay such expenses within three days of such demand, interest shall accrue thereon at a rate of 25% per annum (compounded monthly), not to exceed the highest rate allowed by law.

                  4.2 No Waiver; Cumulative Rights. No failure on the part of RECP to exercise, and no delay in exercising, any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power by RECP hereunder preclude any other or future exercise of any right, remedy, or power by RECP. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity.

                  4.3 Injunctive Relief. Each of the parties acknowledges and agrees that if any provision of Sections 2 or 3 herein is not complied with, the other party will immediately and irreparably be harmed, will not have an adequate remedy at law and will be entitled to a decree for specific performance in any court or judicial body having jurisdiction over such claim, without the necessity of showing any actual damage or posting any bond or furnishing any other security, and without having to pursue any arbitration as provided below.

                  4.4 Assignment. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and the parties' transferees, successors and assigns under the Operating Agreement and the other Transaction Documents. Maguire and the Maguire Members may not assign, transfer or delegate their rights, interests or obligations, in whole or in part, under this Agreement to any other Person, and any purported assignment or delegation hereof in violation of the foregoing shall be null and void. Subject to the foregoing, without limiting the effect of specific references in any provision of this agreement, all references herein to Maguire shall be deemed to include the respective heirs, executors, administrators, legal representatives, successors and permitted assigns, all of whom shall be bound and benefit by the provisions of this Agreement. The successors and permitted assigns of the parties shall include, without limitation, their respective receivers, trustees or debtors-in-possession.

                  4.5 Headings and Captions. All headings and captions contained in this Agreement are inserted for convenience only and shall not be deemed a part of this Agreement.

                  4.6 Variance of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or entity may require.

                  4.7 Counterparts. This agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

                  4.8 Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law provisions thereof.

                  4.9 Consent to Jurisdiction. To the fullest extent permitted by law, each of the parties hereto hereby irrevocably consents and agrees, for the benefit of each party, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, and with respect to the enforcement, modification, vacation or correction of an award rendered in an arbitration proceeding, shall be brought in any city, state or federal court located in the Borough of Manhattan, The City of New York (a "New York Court"), and hereby irrevocably accepts and submits to the jurisdiction of each such New York Court with respect to any such action, suit or proceeding. Each party hereto also hereby irrevocably consents and agrees, for the benefit of each other party, that any legal action, suit or proceeding against it shall be brought in any New York Court, and hereby irrevocably accepts and submits to the exclusive jurisdiction of each such New York Court with respect to any such action, suit or proceeding. Each party hereto waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings brought in any such New York Court and hereby further waives and agrees not to plead or claim in any such New York Court that any such action, suit or proceeding brought therein has been brought in an inconvenient forum. Each party agrees that (i) to the fullest extent permitted by law, service of process may be effectuated hereinafter by mailing a copy of the summons and complaint or other pleading by certified mail, return receipt requested, at its address set forth above and (ii) all notices that are required to be given hereunder may be given by the attorneys for the respective parties.

                  4.10 No Third Party Beneficiaries. Except as expressly stated herein, this Agreement is not intended and shall not be construed as granting any rights, benefits or privileges to any Person not a party to this Agreement.

                  4.11 Construction of Documents. The parties hereto acknowledge that they were represented by separate and independent counsel in connection with the review, negotiation and drafting of this Agreement and that this Agreement shall not be subject to the principle of construing its meaning against the party that drafted same.

                  4.12 Effectiveness; Termination. The obligations of Maguire, the Maguire Members and RECP under this Agreement shall terminate upon the indefeasible payment and satisfaction in full of the Managing Member Return. This Agreement shall become effective with respect to Maguire, the Maguire Members and RECP upon its execution by Maguire, the Maguire Members and RECP and except as otherwise provided herein shall continue in full force and effect and may not be terminated or otherwise revoked. If, notwithstanding the foregoing, any party shall have any right under applicable law to terminate or revoke this Agreement, such party agrees that such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto, signed by such party is actually received by the other parties. Such notice shall not affect the right and power of the parties to enforce rights arising prior to receipt of the notice.

                  4.13 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (B) IN ANY WAY CONNECTED OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

                  4.14 Validity; Severability. Every provision of this Agreement is intended to be severable. The invalidity, illegality and unenforceability of any particular provision of this Agreement in any jurisdiction shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid, illegal or unenforceable provision were omitted and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the invalid, illegal or unenforceable provisions.

                  4.15 Entirety. This Agreement represents the entire agreement of the parties hereto, and supersedes all prior and contemporaneous oral, and all prior written, agreements and understandings, if any, including any commitment letters or correspondence relating to the subject matter hereof.

                  4.16 Amendments, Waivers and Consents. Neither this Agreement nor any of the terms hereof may be amended, changed, waived, discharged or terminated, nor shall any consent or approval of RECP, Maguire or the Maguire Members be granted hereunder, unless such amendment, change, waiver, discharge, termination, consent or approval is in writing signed by RECP, Maguire or the Maguire Members. No waiver of any provision hereof by any party hereto shall be deemed a waiver by any other party nor shall any such waiver by any party be deemed a continuing waiver of any matter by such party.

                  4.17 Further Assurances. Each of party agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as, may be necessary or advisable to carry out the intent and purpose of this Agreement.

                  4.18 Time is of the Essence. Time is of the essence with respect to any of the matters set forth in this Option Agreement.

                  4.19 Notices. Unless otherwise specified in this Agreement, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed or sent or delivered at the addresses specified in the preamble hereto. All such notices and communications shall be given by hand or facsimile transmission; provided that, in the event that facsimile transmission facilities are not operational, such notices and communications may be given by mail, but the sender shall use reasonable efforts to confirm facsimile transmission facilities shall become operational. All such notices and communications shall be effective when delivered by hand, or, in the case of mail, upon the earlier of receipt and confirmation by facsimile transmission as provided below, or, in the case of facsimile transmission, when sent as addressed as set forth herein and confirmation of delivery is received. The addresses of each party shall be as set forth above, provided that each party to this Agreement may, from time to time, change its notice address, by giving notice to the Company and the other parties herein in the manner provided in this Section.

                    [SIGNATURES BEGIN ON THE FOLLOWING PAGE]

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties as of the date first written above.

         /s/ Robert F. Maguire III
         ---------------------------
         Robert F. Maguire III

         MAGUIRE PARTNERS-HOPE PLACE, LTD.
                  a California limited partnership

             By:  MAGUIRE PARTNERS BGHS, LLC
                  a California limited liability company,
                  its Managing General Partner

                  By:      MAGUIRE PARTNERS SCS, INC.
                           a California corporation,
                           its Manager

                  By: /s/ Robert F. Maguire III
                      --------------------------
                  Name: ________________________
                  Title: _______________________

                  MAGUIRE PARTNERS BGHS, LLC
                  a California limited liability company

             By:  MAGUIRE PARTNERS SCS, INC.
                  a California corporation,
                  its Manager

                  By: /s/ Robert F. Maguire III
                      -------------------------
                  Name: _______________________
                  Title: ______________________

         RECP LIBRARY LLC,
         a Delaware limited liability company

         By: /s/ Robert F. Cavanaugh
             -----------------------
             Name: Robert F. Cavanaugh
             Title: Treasurer

[FIRST AMERICAN LOGO]                        2149852-21, JQ, DM - MARCH 22, 2002
                                     PROFORMA ALTA EXTENDED OWNERS POLICY - 1992

                                   EXHIBIT H

FILE NO.: LIBRARY TOWER, LOS ANGELES, CA               POLICY NO. 2149852-21

AMOUNT OF INSURANCE: $362,000,000.00                  PREMIUM: $TO BE DETERMINED

DATE OF POLICY: DATE AND TIME OF CLOSING

1.   NAME OF INSURED:

     LIBRARY SQUARE ASSOCIATES, LLC, A DELAWARE LIMITED LIABILITY COMPANY AND COLUMN FINANCIAL, INC. AND ITS SUCCESSORS AND/OR ASSIGNS AS SENIOR MEZZANINE LOAN LENDER AS ITS INTEREST MAY APPEAR, AND COLUMN FINANCIAL, INC. AND ITS SUCCESSORS AND/OR ASSIGNS AS JUNIOR MEZZANINE LOAN LENDER AS ITS INTERESTS MAY APPEAR.

2.   THE ESTATE OR INTEREST IN THE LAND WHICH IS COVERED BY THIS POLICY IS:

     FEE AS TO THE LIBRARY TOWER PARCELS DESCRIBED HEREIN AS PARCELS 1, 2, 3, 4, 8 AND 9 AND FEE AS TO THE GARAGE PLAZA PARCEL DESCRIBED HEREIN AS PARCEL 5 AND AN EASEMENT AS TO THE LIBRARY SERVICE DRIVE PARCEL DESCRIBED HEREIN AS PARCEL 6 AND AN EASEMENT AS TO PARCELS 7, 10, 11, AND A LICENSE AS TO PARCEL 12.

3.   TITLE TO THE STATE OR INTEREST IN THE LAND IS VESTED IN:

     LIBRARY SQUARE ASSOCIATES, LLC, A DELAWARE LIMITED LIABILITY COMPANY.

4. THE LAND REFERRED TO IN THIS POLICY IS SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF LOS ANGELES, AND IS DESCRIBED AS FOLLOWS:

     PARCEL 1:

     THAT PARCEL OF LAND IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA CONSISTING OF A PORTION OF LOT 6, BLOCK "M" OF THE MOTT TRACT, AS PER MAP FILED IN BOOK 1, PAGE 489 OF MISCELLANEOUS RECORDS AND A PORTION OF LOTS 12, 13 AND 14 IN BLOCK 108 OF THE BELLEVUE TERRACE TRACT FILED IN BOOK 2, PAGE 585 OF MISCELLANEOUS RECORDS OF SAID COUNTY AND A PORTION OF THE LANDS DESIGNATED "BELLEVUE TERRACE" ON THE MAP OF SAID BELLEVUE TERRACE TRACT, TOGETHER WITH A PORTION OF HOPE STREET AS SHOWN ON MAP OF PARCEL MAP L.A. NO 1896 FILED IN BOOK 24, PAGE 21 OF PARCEL MAPS AND THAT PORTION CREATED BY INSTRUMENT NO. 82-465394 TOGETHER WITH THAT PORTION OF 5TH STREET FORMERLY BEING PARTS OF LOTS 11 AND 12, BLOCK 108, OF THE SAID BELLEVUE TERRACE TRACT AND BEING CREATED BY CITY ENGINEER'S DEED C.E. 2-64, ORDINANCE NO. 30,973 N.S. ORDINANCE NO. 63,630, ORDINANCE NO. 160,287 RECORDED ON APRIL 11, 1986 AS INSTRUMENT NO. 86-451366, RECORDED IN VOLUME 24, PAGE 4 OF STREET VACATION MAPS IN THE OFFICE OF THE CITY ENGINEER OF THE CITY OF LOS ANGELES, AND THAT PORTION OF AN ALLEY (12 FEET WIDE) PER CITY ENGINEER'S DEED C.E. 14-367, 368 AND RECORDED IN BOOK 4856, PAGE 317 OF DEEDS AND RECORDED IN BOOK 4871, PAGE 216 OF DEEDS RECORDS OF SAID COUNTY ALL BEING RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY AND ALL BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

     BEGINNING AT THE INTERSECTION OF THE NORTHEASTERLY LINE OF SAID 5TH STREET (79 FEET WIDE) WITH THE NORTHWESTERLY LINE OF SAID HOPE STREET (83 FEET
     WIDE) AS SAID

[FIRST AMERICAN LOGO]                          2149852-21, JQ. DM-MARCH 22, 2002
                                     PROFORMA ALTA EXTENDED OWNERS POLICY - 1992

INTERSECTION IS SHOWN ON SAID STREET VACATION MAP; THENCE NORTHEASTERLY ALONG SAID NORTHWESTERLY LINE TO A POINT OF CUSP OF A TANGENT CURVE CONCAVE EASTERLY HAVING A RADIUS OF 60 FEET AS SHOWN ON SAID STREET VACATION MAP; THENCE SOUTHEASTERLY ALONG SAID CURVE TO A REVERSE CURVE AS SHOWN ON SAID LAST MENTIONED MAP AS BEING CONCAVE SOUTHWESTERLY HAVING A RADIUS OF 40 FEET; THENCE SOUTHEASTERLY ALONG SAID CURVE TO A POINT OF TANGENCY WITH A LINE PARALLEL WITH DISTANT SOUTHWESTERLY 95 FEET MEASURED AT RIGHT ANGLES FROM THE NORTHEASTERLY LINE OF LOT 7 IN BLOCK "M" OF SAID MOTT TRACT; THENCE SOUTHEASTERLY ALONG SAID LINE TO THE SOUTHEASTERLY LINE OF SAID 12 FOOT WIDE ALLEY; THENCE SOUTHWESTERLY ALONG SAID SOUTHEASTERLY LINE TO SAID NORTHEASTERLY LINE OF 5TH STREET; THENCE NORTHWESTERLY ALONG SAID LINE TO THE TRUE POINT OF BEGINNING.

EXCEPT THEREFROM ALL URANIUM, AND OTHER FISSIONABLE MATERIAL, ALL OIL, GAS, PETROLEUM, ASPHALTUM AND OTHER HYDROCARBON SUBSTANCES AND OTHER MINERALS AND MINERAL ORES OF EVERY KIND AND CHARACTER WHETHER SIMILAR TO THESE HEREIN SPECIFIED OR NOT, WITHIN OR UNDERLYING OR WHICH MAY BE PRODUCED FROM THAT PORTION OF THE FOLLOWING DESCRIBED REAL PROPERTY WHICH LIES BELOW A PLANE PARALLEL TO AND 500 FEET BELOW THE PRESENT SURFACE OF SAID LAND, WITHOUT HOWEVER, THE RIGHT TO ENTER UPON THE SURFACE OR SUBSURFACE TO A DEPTH OF 500 FEET BELOW SAID SURFACE, FOR ANY PURPOSE WHATSOEVER, AS GRANTED BY SOUTHERN CALIFORNIA EDISON COMPANY, A CORPORATION TO ASSOCIATED SOUTHERN INVESTMENT COMPANY, A CORPORATION, BY DEED RECORDED APRIL 2, 1969 IN BOOK M3194 PAGE 210, OFFICIAL RECORDS.

ALSO EXCEPT ALL OIL, GAS, PETROLEUM AND OTHER MINERAL OR HYDROCARBON SUBSTANCES IN AND UNDER OR WHICH MAY BE PRODUCED FROM SAID LAND, TOGETHER WITH THE RIGHT TO USE THAT PORTION OF SAID LAND WHICH UNDERLIES A PLANE PARALLEL TO AND 500 FEET BELOW THE PRESENT SURFACE OF SAID LAND, FOR THE PURPOSE OF PROSPECTING FOR, DEVELOPING AND/OR EXTRACTING SAID OIL, GAS, PETROLEUM AND OTHER MINERAL AND HYDROCARBON SUBSTANCES FROM SAID LAND, BY MEANS OF WELLS DRILLED INTO SAID SURFACE OF SAID LAND FROM DRILL SITES LOCATED IN OTHER LAND, IT BEING EXPRESSLY UNDERSTOOD AND AGREED THAT SAID EDISON SECURITIES COMPANY, ITS SUCCESSORS AND ASSIGNS, SHALL HAVE NO RIGHT TO ENTER UPON THE SURFACE OF SAID LAND; OR TO USE SAID LAND OR ANY PORTION THEREOF, TO SAID DEPTH OF 500 FEET, OR ANY PURPOSE WHATSOEVER, AS RESERVED BY EDISON SECURITIES COMPANY, A CORPORATION, IN DEED RECORDED DECEMBER 27, 1955 AS INSTRUMENT NO. 2602 IN BOOK 49892, PAGE 323, OFFICIAL RECORDS.

ALSO EXCEPT THEREFROM ALL OIL, GAS AND MINERAL SUBSTANCES TOGETHER WITH THE RIGHT TO EXTRACT SUCH SUBSTANCES PROVIDED THAT THE SURFACE OPENING OF ANY WELL, HOLE, SHAFT, OR OTHER MEANS OF REACHING OR REMOVING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE BUNKER HILL URBAN RENEWAL PROJECT AREA, AS RECORDED IN BOOK M-335 PAGE 106, OFFICIAL RECORDS, AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT AREA WITHIN 500 FEET OF THE SURFACE THEREOF, RESERVED BY GREATER LOS ANGELES PLANS, INC., A NON-PROFIT CORPORATION IN DEED RECORDED MAY 16, 1961 AS INSTRUMENT NO. 1598.

PARCEL 2:

THAT PARCEL OF LAND IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA CONSISTING OF A PORTION OF THE LANDS DESIGNATED "BELLEVUE TERRACE" ON THE MAP OF THE BELLEVUE TERRACE TRACT RECORDED IN BOOK 2, PAGE 585 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, WHICH IS NOW WITHIN 5TH STREET AND/OR HOPE STREET, PORTIONS OF WHICH STREET WERE ESTABLISHED BY THE CITY OF LOS ANGELES, ORDINANCE NO. 63,630, ORDINANCE NO. 30.0973 N.S., AND ORDINANCE NO. 160,287 ON FILE IN THE CITY CLERK'S OFFICE OF SAID CITY AND BY THE DEED OF EASEMENT TO THE CITY BOOK 6413, PAGE 29 OF DEEDS, RECORDS OF

[FIRST AMERICA                                 2149852-21, JQ, DM-MARCH 22, 2002
     LOGO]                             PROFORMA ALTA EXTENDED OWNERS POLICY-1992

SAID COUNTY LYING BELOW A HORIZONTAL PLANE HAVING AN ELEVATION OF 288.00 FEET (SAID ELEVATION BEING BASED ON THE CITY OF LOS ANGELES BENCH MARK NO. 12-06690, HAVING AN ELEVATION OF 295.423 FEET, CITY OF LOS ANGELES 1975 ADJUSTMENT), SAID PARCEL BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE NORTHWESTERLY LINE OF SAID HOPE STREET (83 FEET WIDE) WITH THE INTERSECTION OF THE NORTHEASTERLY LINE OF SAID 5TH STREET (79 FEET WIDE) AS SAID INTERSECTION IS SHOWN ON STREET VACATION MAP FILED IN VOLUME 24, BOOK 4 OF STREET VACATION MAPS A COPY OF WHICH WAS RECORDED ON APRIL 11, 1986 AS DOCUMENT NO. 86-451366, OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY; THENCE SOUTHEASTERLY ALONG SAID NORTHEASTERLY LINE TO THE SOUTHWESTERLY PROLONGATION OF THE SOUTHEASTERLY LINE OF AN ALLEY (12 FEET WIDE) PER CITY ENGINEER'S DEED C. E. 14-367, 368 AND RECORDED IN BOOK 4856, PAGE 317 OF DEEDS AND RECORDED IN BOOK 4871, PAGE 216 OF DEEDS RECORDS OF SAID COUNTY ALL BEING RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY; THENCE SOUTHWESTERLY ALONG SAID LINE TO A LINE PARALLEL WITH AND DISTANT SOUTHWESTERLY 10 FEET MEASURED AT RIGHT ANGLES FROM SAID NORTHEASTERLY LINE; THENCE NORTHWESTERLY ALONG SAID PARALLEL LINE TO THE SOUTHWESTERLY PROLONGATION OF THE NORTHWESTERLY LINE OF HOPE STREET; THENCE NORTHEASTERLY ALONG SAID PROLONGATION TO THE POINT OF BEGINNING.

EXCEPT THEREFROM ALL OIL, GAS AND MINERAL SUBSTANCES TOGETHER WITH THE RIGHT TO EXTRACT SUCH SUBSTANCES PROVIDED THAT THE SURFACE OPENING OF ANY WELL, HOLE, SHAFT, OR OTHER MEANS OF REACHING OR REMOVING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE BUNKER HILL URBAN RENEWAL PROJECT AREA, AS RECORDED IN BOOK M-335 PAGE 106 OFFICIAL RECORDS, AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT AREA WITHIN 500 FEET OF THE SURFACE THEREOF, RESERVED BY GREATER LOS ANGELES PLANS, INC., A NON-PROFIT CORPORATION IN DEED RECORDED MAY 16,
1961 AS INSTRUMENT NO. 1598 OFFICIAL RECORDS.

PARCEL 3:

THAT PARCEL OF LAND IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, CONSISTING OF A PORTION OF THE LANDS DESIGNATED "BELLEVUE TRACT" ON THE MAP OF BELLEVUE TERRACE TRACT, RECORDED IN BOOK 2 PAGE 585 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, WHICH IS NOW WITHIN 5TH STREET AND/OR HOPE STREET, PORTIONS OF WHICH STREETS WERE ESTABLISHED BY THE CITY OF LOS ANGELES, ORDINANCE NO. 63,630, ORDINANCE NO. 30,973 N.S. AND ORDINANCE NO. 160,287 ON FILE IN THE CITY CLERK'S OFFICE OF SAID CITY AND BY THE DEED OF EASEMENT TO THE CITY OF LOS ANGELES, RECORDED ON DECEMBER 16, 1916 AS INSTRUMENT NO. 109 IN BOOK 6413 PAGE 29 OF DEEDS, AND QUITCLAIM DEED RECORDED ON JUNE 21, 1985 AS INSTRUMENT NO. 85-721095, OFFICIAL RECORDS, ALL BEING RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY AND ALL BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE SOUTHWESTERLY PROLONGATION OF THE NORTHWESTERLY LINE OF SAID HOPE STREET (83 FEET WIDE) AS SHOWN ON PARCEL MAP L.A. NO. 1896 FILED IN BOOK 24, PAGE 21 OF PARCEL MAPS, RECORDS OF SAID COUNTY, WITH THE NORTHWESTERLY PROLONGATION OF A LINE PARALLEL WITH AND DISTANT SOUTHWESTERLY 63 FEET MEASURED AT RIGHT ANGLES FROM THE SOUTHWESTERLY LINE OF LOT "A" OF THE NORMAL TRACT AS PER MAP FILED IN BOOK 3 PAGE 44 OF MAPS. BEING RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY; THENCE SOUTHEASTERLY ALONG SAID PARALLEL LINE TO THE SOUTHWESTERLY PROLONGATION OF THE SOUTHEASTERLY LINE OF AN ALLEY (12 FEET WIDE) PER CITY ENGINEER'S DEED C. E. 14-367, 368 AND RECORDED IN BOOK 4856, PAGE 317 OF DEEDS AND RECORDED IN BOOK 4871 PAGE 216 OF DEEDS RECORDS OF SAID COUNTY, ALL BEING RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY; THENCE NORTHEASTERLY TO A LINE PARALLEL WITH AND DISTANT SOUTHWESTERLY 10 FEET MEASURED AT RIGHT ANGLES FROM THE

[FIRST AMERICA LOGO]                          2149852-21, JQ, DM-MARCH 22, 2002
                                      PROFORMA ALTA EXTENDED OWNERS POLICY-1992

NORTHEASTERLY LINE OF SAID 5TH STREET (79 FEET WIDE) AS SHOWN ON STREET VACATION MAP FILED IN VOLUME 24, BOOK 4 OF STREET VACATION MAPS A COPY OF WHICH WAS RECORDED ON APRIL 11, 1986 AS DOCUMENT NO. 86-451366, OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY; THENCE NORTHWESTERLY ALONG LAST SAID PARALLEL LINE TO THE SOUTHWESTERLY PROLONGATION OF THE NORTHWESTERLY LINE OF SAID HOPE STREET; THENCE SOUTHWESTERLY ALONG SAID PROLONGATION TO THE POINT OF BEGINNING.

EXCEPT THEREFROM ALL OIL, GAS AND MINERAL SUBSTANCES TOGETHER WITH THE RIGHT TO EXTRACT SUCH SUBSTANCES PROVIDED THAT THE SURFACE OPENING OF ANY WELL, HOLE, SHAFT, OR OTHER MEANS OF REACHING OR REMOVING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE BUNKER HILL URBAN RENEWAL PROJECT AREA, AS RECORDED IN BOOK M-335 PAGE 106 OFFICIAL RECORDS, AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT AREA WITHIN 500 FEET OF THE SURFACE THEREOF, RESERVED BY GREATER LOS ANGELES PLANS, INC., A NON-PROFIT CORPORATION IN DEED RECORDED MAY 16,
1961 AS INSTRUMENT NO. 1598 OFFICIAL RECORDS.

PARCEL 4:

THAT PARCEL OF LAND IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, CONSISTING OF A PORTION OF LOT 6, BLOCK "M" OF THE MOTT TRACT, AS PER MAP FILED IN BOOK 1 PAGE 489 OF MISCELLANEOUS RECORDS, TOGETHER WITH A PORTION OF HOPE STREET (83 FEET WIDE) AS SHOWN ON MAP OF PARCEL MAP L.A. NO. 1896 FILED IN BOOK 24, PAGE 21 OF PARCEL MAPS AND THAT PORTION CREATED BY ORDINANCE NO. 160,287 LOCATED BELOW THE ELEVATION PLANE OF 349.00 FEET (1975 ADJUSTMENT) SAID ELEVATION BEING BASED ON THE LOS ANGELES CITY ENGINEER'S DATUM AS ESTABLISHED JULY 1, 1925, BY ORDINANCE NO. 5222, SAID PARCEL OF LAND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THAT CERTAIN CURVE CONCAVE EASTERLY HAVING A RADIUS OF 60 FEET SAID CURVE IS SHOWN ON STREET VACATION MAP FILED IN VOLUME 24, BOOK 4 OF STREET VACATION MAPS A COPY OF WHICH WAS RECORDED ON APRIL 11, 1986 AS DOCUMENT NO. 86-451366, OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY WITH A LINE PARALLEL WITH AND DISTANT SOUTHWESTERLY 95 FEET MEASURED AT RIGHT ANGLES TO THE NORTHEASTERLY LINE OF LOT 7 OF SAID MOTT TRACT; THENCE SOUTHEASTERLY ALONG SAID CURVE TO A REVERSE CURVE THEREIN CONCAVE SOUTHWESTERLY HAVING A RADIUS OF 40 FEET; THENCE SOUTHEASTERLY ALONG SAID REVERSE CURVE TO A POINT OF TANGENCY WITH SAID PARALLEL LINE; THENCE NORTHWESTERLY ALONG SAID PARALLEL LINE TO THE POINT OF BEGINNING.

EXCEPT THEREFROM ALL OIL, GAS AND MINERAL SUBSTANCES TOGETHER WITH THE RIGHT TO EXTRACT SUCH SUBSTANCES PROVIDED THAT THE SURFACE OPENING OF ANY WELL, HOLE, SHAFT, OR OTHER MEANS OF REACHING OR REMOVING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE BUNKER HILL URBAN RENEWAL PROJECT AREA, AS RECORDED IN BOOK M-335 PAGE 106 OFFICIAL RECORDS, AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT AREA WITHIN 500 FEET OF THE SURFACE THEREOF, RESERVED BY GREATER LOS ANGELES PLANS, INC., A NON-PROFIT CORPORATION IN DEED RECORDED MAY 16, 1961 AS INSTRUMENT NO. 1598 OFFICIAL RECORDS.

PARCEL 5: (GARAGE PLAZA PARCEL)

LOTS 16, 17, 18, 19 AND PORTION OF LOT 20, BLOCK 103, BELLEVUE TERRACE TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS SHOWN ON MAP RECORDED IN BOOK 2 PAGE 585, OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY; PORTION OF THAT CERTAIN LOT KNOWN AS "BELLEVUE TERRACE" AS SHOWN ON SAID MAP OF THE BELLEVUE TERRACE TRACT; AND LOT 3 AND PORTION OF LOT 2, DAN MORRIS TRACT, IN SAID CITY, COUNTY AND STATE, AS SHOWN

[LOGO]

                                               2149852-21, JQ, DM-MARCH 22, 2002
                                       PROFORMA ALTA EXTENDED OWNERS POLICY-1992


ON MAP RECORDED IN BOOK 3 PAGE 72 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS A WHOLE AS FOLLOWS:

BEGINNING AT THE MOST NORTHERLY CORNER OF THE LAND DESCRIBED IN THE FINAL DECREE HAD IN THE SUPERIOR COURT OF THE STATE OF CALIFORNIA, IN AND FOR THE COUNTY OF LOS ANGELES, CASE NO. 118370, RECORDED MARCH 17, 1925 AS INSTRUMENT NO. 1165, IN BOOK 3860 PAGE 325 OF OFFICIAL RECORDS OF SAID COUNTY, SAID CORNER BEING A POINT ON THE SOUTHEASTERLY LINE OF FLOWER STREET, AS SHOWN ON SAID MAP OF THE DAN MORRIS TRACT, DISTANT THEREON 6.79 FEET NORTHEASTERLY FROM THE MOST WESTERLY CORNER OF LOT 2 OF SAID LAST MENTIONED TRACT; THENCE ALONG SAID FLOWER STREET, SOUTH 37 DEGREES 49' 38" WEST 299.78 FEET TO THE MOST WESTERLY CORNER OF SAID LOT 16 IN BLOCK 103 OF THE BELLEVUE TERRACE TRACT; THENCE ALONG THE SOUTHWESTERLY LINE OF SAID LOT 16 AND ITS SOUTHEASTERLY PROLONGATION, SOUTH 52 DEGREES 10' 15" EAST 371.26 FEET TO THE CENTERLINE OF HOPE STREET, 80 FEET WIDE, AS SHOWN ON THE MAP OF TRACT NO. 9181, IN SAID CITY, COUNTY AND STATE, RECORDED IN BOOK 184, PAGES 15 AND 16 OF MAPS, IN SAID OFFICE OF THE COUNTY RECORDER:
THENCE ALONG THE NORTHWESTERLY PROLONGATION OF THE NORTHEASTERLY LINE OF LOT 5 OF SAID LAST MENTIONED TRACT AND ALONG SAID NORTHEASTERLY LINE AND ITS SOUTHEASTERLY PROLONGATION, SOUTH 52 DEGREES 12' 33" EAST 373.18 FEET TO THE MOST EASTERLY CORNER OF LOT 5 IN BLOCK 102 OF SAID BELLEVUE TERRACE TRACT, SAID CORNER BEING A POINT ON THE NORTHWESTERLY LINE OF GRAND AVENUE, 80 FEET WIDE; THENCE ALONG SAID GRAND AVENUE, NORTH 37 DEGREES 50' 48" EAST 299.60 FEET TO THE MOST SOUTHERLY CORNER OF THE LAND DESCRIBED IN ORDINANCE NO. 41830, NEW SERIES, OF THE CITY OF LOS ANGELES, PASSED BY THE COUNCIL OF SAID CITY ON MAY 3, 1921, ON FILE IN THE OFFICE OF THE CLERK OF SAID CITY, SAID MOST SOUTHERLY CORNER BEING A POINT ON A LINE THAT IS PARALLEL WITH AND 60 FEET SOUTHWESTERLY, MEASURED ALONG SAID GRAND AVENUE, FROM THE SOUTHEASTERLY PROLONGATION OF THE NORTHEASTERLY LINE OF SAID DAN MORRIS TRACT; THENCE ALONG SAID LAST MENTIONED PARALLEL LINE, NORTH 52 DEGREES 13' 14" WEST 459.72 FEET TO A POINT ON THAT CERTAIN COURSE IN THE DEED TO THE CITY OF LOS ANGELES, RECORDED DECEMBER 16, 1916, IN BOOK 6413 PAGE 29 OF DEEDS, IN SAID OFFICE OF THE COUNTY RECORDER, DESCRIBED IN SAID DEED AS HAVING A BEARING AND DISTANCE OF "SOUTH 39 DEGREES 40' 43" WEST 60 FEET"; THENCE ALONG SAID LAST MENTIONED COURSE SOUTH 39 DEGREES 35' 31" WEST 8.44 FEET TO THE SOUTHWESTERLY TERMINUS THEREOF; THENCE ALONG THE SOUTHWESTERLY LINE OF SAID DEED AND ITS NORTHWESTERLY PROLONGATION, NORTH 50 DEGREES 24' 29" WEST 119.55 FEET TO THE MOST WESTERLY CORNER OF THE LAND DESCRIBED IN THE QUITCLAIM DEED TO THE CITY OF LOS ANGELES, RECORDED MARCH 17, 1917 IN BOOK 6453 PAGE 110 OF DEEDS, IN SAID OFFICE OF THE COUNTY RECORDER, SAID CORNER BEING A POINT IN THE SOUTHEASTERLY LINE OF SAID DAN MORRIS TRACT; THENCE ALONG SAID LAST MENTIONED SOUTHEASTERLY LINE, NORTH 37 DEGREES 49' 38" EAST 4.65 FEET TO THE MOST EASTERLY CORNER OF THE LAND DESCRIBED IN SAID ABOVE MENTIONED FINAL DECREE HAD IN SUPERIOR COURT CASE NO. 118370, SAID MOST EASTERLY CORNER BEING A POINT DISTANT 6.55 FEET NORTHEASTERLY, MEASURED ALONG SAID LAST MENTIONED SOUTHEASTERLY LINE, FROM THE MOST SOUTHERLY CORNER OF LOT 2 OF SAID DAN MORRIS TRACT; THENCE ALONG THE NORTHEASTERLY LINE OF THE LAND IN SAID FINAL DECREE, NORTH 52 DEGREES 01' 07" WEST 165.06 FEET TO THE POINT OF BEGINNING.

EXCEPT THEREFROM THAT PORTION OF SAID FIRST HEREINABOVE DESCRIBED LAND LYING SOUTHEASTERLY OF THE FOLLOWING DESCRIBED LINE:

BEGINNING AT A POINT IN THAT CERTAIN COURSE DESCRIBED ABOVE AS HAVING A BEARING AND DISTANCE OF "NORTH 52 DEGREES 13' 14" WEST 459.72 FEET" SAID POINT BEING DISTANT ALONG SAID COURSE, SOUTH 52 DEGREES 13' 14" EAST 46.35 FEET FROM THE NORTHWESTERLY TERMINUS THEREOF, SAID POINT BEING ALSO ON THE NORTHEASTERLY PROLONGATION OF A NORTHWESTERLY FACE OF A PORTION OF THE CENTRAL LIBRARY BUILDING OF THE CITY OF LOS ANGELES, AS SHOWN ON "EXHIBIT A" ATTACHED TO DOCUMENT RECORDED ON MAY 29, 1987 AS INSTRUMENT NO. 87-853230 OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY; THENCE ALONG SAID NORTHEASTERLY PROLONGATION AND ALONG SAID NORTHWESTERLY FACE, SOUTH 37 DEGREES 46' 46" WEST 27.26 FEET TO A LINE THAT IS

[FIRST AMERICAN LOGO]                        2149852-21, JQ, DM - MARCH 22, 2002
                                     PROFORMA ALTA EXTENDED OWNERS POLICY - 1992

PARALLEL WITH AND 7.83 FEET NORTHEASTERLY, MEASURED AT RIGHT ANGLES, FROM A NORTHEASTERLY FACE OF A PORTION OF SAID CENTRAL LIBRARY BUILDING, AS SHOWN ON SAID "EXHIBIT A"; THENCE ALONG SAID PARALLEL LINE, NORTH 52 DEGREES 13' 14" WEST 90.19 FEET TO A LINE THAT IS PARALLEL WITH AND 241.00 FEET SOUTHEASTERLY, MEASURED AT RIGHT ANGLES, FROM SAID HEREINBEFORE DESCRIBED SOUTHEASTERLY LINE OF FLOWER STREET; THENCE ALONG SAID LAST MENTIONED PARALLEL LINE, SOUTH 37 DEGREES 49' 38" WEST 29.08 FEET; THENCE NORTH 52 DEGREES 10' 22" WEST 10.00 FEET TO A LINE THAT IS PARALLEL WITH AND 231.00 FEET SOUTHEASTERLY, MEASURED AT RIGHT ANGLES, FROM SAID SOUTHEASTERLY LINE OF FLOWER STREET; THENCE ALONG SAID LAST MENTIONED PARALLEL LINE, SOUTH 37 DEGREES 49' 38" WEST 167.57 FEET; THENCE SOUTH 52 DEGREES 10' 22" EAST 10.00 FEET; THENCE SOUTH 37 DEGREES 49' 38" WEST
20.00 FEET; THENCE NORTH 52 DEGREES 10' 22" WEST 10.00 FEET TO SAID LAST MENTIONED PARALLEL LINE; THENCE ALONG SAID PARALLEL LINE, SOUTH 37 DEGREES 49' 38" WEST 55.50 FEET TO A POINT IN THAT CERTAIN COURSE DESCRIBED ABOVE AS HAVING A BEARING AND DISTANCE OF "SOUTH 52 DEGREES 10' 15" EAST 371.26 FEET". SUCH EXCEPTION IS HEREINAFTER CALLED "CENTRAL LIBRARY PARCEL".

ALSO EXCEPT THAT PORTION OF SAID LAND AS DESCRIBED IN THE DEED RECORDED MAY 17, 1990 AS INSTRUMENT NO. 90-902445, OF OFFICIAL RECORDS.

RESERVING FROM THE GARAGE PLAZA PARCEL AN OPEN SPACE EASEMENT FOR LANDSCAPING AND MAINTENANCE AND REPAIR OF LANDSCAPING IMPROVEMENTS, OVER THAT PORTION OF THE GARAGE PLAZA PARCEL LYING ABOVE A PLANE PASSING THROUGH POINTS (A), (B) AND
(C) SHOWN ON "EXHIBIT B" ATTACHED TO THE DOCUMENT RECORDED ON MAY 29, 1987 AS INSTRUMENT NO. 87-853230 OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, HAVING ELEVATIONS OF 279.6 FEET, 281.7 FEET AND 287.0 FEET RESPECTIVELY (SAID ELEVATIONS ARE BASED ON CITY OF LOS ANGELES BENCH MARK NO. 12-06690, HAVING AN ELEVATION OF 295.20 FEET, WHICH BENCH MARK HAS A CITY OF LOS ANGELES 1975 ADJUSTMENT ELEVATION OF 295.423 FEET, BASED ON NATIONAL GEODETIC VERTICAL DATUM OF 1929), AND ABOVE THE PROJECTIONS OF SAID PLANE SO FORMED, TO THE EXTERIOR BOUNDARIES OF SAID GARAGE PLAZA PARCEL.

THE GRANTEE OR ITS OWNERS OF ASSIGNS MAY USE PORTIONS OF OPEN SPACE AREA FOR OUTDOOR DINING AND MAY EXCLUDE NON-PATRONS FROM SUCH OUTDOOR DINING AREA, SUBJECT TO SUCH DINING AREA BEING MAINTAINED BY GRANTEE. THE LOCATION, SIZE AND DESIGN OF SUCH AREA SHALL BE MUTUALLY AGREED UPON BY USER AND CITY OF LOS ANGELES THROUGH ITS LIBRARY COMMISSION.

ALSO RESERVING FROM THE GARAGE PLAZA PARCEL A CONCURRENT NON-EXCLUSIVE EASEMENT FOR PEDESTRIAN INGRESS AND EGRESS TO AND FROM THE CENTRAL LIBRARY PARCEL OVER THAT PORTION OF SAID GARAGE PLAZA PARCEL LYING ABOVE SAID PLANE PASSING THROUGH POINT (A), (B) AND (C) AND ABOVE THE PROJECTIONS OF SAID PLANE SO FORMED, TO THE EXTERIOR BOUNDARIES OF SAID GARAGE PLAZA PARCEL.

EXCEPTING FROM SAID LAST TWO MENTIONED RESERVATIONS THE FOLLOWING DESCRIBED PARCEL A AND PARCEL B-1 AND PARCEL B-3 (ALL AS SHOWN ON "EXHIBIT B") AND PARCEL C (AS SHOWN ON "EXHIBIT D") TO THE DOCUMENT RECORDED ON MAY 29, 1987 AS INSTRUMENT NO. 87-853230 OFFICIAL RECORDS IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL A  (DRIVEWAY TO SUBSURFACE)

BEGINNING AT THE MOST WESTERLY CORNER OF LOT 16 IN BLOCK 103 OF THE BELLEVUE TERRACE TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS SHOWN ON MAP RECORDED IN BOOK 2 PAGE 585 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY; THENCE NORTHEASTERLY ALONG THE NORTHWESTERLY LINE OF SAID LOT, A DISTANCE OF 30 FEET; THENCE SOUTHEASTERLY PARALLEL WITH THE SOUTHWESTERLY LINE OF SAID LOT, A DISTANCE OF 107 FEET; THENCE SOUTHWESTERLY PARALLEL WITH SAID NORTHWESTERLY

[FIRST AMERICAN LOGO]                          2149852-21,JQ, DM -March 22, 2002
                                     PROFORMA ALTA EXTENDED OWNERS POLICY - 1992


LINE, A DISTANCE OF 30 FEET TO SAID SOUTHWESTERLY LINE; THENCE NORTHWESTERLY ALONG SAID SOUTHWESTERLY LINE, A DISTANCE OF 107 FEET TO THE POINT OF BEGINNING.

PARCEL B     (PEDESTRIAN ACCESS TO AND FROM GARAGE - FOR STAIRCASE, ELEVATOR OR
ESCALATOR, OR ALL THREE TO THE SURFACE) TWO(2) STRUCTURES DESCRIBED AS FOLLOWS:

PARCEL B-1

COMMENCING AT THE MOST WESTERLY CORNER OF LOT 16 IN BLOCK 103 OF THE BELLEVUE TERRACE TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS SHOWN ON MAP RECORDED IN BOOK 2 PAGE 585 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY; THENCE NORTHEASTERLY ALONG THE NORTHWESTERLY LINE OF SAID LOT, A DISTANCE OF 30 FEET, THENCE SOUTHEASTERLY PARALLEL WITH THE SOUTHWESTERLY LINE OF SAID LOT, A DISTANCE OF 14 FEET TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING SOUTHEASTERLY PARALLEL WITH SAID SOUTHWESTERLY LINE, 19 FEET; THENCE NORTHEASTERLY PARALLEL WITH SAID NORTHWESTERLY LINE, 22 FEET; THENCE NORTHWESTERLY PARALLEL WITH SAID SOUTHWESTERLY LINE, 19 FEET; THENCE SOUTHWESTERLY PARALLEL WITH SAID NORTHWESTERLY LINE, 22 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL B-3

BEGINNING AT THE SOUTHWESTERLY TERMINUS OF THAT CERTAIN COURSE IN THE GENERAL SOUTHEASTERLY BOUNDARY OF SAID HEREINABOVE DESCRIBED GARAGE PLAZA PARCEL HAVING A BEARING AND DISTANCE OF "SOUTH 37 DEGREES 49' 38" WEST 29.08 FEET"; THENCE CONTINUING ALONG SAID GENERAL SOUTHEASTERLY BOUNDARY, NORTH 52 DEGREES 10[ 22" WEST 10.00 FEET; THENCE LEAVING SAID BOUNDARY, NORTH 37 DEGREES 49' 38" EAST 16 FEET; THENCE NORTH 52 DEGREES 10' 22" WEST 13 FEET; THENCE NORTH 37 DEGREES 49' 38" EAST 8 FEET; THENCE SOUTH 52 DEGREES 10' 22" EAST 13 FEET; THENCE NORTH 37 DEGREES 49' 38" EAST 16 FEET; THENCE SOUTH 52 DEGREES 10' 22" EAST 10 FEET TO THE NORTHEASTERLY PROLONGATION OF SAID CERTAIN COURSE HAVING A BEARING AND DISTANCE OF "SOUTH 37 DEGREES 49' 38" WEST 29.08 FEET"' THENCE ALONG SAID PROLONGATION AND ALONG SAID CERTAIN COURSE, SOUTH 37 DEGREES 49' 38" WEST
40.00 FEET TO THE POINT OF BEGINNING.


PARCEL C (LIBRARY PLAZA FOOTPRINT)

PORTION OF LOTS 19 AND 20, BLOCK 103, BELLEVUE TERRACE TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS SHOWN ON MAP RECORDED
IN BOOK 2 PAGE 585 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, AND A PORTION OF THAT CERTAIN LOT KNOWN AS "BELLEVUE TERRACE" AS SHOWN ON SAID MAP OF THE BELLEVUE TERRACE TRACT, LYING ABOVE A
PLANE PASSING THROUGH POINTS (A), (B) AND (C) SHOWN ON "EXHIBIT D" ATTACHED TO THE DOCUMENT RECORDED ON MAY 29, 1987 AS INSTRUMENT NO. 87-853230 OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, HAVING ELEVATIONS OF 279.6 FEET, 281.7 FEET AND 287.0 FEET RESPECTIVELY (SAID ELEVATIONS ARE
BASED ON CITY OF LOS ANGELES BENCH MARK NO. 12-06690, HAVING AN ELEVATION OF
295.20 FEET, WHICH BENCH MARK HAS A CITY OF LOS ANGELES 1975 ADJUSTMENT ELEVATION OF 295.423 FEET, BASED ON NATIONAL GEODETIC DATUM OF 1929), AND ABOVE THE PROJECTIONS OF SAID PLANE SO FORMED, TO THE EXTERIOR BOUNDARIES OF THE FOLLOWING DESCRIBED LAND.

COMMENCING AT THE MOST WESTERLY CORNER OF LOT 16 IN BLOCK OF THE BELLEVUE TERRACE TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS SHOWN ON MAP RECORDED IN BOOK 2 PAGE 585 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY; THENCE NORTHEASTERLY ALONG THE NORTHWESTERLY LINE OF SAID LOT AND ITS NORTHEASTERLY PROLONGATION 260 FEET; THENCE SOUTHEASTERLY, AT RIGHT ANGLES TO SAID

[FIRST AMERICAN LOGO]                        2149852-21, JQ. DM - MARCH 22, 2002
                                     PROFORMA ALTA EXTENDED OWNERS POLICY - 1992

NORTHWESTERLY LINE, 204 FEET TO THE TRUE POINT OF BEGINNING; THENCE SOUTHWESTERLY, PARALLEL WITH SAID NORTHWESTERLY LINE. 40 FEET; THENCE NORTHWESTERLY, AT RIGHT ANGLES TO SAID NORTHWESTERLY LINE 75 FEET; THENCE NORTHEASTERLY, PARALLEL WITH SAID NORTHWESTERLY LINE. 40 FEET; THENCE SOUTHEASTERLY, AT RIGHT ANGLES TO SAID NORTHWESTERLY LINE, 75 FEET TO THE TRUE POINT OF BEGINNING.

ALSO RESERVING FROM THE GARAGE PLAZA PARCEL A NON-EXCLUSIVE EASEMENT FOR VEHICULAR INGRESS AND EGRESS AND FOR EMERGENCY PEDESTRIAN ACCESS, LYING BETWEEN HORIZONTAL INCLINE PLANES CONNECTING THE UPPER ELEVATIONS, SHOWN AS "U.E.", AND THE LOWER ELEVATIONS, SHOWN AS "L.E.", ON "EXHIBIT C" ATTACHED TO THE DOCUMENT RECORDED ON MAY 29, 1987 AS INSTRUMENT NO. 87-853230. OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, (SAID ELEVATIONS ARE BASED ON
CITY OF LOS ANGELES BENCH MARK NO. 12-06690, HAVING AN ELEVATION OF 295.20 FEET, WHICH BENCH MARK HAS A CITY OF LOS ANGELES 1975 ADJUSTMENT ELEVATION OF 295.423 FEET, BASED ON NATIONAL GEODETIC VERTICAL DATUM OF 1929), OVER THAT PORTION DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST WESTERLY CORNER OF LOT 16 IN BLOCK 103 OF THE BELLEVUE TERRACE TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS SHOWN ON MAP RECORDED IN BOOK 2, PAGE 585 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY; THENCE NORTHEASTERLY ALONG THE NORTHWESTERLY LINE OF SAID LOT, A DISTANCE OF 30 FEET; THENCE SOUTHEASTERLY PARALLEL WITH THE SOUTHWESTERLY LINE OF SAID LOT, A DISTANCE OF 231 FEET, MORE OR LESS, TO AN INTERSECTION WITH THAT CERTAIN COURSE IN SAID HEREINABOVE DESCRIBED GARAGE PLAZA PARCEL HAVING A BEARING AND DISTANCE OF "SOUTH 37 DEGREES 49' 38" WEST 55.50 FEET"; THENCE SOUTH 37 DEGREES 49' 38" WEST ALONG SAID LAST DESCRIBED COURSE, 30 FEET, MORE OR LESS, TO SAID SOUTHWESTERLY LINE OF SAID LOT; THENCE NORTHWESTERLY ALONG SAID SOUTHWESTERLY LINE OF SAID LOT; THENCE NORTHWESTERLY ALONG SAID SOUTHWESTERLY LINE 231 FEET, MORE OR LESS, TO THE POINT OF BEGINNING.

PARCEL 6: (LIBRARY SERVICE DRIVE PARCEL)

AN EASEMENT FOR INGRESS AND EGRESS BY VEHICLE AS SET FORTH IN EASEMENT DEED RECORDED ON MAY 29, 1987 AS INSTRUMENT NO. 87-853231 OVER THAT PORTION OF THAT CERTAIN LOT KNOWN AS "BELLEVUE TERRACE", AS SHOWN ON THE MAP OF THE BELLEVUE TERRACE TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, RECORDED IN BOOK 2, PAGE 585 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, LYING BETWEEN HORIZONTAL INCLINE PLANES PASSING THROUGH THE UPPER ELEVATIONS, SHOWN AS "U.E.", AND THE LOWER ELEVATIONS, SHOWN AS "L.E.", ON "EXHIBIT C" ATTACHED TO THE DOCUMENT RECORDED ON MAY 29, 1987 AS INSTRUMENT NO. 87-853231, OFFICIAL RECORDS IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, (SAID ELEVATIONS ARE BASED ON CITY OF LOS ANGELES BENCH MARK NO. 12-06690, HAVING AN ELEVATION OF 295.20 FEET, WHICH BENCH MARK HAS A CITY OF LOS ANGELES 1975 ADJUSTMENT ELEVATION OF 295.423 FEET BASED ON NATIONAL GEODETIC VERTICAL DATUM OF 1929), DESCRIBED AS A WHOLE AS
FOLLOWS:

BEGINNING AT THE MOST WESTERLY CORNER OF LOT 16 IN BLOCK 103 OF SAID BELLEVUE TERRACE TRACT; THENCE NORTHEASTERLY ALONG THE NORTHWESTERLY LINE OF SAID LOT 16, A DISTANCE OF 30 FEET; THENCE SOUTHEASTERLY PARALLEL WITH THE SOUTHWESTERLY LINE OF SAID LOT 16 AND ITS SOUTHEASTERLY PROLONGATION, 506.5 FEET TO A POINT IN A LINE THAT IS PARALLEL WITH AND 506.5 FEET SOUTHEASTERLY, MEASURED AT RIGHT ANGLES, FROM SAID NORTHWESTERLY LINE OF LOT 16; THENCE SOUTHEASTERLY IN A DIRECT LINE TO THE INTERSECTION OF A LINE THAT IS PARALLEL WITH AND 69.5 FEET SOUTHEASTERLY, MEASURED AT RIGHT ANGLES, FROM SAID LAST MENTIONED PARALLEL LINE, WITH A LINE THAT IS PARALLEL WITH AND 40.5 FEET NORTHEASTERLY, MEASURED AT RIGHT ANGLES, FROM THE NORTHEASTERLY LINE AND ITS SOUTHEASTERLY PROLONGATION

[FIRST AMERICAN LOGO]                          2149852-21, JQ, DM-MARCH 22, 2002
                                       PROFORMA ALTA EXTENDED OWNERS POLICY-1992

OF LOT 5 OF TRACT NO. 9181, IN SAID CITY, COUNTY AND STATE, AS PER MAP RECORDED IN BOOK 184, PAGES 15 AND 16 OF MAPS, IN SAID OFFICE OF THE COUNTY RECORDER; THENCE SOUTHEASTERLY ALONG SAID LAST MENTIONED PARALLEL LINE, 168.5 FEET, MORE OR LESS, TO THE NORTHEASTERLY PROLONGATION OF THE SOUTHEASTERLY LINE OF LOT 5 IN BLOCK 102 OF SAID BELLEVUE TERRACE TRACT, SAID LAST MENTIONED SOUTHEASTERLY LINE BEING ALSO THE NORTHWESTERLY LINE OF GRAND AVENUE, 80 FEET WIDE; THENCE SOUTHWESTERLY ALONG SAID LAST MENTIONED NORTHEASTERLY PROLONGATION, 29 FEET, MORE OR LESS, TO A LINE THAT IS PARALLEL WITH AND 11.5 FEET NORTHEASTERLY, MEASURED AT RIGHT ANGLES, FROM SAID NORTHEASTERLY LINE AND ITS SOUTHEASTERLY PROLONGATION OF LOT 5 OF TRACT NO. 9181; THENCE NORTHWESTERLY ALONG SAID LAST MENTIONED PARALLEL LINE, 168.5 FEET, MORE OR LESS, TO A POINT IN A LINE THAT IS PARALLEL WITH AND 576 FEET SOUTHEASTERLY, MEASURED AT RIGHT ANGLES, FROM SAID NORTHWESTERLY LINE OF LOT 16; THENCE NORTHWESTERLY IN A DIRECT LINE TO THE INTERSECTION OF A LINE THAT IS PARALLEL WITH AND 506.5 FEET SOUTHEASTERLY, MEASURED AT RIGHT ANGLES, FROM SAID NORTHWESTERLY LINE OF LOT 16, WITH SAID NORTHEASTERLY LINE OF LOT 5 OF TRACT NO. 9181; THENCE NORTHWESTERLY ALONG SAID LAST MENTIONED NORTHEASTERLY LINE AND ITS NORTHWESTERLY PROLONGATION TO THE CENTERLINE OF HOPE STREET, 80 FEET WIDE, AS SHOWN ON THE MAP OF SAID TRACT NO. 9181; THENCE ALONG THE SOUTHEASTERLY PROLONGATION OF SAID SOUTHWESTERLY LINE OF LOT 16 AND A LONG SAID LAST MENTIONED SOUTHWESTERLY LINE, NORTH 52 DEGREES
10' 15" WEST 371.26 FEET TO THE POINT OF BEGINNING.

EXCEPT THEREFROM THAT PORTION OF SAID LAND LYING NORTHWESTERLY OF THAT CERTAIN COURSE ON "EXHIBIT C" ATTACHED TO THE DOCUMENT RECORDED ON MAY 29, 1987 AS INSTRUMENT NO. 87-853231, OFFICIAL RECORDS IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, AS HAVING A BEARING AND DISTANCE OF "SOUTH 37 DEGREES 49' 38" WEST 55.50 FEET".

PARCEL 7:

AN EASEMENT FOR THE PURPOSES OF LOCATING, ERECTING, INSTALLING, CONSTRUCTING, MAINTAINING, REPAIRING, ALTERING, REPLACING, OPERATING, USING AND/OR AT ANY TIME, SUBTERRANEAN, SURFACE AND ABOVE-GRADE PHYSICAL IMPROVEMENTS WHICH ARE PART OF AN OFFICE BUILDING, SUBTERRANEAN PARKING GARAGE AND RELATED IMPROVEMENTS (INCLUDING, WITHOUT LIMITATION, A PUBLIC STAIRWAY, PEDESTRIAN ESCALATORS AND PLAZA AREAS) TO BE CONSTRUCTED AND LOCATED UPON THAT PARCEL OF LAND IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA CONSISTING OF A PORTION OF LOT 1 OF PARCEL MAP L.A. NO. 1896, FILED IN BOOK 24, PAGE 21 OF PARCEL MAPS TOGETHER WITH A PORTION OF TRACT NO. 7675 AS PER MAP RECORDED IN BOOK 187, PAGE 4 MAPS OF SAID COUNTY ALL BEING RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY INCLUDED WITHIN THE FOLLOWING DESCRIBED LINES:

BEGINNING AT THE INTERSECTION OF THE NORTHEASTERLY LINE OF 5TH STREET (79 FEET
WIDE) WITH THE NORTHWESTERLY LINE OF HOPE STREET (83 FEET WIDE) AS SAID STREETS ARE SHOWN ON THE MAP FILED IN VOLUME 24, PAGE 4 OF STREET VACATION MAPS IN THE OFFICE OF THE CITY ENGINEER OF SAID CITY, A COPY OF WHICH WAS RECORDED ON APRIL 11, 1986 AS INSTRUMENT NO. 86-451366, OFFICIAL RECORDS IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, THENCE NORTH 37 DEGREES 49' 45" EAST, 238.48 FEET; THENCE ALONG A LINE MEASURED AT RIGHT ANGLES TO SAID NORTHWESTERLY LINE SOUTHEASTERLY TO SAID NORTHWESTERLY LINE; THENCE SOUTHWESTERLY ALONG SAID NORTHWESTERLY LINE TO THE POINT OF BEGINNING, AS GRANTED IN THAT INSTRUMENT RECORDED APRIL 7, 1989 AS INSTRUMENT NO. 89-539637 OF OFFICIAL RECORDS.

PARCEL 8:

PORTION OF LOTS 6 AND 7, IN BLOCK "M" OF THE MOTT TRACT, IN THE CITY OF LOS ANGELES, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK

[FIRST AMERICAN LOGO]                          2149852-21, JQ, DM-MARCH 22, 2002
                                       PROFORMA ALTA EXTENDED OWNERS POLICY-1992


32 PAGE 7 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

COMMENCING AT A POINT IN THE EASTERLY LINE OF HOPE STREET, 35 FEET SOUTHERLY FROM THE NORTHWEST CORNER OF SAID LOT 7; THENCE SOUTHERLY ALONG SAID LINE OF HOPE STREET, 60 FEET; THENCE SOUTHEASTERLY PARALLEL WITH THE NORTHERLY LINE OF SAID LOT 7, 150 FEET; THENCE NORTHERLY PARALLEL WITH THE EASTERLY LINE OF HOPE STREET, 60 FEET TO LAND CONVEYED BY S. C. HUBBELL, TO MRS. ALICE N. GLASS, BY DEED RECORDED IN BOOK 159 PAGE 142 OF DEEDS; THENCE NORTHWESTERLY ALONG THE LINE OF SAID LAND OF MRS. GLASS, TO THE POINT OF BEGINNING.

EXCEPTING AND RESERVING ALL OIL, GAS, HYDROCARBON SUBSTANCES AND MINERALS OF EVERY KIND AND CHARACTER LYING MORE THAN 500 FEET BELOW THE SURFACE, TOGETHER WITH THE RIGHT TO DRILL INTO, THROUGH, AND TO USE AND OCCUPY ALL PARTS OF THE PROPERTY LYING MORE THAN 500 FEET BELOW THE SURFACE THEREOF FOR ANY AND ALL PURPOSES INCIDENTAL TO THE EXPLORATION FOR AND PRODUCTION OF OIL, GAS, HYDROCARBON SUBSTANCES OR MINERALS FROM THE PROPERTY BUT WITHOUT, HOWEVER, ANY RIGHT TO USE EITHER THE SURFACE FOR ANY PURPOSE OR PURPOSES WHATSOEVER, AS EXCEPTED AND RESERVED BY THE COMMUNITY REDEVELOPMENT AGENCY OF THE CITY OF LOS ANGELES, CALIFORNIA, A PUBLIC BODY, CORPORATE AND POLITIC, IN A DEED RECORDED DECEMBER 6, 1989 AS INSTRUMENT NO. 89-1953121, OFFICIAL RECORDS.

PARCEL 9:

THOSE PORTIONS OF LOTS 6 AND 7 IN BLOCK "M" OF THE MOTT TRACT, IN THE CITY OF LOS ANGELES, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 1 PAGE 489 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE NORTHWESTERLY LINE OF THE LAND DESCRIBED IN THE DEEDS TO THE CITY OF LOS ANGELES, RECORDED FEBRUARY 16, 1912 IN BOOK 4856 PAGE 317 OF DEEDS, AS INSTRUMENT NO. 121, RECORDS OF SAID COUNTY AND RECORDED FEBRUARY 16, 1912 IN BOOK 4371 PAGE 216 OF DEEDS, AS INSTRUMENT NO. 149, RECORDS OF SAID COUNTY, WITH THE SOUTHWESTERLY LINE OF LOT 2 OF TRACT NO. 20898, AS PER MAP RECORDED IN BOOK 564 PAGES 14 AND 15 OF MAPS, RECORDS OF SAID COUNTY; THENCE ALONG THE BOUNDARIES OF SAID TRACT NO. 20898 AS FOLLOWS:

SOUTH 51[DEGREES] 44' 40" EAST 12.00 FEET AND SOUTH 38[DEGREES] 15' 20" WEST
7.10 FEET TO THE MOST NORTHERLY CORNER OF THE ROHDE TRACT, AS PER MAP RECORDED IN BOOK 12 PAGE 21 OF MAPS, RECORDS OF SAID COUNTY; THENCE ALONG THE NORTHWESTERLY LINE OF SAID ROHDE TRACT, SOUTH 38[DEGREES] 15' 20" WEST TO THE SOUTHEASTERLY PROLONGATION OF A LINE PARALLEL WITH THE NORTHEASTERLY LINE OF SAID LOT 7 AND WHICH PASSES THROUGH A POINT IN THE SOUTHEASTERLY LINE OF HOPE STREET, AS SHOWN ON THE MAP OF SAID MOTT TRACT, THAT IS DISTANT SOUTHEASTERLY THEREON 95.00 FEET FROM THE NORTHWESTERLY CORNER OF SAID LOT 7; THENCE NORTHWESTERLY ALONG SAID PARALLEL LINE TO THE NORTHWESTERLY LINE OF SAID HEREINABOVE FIRST MENTIONED DEEDS TO THE CITY OF LOS ANGELES; THENCE ALONG SAID LAST MENTIONED NORTHWESTERLY LINE, NORTH 38[DEGREES] 15' 20" EAST TO SAID POINT OF BEGINNING.

EXCEPTING AND RESERVING ALL OIL, GAS, HYDROCARBON SUBSTANCES AND MINERALS OF EVERY KIND AND CHARACTER LYING MORE THAN 500 FEET BELOW THE SURFACE, TOGETHER WITH THE RIGHT TO DRILL INTO, THROUGH, AND TO USE AND OCCUPY ALL PARTS OF THE PROPERTY LYING MORE THAN 500 FEET BELOW THE SURFACE THEREOF FOR ANY AND ALL PURPOSES INCIDENTAL TO THE EXPLORATION FOR AND PRODUCTION OF OIL, GAS, HYDROCARBON SUBSTANCES OR MINERALS FROM THE PROPERTY BUT WITHOUT, HOWEVER, ANY RIGHT TO USE EITHER THE SURFACE FOR ANY PURPOSE OR PURPOSES WHATSOEVER, AS EXCEPTED AND RESERVED BY THE COMMUNITY REDEVELOPMENT AGENCY OF THE CITY

[FIRST AMERICAN LOGO]                          2149852-21, JQ, DM-MARCH 22, 2002
                                       PROFORMA ALTA EXTENDED OWNERS POLICY-1992

OF LOS ANGELES, CALIFORNIA, A PUBLIC BODY, CORPORATE AND POLITIC, IN A DEED RECORDED DECEMBER 6, 1989 AS INSTRUMENT NO. 89-1953122, OFFICIAL RECORDS.

PARCEL 10:

NON EXCLUSIVE EASEMENTS FOR THE CONSTRUCTION AND MAINTENANCE OF UNDERGROUND FOUNDATIONS, FOOTINGS, UNDERPINNINGS, TIE-BACKS AND INGRESS AND EGRESS AS DESCRIBED IN THAT CERTAIN EASEMENT AGREEMENT RECORDED MARCH 7, 1986 AS INSTRUMENT NO. 86-294532.

PARCEL 11:

STEPS ENCROACHMENT EASEMENT AS DESCRIBED IN THAT CERTAIN MEMORANDUM OF AMENDED AND RESTATED LICENSE AND RECIPROCAL EASEMENT AGREEMENT RECORDED APRIL 7, 1989 AS INSTRUMENT NO. 89-539636 AS FOLLOWS:

THAT PARCEL OF LAND IN THE CITY OF LOS ANGELES, CONSISTING OF A PORTION OF HOPE STREET AS SHOWN ON PARCEL MAP L.A. NO. 1896 FILED IN BOOK 24, PAGE 21 OF PARCEL MAPS AND THAT PORTION CREATED BY INSTRUMENT NO. 82-465394 TOGETHER WITH THAT PORTION OF 5TH STREET FORMERLY BEING PART OF LOT 12, BLOCK 108, OF THE BELLEVUE TERRACE TRACT FILED IN BOOK 2, PAGE 585 OF MISCELLANEOUS RECORDS OF SAID COUNTY AND BEING CREATED BY CITY ENGINEER'S DEED C.E. 2-64, ORDINANCE NO. 30,973
N.S., ORDINANCE NO. 63,630 ORDINANCE NO. 160,287 RECORDED AS INSTRUMENT NO. 86-451366 ON APRIL 11, 1986 IN VOLUME 24, PAGE 4 OF STREET VACATION MAPS IN THE OFFICE OF THE CITY ENGINEER OF SAID CITY ALL BEING RECORDED IN THE OFFICE OF
THE COUNTY RECORDER OF SAID COUNTY INCLUDED WITHIN THE FOLLOWING DESCRIBED LINE:

BEGINNING AT THE INTERSECTION OF THE NORTHEASTERLY LINE OF SAID 5TH STREET (79 FEET WIDE) WITH THE NORTHWESTERLY LINE OF SAID HOPE STREET (83 FEET WIDE) AS SAID INTERSECTION IS SHOWN ON STREET VACATION MAP FILED IN VOLUME 24, BOOK 4 OF STREET VACATION MAPS A COPY OF WHICH WAS RECORDED ON APRIL 11, 1986 AS DOCUMENT NO. 86-451366 IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY; THENCE NORTHEASTERLY 70 FEET ALONG SAID NORTHWESTERLY LINE TO THE TRUE POINT OF BEGINNING; THENCE NORTHWESTERLY 12 FEET ALONG A LINE MEASURED AT RIGHT ANGLES TO SAID NORTHWESTERLY LINE; THENCE NORTHEASTERLY 40 FEET ALONG A LINE PARALLEL WITH SAID NORTHWESTERLY LINE; THENCE NORTHWESTERLY 20 FEET ALONG A LINE MEASURED AT RIGHT ANGLES TO SAID NORTHWESTERLY LINE; THENCE NORTHEASTERLY 43 FEET ALONG A LINE PARALLEL WITH SAID NORTHWESTERLY LINE; THENCE SOUTHEASTERLY 15 FEET ALONG A LINE MEASURED AT RIGHT ANGLES TO SAID NORTHWESTERLY LINE; THENCE NORTHEASTERLY 75 FEET ALONG A LINE PARALLEL WITH SAID NORTHWESTERLY LINE; THENCE SOUTHEASTERLY ALONG A LINE MEASURED AT RIGHT ANGLES TO SAID NORTHWESTERLY LINE TO SAID LINE; THENCE SOUTHWESTERLY ALONG SAID NORTHWESTERLY LINE TO THE TRUE POINT OF BEGINNING.

PARCEL 12:

RIGHTS AND INTERESTS CONTAINED IN THAT CERTAIN "808 S. OLIVE GARAGE PARKING AGREEMENT" BY AND BETWEEN MAGUIRE THOMAS PARTNERS-TREPTOW DEVELOPMENT COMPANY AND LIBRARY SQUARE ASSOCIATES, LLC, A MEMORANDUM OF WHICH WAS RECORDED ON DECEMBER 27, 2000 AS INSTRUMENT NO. 00-2009213.

           THIRD AMENDMENT TO AND RESTATEMENT OF MANAGEMENT AGREEMENT


     THIS THIRD AMENDMENT TO AND RESTATEMENT OF MANAGEMENT AGREEMENT ("AGREEMENT") is made and entered into as of March 27, 2002 by and between MAGUIRE PARTNERS DEVELOPMENT, LTD., a California limited partnership (formerly known as Maguire/Thomas Partners Development, Ltd., a California limited partnership) ("MANAGER"), and LIBRARY SQUARE ASSOCIATES, LLC, a Delaware limited liability company (successor-in-interest to Maguire/Thomas Partners-Library Square Ltd., a California limited partnership) ("OWNER"), with respect to the following:

     WHEREAS, Owner owns that certain high-rise office building project, related plaza commercial space and on-site and off-site parking facilities, and associated common areas (the "PROJECT") situated on property located in Los Angeles, California more particularly described on Schedule "1" to this Agreement, including, without limitation a 73 story office tower commonly known as Library Tower (the "BUILDING");

     WHEREAS, the parties to this Agreement are all the parties to that certain Management Agreement dated as of May 22, 1987, as modified by the terms of that certain Amendment to Management Agreement dated as of July 21, 1989 and that certain Second Amendment to Management Agreement dated as of January 16, 1998 (collectively, the "MANAGEMENT AGREEMENT");

     WHEREAS, RECP Library LLC ("RECP") and affiliates of Owner, Maguire Partners-Hope Place, Ltd. and Maguire Partners BGHS, LLC (collectively, the "MAGUIRE MEMBERS"), are forming Bunker Hill Equity, LLC, a Delaware limited liability company (the "COMPANY") pursuant to that certain Limited Liability Company Operating Agreement dated and effective as of the date hereof (the "COMPANY AGREEMENT"), and the Management Agreement must be amended in certain respects in connection therewith (capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Company Agreement);

     WHEREAS, Owner has entered into a $200,000,000 loan ("LOAN") (referred to in the Company Agreement as the "Existing Mortgage Debt") with GMAC Commercial Mortgage Corporation, a California corporation ("LENDER"), pursuant to the terms of that certain Loan Agreement dated as of January 16, 1998 (as heretofore amended, the "LOAN AGREEMENT"), and the Loan is secured by the Project;

     WHEREAS, affiliates of Owner are obtaining the New Subordinated Debt defined in the Company Agreement as, collectively, the Senior Mezzanine Debt and the Junior Mezzanine Debt;

     WHEREAS, as set forth in the Company Agreement, the term "LOAN DOCUMENTS" means and an all documentation in connection with the Existing Mortgage Debt and the New Subordinated Debt entered into by the Company and any other agreements to be entered into in connection with such documents and any financing documents in replacement thereof to be entered into by the Company in connection with the acquisition and its ownership of the Property.

    WHEREAS, Owner desires to continue to engage Manager to manage and operate the Project, and Manager desires to accept such engagement upon the terms set forth herein; and

    WHEREAS, this Agreement amends and restates all of the terms and provisions of the Management Agreement;

    NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants contained herein, Owner and Manager agree as follows:

                        ARTICLE I. INTENTIONALLY OMITTED

                          ARTICLE II. EXCLUSIVE AGENCY

    Owner hereby appoints Manager as the manager of the Project and Manager hereby accepts such appointment, upon the terms and conditions set forth herein.

                         ARTICLE III. TERM OF AGREEMENT

    The initial term of this Agreement shall commence upon the date hereof and shall continue for a period of 3 years thereafter ("INITIAL TERM"). Following the expiration of the Initial Term and unless sooner terminated in accordance with Article X, this Agreement shall be renewed by mutual consent of Owner and Manager, upon provisions identical to those contained herein for successive periods of one year each. Owner and Manager will renew this Agreement so long as
(i) there is no uncured default by Manager hereunder, (ii) no event giving rise to Owner's right to terminate this Agreement pursuant to Article X hereof has occurred, and (iii) Robert F. Maguire III is actively involved in the management of Manager. Otherwise, 90 days prior to the expiration of the Initial Term and of each renewal term, Owner and Manager shall meet to review the quality of the performance of Manager during such term and to consider and determine whether, and under what conditions, this Agreement shall be renewed for an additional term. The termination will not be based on the amount of the Management Fee, provided that Manager shall not require a Management Fee for a renewal term in excess of that set forth in Article VIII below. Owner may, among other things, consider and base its determination on the quality of Manager's performance of its obligation to manage, operate and maintain the Project as an Institutional Quality Building (as defined in Schedule 7 attached hereto) and otherwise as provided under this Agreement. If the parties are unable to agree upon the terms and conditions for renewal on or before the last day of the then current term, this Agreement shall terminate upon the expiration of the then current term.

                           ARTICLE IV. ANNUAL BUDGET

    1. PREPARATION OF BUDGET; CONTENTS. Manager shall prepare such reports, statements, budgets and business plans to enable performance of the Maguire Members' obligations under Section 6.3 of the Company Agreement. In any event, without limiting the foregoing, Manager shall prepare and submit to Owner for its approval, in accordance with the timing and procedures for approval set forth in the Company Agreement, a budget (the "ANNUAL BUDGET") for the calendar year to commence on the following January 1, in the form previously used by Manager or required under the Company Agreement, and approved by Owner for such purpose. The Annual Budget shall include, among other matters:

          a. "Operating Budget" - An operating budget which shall set forth, among other matters, anticipated cash receipts, cash expenditures and additions to reserves for such year;

          b. "Capital Budget" - A capital budget which shall set forth, among other matters, anticipated and proposed capital expenditures for such year and the source of funds in respect thereto (including the projected time and amount for any required advances by Owner), together with supporting documentation indicating the source of the cost estimates for such capital expenditures;

          c. "Reimbursements Schedule" - A separate schedule of anticipated "Reimbursements" as contemplated by Article VIII, paragraph 3 hereof, provided that the Annual Budget shall not contain expenses or allocations for home office expenses or general corporate or administrative charges or any other costs or expenses for which Manager is not entitled to reimbursement hereunder; and

          d. "Leasing Plan" - A comprehensive leasing program which shall include, among other matters, a statement of the space that Manager expects to be available for leasing during such year, a statement of the space Manager expects to be leased during such year, and the Approved Leasing Guidelines, including the minimum rent Manager expects to obtain for such space, the other financial provisions of leases of space in the Project (including, but not limited to, free-rent periods, the contributions towards taxes and expenses, and the escalation provisions), and the form or forms of such leases and changes to the standards for such leasing.

     2. Approval of Budget. The Annual Budget shall be approved, disapproved, submitted, resubmitted and finalized in accordance with the timing and procedures set forth in Section 6.3 of the Company Agreement.

     3. Amendments to Annual Budget. Manager shall submit to Owner any proposed revisions in the Approved Annual Budget, in accordance with the provisions of Section 6.3 of the Company Agreement. Any approved changes shall be reflected in an amended Approved Annual Budget which shall be applicable for the remainder of the calendar year. However, nothing in this paragraph 3 shall be construed as releasing Manager from its obligation to manage the Project in accordance with the "Approved Annual Budget".

     4. Obligation and Authority to Implement Budget. Manager shall implement the most recent Annual Budget approved by Owner in accordance with the foregoing provisions (the "APPROVED ANNUAL BUDGET") and shall be authorized, without the need for further approval by Owner, to make the specified expenditures and incur the specified obligations provided for in the Approved Annual Budget (but only if Manager acts in conformance with the Approved Annual Budget in all respects with respect to, among other matters, the nature, amount and timing of each such expenditure or obligation except as otherwise herein expressly provided).

     5. Performance Within Budget. No expenditure shall be made in excess of a budgeted line item therefor on the Approved Annual Budget. All expenses must be charged to the proper account on the Approved Annual Budget and no expense may be classified or reclassified for the purpose of avoiding an excess in the annual budgeted amount of a line item in the Approved Annual Budget.

     6. Books and Records. Manager shall prepare and maintain a comprehensive system of separate books and records for the Project, with sufficient supporting documentation to ensure that all entries in the books and records are accurate and complete. Such books and records shall be kept and maintained by Manager in accordance with the requirements of Sections 6.1 and
6.2 of the Company Agreement. Manager shall ensure such control over accounting and financial transactions as is reasonably required to protect Owner's assets from theft, error or fraudulent activity on the part of Manager's associates or employees. Losses arising from such instances are to be borne by Manager.

     7. Accounting. Manager shall perform those accounting and financial reporting services regarding the Project which are normally provided with respect to Institutional Quality Buildings, including those listed on Schedule 7, or as may be reasonably required by Owner. The accounting also shall include a comparison of monthly and year-to-date annual income and expense with the Approved Annual Budget for the Project. Manager shall provide Owner with an analysis of any significant variances between budgeted and actual amounts in accordance with paragraph 3 above. In addition, Manager shall remit to Owner all unexpended funds, consistent with the requirements of paragraph 3 of
Article V below, and the additions to reserves in the amount set forth in the Approved Annual Budget or otherwise agreed to from time to time by Owner, along with such accounting. Manager shall also provide to Owner external and internal audit coordination, tax planning and compliance coordination and analysis in a manner and form mutually agreeable by Owner and Manager, and Manager shall provide additional information required by individual partners of Owner for their financial statement purposes.

     8. Copies of Documentation. Manager shall maintain the books and records for any given calendar year for a period of 7 years subsequent to such year, except for any year being audited by any governmental agency (in which case the books and records for such audited year shall be maintained until the audit is completed and all disputed items are resolved). Manager shall make available to Owner, upon reasonable notice at the place of business maintained by Manager the statements, reports and documents listed on Schedule 6 along with any supporting documentation.

     9. Company Agreement Reports, etc. Notwithstanding anything in this Agreement to the contrary, Manager shall provide such budgets, statements, reports and other information concerning the operation of the Project which the Maguire Members are required to provide to the Company and/or RECP under the terms of the Company Agreement, including, but not limited to, under Section 6.3 of the Company Agreement, and agrees to do so in a timely manner in order that such budgets, statements reports and other information may be provided within the time periods called for under the Company Agreement.


                        ARTICLE V. MANAGEMENT OF PROJECT

     Manager shall manage, operate and maintain the Project in accordance with the Management Standard Requirements and general standards applicable to other Institutional Quality Buildings. Without limiting the generality of the foregoing, Manager's obligations with regard to the management, leasing, operation and maintenance of the Project shall include the following:

     1.   Manager Orientation.   Manager has informed itself with respect to the
layout, construction, location, character, plan and operation of the lighting, heating, plumbing, ventilating and elevator systems and any other mechanical equipment and systems in the Project, and is thoroughly familiar therewith, and shall be responsible for enforcement of all warranties and guaranties pertaining to the equipment of the Project.

     2.   General Management Duties.   Manager shall manage the Project in an
efficient and businesslike manner having due regard for the age and physical condition of the Project. Manager, through its employees and independent contractors, shall supply complete operational services for the Project, provided that the nature and costs of such services are included in the then current Approved Annual Budget, and provided further that the cost of such services are comparable with general prevailing market conditions. Manager shall not pay any fees or reimbursements to any affiliate of Manager if and to the extent such fees and/or reimbursements exceed the prevailing fees for any services included in the operating expenses by operators of Institutional Quality Buildings whether such services are provided to such buildings by the operator, the landlord or an outside consultant or service.

     3.   Collection of Revenue; Monthly Reports.   Manager shall use all
commercially reasonable efforts to collect for the account of Owner all rents and other charges which may become due at any time from any tenant or from others for services provided in connection with or for the use of the Project or any portion thereof, and as directed by Owner, shall institute collection and legal proceedings in the name of Owner for the collection thereof and for the dispossession of tenants and other persons from the Project. Manager shall collect and identify any income due Owner from miscellaneous services provided to tenants or the public including, but not limited to, parking income, tenant storage, and coin operated machines of all types. All funds received by Manager for or on behalf of Owner (after deposit and application as required under the Loan Documents and subsequent disbursement pursuant to the Loan Documents) shall be deposited in an account designated by Owner (the "SPECIAL ACCOUNT") in trust for Owner, and the Management Fee, Reimbursements and other expenses permitted under this Agreement shall be paid therefrom in accordance with the Approved Annual Budget and the other terms of this Agreement. Owner may designate a different account in any bank or financial institution as the Special Account at any time and from time to time by written notice to Manager. No other funds of Manager shall be deposited or commingled with funds in the Special Account. All fees or other revenue or compensation (except the Management Fee, Reimbursements and any payments pursuant to paragraph 2 of Schedule 2) received by Manager with respect to any services performed by Manager with respect to the Project shall be the property of Owner and shall be deposited in the Special Account. Either Manager (provided Owner is not then entitled to terminate this Agreement pursuant to Article X hereof or the rights and obligations of Manager with respect thereto have not theretofore been revoked) or Owner shall be entitled to draw upon such Special Account, but all such money shall be deemed to be the property of Owner. Such monies of Owner shall not be commingled with the funds of Manager. Manager may withdraw from such Special Account (subject to the limitations set forth in this Agreement) disbursements required to be made under this Agreement. However, except as otherwise provided herein or agreed to in writing by Owner, disbursements by Manager out of the Special Account shall be limited to the purposes set forth in the Approved Annual Budget and to the amounts for such purposes which do not exceed the corresponding sums allocated to the same in the Approved Annual Budget. Manager shall render to Owner, within 30 days after the end of each month, the statements, reports, documents and data specified in Schedule 6, hereunto annexed and made a part hereof, (showing, among other matters, revenue collected, costs and expenses incurred or paid, delinquencies, uncollectible items, vacancies, information updating the Approved Annual Budget (including variances from the Approved Annual Budget in accordance with Article IV.7) and other matters pertaining to the management, operation and maintenance of the Project during such month) together with supporting invoices and such other statements, reports, documents and data as Owner shall from time to time request.

     4. Security Deposits. Manager shall deposit all security deposits for the Project in a separate project account (the "SECURITY ACCOUNT") in the name of Owner on which either Owner or Manager may draw. Manager shall be authorized to withdraw monies from the Security Account at such times as the security deposits are returnable to tenants or in the event of a tenant default (in which case monies shall be used as directed by Owner). All disbursements, transfers and refunds made by Manager from the Security Account shall be made by a check drawn on the Security Account or appropriate journal or bookkeeping entries and shall be substantiated by appropriate records and accounting procedures. The funds in the Security Account, or the amount thereof requested by Owner, shall be delivered to Owner upon Owner's request.

     5. Repairs and Maintenance. Manager shall, in the name of and at the expense of Owner, make or cause to be made such ordinary maintenance, repairs and alterations as Manager may deem advisable or necessary, subject to and within the limitations of the Approved Annual Budget for the Project. Such duties shall include, without limitation, interior and exterior cleaning, painting, plumbing, carpentry, engineering, landscaping and such other normal maintenance and repair work as may be necessary or desirable in order to maintain the Project as an Institutional Quality Building. However, unless contained in the Approved Annual Budget, not more than $25,000 shall be expended for any one item of repair or alteration without Owner's prior written approval, except, subject to the terms of the Company Agreement and the Loan Documents, emergency repairs if, in the reasonable opinion of Manager, such repairs are immediately required to protect the Project or tenants or other persons from damage or to maintain services to tenants as called for in their leases. Manager shall promptly advise Managing Member regarding any expenditures for such emergency repairs by notifying a person designated by Managing Member for such purpose (and promptly notify Owner of such emergency repairs). The authority provided to Manager in this paragraph shall not extend to expenditures of the type described in paragraph 6 below or to expenses to refurnish, rehabilitate, or remodel areas covered by new leases. The latter expenditures are subject to the prior approval of Owner at the time of execution of new leases. In accordance with the approval procedure set forth in the Company Agreement, Manager shall periodically amend the Approved Annual Budget to indicate any variances in the budgeted costs for repairs and maintenance in accordance with Article IV.3 above and shall promptly inform Owner of any increases in such costs.

     6. Capital Improvements. Manager shall, in the name of and at the expense of Owner, make or cause to be made such capital improvements to the Project as are included in the approved Capital Budget or are otherwise approved in writing by Owner, as well as all remodeling and refurbishing of Tenant premises as approved by Owner in connection with new leases. Manager shall make recommendations, select contractors and follow bid procedures as required, from time to time, by Owner and shall supervise all such work to ensure compliance with contract requirements and applicable law.

     7. Leasing. Manager shall use diligent efforts to assist any broker ("BROKER") who may, from time to time, be employed by Owner to lease space in the Project. Manager shall refer all inquiries concerning rental space in the project to Broker, or if no Broker is employed at such time, to Owner. All negotiations with prospective tenants shall be conducted by Broker or Owner. All leases shall be prepared by Broker in the name of Owner and shall be presented to and executed by Owner unless Manager is authorized to execute such leases in accordance with the provisions of Section 11.d of this Article V. Manager shall duly and punctually comply with all of the obligations of the lessor under all leases with tenants of space in the Project, but solely on behalf of Owner and at Owner's expense.

     8.   Service Contracts. Subject to the provisions of Section 11.d of this
Article V, Manager shall, in the name of and at the expense of Owner, contract for all necessary and proper contracts, for electricity, gas, fuel, water, telephone, window cleaning, rubbish hauling, vermin extermination, janitorial services, landscape maintenance, parking management, engineering services, security services and such other maintenance services for the Project as Manager shall reasonably determine to be advisable; provided that no service contract (other than the service contract(s) for the Project vertical transportation system) shall be for a term exceeding one year or shall not provide that such contract may be cancelled on thirty (30) days notice from Owner or Manager, without prior written approval of Owner and the cost of all such services shall be included in the Approved Annual Budget or otherwise approved in writing in advance by Owner. Further, the cost of such services shall be comparable with or less than general prevailing market conditions. Manager shall, at Owner's expense, purchase and keep the Project furnished with all necessary supplies. Consistent with standards maintained by prudent managers of Institutional Quality Buildings, Manager shall (i) provide energy management and utility conservation for the Project as required by Owner and (ii) prepare a "disaster manual" to be distributed to tenants and utilized by Project personnel. All expenses shall be charged to Owner at net cost and Owner shall be credited with all rebates, refunds, allowances and discounts allowed to Manager. All service contracts shall be subject to Owner's prior approval and to satisfaction of such conditions as Owner may impose.

     9. Payments. Except as otherwise directed from time to time by Owner and in accordance with the Approved Annual Budget, Manager shall make or cause to be made the payment when due of (a) all payments due under all loans secured by the Project and other loans to Owner as Owner may direct, (b) all taxes, assessments and other levies imposed in connection with the Project and Owner's personal property located therein or the operation thereof or any business conducted on or with the use thereof or in connection therewith; (c) all charges (other than those for which the tenants under Leases shall be directly responsible to the utility company) for or related to water, electricity, telephone service or other commodities or services furnished the Project or any part thereof during the Term, and (d) all amounts otherwise required to be paid under any contract, instrument or encumbrance to which the Project is or may be subject during the Term.

     10. Insurance. If requested by Owner, Manager shall obtain and maintain insurance with respect to the Project as required to be carried by Owner pursuant hereto and as required by the Loan Documents. Manager shall also cooperate with Owner's insurance carrier in the processing of claims and defense and settlement of lawsuits with respect to the Project.

     11. Company Requirements. In addition to and without limiting the foregoing provisions of this Article V or the provisions of Article VI below, in accordance with the Approved Annual Budget, Manager shall perform the following, and in the event of any conflict between the terms and provisions of this paragraph 11 and the other terms and provisions of this Agreement, the terms and provisions that impose the greater obligation on Manager shall govern:

          a. apply for and use diligent efforts to obtain any and all consents, approvals and permits required for the occupancy and operation of the Project in accordance with the Approved Annual Budget, or as Owner otherwise reasonably determines;

          b. cause to be paid, as applicable, before delinquency and prior to the addition of interest or penalties, all taxes, assessments and other impositions applicable to the Project, and undertake any action or proceeding seeking to reduce such taxes, assessments or other impositions as is reasonably necessary;

          c. demand, receive, acknowledge and institute legal action for recovery of any and all revenues, receipts and considerations due and payable to Owner, provided, however that no legal action will be instituted by Manager without the prior written consent of Managing Member;

          d. execute and deliver leases and other contracts and/or instruments on Owner's behalf as necessary or desirable to carry out the business of Owner, provided further that each such lease complies with the Approved Leasing Guidelines under the Company Agreement and the Leasing Plan, and Manager will not enter into (x) any Major Leases; (y) any Space Lease for a term longer than ten (10) years; or (z) any contract other than a Space Lease involving the payment or receipt of an amount in excess of $50,000, or the term of which is in excess of one year, without the prior written consent of the Managing Member;

          e. keep all books of account and other records of the Company and each of its Subsidiaries and deliver all reports in the manner provided in
Article 6 of the Company Agreement;

          f. maintain all funds of the Company in a Company bank account in the manner provided herein or in Article 6 of the Company Agreement, which funds shall not be commingled with the funds of any other Person;

          g. coordinate the defense of any claims, demands, suits or legal proceedings made or instituted against Owner by other parties, through legal counsel for the Company approved by the Managing Member. Managing Member has approved Gilchrist & Rutter Professional Corporation as non-exclusive counsel for Owner;

          h. monitor Owner's, the Company's and its Subsidiaries' compliance with and take such actions as is necessary on behalf of Owner and/or the Company to cause Owner, the

Company and its Subsidiaries to comply with the terms and provisions of any and all contracts and other agreements and instruments entered into and assumed by Owner, the Company or any of its Subsidiaries in accordance with the provisions of this Agreement and the Company Agreement, including, without limitation, the terms and provisions of the Loan Documents and any other loan documents assumed or executed by the Company;

          i. cause Owner to do or cause to be done all things necessary to preserve, renew and keep in full force and effect all rights, licenses permits, franchises and other agreements necessary for the continued use and operation of its business. In addition, and whether or not required by law, Manager shall cause Owner at all times to maintain, preserve and protect all of the Project to the extent necessary for the continued conduct of its business and maintain the Project in a condition at least as good as that on the date of this Agreement, except for reasonable wear and use and casualty, and from time to time cause to be made, subject to the prior written consent of the Managing Member, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto;

          j. cause Owner, the Company and its Subsidiaries to pay and discharge, or cause to be paid or discharged, all taxes, assessments and governmental charges levied upon it, its income and assets as and when such taxes, assessments and charges are due and payable (including, without limitation, all impositions), as well as all lawful claims for labor, materials and supplies or otherwise, which could become a Lien or encumbrance on any of its respective assets, subjects to any rights to contest permitted under the Loan Documents;

          k. cause the Company's independent accountants to prepare (under the oversight of the Managing Member), on an accrual basis, all federal, state and local tax returns required to be filed by Owner, the Company and its Subsidiaries, and cause Owner, the Company and its Subsidiaries to file all such returns and other reports that it is required by law to file. The Managing Member has approved Arthur Andersen, LLP as the initial accountants for the Company, subject to Managing Member's rights to replace such accountants as set forth in the Company Agreement;

          l. cause Owner or its contractors to maintain sufficient inventory and equipment of types and quantities to enable the operation of the Project;

          m. promptly notify Owner and the Managing Member in writing of the giving of any notice of any material default by any party under any Contracts or other agreement of which Manager is aware;

          n. promptly enforce the performance and observance of all of the material covenants and agreements required to be performed and/or observed by the other party under each Contract and other agreement including, without limitation, the Loan Documents, provided, however that no legal action will be instituted by Manager without the prior written consent of the Managing Member;'

          o. at all times maintain staffing and an organization sufficient to enable Manager to carry out all of its duties, obligations and functions under this Agreement;

          p. take such action on behalf of Owner to cause the Project to be in compliance with all laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, courts, departments, commissions, boards and officers, and the requirements of any insurance policy (or any insurer thereunder), any national or local Board of Fire Underwriters, or any other body exercising functions similar to those of any of the foregoing, which may be applicable to the Project or the operation and management thereof, and, if appropriate, to contest the validity or application of any such law, ordinance, order, rule, regulation or requirement when it is not valid or applicable; and

          q. comply at all times with the provisions of Paragraph 5.2(c) of the Company Agreement.

     Manager hereby accepts the foregoing obligations. In carrying out its duties and responsibilities under this Agreement Manager shall have the duty to act in good faith and to refrain from engaging in any negligent or reckless conduct, intentional misconduct or any violation of law. Manager acknowledges that if and to the extent that the Managing Member exercises its rights under the Company Agreement to revoke all or any of the rights and obligation of the Maguire Members or their Affiliates (including without limitation, the rights and obligations of Manager hereunder), such applicable rights and obligations of Manager under this Agreement shall be automatically revoked, and upon such revocation, Manager shall no longer be authorized to perform any of such rights and obligations on behalf of Owner.

     Notwithstanding anything to the contrary contained in this Agreement, Manager shall not be obligated to take any action, whether directed by Owner, Managing Member or otherwise, if such action would subject any of Owner or Owner's Affiliates to recourse liability pursuant to or under any provision of the Loan Documents.

                       ARTICLE VI.  METHODS OF OPERATION

     1. Contracting. All service contracts, all contracts for capital improvements and all contracts for the refurbishing and remodeling of tenant spaces which (a) cover expenditures included within an Approval Annual Budget or expenditures which are otherwise approved in advance by Owner, and (b) which are approved in advance by Owner or otherwise meet criteria established by Owner for such contracts, shall be executed by Manager as agent for Owner. Manager shall not subcontract with any third parties to perform any of its leasing, management or operational functions which are the subject of this Agreement, except for service contracts of the type described in Article V, paragraph 8 above. All other contracts with respect to the Project and all tenant leases shall be executed by Owner. Upon any termination of this Agreement, Manager shall, if requested by Owner, assign all assignable contracts executed by Manager or Owner.

     2. Compliance. Subject to the other provisions of this Agreement, Manager shall be responsible for operating and maintaining the Project in compliance (and shall use diligent and commercially reasonable efforts to cause all tenants and Owner's subcontractors to comply) with known federal, state and municipal laws, ordinances, regulations and orders relative to the leasing, use, operation, repair and maintenance of the Project and with the rules, regulations or orders of the local Board of Fire Underwriters or other similar body (collectively, the

"REQUIREMENTS"). Manager shall promptly remedy any violation of any such Requirement which comes to its attention, and further agrees, at Owner's expense, to promptly provide to Owner written notice of any known, actual, alleged, or threatened violation of or failure to comply with any Requirements. Expenses incurred in so complying and in correcting any such violation shall be included in an Approved Annual Budget or otherwise approved in advance by Owner. Manager shall be responsible for compliance with all terms and conditions contained in any ground lease, space lease, mortgage, deed of trust or other security instrument or other conditions, agreements or restrictions of record (or known to Manager) affecting the Project and for remedying any breach thereof. Notwithstanding the foregoing, however, Manager's responsibilities under this paragraph shall not extend to matters as to which the expenditure of Owner's funds is required but not approved by Owner. Manager shall assist Owner in Owner's efforts to comply with federal, state or other governmental energy conservation laws, regulations, rules, etc. and in addition, shall cooperate with Owner to implement such energy conservation programs as Owner may desire to implement from time to time.

     3. Bonding. All employees of Manager who handle or are responsible for Owner's funds shall, if requested by Owner, be covered by fidelity insurance or a fidelity bond. The amount of such insurance or bond shall be determined by Owner and the premium therefor (less the premium on the minimum amount of such coverage required to be carried by Manager as set forth in Article VIII, paragraph 4(f)) shall be an operating expense of the Project.

     4. Legal Proceedings. Manager shall notify Owner if any tenant shall be delinquent in payment of rent more than sixty (60) days or otherwise in default of its lease beyond applicable notice and grace periods. Manager shall, at Owner's request and expense, and subject to Managing Member's consent or as otherwise approved under this Agreement, engage counsel and cause such legal proceedings to be instituted as may be necessary to enforce payment of rent and compliance with leases or to dispossess tenants. Manager shall use Owner's legal counsel or other legal counsel approved by Owner to institute such actions, and all compromises shall be subject to the prior approval of Owner. Attorney's fees and costs so incurred shall be expenses of the Project but shall be submitted to Owner for approval prior to payment.

     5. Employment of Personnel. Manager shall have in its employ at all times a sufficient number of capable employees to enable it to properly, adequately, safely and economically manage, operate and maintain the Project. All matters pertaining to the employment, supervision, compensation, promotion, and discharge of such employees, as well as union negotiation and compliance with laws and regulations dealing with employee matters, are the responsibility of Manager, which is in all respects the employer of such employees, including, without limitation, workers' compensation, social security, unemployment insurance, hours of labor and similar matters. The wages, salaries and other compensation paid to full-time employees of the Project, and to others who perform special services for the benefit of the Project, shall be reimbursed by Owner to Manager as provided in Article VIII. This Agreement is not one of employment of Manager by Owner, but one with Manager engaged as an independent contractor in the business of property management, and all employment arrangements are, therefore, solely Manager's concern, and Manager shall have no authority to hire employees or establish an Agency relationship on behalf of Owner.

     Prior to the date hereof, the On-Site Employees have been the direct employees of Owner and paid directly by Owner. From and after the date hereof, Manager shall ensure that the On-Site Employees are and remain the employees of Manager in accordance with the terms of this Agreement. Manager hereby assumes all obligations of Owner as the former employer of the On-Site Employees that may continue to exist from and after the date hereof and Manager shall indemnify and hold Owner harmless from any liability and/or claim in connection therewith.

     In the event that any expenses are attributable in part to the Project and in part to other properties owned and managed by Manager, consistent with each Approved Annual Budget, such expenses shall be prorated by Manager as appropriate from time to time and in a manner agreeable to Owner and Manager. Manager shall submit to Owner a report of all such prorations.

     6. Services to Existing Tenants. Manager shall perform services for tenants of the Project which are normally provided by Owners of comparable buildings or which are specifically requested by Owner. Manager shall use its best efforts to render such services to tenants of the Project at a minimum cost to Owner consistent with Owner's standards for the Project.

               ARTICLE VII.   FINANCIAL MATTERS

     1. Audits. Owner reserves the right to audit all books and records maintained by Manager with respect to the Project. Manager shall make all books and records of the Project available in order to enable compliance with Section
6.2 of the Company Agreement. Except as provided in the last sentence of this paragraph, all audits shall be at Owner's cost, shall be conducted by appointment during normal business hours and shall be conducted at Manager's office where such books and records are located or at such other location required under the Company Agreement. Any audit may be conducted by Owner's employees or by independent persons engaged by Owner. Any discrepancies noted in any audit shall be promptly corrected. Manager shall bear all costs related to an audit if it is determined that there are one or more errors in any annual statement delivered to Owner which, in the aggregate, constitutes more than 3 percent of the gross receipts from the Project for that period.

     2. Payment of Bills. If Project Revenue (hereinafter defined) from the Project is not sufficient to pay bills and charges incurred pursuant to the Approved Annual Budget and after exhausting available funds, Manager shall submit to Owner a statement of remaining unpaid bills and Owner shall forthwith provide sufficient funds to pay the same.

               ARTICLE VIII.   COMPENSATION OF MANAGER

     1. Compensation. For its services hereunder, Manager shall be paid a monthly management fee as specified in Schedule 2 attached hereto (the "MANAGEMENT FEE"). For the purposes of Schedule 2, "PROJECT INCOME" means all Project Revenue less Excluded Items. "PROJECT REVENUE" shall mean all rent and other revenue actually collected from Project operations during such month, including parking charges, operating expense reimbursements, fees, amounts paid for after-hours or excess utilities and/or air conditioning service, amounts paid for special services rendered to tenants, vending machine rental charges and rent insurance proceeds. "EXCLUDED ITEMS" shall mean (i) security and other tenant deposits and prepaid rents (except the portion of any such deposit or advance payment applied to rent due for the current month), (ii) amounts received to the extent such amounts constitute reimbursement of prior expenditures by Owner, (iii) proceeds from insured claims, other than proceeds from rent insurance, (iv) costs and fees recovered in litigation and refunds of taxes paid, (vi) proceeds from any sale or financing of all or any portion of the Project.

     2. Employee Compensation. Employees of Manager shall be compensated on the following basis:

          a. Employees of Manager who will be employed full-time in the office of the Building in the direct management of the Project as of the date hereof are set forth on Schedule 3 (the "ON-SITE EMPLOYEES"). Manager may, in its discretion, employ additional or fewer On-site Employees as it deems necessary or appropriate in order to manage the Project in a manner consistent with comparable Institutional Quality Building; provided, however, that employment of any additional On-Site Employees for which no provision has been made in an Approved Annual Budget must have the prior written consent of Owner and the Approved Annual Budget shall be amended (in accordance with the provisions hereof) to reflect such additional On-Site Employees. All wages, salaries, and other compensation paid to On-Site Employees included in the Approved Annual Budget shall be reimbursed by Owner to Manager.

          b. In addition to the employment of On-Site Employees as provided in Article VIII.2(a) hereof, Manager may, in its reasonable discretion, from time to time (but in emergency situations only and upon notice to Owner) employ personnel of its general operations to perform direct special services for the benefit of the Project. Owner shall reimburse Manager for such direct services rendered by special personnel in an amount commensurate with normal and customary charges for such services by similarly qualified persons. Persons whose compensation may not be charged to Owner for services rendered to the Project include the general asset management personnel of Manager who are not on-site at the Project.

          c. Manager shall make disbursements and deposits for all compensation and other amounts payable with respect to persons employed by Manager in the operation of the Project. The amounts so payable shall include, but not be limited to, unemployment insurance, social security, workers' compensation, employee benefit packages and other charges imposed by a governmental authority or provided for in a union agreement and shall include, without limitation, costs arising out of or based upon any law, regulation, requirement, contract or award relating to the hours of employment, working conditions, wages or compensation of employees or former employees. Manager shall maintain complete payroll records. All payroll costs, including, but not limited to, those enumerated herein, are operating expenses to be reimbursed to Manager by Owner.

     3.   Reimbursable Expenses, Office, and Other Services.

          a. Manager shall be entitled to reimbursement of all direct out-of-pocket expenses, which expenses shall be reflected in an Approved Annual Budget, and such expenses shall include, but not be limited to, normal office expenses and business expenses associated with operating the office of the building. No such reimbursement shall be permitted for home office expenses or general corporate or administrative charges. Further, Owner shall provide for the use of Manager a furnished management office in the Project, to be utilized directly for the benefit of the Project, together with telephone service, office janitorial service, printed forms and customary office supplies and equipment (such as typewriters, work processor, computer, photocopying equipment and calculators). The method of furnishing and equipping such office, and the total cost thereof, shall be determined by Owner from time to time. As used herein, "REIMBURSEMENTS" means those amounts set forth in this paragraph 3 and in the preceding paragraph 2 and shall specifically exclude the items listed in paragraph 4 of this Article VIII.

          b. All personal property and fixtures obtained for the use by Manager in the office of the building or otherwise in the Project shall be purchased, where reasonably practical, in the name of Owner and shall in all events, upon termination of this Agreement, remain the property of Owner.

     4. Non-Reimbursable Expenses. The following expenses or costs incurred by or on behalf of Manager in connection with this Agreement shall be at the sole costs and expense of Manager and shall not be reimbursed by Owner:

          a. Cost of gross salary and wages, payroll taxes, insurance, worker's compensation, and other benefits of Manager's office personnel not employed in the office of the building and not employed as special personnel as provided in Article VIII.2(b) hereof. Such personnel include those identified on
Schedule 4 hereof.

          b. General accounting and reporting services within the reasonable scope of the Manager's responsibility under this Agreement.

          c. Cost of forms, papers, ledgers, and other supplies and equipment used in the Manager's office at any location other than in the office of the Building.

          d. Cost of advances made to employees and cost of travel by Manager's employees or associates to and from the Project.

          e. Cost attributable to losses arising from negligence, willful misconduct, breach of this Agreement, or fraud on the part of Manager, Manager's associates or Manager's employees.

          f. Cost of comprehensive crime insurance or fidelity bond purchased by Manager with respect to its employees (including the On-Site Employees) for its own account. Manager shall at all times maintain in effect such coverage, less reasonable deductibles, in a minimum amount of $1,000,000.

          g. Payments made by Manager to RECP pursuant to the Consulting Agreement between Manager and RECP.

     5. Payment of Expenses. Payment or reimbursement of the amounts described in paragraphs 1 through 3 above shall be as follows:

          a. The monthly Management Fee shall be calculated and paid concurrently with Manager's submission of its monthly accounting to Owner and, upon submission of such accounting, Manager may pay such fee from Project operating funds then in its possession or control.

          b. Employee expenses (provided within the Approved Annual Budget) shall be reimbursed to Manager at the time incurred by Manager and Manager may reimburse such expenses from time to time from Project operating funds under its possession or control. Manager shall give Owner a monthly statement of all other Reimbursements, and Manager shall be reimbursed therefor monthly from Project operating funds under its possession or control. A detailed summary of all Reimbursements shall be included on Manager's monthly accounting to Owner.

                   ARTICLE IX. INSURANCE AND INDEMNIFICATION

     1. Indemnity and Hold Harmless. Owner agrees to protect, defend, indemnify and hold harmless Manager from and against any and all loss, cost, damage, liability and expense (including court costs and reasonable attorneys' fees) arising out of the performance by Manager of its obligations and duties hereunder in accordance with the terms hereof, or due to the condition or use of the Project, provided, however, that Owner does not hereby agree to, and shall not, so indemnify Manager from any such loss, cost, damage, liability or expense arising out of any act or omission of Manager or any of its agents, officers, employees or representatives, which act or omission is negligent, willful, in breach of this Agreement, or outside the scope of Manager's authority as provided herein.

     The foregoing agreement of Owner shall expressly extend to any liabilities, claims and costs of defense arising out of or resulting from failure or refusal of Owner to authorize compliance with any law, rule, order or determination or any governmental authority with respect to the Project, where such matter is promptly brought to Owner's attention by Manager, and Owner declines to comply with the same. Nothing contained herein, however, shall relieve Manager of responsibility to owner for negligence or willful misconduct, unless such negligence or willful misconduct is covered by Owner's insurance. The provisions of this Section 1 shall survive the expiration or termination of this Agreement.

     2.   Insurance.

          a. Owner agrees to carry public liability, elevator liability and contractual liability insurance (specifically insuring the indemnity provisions contained in paragraph 1 above), and such other insurance Owner deems necessary or desirable for the protection of the interests of Owner and Manager. In each such policy of insurance, Owner shall designate Manager as a party insured with Owner with respect to Manager's operations on behalf of Owner as described herein, and the carrier and the amount of coverage in each policy shall be mutually agreed upon by Owner and Manager. A certificate of each policy issued by the carrier shall be delivered promptly to Manager by Owner. All policies shall provide for 30 days' written notice to Manager and Owner prior to cancellation, non-renewal or material amendment.

          b. Manager shall maintain the following insurance coverages (with reasonable deductibles, if applicable) at all times during the term of this
Agreement:

               i. Worker's compensation insurance at no less than statutory requirements, and employer's liability insurance with a limit of not less than One Million Dollars ($1,000,000) per occurrence;

               ii.  Non-occupational disability insurance when required by law;
and

               iii. Commercial general liability insurance with a minimum combined bodily injury and property damage limit of One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate, with aggregates applying separately to products-completed operations and all other general liability coverages combined. Commercial umbrella or excess liability insurance with a minimum limit of Three Million Dollars ($3,000,000) per occurrence and Three Million Dollars ($3,000,000) in the aggregate; and

               iv. Commercial automobile liability insurance on an "occurrence" basis, with a limit of not less than One Million Dollars ($1,000,000) per occurrence and in the aggregate against bodily injury and property damage liability arising out of the use by or on behalf of Manager, its agents and employees, in pursuit of the services to be provided by Manager pursuant to the terms of this Agreement, of any owned, non-owned or hired motor vehicle or automotive equipment.

     Manager shall promptly deliver to Owner, certificates of insurance or other satisfactory evidence that all required insurance is in full force and effect at all times. All policies required under this paragraph b. shall provide that the insurer give Manager and Owner not less than thirty (30) days' advance notice of any proposed cancellation or material change in coverage or non-renewal. The liability policies required under subsection b.iii, shall cover Owner as additional insured.

     3. Conditions. Owner's obligations under paragraphs 1 and 2 are upon the condition that Manager:

          a. Notifies Owner within 72 hours after Manager receives notice of any such loss, damage or injury to the Project or covered by any indemnity in paragraph 1 or policy carried pursuant to paragraph 2.

          b. Takes no action (such as admission of liability) which might bar Owner from obtaining any protection afforded by any insurance policy Owner may hold or which might prejudice Owner in its defence to a claim based on such loss, damage or injury.

          c. Agrees that Owner shall have the exclusive right, at its option, to conduct the defence to any claim, demand or suit within limits prescribed by the policy or policies of insurance.

          d. Cooperate with Owner in disposition of claims, including furnishing all available information to Owner's carrier.

          e. Agrees that the foregoing shall not affect the general requirement of this Agreement that the Project shall be managed, operated and maintained in a safe condition and in a proper and careful manner.

     4. Insurance Provisions. Owner shall include, in its hazard policy covering the Project, personal property, fixtures and equipment located therein, and Manager shall include in any fire policies for its furniture, furnishings or fixtures situated at the Project, appropriate clauses pursuant to which the respective insurance carriers shall waive all rights of subrogation with respect to losses payable under such policies. If such clauses are available and obtained in the respective insurance policies of Owner and Manager, each of Owner and Manager waive any claims against the other covered by their respective aforementioned policies of insurance.

     5. Third Party Insurance. If requested by Owner, Manager shall require that all contractors and service companies in or on the Project maintain such workers' compensation, employer's liability and comprehensive general liability insurance as may be required by Owner, including any special coverages required by Owner in connection with hazard operations.

     6. Manager Indemnity. Manager shall protect, defend, indemnify and hold harmless Owner, its members, officers and managers and the Project from and against any and all loss, cost, damage, liability and expense (including court costs and reasonable attorneys' fees) arising out of the failure of Manager or any of its agents, officers, employees or representatives to comply with or perform Manager's duties and obligations under this Agreement in accordance with the terms hereof or by reason of any act or omission of Manager or of any of its agents, officers, employees or representatives, which act or omission is negligent, willful or outside the scope of Manager's authority as provided herein (including, without limitation, any such act or omission with respect to Manager's employees resulting in such cost, loss, damage, liability or expense). The provisions of this Section 6 shall survive the expiration or termination of this Agreement.


                      ARTICLE X. TERMINATION OF AGREEMENT

     1. Termination by Owner. Owner may terminate this Agreement upon written notice of termination to Manager effective on receipt thereof by Manager (or on such later date as set forth in such notice) at any time after:

          a. Default. Failure by Manager to perform any of its obligations hereunder, including without limitation its obligation to manage, operate and maintain the Project as an Institutional Quality Building, and the failure of Manager to cure the same within 10 days after written notice by Owner of such default when the default ("MONETARY DEFAULT") is the failure to pay a sum payable hereunder and the failure of Manager to cure the same within 30 days after written notice by Owner of such default when the default ("NON-MONETARY DEFAULT") is other than a Monetary Default, unless such Non-Monetary Default is of such a nature as to reasonably require more than 30 days to cure and Manager has not commenced to cure such default within said 30-day period and thereafter diligently prosecuted the same to completion.

          b. Bankruptcy or Dissolution. The occurrence of any of the following with respect to Manager: (1) the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law (which, in the case of an involuntary proceeding, is not contested or is not dismissed within 90 days); (2) the appointment of a trustee or receiver of any property interest (which, in the case of an involuntary appointment, is not contested or is not set aside within 90 days); (3) an assignment for the benefit of creditors; (4) an attachment, execution or other judicial seizure of a substantial property interest (which is not contested or is not set aside within 90 days); (5) the taking of, failure to take, or submission to any action indicating (after reasonable investigation) an inability to meet its financial obligations as they accrue; or (6) a dissolution or liquidation.

          c. Change in Ownership or Control. Robert F. Maguire III, or any entity or persons controlled by, controlling or under common control with Robert
F. Maguire III, (1) ceases to be a member of Owner, or (2) ceases to control and own more than 30% of the interests in the general partner of Manager, directly or indirectly.

          d. Sale. All or substantially all of the land and improvements included in the Project shall have been disposed of or sold, or sale of all or substantially all of the direct or indirect ownership interests in Owner, other than to an Affiliate of Owner.

          e. Casualty or Condemnation. Owner permanently discontinues the operation of the Project on account of damage to or destruction of, or a taking by (or sale under threat of) eminent domain of, a substantial part of the Project.

          f. Fraud, Misrepresentation. Any act which constitutes fraud, misrepresentation or breach of trust by Manager.

          g. Loan Default. Anything in this Agreement to the contrary notwithstanding, Owner may terminate this Agreement, without any penalty or fee (other than accrued and unpaid fees payable under the terms of this Agreement), if there exists and is continuing an "Event of Default" as defined under the Loan Documents.

          h. Trigger Event. Anything in this Agreement to the contrary notwithstanding, Owner may terminate this Agreement, without any penalty or fee (other than accrued and unpaid fees payable under the terms of this Agreement), upon the occurrence of a "Trigger Event" as defined under the Company Agreement.

          i. Lender Right. Anything in this Agreement to the contrary notwithstanding, Owner may terminate this Agreement without any penalty or fee (other than accrued and unpaid fees payable under the terms of this Agreement), upon the occurrence of any event which gives rise to the right of any of the lenders under the Loan Documents to require the termination of this Agreement.

     2. Termination by Manager. Manager may terminate this Agreement (by at least 10 days' prior written notice termination to Owner) at any time after:

          a. Default. Default by Owner hereunder and the failure of Owner to cure the same within 10 days after written notice by Manager of such default when the default is Monetary Default and the failure of Owner to cure the same within 30 days after written notice by Manager of such default when the default is a Non-Monetary Default, unless such Non-Monetary Default is of such a nature as to reasonably require more than 30 days to cure and Owner has not commenced to cure such default within said 30-day period and thereafter diligently prosecuted the same to completion.

          b. Sale. All or substantially all of the land and improvements included in the Project shall have been disposed of or sold, other than to an Affiliate of Owner.

          c. Casualty or Condemnation. Owner permanently discontinues the operation of the Project on account of damage to or destruction of, or a taking by (or sale under threat of) eminent domain of, a substantial part of the Project.

          d. Limitation. Notwithstanding anything to the contrary contained in this Agreement, Owner shall not be deemed in default and Manager shall continue performance of its obligations hereunder, in the event of non-payment of the Management Fee and/or Reimbursements to Manager, if such non-payment is due to the subordination of the rights to such payment to the payments required under the New Subordinated Debt.

     3. Effect of Termination.

          a. Termination of this Agreement shall terminate all rights and obligations of the parties hereunder, except that such termination shall not prejudice the rights of either party against the other for any breach of this Agreement. Without limitation on the generality of the foregoing, Owner's termination of this Agreement shall terminate any and all rights of Manager to act on behalf of or with respect to the Project (and Manager shall, if Owner so requests, execute a notice to third parties that Manager's rights have been so terminated). To the extent applicable, Owner shall remain liable to Manager for all Management Fees and Reimbursements earned or incurred prior to the date of termination.

          b. Final Accounting. Upon the expiration of the Term or any earlier termination as herein provided, Manager shall forthwith (a) deliver to Owner a final accounting; (b) surrender and deliver up to Owner possession of the Project and all rents and income, including tenant security deposits, of the Project and other monies of Owner on hand and in any bank account (including the Special Account and the Security Account); (c) deliver to Owner, as received, any monies due Owner under this Agreement and received after such termination;
(d) deliver to Owner all materials and supplies, keys, contracts and documents, and such other accounting papers and records pertaining to this Agreement as Owner shall request; (e) assign any right Manager amy have in and to any existing contracts relating to the operation and maintenance of the Project as Owner shall require; (f) deliver to Owner, or Owner's duly appointed agent, all books and records, contracts, leases, receipts for deposits and unpaid bills and
(g) vacate the office of the building. Manager shall use commercially reasonably efforts to effect an orderly transition of the management and operation of the Project upon expiration of the Term or any earlier termination.


                         ARTICLE XI. GENERAL PROVISIONS

     1. Independent Contractor. It is expressly understood and agreed that Manager will act as an independent contractor in performance of this Agreement.

     2. Notice. All notices, demands and reports provided for in this Agreement shall be in writing and shall be personally served or sent by certified or registered mail, return receipt requested, postage prepaid to the parties at their respective addresses for notice set forth after their signatures to this Agreement or to such other address as either may provide to the other by written notice. For purposes of this Agreement notices will be deemed to have been "given" upon personal delivery thereof or 48 hours after having been deposited in the United States mail first-class postage prepaid and properly addressed.

     3. Attorneys' Fees. If suit or action is instituted in connection with any controversy arising out of this Agreement, the prevailing party shall be entitled to recover, in addition to costs, such sum as the court may adjudge reasonable as attorneys' fees in such suit or action and on any appeal from any judgment or decree entered therein.

     4. Non-Assignability. This Agreement and the rights and obligations hereunder, shall not be assignable by Manager, except to an Affiliate which satisfies the ownership and control criteria set forth for Manager in Article X.1(c), without the written consent of Owner. The foregoing sentence shall not extend to assignments required by an insurance carrier in any matter relating to subrogation. Manager may subcontract with third parties to assist in carrying out the duties of Manager as provided in Article VI.1 hereof. Owner may freely assign its rights and obligations under this Agreement.

     5. Amendments. Except as otherwise provided herein, all amendments to this Agreement shall be in writing and executed by the party to be charged.

     6. Integration. This Agreement, and the Schedules attached hereto and made a part hereof, supersede and take the place of any and all previous management agreements entered into between the parties hereto relating to the Project.

     7. Governing Law. This Agreement is executed with respect to a project located in the State of California but shall be governed by and construed in accordance with the laws of the State of New York. To the fullest extent permitted by law, each party hereto hereby irrevocably consents and agrees, for the benefit of each party, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, shall be brought in any city, state or federal court located in the Borough of Manhattan, The City of New York (the "Designated Courts"), and hereby irrevocably accepts and submits to the jurisdiction of the Designated Courts (and of the appropriate appellate courts) of each such Designated Court with respect to any such action, suit or proceeding. Each party hereto also hereby irrevocably consents and agrees, for the benefit of each other party, that any legal action, suit or proceeding against it shall be brought in any Designated Court, and hereby irrevocably accepts and submits to the exclusive jurisdiction of each such Designated Court with respect to any such action, suit or proceeding. Each party hereto waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings brought in any such Designated Court and hereby further waives and agrees not to plead or claim in any such Designated Court that any such action, suit or proceeding brought therein has been brought in an inconvenient forum. Each party agrees that (i) to the fullest extent permitted by law, service of process may be effectuated hereinafter by mailing a copy of the summons and complaint or other pleading by certified mail, return receipt requested, at its address set forth below and (ii) all notices that are required to be given hereunder may be given by the attorneys for the respective parties.

     8. Cooperation. Should any claim, demand, action or other legal proceeding arising out of matters covered by this Agreement be made or instituted by any third party against a party to this Agreement, the other party to this Agreement shall furnish such information and reasonable assistance in defending such proceeding as may be reasonably required by the party against whom such proceeding is brought.

     9. Waiver of Rights. No waiver by either party of any default of the other party or of any event, circumstance or condition permitting a party to terminate this Agreement shall constitute a waiver of any other default of the other party or of any other event, circumstance or condition permitting such termination, whether of the same or of any other nature or type and whether preceding, concurrent or succeeding. No failure on the part of either party to exercise any right it may have by the terms hereof or by law upon the default of the other party and no delay in the exercise of such right shall prevent the exercise thereof by the non-defaulting party at any time when the other party may continue to be so in default, and no such failure or delay and no waiver of default shall operate as a waiver of any other default, or as a modification in any respect of the provisions of this Agreement. The subsequent acceptance of any payment or performance pursuant to this Agreement shall not constitute a waiver of any preceding default by a defaulting party or of any preceding event, circumstance or condition permitting termination hereunder, other than default in the payment of the particular payment or the performance of the particular matter so accepted, regardless of the non-defaulting party's knowledge of the preceding default or the preceding event, circumstance or condition, at the time of accepting such payment or performance, nor shall the non-defaulting party's acceptance of such payment or performance after termination constitute a reinstatement, extension or renewal of this Agreement or revocation of any notice or other act by the non-defaulting party.

     10. Successors and Assigns. This Agreement and each of the provisions hereof shall be binding upon and insure to the benefit of the parties hereto and their respective heirs, executors, administrators, and permitted successors and assigns.

     11. Non-Discrimination. There shall be no discrimination against or segregation of, any persons, or groups of persons on account of sex, sexual orientation, age, race, color, creed, religion, marital status, national origin, or ancestry in the leasing, sublease, transfer, use, occupancy, tenure or enjoyment of the Project, nor shall Owner, Manager, or any person claiming under or though them, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees or vendees on the land.

     12. Subordination. This Agreement shall be and remain absolutely and unconditionally subordinate to any valid recorded deed of trust on the Project whether already or hereafter recorded and to the New Subordinated Debt, and to any refinancing of the foregoing. The subordination of this Agreement shall require the execution of no further documentation, but Manager agrees to execute any reasonable subordination agreement which Owner requests Manager to execute.

     13. Limitation of Liability. No member, manager or officer of Owner shall be personally liable in any manner or to any extent under or in connection with this Agreement, and Manager and its successors and assigns and, without limitation, all other persons, partnerships, corporations and entities shall look solely to the assets constituting the Project for the satisfaction of any claims or judgments. The limitation of liability provided in this Paragraph 13 is in addition to, and not in limitation of, any limitation of liability applicable to Owner's members, managers and officers provided by law or by any other contract, agreement or instrument.

     14. Time of Essence. Time is of the essence of this Agreement.

     15. Approvals and Consents. Except as otherwise provided herein, all approvals and consents requested of Owner may be withheld in the sole and absolute, but good faith, discretion of Owner, unless the provision requiring such consent or approval specifically provides that Owner shall not withhold such consent or approval unreasonably.

     16. Acknowledgements. Manager (i) acknowledges that it is aware that it is dealing with a limited liability company formed under the laws of Delaware and
(ii) agrees that in any subsequent action against Owner, Manager will proceed only against Owner or its successors and assigns and not against any member, manager or officer thereof.

     17. Loan Agreement. Anything in this Agreement to the contrary notwithstanding and in addition to any requirements hereunder or under the Company Agreement, Manager agrees to cooperate with Owner and Lender in providing such budgets, financial reports and other information concerning the operation of the Mortgaged Property (as defined in the Loan Agreement) which Owner is required to provide Lender under the terms of the Loan Agreement, including, but not limited to, under Section 5.1(j) of the Loan Agreement, and agrees to do so in a timely manner in order that such budgets, financial reports and other information may be provided by Owner to Lender within the time periods called for under the terms of the Loan Agreement.

     18. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Company Agreement, the provisions of the Company Agreement shall prevail.

     IN WITNESS WHEREOF, Owner and Manager have executed this Management Agreement has of the day and year first above written.

          OWNER:

          LIBRARY SQUARE ASSOCIATES, LLC,
          a Delaware limited liability company

          By:  BUNKER HILL SENIOR MEZZANINE, LLC
               a Delaware limited liability company
               Its Member

               By:  BUNKER HILL JUNIOR MEZZANINE, LLC
                    a Delaware limited liability company
                    Its Member

                    By:  BUNKER HILL EQUITY, LLC,
                         a Delaware limited liability company
                         Its Member

                         By:  MAGUIRE PARTNERS BGHS, LLC
                              a California limited liability company
                              Its Authorized Member

                              By:  MAGUIRE PARTNERS SCS, INC.
                                   a California corporation
                                   Its Manager

                                   By:    /s/ Robert F. Maguire III
                                          -------------------------
                                   Name:
                                          -----------------------
                                   Title:
                                          -----------------------

Address for Notices:

c/o Maguire Partners
555 W. 5th Street, Suite 5000
Los Angeles, California 90013
Attention: Robert F. Maguire III

                    MANAGER:

                    MAGUIRE PARTNERS DEVELOPMENT, LTD.,
                    a California limited partnership

                    By: MAGUIRE PARTNERS MANAGEMENT COMPANY, LLC,
                        a California limited liability company
                        its general partner

                        By: MAGUIRE PARTNERS SCS, INC.,
                            a California corporation



                           By: /s/ Robert F. Maguire III
                               -----------------------
                           Name:
                                ----------------------
                           Title:
                                 ---------------------


Address for Notices:

c/o Maguire Partners
555 W. 5th Street, Suit 5000
Los Angeles, California 90013
Attention: Robert F. Maguire III

                                   SCHEDULE 1

                              PROPERTY DESCRIPTION

                                   SCHEDULE 2

                                  COMPENSATION

     Owner agrees to pay to Manager for all of the services required of Manager pursuant to this Agreement, a management fee at such time and in the amount set forth below.

     Project Management Fee. Commencing on this first (1st) day of the second month of the initial term and continuing on the first day of each month thereafter until otherwise provided herein, Manager shall be paid a monthly fee for Project management services equal to three percent (3%) of the monthly Project Income (as defined in Article VIII.1 of this Agreement) from the prior month. In the event of the termination of this Agreement as provided in Article X hereof, the compensation of Manager shall be prorated as of the effective date of such termination.

     Tenant Improvement Coordination Fee. Manager may provide tenant improvement coordination services for tenants for the initial improvement of premises for such tenants' occupancy, or with respect to any tenant premises after initial occupancy, and shall be entitled to retain fees paid for such services by such tenant(s), but none of such fees shall exceed an amount equal to ten percent (10%) of the cost of the applicable tenant improvements.

                                   SCHEDULE 3

                             SCHEDULE OF EMPLOYEES

                                        2002 Estimated Total Compensation
                                         (to be adjusted to reflect fair
Job Title                                      market compensation)
---------                               ---------------------------------
Asset Manager                                   $125,000 per annum

Operations Manager                               $90,000 per annum

Associate Asset Manager                          $54,000 per annum

Transportation Coordinator/Concierge             $51,100 per annum

Secretary                                        $37,200 per annum

Data Processing                                  $35,800 per annum

Receptionist                                     $31,000 per annum

                                   SCHEDULE 4

                           NON-REIMBURSABLE PERSONNEL


Partner

Asset Management Executive/Vice President

Financial Officer

Controller

Accounting & Payable/Receivable Bookkeepers

Collection Personnel

Off-Site Secretaries & Receptionists

Off-Site Engineering & Maintenance Supervisors

Marketing/Public Relations Vice President

Leasing Coordinator

                                   SCHEDULE 5

                             INTENTIONALLY OMITTED

                                   SCHEDULE 6

                            ACCOUNTING AND REPORTING


Statements, Reports and Documents                                Frequency
---------------------------------                               ------------
Cash Receipts Journal                                             Monthly
Cash Disbursements Journal                                        Monthly
General Ledger                                                    Monthly
Trial Balance                                                     Monthly
Paid Invoices                                                     Monthly
Journal Entry Listing                                             Monthly
Accounts Receivable                                               Monthly
Accounts Payable and Accrued Expenses                             Monthly
Bank Statement and Reconciliation                                 Monthly
Management Commentary, Occupancy and
 Income/Expense Variance Analysis                                 Monthly
Occupancy Report Rent Roll*                                       Monthly
Delinquency Report                                                Monthly
Statement of Net Cash Flow                                        Monthly
Cash Flow Forecasts                                              Quarterly
Supporting Documentation for Payroll
  Taxes and Employee Benefits                                     Monthly
Executed Leases                                                   Monthly
Lease Summaries                                                   Monthly
Lease Commission Agreement                                        Monthly
Tenant Construction Allowances                                    Monthly
Major Capital Expenditures                                        Monthly
Tenant Sales Reports (if applicable)                              Monthly
Real Estate Tax Bills                                           As Available
Real Estate Tax Assessments                                     As Available
Real Estate Tax Escrow Activity                                 As Available

*Which shall, among other matters, identify which tenants are affiliates or tax-exempt entities and state the square footage occupied by each.

                                   SCHEDULE 7

                        INSTITUTIONAL QUALITY BUILDINGS

     "Institutional Quality Buildings" means Class "A" high rise commercial office buildings located in Central Business District of downtown Los Angeles and shall include, without limitation:

     Wells Fargo Center
     333 South Hope Street
     601 South Figueroa Street
     California Plaza

                ORIGINAL BGHS NOTE ON FILE WITH MAGUIRE PARTNERS

                                  SCHEDULE 3.3

       MEMBERSHIP INTERESTS, CAPITAL CONTRIBUTIONS, PERCENTAGE INTERESTS

                                                      Address                            Capital Contribution
                                                      --------                           --------------------
Managing Member Interest Holder
-------------------------------
RECP Library LLC                     c/o DLJ Real Estate Capital Partners, Inc.        $60,000,000
                                     2121 Avenue of the Stars
                                     Los Angeles, California, 90067

Regular Member Interest Holder
------------------------------
Maguire Partners-Hope Place, Ltd.    c/o Maguire Partners                              25% Limited Liability
                                     555 West Fifth Street,                            Company Interest in
                                     Suite 5000                                        Junior Mezzanine
                                     Los Angeles, California 90013                     Borrower

Maguire Partners BGHS, LLC           c/o Maguire Partners                              75% Limited Liability
                                     555 West Fifth Street, Suite 5000                 Company Interest in
                                     Los Angeles, California 90013                     Junior Mezzanine
                                                                                       Borrower

                                SCHEDULE 4.4(a)

                     REPRESENTATIVES OF THE MAGUIRE MEMBERS


Robert F. Maguire III
c/o Maguire Partners
555 West Fifth Street, Suite 5000
Los Angeles, California 90013

                                SCHEDULE 4.4(b)

                            REPRESENTATIVES OF RECP


Robert F. Cavanaugh
c/o Credit Suisse First Boston
2121 Avenue of the Stars
Los Angeles, California 90067

                           INCOME STATEMENT (ACCRUAL)                    Page 1
                    LIBRARY SQUARE ASSOCIATES, LLC - (2010)           3/25/2002
                                    JAN 2002                           10:01 AM


                                    MONTH TO DATE       %        YEAR TO DATE       %
                                    -------------     ------     ------------     ------

INCOME

OFFICE RENTALS
  BASE RENT                          3,199,171.54      65.88     3,199,171.54      65.88
  OVERSTANDARD PROP TAX                 49,805.61       1.03        49,805.61       1.03
  STORAGE                               14,402,43       0.30        14,402,43       0.30
  RENT RELIEF                         -197.281.67      -4.06      -197.281.67      -4.06
                                     ------------     ------     ------------     ------
    TOTAL OFFICE RENTALS             3,066,097.91      63.14     3,066,097.91      63.14

RETAIL RENTALS
  RETAIL BASE RENT                     122,077.25       2.51       122,077.25       2.51
  PERCENTAGE RENT                        3,989.95       0.08         3,989.95       0.08
  RETAIL OVERSTANDARD PROP TAX           4,847.62       0.10         4,847.62       0.10
                                     ------------     ------     ------------     ------
    TOTAL RETAIL RENTALS               130,914.82       2.70       130,914.82       2.70

OPER. & PROP. TAX ESCALATIONS
  OFFICE ESCALATIONS                 1,057,849.83      21.79     1,057,849.83      21.79
  RETAIL ESCALATIONS                    35,026.37       0.72        35,026.37       0.72
                                     ------------     ------     ------------     ------
    TOTAL OPER. & PROP. TAX ESCA     1,092,876.20      22.51     1,092,876.20      22.51

TENANT REIMBURSEMENTS
  ELECTRICAL                             5,012.93       0.10         5,012.93       0.10
  ELECTRICAL - EXPENSE                  -4,359.07      -0.09        -4,359.07      -0.09
  SIGNS                                  6,425.65       0.13         6,425.65       0.13
  SIGNS - EXPENSE                       -5,587.52      -0.12        -5,587.52      -0.12
  KEYS                                   3,739.89       0.08         3,739.89       0.08
  KEYS - EXPENSE                        -3,251.96      -0.07        -3,251.96      -0.07
  ACCESS CARDS                             895.00       0.02           895.00       0.02
  ACCESS CARDS - EXPENSE                  -347.39      -0.01          -347.39      -0.01
  LIGHT BULBS                            3,630.54       0.07         3,630.54       0.07
  LIGHT BULBS - EXPENSE                 -3,156.99      -0.07        -3,156.99      -0.07
  ENGINEERING/MAINTENANCE                5,024.19       0.10         5,024.19       0.10
  ENGINEERING/MAINT. - EXPENSE          -4,369.11      -0.09        -4,369.11      -0.09
  FREIGHT ELEVATOR                       2,130.00       0.04         2,130.00       0.04
  FREIGHT ELEVATOR - EXPENSE            -1,852.17      -0.04        -1,852.17      -0.04
  AIR CONDITIONING                      60,470.95       1.25        60,470.95       1.25
  AIR CONDITIONING - EXPENSE           -52,583.45      -1.08       -52,583.45      -1.08
  SECURITY SERVICE                       4,441.50       0.09         4,441.50       0.09
  SECURITY SERVICE - EXPENSE            -3,862.17      -0.08        -3,862.17      -0.08
  JANITORIAL SERVICE                     8,819.44       0.18         8,819.44       0.18
  JANITORIAL SERVICE - EXPENSE          -7,669.08      -0.16        -7,669.08      -0.16
  GENERAL BUILDING                      42,563.43       0.88        42,563.43       0.88
  GENERAL BUILDING - EXPENSE           -37,011.68      -0.76       -37,011.68      -0.76
  UTILITIES                             17,612.95       0.36        17,612.95       0.36
  UTILITIES - EXPENSE                  -17,612.95      -0.36       -17,612.95      -0.36
  MISC. TENANT REIMBURSEMENTS            8,790.25       0.18         8,790.25       0.18
  MISC. TENANT REIMB. - EXPENSE         -8,790.25      -0.18        -8,790.25      -0.18
  LEGAL FEES                               184.35       0.00           184.35       0.00
  LEGAL FEES - EXPENSE                    -160.30       0.00          -160.30       0.00
                                     ------------     ------     ------------     ------
     TOTAL TENANT REIMBURSEMENT         19,126.98       0.39        19,126.98       0.39

PARKING INCOME
  PARKING INCOME                       219,415.13       4.52       219,415.13       4.52
  PARKING INCOME - WESTLAWN            315,669.92       6.50       315,669.92       6.50
                                     ------------     ------     ------------     ------
     TOTAL PARKING INCOME              535,085.05      11.02       535,085.05      11.02

OTHER REVENUE
  INTEREST INCOME                       11,717.16       0.24        11,717.16       0.24
                                     ------------     ------     ------------     ------
    TOTAL OTHER REVENUE                 11,717.16       0.24        11,717.16       0.24
                                     ------------     ------     ------------     ------
    TOTAL INCOME                     4,855,818.12     100.00     4,855,818.12     100.00

OPERATING EXPENSES

                           INCOME STATEMENT (ACCRUAL)                     Page 2
                    LIBRARY SQUARE ASSOCIATES, LLC - (2010)            3/25/2002
                                    JAN 2002                            10:01 AM

                                                Month to Date            %            Year to Date            %
                                               ---------------        -------        --------------        -------
ESCALATABLES

CLEANING/JANITORIAL
  Contract Bldg. Cleaning                        125,298.07             2.58           125,298.07            2.58
  Window Cleaning Services                        17,607.00             0.36            17,607.00            0.36
  Contract Waste Removal                           3,963.67             0.08             3,963.67            0.08
  Cleaning Supplies/Materials                      9,848.61             0.20             9,848.61            0.20
  Cleaning - Admin. Expenses                          61.34             0.00                61.34            0.00
  Cleaning - Uniforms                              2,087.51             0.04             2,087.51            0.04
  Cleaning - Parking Charges                       2,799.25             0.06             2,799.25            0.06
  Cleaning - Cust. Service Program                 2,039.67             0.04             2,039.67            0.04
                                                 ----------             ----           ----------            ----
    TOTAL CLEANING/JANITORIAL                    163,705.12             3.37           163,705.12            3.37

BLDG. & GROUNDS - GEN MAINT
  Contract Exterminator Services                     395.00             0.01               395.00            0.01
  Plumbing Materials                                 550.69             0.01               550.69            0.01
  Contract Landscaping Service                     1,604.70             0.03             1,604.70            0.03
  Nontenant Painting/Decor                           115.00             0.00               115.00            0.00
  Building Supplies/Materials                      3,612.50             0.07             3,612.50            0.07
  Plumbing Repairs & Maintenance                   1,356.46             0.03             1,356.46            0.03
  Sprinkler, Standpipe, Fire Pump                    952.65             0.02               952.65            0.02
  Interior Building Repairs                        4,330.00             0.09             4,330.00            0.09
  Exterior Building Repairs                        3,635.93             0.07             3,635.93            0.07
  Communications                                   2,239.47             0.05             2,239.47            0.05
  Metal Maintenance                                3,300.00             0.07             3,300.00            0.07
  Other Bldg. & Grounds                              296.13             0.01               296.13            0.01
  Signage                                          4,082.83             0.08             4,082.83            0.08
  Filters                                            580.75             0.01               580.75            0.01
  Lock Repair                                        746.56             0.02               746.56            0.02
  City/State Testing, Cert., & Permits            20,306.16             0.42            20,306.16            0.42
                                                 ----------             ----           ----------            ----
    TOTAL BLDG. & GROUNDS - GEN.                  48,104.83             0.99            48,104.83            0.99

HVAC MAINT. & REPAIRS
  Contract Engineering                            61,548.55             1.27            61,548.55            1.27
  Contract Engineering - Uniforms                    625.86             0.01               625.86            0.01
  Contract Engr. - Parking Charges                 1,830.00             0.04             1,830.00            0.04
  Engineering - Cust. Service Program                457.05             0.01               457.05            0.01
  Air Conditioning Repairs                         2,562.06             0.05             2,562.06            0.05
  HVAC Supplies/Materials                          1,067.87             0.02             1,067.87            0.02
  Engineering - Admin. Expenses                       48.20             0.00                48.20            0.00
  Water Treatment                                  2,996.20             0.06             2,996.20            0.06
  Building Automation System                       5,696.84             0.12             5,696.84            0.12
                                                 ----------             ----           ----------            ----
    TOTAL HVAC MAINT & REPAIRS                    76,832.72             1.58            76,832.72            1.58

ELEVATOR MAINT. & REPAIRS
  Contract Elevator Services                      44,198.05             0.91            44,198.05            0.91
  Elevator Repairs                                13,626.91             0.28            13,626.91            0.28
                                                 ----------             ----           ----------            ----
    TOTAL ELEVATOR MAINT & REP                    57,824.96             1.19            57,824.96            1.19

ELECTRICAL MAINT & REPAIRS
  Electrical Repairs                               1,715.23             0.04             1,715.23            0.04
  Electrical Supplies                                146.19             0.00               146.19            0.00
  Lamp Replacement                                   788.77             0.02               788.77            0.02
                                                 ----------             ----           ----------            ----
    TOTAL ELECTRICAL MAINT & REP                   2,650.19             0.05             2,650.19            0.05

UTILITIES
  Electricity                                    168,648.96             3.47           168,648.96            3.47
  Gas                                              1,324.05             0.03             1,324.05            0.03
  Diesel Fuel                                      1,070.00             0.02             1,070.00            0.02
  Water                                            8,203.26             0.17             8,203.26            0.17
                                                 ----------             ----           ----------            ----
    TOTAL UTILITIES                              179,246.27             3.69           179,246.27            3.69

SECURITY/LIFE SAFETY

                           Income Statement (Accrual)                  Page 3
                    Library Square Associates, LLC - (2010)            3/25/2002
                                    Jan 2002                           10:01 AM

                                               Month to Date     %      Year to Date     %
                                               -------------    ----    ------------    ----
  Contract Security Svcs.                        67,353.34      1.39      67,353.34     1.39
  Sec-Supplies, Materials & Repair                1,281.97      0.03       1,281.97     0.03
  Security - Admin. Expenses                        459.34      0.01         459.34     0.01
  Security - Uniforms                             4,216.75      0.09       4,216.75     0.09
  Security - Parking Charges                      4,290.33      0.09       4,290.33     0.09
  Security - Cust. Service Program                1,215.12      0.03       1,215.12     0.03
  Security - Other                               24,075.63      0.50      24,075.63     0.50
  Fire/Life Bldg Materials & Repairs                765.00      0.02         765.00     0.02
                                                ----------      ----     ----------     ----
     TOTAL SECURITY/LIFE SAFETY                 103,657.48      2.13     103,657.48     2.13

WESTLAWN - OPERATING COSTS
  Westlawn - Painting & Decor                       690.00      0.01         690.00     0.01
  Westlawn - Contract Elevator                    1,369.84      0.03       1,369.84     0.03
  Westlawn - Electrical Repairs                   1,205.92      0.02       1,205.92     0.02
  Westlawn - Electricity                          9,401.96      0.19       9,401.96     0.19
  Westlawn - Water                                   85.48      0.00          85.48     0.00
  Westlawn - Testing/Cert./Permits                  786.00      0.02         786.00     0.02
  Westlawn - Other                                2,565.00      0.05       2,565.00     0.05
  Westlawn - Contract Security                   17,980.47      0.37      17,980.47     0.37
                                                ----------      ----     ----------     ----
     TOTAL WESTLAWN OPERATING                    34,084.67      0.70      34,084.67     0.70

STEPS OPERATING COSTS
  Steps - Contract Landscaping                    1,839.00      0.04       1,839.00     0.04
  Steps - Fountain Maintenance                      440.00      0.01         440.00     0.01
  Steps - Contract Elevator                       5,067.62      0.10       5,067.62     0.10
  Steps - General Maintenance                     2,653.00      0.05       2,653.00     0.05
                                                ----------      ----     ----------     ----
     TOTAL STEPS OPERATING COST                   9,999.62      0.21       9,999.62     0.21

SHUTTLE/OFFSITE OPER COSTS
  Shuttle Service Costs-Offsite Garage           26,053.79      0.54      26,053.79     0.54
  Shuttle Costs - Management Fee                    340.00      0.01         340.00     0.01
  Offsite-Oper Cost-808 S. Olive Garag           15,914.00      0.33      15,914.00     0.33
                                                ----------      ----     ----------     ----
     TOTAL SHUTTLE/OFFSITE OPER                  42,307.79      0.87      42,307.79     0.87

ADMINISTRATION
  Wages & Salaries                               35,856.09      0.74      35,856.09     0.74
  Payroll Taxes & Benefits                        7,670.47      0.16       7,670.47     0.16
  Management Fees - MP-Development,             149,841.45      3.09     149,841.45     3.09
  Bookkeeping Expense                               391.77      0.01         391.77     0.01
  Bank Charges/Fees                               1,350.32      0.03       1,350.32     0.03
  Telephone/Answering Svcs.                       3,355.86      0.07       3,355.86     0.07
  Dues/Subscriptions                              1,285.66      0.03       1,285.66     0.03
  Postage                                             6.30      0.00           6.30     0.00
  Courier                                            87.63      0.00          87.63     0.00
  Travel & Entertainment                          1,185.01      0.02       1,185.01     0.02
  Equipment Rental                                3,492.43      0.07       3,492.43     0.07
  Administration - Computers                        216.03      0.00         216.03     0.00
  Administration - Supplies/Materials             1,818.48      0.04       1,818.48     0.04
  Printing & Copying                                157.35      0.00         157.35     0.00
  Office Rent                                    21,529.55      0.44      21,529.55     0.44
  Administration - Miscellaneous                  1,868.70      0.04       1,868.70     0.04
  Concierge Service                               1,724.36      0.04       1,724.36     0.04
  Transportation System Mgmt.                     9,355.96      0.19       9,355.96     0.19
                                                ----------      ----     ----------     ----
     TOTAL ADMINISTRATION                       241,193.42      4.97     241,193.42     4.97

TAXES (OTHER THAN INCOME)
  Real Estate Taxes                             256,408.73      5.28     256,408.73     5.28
                                                ----------      ----     ----------     ----
     TOTAL TAXES (OTHER THAN INC)               256,408.73      5.28     256,408.73     5.28

INSURANCE
  Property Insurance                            104,775.38      2.16     104,775.38     2.16
  Liability Insurance                            21,730.08      0.45      21,730.08     0.45
                                                ----------      ----     ----------     ----
     TOTAL INSURANCE                            126,505.46      2.61     126,505.46     2.61

                           INCOME STATEMENT (ACCRUAL)
                    LIBRARY SQUARE ASSOCIATES, LLC - (2010)
                                    JAN 2002

                                        MONTH TO DATE         %       YEAR TO DATE          %
                                        =============      ======     ============       ======
     TOTAL ESCALATABLES                 1,342,521.26        27.65     1,342,521.26        27.65

NON-ESCALATABLES
  Miscellaneous-Non-Escalatable             3,751.28         0.08         3,751.28         0.08
                                        ------------       ------     ------------        -----
     TOTAL NON-ESCALATABLES                 3,751.28         0.08         3,751.28         0.08

LEASING EXPENSES
   Travel & Entertainment                   2,676.62         0.06         2,676.62         0.06
                                        ------------       ------     ------------        -----
     TOTAL LEASING EXPENSES                 2,676.62         0.06         2,676.62         0.06

ADVERTISING & MARKETING
   Tenant Relations                           429.35         0.01           429.35         0.01
                                        ------------       ------     ------------        -----
     TOTAL ADVERTISING & MARKTG               429.35         0.01           429.35         0.01

PROFESSIONAL SERVICES
   Legal                                   19,096.13         0.39        19,096.13         0.39
   Tax Accounting Services                  2,000.00         0.04         2,000.00         0.04
                                        ------------       ------     ------------        -----
     TOTAL PROFESSIONAL SERVICE            21,096.13         0.43        21,096.13         0.43

PARKING
   Parking Operating Cost                  57,316.19         1.18        57,316.19         1.18
   Parking Oper. Cost - Westlawn           60,961.47         1.26        60,961.47         1.26
   Parking Management Fees                  1,100.00         0.02         1,100.00         0.02
   Parking Mgmt Fees - Westlawn             1,000.00         0.02         1,000.00         0.02
   Parking - Admin. Expenses                    4.51         0.00             4.51         0.00
   Parking - Uniforms                       2,938.72         0.06         2,938.72         0.06
   Parking - Cust. Service Program          1,794.72         0.04         1,794.72         0.04
   Parking - Parking Costs                  5,604.21         0.12         5,604.21         0.12
                                        ------------       ------     ------------        -----
     TOTAL PARKING                        130,719.82         2.69       130,719.82         2.69
                                        ------------       ------     ------------        -----
     TOTAL NON-ESCALATABLE EXPE           158,673.20         3.27       158,673.20         3.27
                                        ------------       ------     ------------        -----
     TOTAL OPERATING EXPENSES           1,501,194.46        30.92     1,501,194.46        30.92
                                        ------------       ------     ------------        -----
     NET OPERATING INCOME/(LOSS)        3,354,623.66        69.08     3,354,623.66        69.08

OTHER EXPENSES

FINANCING EXPENSES
   Interest Expense - Note Payable      1,064,293.43        21.92     1,064,293.43        21.92
   Other Financing Expenses                 2,323.82         0.05         2,323.82         0.05
                                        ------------       ------     ------------        -----
     TOTAL FINANCING EXPENSES           1,066,617.25        21.97     1,066.617.25        21.97

DEPRECIATION EXPENSE
   Depreciation Expense                   667,482.00        13.75       667,482.00        13.75
                                        ------------       ------     ------------        -----
     TOTAL DEPRECIATION EXPENSE           667,482.00        13.75       667,482.00        13.75

AMORTIZATION EXPENSE
   Amortization Expense                   143,157.00         2.95       143,157.00         2.95
                                        ------------       ------     ------------        -----
     TOTAL AMORTIZATION EXPENSE           143,157.00         2.95       143,157.00         2.95

FASB RENT ADJUSTMENT
   FASB Rent Adjustment                   189,596.00         3.90       189,596.00         3.90
   Tenant Concessions                   3,196,953.00        65.84     3,196,953.00        65.84
                                        ------------       ------     ------------        -----
     TOTAL FASB RENT ADJUSTMNT          3,386,549.00        69.74     3,386,549.00        69.74

INTEREST INCOME - L&W T.I. LOAN
   Interest Income - L&W T.I. Loan       -140,705.41        -2.90      -140,705.41        -2.90
                                        ------------       ------     ------------        -----
     TOTAL INTEREST INCOME - L&W          140,705.41         2.90       140,705.41         2.90

TAKEBACK SPACE EXPENSE
   Takeback Space - Expense                11,612.99         0.24        11,612.99         0.24
                                        ------------       ------     ------------        -----
     TOTAL TAKEBACK SPACE EXP              11,612.99         0.24        11,612.99         0.24
                                        ------------       ------     ------------        -----
     TOTAL OTHER EXPENSES               5,134,712.83       105.74     5,134,712.83       105.74

                           INCOME STATEMENT (ACCRUAL)                Page 5
                    LIBRARY SQUARE ASSOCIATES, LLC - (2010)          3/25/2002
                                    JAN 2002                         10:01 AM


                             MONTH TO DATE       %      YEAR TO DATE       %
                             -------------    -------   -------------    -------



OTHER NET OPERATIONS
                               -------------  --------   -------------  --------
NET INCOME (LOSS)              -1,780,089.17    -36.56   -1,780,089.17    -36.56
                               =============  ========   =============  ========

MAGUIRE PARTNERS
LIBRARY TOWER
2002 BUDGET SUMMARY

                                                                       2002
                                                                       TOTAL
                                                                       -----

REVENUE
 OFFICE RENTALS                                                      36,105,609
 RETAIL RENTALS                                                       1,707,257
 ESCALATION REVENUE                                                  12,698,181
 SUNDRY REVENUE                                                         284,338
 PARKING REVENUE                                                      6,573,874
 OTHER REVENUE                                                        1,279,789
                                                                   -------------
TOTAL REVENUE                                                        58,649,048

OPERATING EXPENSES
 CLEANING/JANITORIAL                                                  2,135,225
 BUILDING & GROUNDS                                                     490,395
 HVAC MAINTENANCE                                                     1,094,401
 ELEVATOR MAINTENANCE                                                   602,379
 ELECTRICAL MAINTENANCE                                                  86,010
 UTILITIES                                                            2,304,778
 SECURITY/LIFE SAFETY                                                 1,236,120
 OFF-SITE                                                               503,129
 TOWER GARAGE                                                            18,900
 WEST LAWN                                                              392,440
 STEPS                                                                  175,926
 INSURANCE                                                            1,647,567
 ADMINISTRATION                                                       1,176,733
 MANAGEMENT FEE                                                       1,796,683
                                                                   -------------
SUBTOTAL ESCALATABLE                                                 13,660,686

 CSCI                                                                   282,099
 REAL PROPERTY TAXES                                                  2,307,567
                                                                   -------------
TOTAL ESCALATABLE                                                    16,250,352

 PARKING OPERATIONS                                                   1,717,603
 OVERSTANDARD PROP TAX                                                  827,343
 NON-ESCALATABLES                                                        48,500
 LEASING EXPENSE                                                        142,696
 ADVERTISING & MARKETING                                                 75,750
 PROFESSIONAL SERVICES                                                  130,250
                                                                   -------------

NON-ESCAL                                                             2,942,142
                                                                   -------------

TOTAL EXPENSES                                                       19,192,494
                                                                   -------------

NET OP INCOME                                                        39,456,554

 INTEREST EXP                                                        12,776,145
 DEPRECIATION                                                         8,359,089
 AMORTIZATION EXP                                                     1,756,452
 FASB RENT ADJUSTMENT                                                 5,913,314
 TAKEBACK                                                                86,045
 INTEREST INCOME                                                     (1,688,460)
                                                                   -------------

NET INCOME                                                           12,253,969

 CAPITAL IMPROVEMENTS                                                 1,450,000
 TENANT IMPROVEMENTS                                                  2,395,398
 LEASING COMMISSIONS                                                  1,279,651
 DEFERRED LEGAL FEES                                                     44,509
 PRINCIPAL PAYMENTS                                                   2,769,792
 INTEREST PAYABLE                                                             0
 CAPITAL LEASE PAYABLE                                                 (483,903)
 LATHAM & WATKINS TI LOAN REPAYMENT                                  (6,611,493)
 LATHAM & WATKINS CANCELLATION PAYMENT                                7,566,176
 TAKEBACK ACCRUAL                                                     1,184,431
 ESCALATION ADJUSTMENT                                                        0
 PRIOR YEAR PROPERTY TAX                                                      0
 CSCI                                                                  (282,099)
 NON-CASH ITEMS                                                     (14,340,395)
 CAPITAL CONTRIBUTION                                                (1,300,000)
 CAPITAL DISTRIBUTION                                                15,675,995
                                                                   -------------

NET CASH FLOW                                                         2,905,907
                                                                   -------------
                                                                   -------------

APPROVED BY: _____________________________________

MAGUIRE PARTNERS           AVG OCCUP. 1999    92.0%    TOTAL   1,349,231
LIBRARY TOWER              AVG OCCUP. 2000    93.6%    OFFICE  1,305,925
2002 OPERATING BUDGET      AVG OCCUP. 2001    96.1%    RETAIL     43,306
------------------------------------------------------------------------


                                            YTD ACTUAL            2001            2001            2002            2002
                                          AS OF 6/30/01          BUDGET          PER SF          BUDGET          PER SF
                                         ---------------      ------------     ----------     ------------     ----------
DETAIL OF REVENUE
-----------------

OFFICE BASE RENT                           18,747,184           37,526,803       28.74          38,926,553       29.81
OVERSTANDARD PERS PROP TAX ESC                380,357              706,993        0.54             742,719        0.57
STORAGE                                        71,354              138,020        0.11             169,453        0.13
SUBLEASE RENT                                       0                    0        0.00                   0        0.00
RENT CREDITS                               (2,832,491)          (4,105,467)      -3.14          (3,733,116)      -2.86
                                         -----------------------------------------------------------------------------
 TOTAL OFFICE RENTALS                      16,366,404           34,266,349       26.24          36,105,609       27.65

RETAIL BASE RENT                              722,629            1,449,064       33.46           1,475,388       34.07
PERCENTAGE RENT                                65,432              179,123        4.14             147,245        3.40
OVERSTANDARD PERS PROP TAX ESC                 43,459               81,213        1.88              84,624        1.95
RETAIL RENT RELIEF                                  0                    0        0.00                   0        0.00
                                         -----------------------------------------------------------------------------
 TOTAL RETAIL RENTALS                         831,520            1,709,400       39.47           1,707,257       39.42

OFFICE ESCAL. OPERATING EXP/R.E. TAX        5,755,995           11,592,367        8.88          12,256,858        9.39
RETAIL ESCAL. OPERATING EXP/R.E. TAX          205,384              409,460        9.46             441,323       10.19
                                         -----------------------------------------------------------------------------
 TOTAL ESCALATIONS                          5,961,380           12,001,827        8.90          12,698,181        9.41

ELECTRICAL                                     38,948               20,325        0.02              50,000        0.04
ELECTRICAL EXPENSE                            (34,609)             (17,674)      -0.01             (43,478)      -0.03
SIGNS                                           3,809                5,520        0.00               6,000        0.00
SIGNS EXPENSE                                  (3,305)              (4,800)       0.00              (5,217)       0.00
KEYS                                           25,353               37,500        0.03              40,000        0.03
KEYS - EXPENSE                                (10,534)             (32,609)      -0.02             (34,783)      -0.03
ACCESS CARDS                                    4,723                6,250        0.00               6,500        0.00
ACCESS CARDS - EXPENSE                         (3,235)              (1,250)       0.00              (1,300)       0.00
LIGHT BULBS                                    24,762               26,632        0.02              38,000        0.03
LIGHT BULBS - EXP.                            (21,574)             (23,158)      -0.02             (33,043)      -0.02
ENGINEERING/MAINT.                             25,786              110,000        0.08              60,000        0.04
ENGINEERING/MAINT. EXPENSE                    (17,864)             (55,000)      -0.04             (30,000)      -0.02
ELEVATOR REVENUE                                6,314               16,500        0.01              18,000        0.01
ELEVATOR EXPENSE                               (5,490)             (14,348)      -0.01             (15,652)      -0.01
LATE FEES                                          86                    0        0.00                   0        0.00
AIR CONDITIONING                              443,265              938,077        0.70             962,791        0.71
AIR CONDITIONING EXP.                        (383,002)            (815,719)      -0.60            (837,210)      -0.62
SECURITY SERVICE                               24,860               30,000        0.02              35,000        0.03
SECURITY SERVICE EXP.                         (21,014)             (26,087)      -0.02             (30,435)      -0.02
JANITORIAL                                     40,007               54,276        0.04              68,600        0.05
JANITORIAL EXP.                               (34,521)             (47,196)      -0.03             (59,652)      -0.04
GENERAL BUILDING                              117,887               84,000        0.06             178,000        0.13
GENERAL BUILDING EXP.                        (102,775)             (73,044)      -0.05            (154,783)      -0.11
UTILITIES REVENUE                             103,294              197,960        0.15             201,630        0.15
UTILITIES EXPENSE                            (103,294)            (197,960)      -0.15            (201,630)      -0.15
MISCELLANEOUS REVENUE                          45,350               75,000        0.06              78,000        0.06
MISCELLANEOUS EXPENSE                         (45,350)             (75,000)      -0.06             (78,000)      -0.06
LEGAL FEE REVENUE                                   0                    0        0.00                   0        0.00
LEGAL FEE EXPENSE                                   0                    0        0.00                   0        0.00
LOCATION REVENUE                               78,200               25,000        0.02              75,000        0.06
LOCATION EXPENSES                              (3,104)              (1,000)       0.00              (8,000)      -0.01
                                         -----------------------------------------------------------------------------
 TOTAL TENANT REIMBURSEMENTS                  192,972              242,195        0.20             284,338        0.22

---------------------        ---------------------------      ------------------
MAGUIRE PARTNERS             AVG. OCCUP. 1999      92.0%      TOTAL    1,349,231
LIBRARY TOWER                AVG. OCCUP. 2000      93.6%      OFFICE   1,305,925
2002 OPERATING BUDGET        AVG  OCCUP. 2001      96.1%      RETAIL      43,306
---------------------        ---------------------------      ------------------
================================================================================

                                     YTD ACTUAL       2001        2001        2002        2002
                                    AS OF 6/30/01    BUDGET      PER SF      BUDGET      PER SF
PARKING INCOME - TOWER                1,246,224      2,564,173     1.90     2,635,256     1.95
PARKING INCOME - WEST LAWN            1,815,319      3,680,587     2.73     3,938,618     2.92
                                    -----------------------------------------------------------
  PARKING INCOME                      3,061,543      6,244,760     4.63     6,573,874     4.87

INTEREST INCOME                         144,112        370,332     0.27       292,789     0.22
CASH COLLATERAL INTEREST                      0              0     0.00             0     0.00
OTHER INCOME                                  9              0     0.00       987,000     0.73
                                    -----------------------------------------------------------
  TOTAL OTHER INCOME                    144,121        370,332     0.27     1,279,789     0.95
                                    -----------------------------------------------------------
TOTAL REVENUES                       26,557,939     54,834,863    40.64    58,649,048    43.47

DETAIL OF OPERATING EXPENSES

CONTRACT BUILDING CLEANING              852,488      1,602,674    1.19      1,752,212     1.30
CONTRACT WINDOW CLEANING                 55,390        105,038    0.08         90,925     0.07
CONTRACT WASTE REMOVAL                   23,680         49,408    0.04         49,094     0.04
SUPPLIES/MAT-CLEANING                    51,953        116,590    0.09        117,975     0.09
UNIFORMS-CLEANING                        16,381         35,317    0.03         36,577     0.03
PARKING                                  17,871         40,501    0.03         40,897     0.03
TRAINING/INCENTIVE PROGRAM               16,854         40,200    0.03         40,572     0.03
COMPUTERS-JANITORIAL                        866          2,700    0.00          6,973     0.01
                                    -----------------------------------------------------------
  CLEANING/JANITORIAL                 1,035,484      1,992,428    1.49      2,135,225     1.60

CONTRACT EXTERMINATOR                     4,782          7,240    0.01          7,490     0.01
PLUMBING MATERIALS                        2,683          6,900    0.01          6,840     0.01
CONTRACT SWEEPING                           280          1,600    0.00              0     0.00
CONTRACT LANDSCAPE - EXTERIOR             9,637         49,680    0.04         51,840     0.04
NON TENANT PAINTING                      13,967         20,000    0.01         20,700     0.02
BLDNG SUPPLIES/MATERIALS                  5,873         19,000    0.01         19,500     0.01
PLUMBING REPAIRS                          4,534         11,065    0.01         15,080     0.01
SPRINKLER, STANDPIPE & PUMP               6,152         12,000    0.01         28,600     0.02
BUILDING REPAIRS                         59,676         86,550    0.06         86,750     0.06
EXTERIOR REPAIRS                         50,853         59,700    0.04         49,960     0.04
COMMUNICATIONS                           22,105         33,800    0.03         30,280     0.02
METAL MAINT                              25,020         49,274    0.04         50,091     0.04
DOCK                                          0              0    0.00              0     0.00
UNIFORMS                                      0            500    0.00            500     0.00
OTHER BUILDING & GROUNDS                  1,075          4,975    0.00          2,400     0.00
SIGNAGE                                  10,018         14,200    0.01         14,700     0.01
FILTERS                                   3,457          6,300    0.00          6,000     0.00
BANNERS & FLAGS                               0              0    0.00              0     0.00
LOCK REPAIRS                              3,032          9,558    0.01          9,664     0.01
CITY/STATE CODE REQUIREMENTS             45,541         89,740    0.07         90,000     0.07
CONSULTANTS                                   0              0    0.00              0     0.00
                                    -----------------------------------------------------------
  BUILDING & GROUNDS                    268,684        482,082    0.36        490,395     0.37

CONTRACT HVAC ENGINEERING               420,624        792,063    0.59        849,236     0.63
UNIFORM                                   5,931          9,390    0.01         10,050     0.01
PARKING                                   8,611         22,865    0.02         22,535     0.02
TRAINING/INCENTIVE PROGRAM                5,967         11,400    0.01         11,484     0.01
A/C REPAIR                               53,244         79,293    0.06         79,478     0.06
SUPPLIES/MATERIALS                        8,914         17,400    0.01         17,280     0.01
WATER TREATMENT                          14,271         32,250    0.02         32,250     0.02
BUILDING AUTOMATION SYSTEM               29,025         60,194    0.04         62,750     0.05

MAGUIRE PARTNERS            AVG OCCUP. 1998   92.0%           TOTAL  1,349,231
LIBRARY TOWER               AVG OCCUP. 2000   93.6%           OFFICE 1,305,925
2002 OPERATING BUDGET       AVG OCCUP. 2001   96.1%           RETAIL    43,306
------------------------------------------------------------------------------

                                YTD ACTUAL          2001        2001        2002      2002
                               AS OF 6/30/01       BUDGET      PER SF      BUDGET    PER SF
                               _____________       ______      ______      ______    ______

COMPUTERS-ENGINEERING                  1,714         2,700       0.00         9,338    0.01
                                 __________________________________________________________
  HVAC MAINT & REPAIRS               548,302     1,027,555       0.76     1,094,401    0.81

CONTRACT ELEVATOR                    259,524       524,976       0.39       544,449    0.40
ELEVATOR REPAIRS                      15,367        32,820       0.02        57,930    0.04
                                 __________________________________________________________
  ELEVATOR MAINT & REPAIRS           274,891       557,796       0.41       602,379    0.44

ELECTRICAL MAINT                      26,948        29,860       0.02        33,445    0.02
ELECTRICAL SUPPLIES                    9,233        11,350       0.01        13,200    0.01
LAMP REPLACEMENT                      20,389        39,800       0.03        39,365    0.03
                                 __________________________________________________________
  ELECTRIC MAINT & REPAIRS            56,571        81,010       0.06        86,010    0.06

ELECTRICITY                        1,047,404     2,195,104       1.63     2,176,955    1.61
GAS                                    8,412         6,605       0.00         6,920    0.01
DIESEL                                 1,841         3,000       0.00         3,000    0.01
WATER                                 51,763       115,378       0.09       117,903    0.09
                                 __________________________________________________________
  UTILITIES                        1,109,420     2,320,087       1.72     2,304,778    1.71

CONTRACT SECURITY                    410,914       805,705       0.60     1,056,180    0.78
SEC. SUPPLIES/MAT.                     5,457         6,000       0.00         7,840    0.01
UNIFORM                               18,951        34,293       0.03        43,353    0.03
PARKING                               18,352        33,809       0.03        38,320    0.03
TRAINING/INCENTIVE                     9,303        23,400       0.02        23,604    0.02
FIRE/LIFE SAFETY                      13,333        31,200       0.02        30,600    0.02
FIRE/LIFE SAFETY BLDG MATERIAL        22,095        26,600       0.02        25,400    0.02
COMPUTERS-SECURITY                     6,138         6,400       0.00        10,823    0.01
MUNICIPAL FEES                             0             0       0.00             0    0.00
CIT/STATE TESTING & CERT                   0             0       0.00             0    0.00
                                 __________________________________________________________
  SECURITY/LIFE SAFETY               504,542       967,407       0.72     1,236,120    0.92

TOWER GARAGE - PAINT. & DECORATING       749        12,500       0.01        14,300    0.01
TOWER GARAGE - CERT. & TESTING         2,708         4,000       0.00         4,000    0.00
TOWER - FURNITURE & EQUIPMENT              0           600       0.00           600    0.00
                                 __________________________________________________________
  TOWER GARAGE OPER. COSTS             3,458        17,100       0.01        18,900    0.01

WEST LAWN - PAINTING & DECOR.          4,140        11,100       0.01        11,700    0.01
WEST LAWN - PLUMBING REPAIRS               0         1,860       0.00         1,800    0.00
WEST LAWN - CONTRACT ELEVATOR          8,066        19,200       0.01        20,249    0.02
WEST LAWN - BUILDING REPAIRS           8,277        22,500       0.02        21,700    0.02
WEST LAWN - ELECTRICAL REPAIRS           727         1,800       0.00         2,100    0.00
WEST LAWN - ELECTRICAL SUPPLIES        2,596         1,800       0.00         1,800    0.00
WEST LAWN - LAMP REPLACEMENT           2,752         5,000       0.00         5,700    0.00
WEST LAWN - ELECTRICITY               67,301       137,100       0.10       137,950    0.10
WEST LAWN - WATER                        974         1,834       0.00         2,035    0.00
WEST LAWN - DIESEL FUEL                    0           300       0.00           300    0.00
WEST LAWN - FIRE/LIFE SAFETY             454         2,150       0.00         1,500    0.00
WEST LAWN - CERT. & TESTING              934         3,300       0.00         4,110    0.00
WEST LAWN - OTHER                     14,899        32,412       0.02        34,848    0.03
WEST LAWN - SECURITY                  67,936       143,731       0.11       146,648    0.11
                                 __________________________________________________________
  WEST LAWN OPER. COSTS              179,058       384,087       0.27       392,440    0.29


MAGUIRE PARTNERS              AVG OCCUP. 1999          92.0%               TOTAL          1,349,231
LIBRARY TOWER                 AVG OCCUP. 2000          93.6%               OFFICE         1,305,925
2002 OPERATIONS BUDGET        AVG OCCUP. 2001          96.1%               RETAIL            43,306

                                           YTD ACTUAL          2001           2001           2002      2002
                                          AS OF 6/30/01       BUDGET         PER SF         BUDGET    PER SF
                                          -------------       ------         ------         ------    ------
STEPS - CONTRACT LANDSCAPING                 20,844           53,400          0.04          50,000     0.04
STEPS - FOUNTAIN MAINTENANCE                  3,454           13,560          0.01          13,320     0.01
STEPS - CONTRACT ELEVATOR                    48,020           68,650          0.05          71,516     0.05
STEPS - CONTRACT SECURITY                         0                0          0.00               0     0.00
STEPS - GENERAL MAINTENANCE                  15,456           37,001          0.03          41,090     0.03
                                          -----------------------------------------------------------------
  STEPS OPER COSTS                           87,773          172,611          0.13         175,926     0.13

SHUTTLE SERVICES                            146,795          345,922          0.26         308,079     0.23
SHUTTLE SERVICES-MGT FEE                      2,030            4,080          0.00           4,080     0.00
OFFSITE - OPER COST - 808 OLIVE              83,136          166,273          0.12         190,970     0.14
OFFSITE - OPER COST - CITY PARK GARAGE            0                0          0.00               0     0.00
                                          -----------------------------------------------------------------
  OFF-SITE PARKING                          231,961          516,275          0.38         503,129     0.37

SALARIES                                    243,440          441,500          0.33         470,910     0.35
PAYROLL TAXES & BENEFITS                     41,633           65,000          0.05          75,346     0.06
MANAGEMENT FEES                             816,105        1,675,481          1.24       1,796,683     1.33
PAYROLL PROCESSING                            2,210            4,500          0.00           4,500     0.00
TELEPHONE & ANSWERING                        18,561           31,800          0.02          24,600     0.02
DUES/SUBSCRIPTIONS                            1,712            5,925          0.00           5,755     0.00
POSTAGE                                         702            2,700          0.00           2,500     0.00
TRAVEL & ENTERTAINMENT                       16,518           12,000          0.01          17,000     0.01
EQUIPMENT RENTAL                             22,710           46,340          0.03          41,545     0.03
SUPPLIES & MATERIALS ADMIN                    9,428           20,700          0.02          20,700     0.02
BANK CHARGES & FEES                          11,469           21,600          0.02          20,400     0.02
COURIER                                         789            2,500          0.00           2,500     0.00
PRINTING/COPYING                             11,612           21,000          0.02          21,000     0.02
OFFICE RENT                                  94,523          146,642          0.11         264,511     0.20
TEMPORARY HELP                                7,000            4,000          0.00           4,000     0.00
SEMINARS/TRAINING                               438            3,500          0.00           3,500     0.00
MISC ADMINISTRATION                          14,924           33,867          0.03          33,996     0.03
ADMIN EQUIP REPAIRS                               0                0          0.00               0     0.00
ESCALATION FEES                                   0           11,250          0.01          11,250     0.01
CONCIERGE SERVICE                            11,449           20,000          0.01          20,020     0.01
TRANSPORTATION SYST. MGMT.                   48,679           94,020          0.07         115,570     0.09
COMPUTER - ADMIN.                             7,674           24,900          0.02          17,130     0.01
                                          -----------------------------------------------------------------
  ADMINISTRATION                          1,381,575        2,689,225          1.99       2,973,416     2.21

TAXES - R/E                               1,470,918        2,969,616          2.20       3,030,606     2.25
FRANCHISE FEES                               11,977            8,685          0.01          11,977     0.01
BUSINESS TAX                                 85,371           83,933          0.06          88,896     0.07
PERSONAL PROP TAX                               525            2,631          0.00           2,631     0.00
PROPERTY TAX CONSULTING                         800              400          0.00             800     0.00
                                          -----------------------------------------------------------------
  TAXES                                   1,569,591        3,065,265          2.27       3,134,910     2.33

INSURANCE PROPERTY                          606,547        1,326,683          0.98       1,351,596     1.00
INSURANCE LIABILITY                          96,406          191,562          0.14         275,971     0.20
SELF-INSURED RETENTION                       13,341           20,000          0.01          20,000     0.01
                                          -----------------------------------------------------------------
  INSURANCE                                 716,294        1,538,245          1.13       1,647,567     1.21
                                          -----------------------------------------------------------------

TOTAL ESCALATABLE EXPENSES                7,967,601       15,811,173         11.70      16,795,596    12.46

OPERATING COST - LIB TWR                    366,228          748,299          0.55         778,390     0.58
OPERATING COST - WEST LAWN                  374,117          769,935          0.57         767,800     0.57

---------------------      ---------------------------        ------------------
MAGUIRE PARTNERS           AVG OCCUP. 1999       92.0%        TOTAL    1,349,231
LIBRARY TOWER              AVG OCCUP. 2000       93.6%        OFFICE   1,305,925
2002 OPERATING BUDGET      AVG OCCUP. 2001       96.1%        RETAIL      43,306
---------------------      ---------------------------        ------------------

================================================================================

                                              YTD ACTUAL        2001          2001         2002         2002
                                             AS OF 6/30/01     BUDGET        PER SF       BUDGET       PER SF
                                             -------------     ------        ------       ------       ------

MANAGEMENT FEE - LIB TWR                          9,000          18,000       0.01         13,200       0.01
MANAGEMENT FEE - WEST LAWN                        9,000          18,000       0.01         12,000       0.01
TRAINING/INCENTIVE PROGRAM                       14,393          36,600       0.03         36,330       0.03
EMPLOYEE PARKING                                 27,462          57,348       0.04         58,426       0.04
COMPUTERS-PARKING                                   580           1,200       0.00          6,305       0.00
UNIFORMS-PARKING                                 18,532          44,274       0.03         45,152       0.03
                                             ----------     -----------      -----     ----------      -----
  PARKING                                       819,312       1,693,656       1.24      1,717,603       1.27

COURIER SERVICE                                     744           1,500       0.00          1,500       0.00
DONATIONS                                         1,650           5,000       0.00          5,000       0.00
MISC NON-ESCALATABLE                             34,469          40,486       0.03         42,000       0.03
                                             ----------     -----------      -----     ----------      -----
  NON-ESCALATABLES                               36,863          46,986       0.03         48,500       0.03

CLASS A & B TAKEBACK REVENUE                          0               0       0.00              0       0.00
CLASS A & B TAKEBACK EXPENSE                          0               0       0.00              0       0.00
                                             ----------     -----------      -----     ----------      -----

  CLASS A & B TAKEBACK COSTS                          0               0       0.00              0       0.00

SPACE PLANNING PROPOSALS                         12,751          29,907       0.02         25,356       0.02
LEASING/T.I. SERVICES                                 0               0       0.00              0       0.00
TRAVEL & ENTERTAINMENT                           25,541          61,000       0.05        106,140       0.08
PUBLIC RELATIONS                                      0               0       0.00              0       0.00
MISCELLANEOUS                                     8,308          11,200       0.01         11,200       0.01
                                             ----------     -----------      -----     ----------      -----

  LEASING                                        46,600         102,107       0.08        142,696       0.11

TENANT RELATIONS                                     14          22,750       0.02         22,750       0.02
P.R. AGENCY                                      14,098          32,000       0.02         30,000       0.02
COMMUNITY RELATIONS                               1,392          13,500       0.01         13,000       0.01
ADVERTISING                                           0           5,000       0.00          5,000       0.00
PHOTOGRAPHY                                      22,475           5,000       0.00          5,000       0.00
                                             ----------     -----------      -----     ----------      -----

  ADVERTISING & MARKETING                        37,979          78,250       0.05         75,750       0.05

LEGAL                                            34,840          42,000       0.03         42,000       0.03
TAX RETURN PREP                                 137,845          42,000       0.03         42,000       0.03
CONSULTANTS                                      25,500           5,000       0.00          5,000       0.00
ACCOUNTING SERVICES                                   0          41,250       0.03         41,250       0.03
PROFESSIONAL FEES                                     0               0       0.00              0       0.00
                                             ----------     -----------      -----     ----------      -----
  PROFESSIONAL SERVICES                         198,185         130,250       0.09        130,250       0.09
                                             ----------     -----------      -----     ----------      -----
SUBTOTAL NON-ESC OPER EXPENSES                1,138,938       2,051,249       0.63      2,114,799       0.65
                                             ----------     -----------      -----     ----------      -----
TOTAL OPERATING EXPENSES                      9,106,540      17,862,422      12.33     18,910,395      13.11
                                             ----------     -----------      -----     ----------      -----
NET OPERATING INCOME                         17,451,399      36,972,441      28.31     39,738,653      30.36

INTEREST EXPENSE                              6,442,714      12,876,485       9.54     12,697,781       9.41
OTHER FINANCING EXPENSES                         19,744          26,012       0.02         39,287       0.03
INTEREST EXPENSE - CSCI FINANCING                     0               0       0.00         39,077       0.03
DEPRECIATION                                  4,255,566       8,705,112       6.45      8,641,188       6.40
AMORTIZATION EXP                                848,784       1,651,560       1.22      1,756,452       1.30
FASB OFFICE RENT ADJUSTMENT                  (6,077,880)    (12,110,259)     -8.98     (1,652,882)     -1.23
TENANT CONCESSION (LATHAM CANCELLATION PMT    7,140,063               0       0.00      7,566,176       5.61
PRIOR YR ESCALATION ADJUSTMENT                        0               0       0.00              0       0.00

MAGUIRE PARTNERS                                       AVG OCCUP. 1999  92.0%                                      TOTAL  1,349,231
LIBRARY TOWER                                          AVG OCCUP. 2000  93.6%                                     OFFICE  1,305,925
2002 OPERATING BUDGET                                  AVG OCCUP. 2001  96.1%                                     RETAIL     43,306
-----------------------------------------------------------------------------------------------------------------------------------


                                                               YTD ACTUAL           2001          2001          2002          2002
                                                              AS OF 6/30/01        BUDGET        PER SF        BUDGET        PER SF
                                                              -------------        ------        ------        ------        ------

DOUBTFUL ACCOUNT EXPENSE                                                0                 0        0.00               0        0.00
TAKE BACK EXP.-AA & Co.                                           112,581           198,315        0.15          86,045        0.06
TAKE BACK REV.-AA & Co.                                                 0                 0        0.00               0        0.00
TAKE BACK CONCESSION.-AA & Co.                                          0                 0        0.00               0        0.00
NON ESCALATABLE MGMT. FEE                                               0                 0        0.00               0        0.00
INTEREST INCOME-L & W                                          (1,078,132)       (2,156,268)      -1.60      (1,688,460)      -1.25
                                                              ---------------------------------------------------------------------

NET INCOME (LOSS)                                               5,817,960        27,781,484       21.51      12,253,969       10.00



CAPITAL IMPROVEMENTS                                               37,892                 0        0.00               0        0.00
COST SAVING CAP/IMPROVEMENTS                                            0           600,000        0.44       1,450,000        1.07
TENANT IMPROVEMENTS                                                27,857         2,724,850        2.02       2,395,398        1.78
LEASING COMMISSIONS                                               306,599           795,828        0.59       1,279,651        0.95
DEFERRED LEGAL FEES                                                35,065            37,470        0.03          44,509        0.03
PRINCIPAL PAYMENTS                                              1,273,945         2,591,088        1.92       2,769,792        2.05
INTEREST PAYABLE                                                   17,128                 0        0.00               0        0.00
CAPITAL LEASE PAYABLE                                                   0                 0        0.00        (483,903)      -0.36
CLOSING COSTS                                                     (18,500)                0        0.00               0        0.00
LATHAM & WATKINS TI LOAN REPAYMENT                             (6,611,493)       (6,611,493)      -4.90      (6,611,493)      -4.90
LATHAM & WATKINS LEASE CANCELLATION PYMT                                0         7,140,063)       5.29               0        0.00
TAKEBACK ACCRUAL                                                  522,737         1,072,161        0.79       1,184,431        0.88
ACCRUALS                                                        1,106,396                 0        0.00               0        0.00
PREPAID RENTS                                                    (827,666)                0        0.00               0        0.00
ESCALATION ADJUSTMENT                                                 569           715,000        0.53               0        0.00
NON-CASH ITEMS - DEPRECIATION                                  (4,225,566)       (8,705,112)      -6.45      (8,641,188)       1.00
   -AMORTIZATION                                                 (848,784)       (1,651,560)      -1.22      (1,756,452)      -1.30
   -FASB RENT ADJUSTMENT                                        6,077,880        12,110,259        8.98       1,652,862        1.23
   -INTEREST INCOME                                             1,078,132         2,156,268        1.60       1,688,460        1.25
                                                              ---------------------------------------------------------------------
TOTAL NON-CASH ITEMS                                            2,081,662         3,909,855        2.91      (7,056,318)       2.18
                                                              ---------------------------------------------------------------------
TOTAL OTHER CASH REQUIREMENTS                                  (2,047,809)       12,974,822        2.91      (5,027,933)       2.18
                                                              ---------------------------------------------------------------------

TOTAL CASH FLOW                                                 7,865,769        14,806,662       10.97      17,281,902       12.81


PRIOR YEAR PROP TAX (RESERVED)                                    654,255           654,290        0.48               0        0.00
CASH DISTRIBUTIONS                                              6,944,033        14,399,605       10.67      15,675,995       11.62
CASH CONTRIBUTIONS                                             (1,371,000)       (2,364,456)      -1.75      (1,300,000)      -0.96
                                                              ---------------------------------------------------------------------
NET CASH FLOW                                                   1,638,481         2,117,222        1.57       2,905,907        2.15

CASH BEGINNING OF THE PERIOD                                    9,870,652         9,870,652        7.32      12,047,145        8.93
                                                              ---------------------------------------------------------------------

CASH AT END OF PERIOD                                          11,509,131        11,987,874        9.37      14,953,052       11.08
                                                              =====================================================================

                                 LIBRARY TOWER
                               2002 BUSINESS PLAN

PROJECT OVERVIEW

Distinctive, grand and tall, Library Tower gives the Downtown Los Angeles skyline its crowning character. Encased in a shimmering white pale marble, this 73-story building is easily recognized as the tallest in Los Angeles.

Often the focus of tourists and the media, Library Tower is beautifully complemented by a lavish outdoor pedestrian walkway, reminiscent of Rome's Spanish Steps, and a circular fountain with cascading waterways. Strategically located, Library Tower has 1.3 million rentable sq. ft. and is accessible to all freeways and commuter rail trains serving the city's main business district. Library Tower connects lower Bunker Hill at 5th Street to upper Bunker Hill at New Hope Place. Beautifully appointed foliage and carefully selected artwork complete the serenity and ambience of the project.

Most importantly, MaguirePartners and Building Management's vision to provide a safe, spotless, and superbly managed building, along with its commitment to provide an array of diverse amenities, affords Library Tower the ability to "tower" above the rest in the recently-rebounding, competitive Downtown Los Angeles leasing market.

Library Tower is not only the focal point of the Downtown Los Angeles area because of its commanding presence, but also because of its varied tenant roster, including such prestigious national and international firms and banks, such as Andersen, LLP, Commerzbank AG, Latham & Watkins, Holland & Knight, LLP, Nomura Securities, Salomon Smith Barney, Sprint Communications, UBS AG (formerly Swiss Bank) and White & Case. Library Tower also has an array of popular retail tenants, including the Pacific Northwest's seafood restaurant McCormick & Schmick's, Starbuck's Coffee (formerly Pasqua Coffee), Robeks Juice, It's A Wrap!, Eastern Lobby Shop and the critically-acclaimed Cafe' Pinot.

Library Tower continues to experience low vacancy rates while achieving high office and retail rental rates. Aggressive leasing efforts in 2001 resulted in full floor deals on 70, 62 and 61 with favorable economic terms. This trend is expected to continue next year resulting in increased revenue and an anticipated lease factor of 96.1% by the close of 2002. Subleasing efforts continue as SEMPRA attempts to sublease the last three (54, 55, 57) of their 12 floors.

The 2002 Business Plan includes a review of our major sources of revenue and expenses. To facilitate the analysis of our business plan, a graphic breakdown of the estimated operating expenses for 2002 has been included. Following is a detailed discussion of the significant factors affecting revenue, expenses, and the status of our major vendor contracts, as well as a five-year capital program.

LEASING

OFFICE

Library Tower's office space enjoys a 94.1% lease factor with only 73,072 sq. ft. available on a long-term lease basis. The largest contiguous built-out space available for "direct lease" includes floors 31 and 32, totaling 45,816 sq. ft. As a result of the recent lease up of floors 62 and 61, there are no longer any raw vacant full floors available in the building.

Of the remaining space available, our Leasing Team has projected to lease approximately 38,262 rsf of new space, 11,811 rsf of spec space, 3,315 rsf of expansion space, and 34,991 rsf of renewal space following the timetable below:

ANTICIPATED                                            ANTICIPATED
COMMENCEMENT DATE             RSF            FLOOR     COMMENCEMENT DATE             RSF            FLOOR
-----------------             ---            -----     -----------------             ---            -----
NEW SPACE - 38,262 RSF                                 RENEWAL SPACE - 34,991 RSF

Nov 2002 - Oct 2007            3,315 rsf     67th      Oct 2002 - Sep 2007           17,486 rsf     60th (LACVB)

May 2002 - Apr 2012           24,208 rsf     32nd      Oct 2002 - Sep 2012           12,201 rsf     58th (LACVB)

Aug 2002 - Jul 2012           10,739 rsf     23rd      Aug 2002 - July 2007           1,408 rsf     58th (NASDA)

                                                       Jan 2002 - Dec 2007            3,896 rsf     22nd
                                                                                                    (CHARLES RIVER)

SPEC SPACE 0- 11,811 RSF                               EXPANSION SPACE - 3,315 RSF

Aug 2002 - July 2012          11,881 rsf     15th      Oct 2002 - Sep 2012            3,315 rsf     58th (LACVB)

During 2001, there were a number of successful lease transactions, as noted below:

     - Riley & Reiner entered into a seven (7) year lease occupying the entire 70th floor (9,599 sq. ft.) with annual 5% increases in the rental rate. The Landlord contributed $17.00/sq. ft. to minor alterations.

     - Sprint Communications signed a five (5) year lease occupying 13,372 sq. ft. on the 61st floor with annual 5% increases in the rental rate. The Landlord contributed $28.10/sq. ft. toward their build-out of shell and core space.

     - ClickAction entered into a five (5) year lease occupying 123,958 sq. ft. on the 62nd floor. The Landlord contributed $30.00/sq. ft. toward their build-out of shell and core space.

    - Holland and Knight executed a Sixth Amendment and expanded into 3,018 sq. ft. on the 20th floor for a total of 16,079 sq. ft. The additional space will run coterminous with the master lease, scheduled to expire on March 31, 2006, totaling 38,986 sq. ft.

    - Bright & Lorig on the 33rd floor extended their lease for an additional two (2) years at a higher rental rate (from $11.00/sq. ft. to $19.75/sq. ft.), and increased square footage (1,112 sq. ft.) as a result of the recent building re-measure.

    - Huntington Holdings occupying 3,870 sq. ft. on the 67th floor signed a five (5) year extension at a higher rental rate (from $5.00/sq. ft. to $20.00/sq. ft.) and received three (3) months of gross free rent. The new expiration date of this lease is January 31, 2006.

    - Two (2) storage leases were executed on a month-to-month basis on the 14th floor with Holland & Knight, LLP (837 sq. ft.) and Riley & Reiner (236 sq. ft.), both at $25.00/sq. ft.


RETAIL
------

The current retail lease factor remains at 87.0%. We are currently negotiating to lease the 568 sq. ft. of available lobby space to Briazz, Inc. The space has been vacant for over eight years and if executed, would complete the retail lease up on the lobby level and enhance our tenant amenities.

For the first year since its doors opened in 1992, Library Tower's long-term tenant McCormick & Schmick's has experienced a slight decrease in sales from 2000 to 2001. The fierce competition for conventions and the reduced number of overall downtown events have been the major contributors. Despite the recent decline in sales, tenants from the building and the entire downtown area continue to patron the restaurant. The Downtown News named McCormick & Schmick's the "2001's Best Power Lunch" and "2001's Best Happy Hour".

Similarly, Cafe Pinot has experienced about a 7% decline in sales from 2000 to 2001. Although they continue to cater large weddings in the gardens and other special events, Pinot is not generating the level of revenue realized in 2000. The Downtown News named Cafe Pinot the "Best Outdoor Dining 2001".


REVENUE

OFFICE REVENUE
--------------

The significant increase in office revenue for 2002 is due to a combination of the following: rent steps for Commerzbank, Tucker Alan & MaguirePartners; new lease transactions including Riley & Reiner, ClickAction, Sprint Communications and additional space requirements for existing tenants Holland & Knight and LACVB.

Rent relief will decrease slightly due to credits not realized in 2002 for White & Case, Greif & Company, Westdeutsche Landesbank and Taiwan Business Bank, offset by 6.5 months of gross free rent budgeted for Andersen, LLP.


RETAIL REVENUE
--------------

Retail revenue will increase slightly as a result of rent steps for Robeks Juice, Starbuck's and projected revenue for new retailer Briazz, which are then offset by further decreases in percentage rent revenue.


ESCALATION REVENUE
------------------

Escalation revenue includes a full year of operating expense payments from the following: Riley & Reiner, Greif & Company, Taiwan Business Bank; new tenants including Click Action and Sprint Communications; an increase in office escalations by 5.6% (from $11.56/sq.ft. to $12.25/sq.ft.); and an increase in retail escalations by 7.2% (from $8.83/sq.ft. to $9.51/sq.ft.).


PARKING REVENUE
---------------

The 2002 budget includes a parking rate increase of 5% for both the Tower and Westlawn Garages effective 4/1/02, with the exception of the Tower VIP Call down rate scheduled to increase 1/1/02. The portion of additional revenue attributable to the rate increase is approximately $253,718. Additionally, $39,679 of parking revenue has been projected for new leases. The balance of the increase in revenue is due to additional monthlies at Westlawn Garage.


EXPENSES

JANITORIAL
----------

We bid out janitorial services in the first quarter of 2001 and our contract with American Building Maintenance, Inc. ("ABM") is to expire on December 31, 2001. As a result of the recent negotiation, overhead remained at 2% and profit increased from 1% to 2%. We anticipate overhead and profit to remain flat from 2001 to 2002.

Due to the janitorial contract negotiations in 2000 (effective 4/1/00 - 3/31/03), the following expenses continue to increase as follows: union labor increases by $.60/hour and health and welfare benefits increase by 10%. In addition, we are seeing a significant rise in workers compensation costs in all industries. ABM Janitorial has presented a 32% increase in this line item alone for an overall increase in the contract by ($119,019). Each of our janitors cleans on the average between 41,000 and 46,000 square feet, a slight increase from last years' average of 40,000 and 45,000 square feet.

Although we continue to purchase supplies from a number of vendors in order to receive competitive pricing, the budget reflects a 3% increase in supply costs to respond to the rise in paper products and chemicals ($3,235).

Computer costs have increased by ($4,273) to include a percentage share of support for all network, computer and printer repairs and maintenance. Additionally, as parking rates are scheduled to increase April 1, 2002, we will see a slight rise in employee parking expenses by ($1,896).

ENGINEERING

Our engineering contract with American Building Maintenance, Inc. ("ABM") will expire December 31, 2001. We bid out engineering services in the second quarter of 2001, and in doing so, were able to keep the management fee of 3% intact.

Because the Local 501 union contract is scheduled to expire 10/31/01, ABM Engineering has made a number of assumptions as it relates to cost increases for 2002. Negotiations are under way and it is anticipated that the new contract will provide for a 4% wage increase 11/1/01 and 11/01/02, a 10% increase in health and welfare 11/1/01, and an increase in pension benefits from $3.25/hr to $3.50/hr 11/1/01 and from $3.50/hr to $3.75/hr 11/1/02 for a total contract increase of ($37,173).

Computer costs have increased by ($6,638) to include a percentage share of support for all network, computer and printer repairs and maintenance. Additionally, as parking rates are scheduled to increase April 1, 2002, we will see a slight rise in employee parking expenses by ($3,420).

ELEVATOR REPAIRS & MAINTENANCE

In September of 1997, MaguirePartners entered into a 5-year National Contract with OTIS Elevator Company that included Library Tower, Gas Company Tower and Wells Fargo Center. 2002 expenses will increase by 3.5% per the terms of the contract in place. Because the expiration of the contract is scheduled for 9/30/02, we will go out to bid in the second quarter of 2002.

In January, we will install lambda door sensors on three (3) of the high zone down feed shuttles, and three (3) of the high zone low-rise shuttles budgeted in the amount of $13,500. This is the continuation of an elevator safety project that commenced in 1996, and will be completed in 2003. By the close of 2001, we will have completed the installation of lambdas on 32 elevators, with 9 remaining.

The budget also reflects the cost of a new tenant amenity program called Captivate. At the cost of $23,500, flush mounted digital screens will be installed in 27 of the elevator cabs, bringing up-to-the-minute news and important building information to our Tenants. Beginning 2003 and each year thereafter, we will share in the revenue stream generated by participating advertisers.

UTILITIES

Utility consumption is anticipated to remain fairly flat based on historical data and 2002 lease assumptions. The Department of Water and Power has reported that KWH rates are not expected to increase in 2002.

The budget includes a 2% over-standard HVAC rate increase effective January 1, 2002 that will generate greater sundry re-classes, thus contributing to keeping the overall utility expense flat.


SECURITY

Our security contract with Universal Protection Service ("UPS") is scheduled to expire December 31, 2001. Effective January 1, 2002 there is a mandatory minimum wage increase to $6.75 per hour that will have a significant effect on the starting minimum wage for the security industry. The wage hike will create increased competition for low wage employees thus continuing to drive wages up, and decrease the pool of qualified people. In order to ensure that Library Tower stays on an equal playing field with other premier high-rises in Downtown, we have budgeted a 2% to 4% increase for all existing posts. Additionally, the starting wage for a new officer has been increased from $7.25 per hour to $7.75 per hour.

In addition to wage increases for all officers, workers compensation is anticipated to rise by 26% for an overall increase in contract security by ($44,539). Health benefits, liability insurance and overhead and profit shall remain flat.

In anticipation of continued heightened security measures resulting from the World Trade Center terror attacks on September 11, 2001, the budget reflects four (4) new posts or 450 additional hours of coverage per week.

The cost to restock the inventory of security shirts has been budgeted at ($9,060) as the existing shirts are nearing their useful life.

Computer costs have increased by ($4,423) to include a percentage share of support for all network, computer and printer repairs and maintenance. Additionally, as parking rates are scheduled to increase April 1, 2002, we will see a slight rise in employee parking expenses by ($4,511).


INSURANCE

Property insurance is anticipated to increase by 10% effective 4/1/02, and liability insurance will increase by 10% effective 6/1/02.

PARKING

We bid out our parking contract in the second quarter of 2001 and awarded Central Parking with Library Tower and Westlawn parking facilities. The contracted commenced on August 1, 2001 and will expire on December 31, 2002. As a result of the new contract in place, we will realize significant savings in management fees and liability insurance for both locations totaling approximately $26,335, while health benefits and workers compensation figures are anticipated to remain flat.

The 911 Teamsters Union recently negotiated for a four (4) year contract effective June 1, 2001 through May 31, 2005. The most significant change in the contract resulted in fixed wage increases based on tenure, scheduled over the next four years. The budget reflects a 5% average wage increase for all employees totaling approximately ($63,621).

Computer costs have increased by ($5,10-5) to include a percentage share of support for all network, computer and printer repairs and maintenance. Additionally, as parking rates are scheduled to increase April 1, 2002, we will see a slight rise in employee parking expenses by ($1,078).

CAPITAL EXPENDITURES
RETROFIT OF BASE BUILDING FIRE LIFE SAFETY SYSTEM

$1,600,000 (commenced 6/1/2001 - see attached schedule)

The Edwards EST 3 has been on the market for about 3 years and technology wise, is far more advanced than our original system. The system has a useful life of 12 to 15 years, and the capability to integrate a card access control and CCTV (security camera) system. Edwards is also developing the technology to provide smoke detectors with the ability to monitor indoor air quality and integration capabilities including building automation and lighting control systems.

A full retrofit would take eighteen to twenty-six months and involve removing the existing Pyrotronics product from the building. All smoke detectors, pull stations, speakers and strobes will be replaced as part of the retrofit. The EST 3 system will support up to 160,000 points (existing system supports approximately 3,500). The cost to accomplish a full building retrofit and card access control integration is approximately $1,600,000.

As a result of the 2000 smoke control system upgrade project, our vertical infrastructure riser currently has a partial EST wiring backbone and a fair amount of EST equipment throughout the building, enabling us to utilize and build upon the existing equipment. The system has superior vendor support (there are currently 8-12 Edwards factory certified service providers in the region), resulting in an abundance of resources to respond to repairs and maintenance issues.

                               LEASING GUIDELINES

PROJECT                                 MAJOR LEASE             TERM              ANNUAL NET RENT                 TENANT
                                         THRESHOLD                                    (PSF)                    IMPROVEMENTS
---------------------------------------------------------------------------------------------------------------------------------
Library Tower                      Floors 2-32; leases     Up to 10 years      between $18.00-$22.00        less than or equal to
                                    up to 50,000 RSF                           3% annual increase on              $35 RSF
                                                                                 net (or equivalent
                                                                                 income stream)
----------------------------------------------------------------------------------------------------------------------------------
                                   Floors 33-63; leases     Up to 10 years      between $20.00-$22.00        less than or equal to
                                    up to 50,000 RSF                           3% annual increase on              $35 RSF
                                                                                 net (or equivalent
                                                                                 income stream)
----------------------------------------------------------------------------------------------------------------------------------
                                   Floors 2-32; leases     Up to 10 years      between $22.00-$24.00         less than or equal to
                                    up to 50,000 RSF                           3% annual increase on              $35 RSF
                                                                                 net (or equivalent
                                                                                 income stream)
----------------------------------------------------------------------------------------------------------------------------------
                                         Retail            Up to 10 years      between $25.00-$25.00         less than or equal to
                                                                               3% annual increase on              $15 RSF
                                                                                 net (or equivalent
                                                                                 income stream)
----------------------------------------------------------------------------------------------------------------------------------
Other items subject to approval:
----------------------------------------------------------------------------------------------------------------------------------
Any term greater than 10 years.
----------------------------------------------------------------------------------------------------------------------------------
Termination options - any
----------------------------------------------------------------------------------------------------------------------------------
Commission: Full to outside up to 10 yrs. More than 10 years requires approval.
----------------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 6.8

              (a) The Company agrees to, and shall cause each of its Subsidiaries to, continue to be a Special Purpose Bankruptcy Remote Entity. A "Special Purpose Bankruptcy Remote Entity" means a corporation, limited partnership or limited liability company which shall not:

          A. engage in any business or activity other than, in the case of the Company, owning the equity interest in its Subsidiaries, and, in the case of the Company's Subsidiaries, the ownership of an equity interest in any other Subsidiary of the Company, or the operation and maintenance of the Property.

          B.  acquire or own any material assets other than (I) the Property,
              (II) such incidental personal property as may be necessary for the operation of the Property and (III) an equity interest in any Subsidiary of the Company;

          C. fail to preserve its existence as a Person duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or amend, modify, terminate or fail to comply with the provisions of its Organizational Documents if such amendment, modification, termination or failure to comply would adversely affect the ability of such Person to perform its obligations under this Agreement or under the other Transaction Documents;

          D. except as set forth in the Transaction Documents, own any Subsidiary or make any investment in any Person;

          E. commingle its assets with the assets of any of its directors, managers, partners, members, shareholders, Affiliates, principals or of any other Person or fail to hold its assets in its own name;

          F. incur any liabilities, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than Indebtedness in respect of the Transaction Documents and the Loan Documents and unsecured trade payables incurred in the ordinary course of business, that are paid within 60 days after the date incurred unless disputed by the Company in good faith and appropriate reserves are maintained therefor;

          G. fail to maintain its records, books of account and bank accounts separate and apart from those of its directors, managers, partners, members, shareholders, principals and Affiliates, the Affiliates of its general partner, members or shareholders and any other Person;

H. enter into any contract or agreement with any director, manager, partner, member, shareholder, principal or Affiliate of the Company or any director, manager, partner, member, principal of such Affiliate, except in the ordinary course of business and upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than the foregoing stated parties;

I. without the consent of the Special Member, seek the dissolution or winding up, in whole or in part, of the Company or any of the Company's Subsidiaries;

J. maintain its assets in such a manner that will be costly or difficult to segregate, ascertain or identify its individual assets from those of any director, manager, partner, member, shareholder, principal or Affiliate of Company or any Affiliate thereof or any director, manager, partner, member, shareholder, principal or Affiliate thereof or any other Person;

K. except as contemplated by the Loan Documents, guaranty or become obligated for the debts of any other Person, hold out its credit as being able to satisfy the debts of any other Person, endeavor to obtain credit or incur any obligation to any Person based upon the assets of any Person other than itself, pledge its assets for the benefit of any Person or fail to correct any misunderstanding with respect to the foregoing;

L. make any loans or advances to any Person, including any director, manager, partner, member, shareholder, principal or Affiliate of the Company or any of Company's Subsidiaries or any director, manager, partner, member, shareholder, principal or Affiliate thereof or by or hold evidence of indebtedness issued by any Person;

M.    fail to file its own tax returns;

N. fail either to hold itself out to the public as a legal Person separate and distinct from any other Person or to conduct its business solely in its own name in order not (I) to mislead others as to the identity with which such other party is transacting business, or (II), except as contemplated by the Transaction Documents, to suggest that Company or any of its Subsidiaries is responsible for the debts of any third party (including any director, manager, partner, member, principal or Affiliate thereof or any director, manager, partner, member, principal or Affiliate thereof);

O. fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

P. fail to allocate shared expenses (including, without limitation, shared office space) and to use separate stationary, invoices, phone numbers and checks;

Q. fail to pay its own liabilities (including, without limitation, salaries of its own employees, if any) from its own funds;

R. acquire obligations or securities of its managers, partners, members, shareholders or other affiliates, as applicable;

S. without the unanimous written consent of, in the case of a corporation or limited liability company, the Special Member or "independent director" or "independent manager" and, in the case of a limited partnership, the Special Member, Independent Director or Independent Manager of its general partner: (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute; (b) seek or consent to the appointment of a receiver, liquidator or any similar official; or (c) make an assignment for the benefit of creditors;

T. fail to remain solvent or pay its debts and liabilities as the same shall become due;

U. fail to correct any known misunderstandings regarding the separate identity of itself from any other Person;

V. fail to maintain separate financial statements and accounting records, showing its assets and liabilities separate and apart from those of any other Person;


W. fail to observe all corporate, limited partnership or limited liabilities company formalities, as applicable;

X. share any logo or hold itself as, or be considered as a department or division of, any other Person; and

Y. as long as the obligations of Property Owner under the Existing Mortgage Debt are outstanding, at all times will comply with section 4.1(cc) of the Second Amendment to the loan agreement evidencing the Existing Mortgage Debt as they apply to the Company.

     (b) The Company shall, and shall cause each of its Subsidiaries and any Affiliate thereof to, conduct its and their business so that the assumptions made in that certain substantive nonconsolidation opinion letter dated the date hereof, delivered by Cox, Castle & Nicholson in connection with the transactions contemplated by this Agreement, shall be true and correct in all material respects.

                                  SCHEDULE 6.9

                   MAGUIRE MEMBER COVENANTS AND RESTRICTIONS

                                       MP



     As described in the Fourth Amendment to the Agreement of Limited Partnership of MP "[n]otwithstanding anything to the contrary herein, the Partners agree that, so long as RECP is the "Managing Member" of Bunker Hill Equity, the Partnership shall not without the prior written consent of
RECP:

(1)  engage in any business or activity other than owning an equity interest in
     (i) Bunker Hill Equity, and (ii) Maguire Partners-Bunker Hill, Ltd., and serving as a managing general partner or member in such entities (collectively, "Hope Place Entities");

(2) acquire or own any other material assets other than owning an equity interest in the Hope Place Entities;

(3) fail to preserve its existence as a Person duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its formation, or amend, modify, terminate or fail to comply with the provisions of its Partnership Agreement and Certificate of Limited Partnership each as may be amended from time to time (collectively, "Organizational Documents") if such amendment, modification, termination or failure to comply would adversely affect the ability of such Person or Bunker Hill Equity to perform its respective obligations under the Transaction Documents;

(4) own any Subsidiary or make any investment in any Person, other than owning an equity interest in the Hope Place Entities;

(5) except in connection with owning an equity interest in the Hope Place Entities, commingle its assets with the assets of any of its directors, managers, partners, members, shareholders, as applicable, Affiliates, principals or of any other Person or fail to hold its assets in its own name;

(6) incur any liabilities, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) unsecured trade payables incurred in the ordinary course of business that are paid within 60 days after the date incurred, unless disputed by Partnership in good faith and appropriate reserves are maintained therefor, and (ii) liabilities arising as a general partner of Hope Place Entities;

(7) fail to maintain its records, books of account and bank accounts separate and apart from those of its directors, managers, partners, members, shareholders, as applicable, principals and Affiliates, the Affiliates of its director, manager, partner, members or shareholders, as applicable, and any other Person;

     (8) enter into any contract or agreement with any director, manager, partner, member, shareholder, as applicable, principal or Affiliate of the Partnership or any director, manager, partner, member, principal of such Affiliate, except (i) in the ordinary course of business and upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than the foregoing stated parties, and (ii) in connection with owning an equity interest in the Hope Place Entities;

     (9) without the consent of the Independent Manager of BGHS, seek the dissolution or winding up, in whole or in part, of the Partnership;

     (10) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any director, manager, partner, member, shareholder, as applicable, principle or Affiliate of the Partnership or any Affiliate thereof or any director, manager, partner, member, shareholder, principal or Affiliate thereof or any other Person;

     (11) except in connection with (i) the Loan Documents, (ii) the organizational documents for the Hope Place Entities, or (iii) holding an interest in the Hope Place Entities, guaranty or become obligated for the debts of any other Person, hold out its credit as being able to satisfy the debts of any other Person, endeavor to obtain credit or incur any obligation to any Person based upon the assets of any Person other than itself, pledge its assets for the benefit of any Person or fail to correct any misunderstanding with respect to the foregoing;

     (12) except in connection with (i) the organizational documents for the Hope Place Entities, or (ii) holding an interest in the Hope Place Entities, make any loans or advances to any Person, including any director, manager, partner, member, shareholder, as applicable, principal or Affiliate of the Partnership or any director, manager, partner, member, shareholder, principal or Affiliate thereof or hold evidence of indebtedness issued by any Person;

     (13) fail to file its own tax returns;

     (14) fail either to hold itself out to the public as a legal Person separate and distinct from any other Person or to conduct its business solely in its own name in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) except as contemplated by the Loan Documents or in connection with holding an interest in the Hope Place Entities, to suggest that the Partnership is responsible for the debts of any third party (including any director, manager, partner, member, as applicable, principal or Affiliate thereof or any director, manager, partner, member, principal or Affiliate thereof);

     (15) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

     (16) fail to allocate shared expenses (including, without limitation, shared office space) and to use separate invoices and checks;

     (17) fail to pay its own liabilities (including, without limitation, salaries of its own employees, if any) from its own funds;

     (18) except as contemplated in the organizational documents for the Hope Place Entities or in connection with holding an interest in the Hope Place Entities, acquire obligations or securities of its managers, partners, members, shareholders, as applicable, or other Affiliates;

     (19) without the written consent of the Independent Manager of BGHS: (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, (b) seek or consent to the appointment of a receiver, liquidator or any similar official, or (c) make an assignment for the benefit of creditors;

     (20) fail to remain solvent or pay its debts and liabilities as the same shall become due;

     (21) fail to correct any known misunderstandings regarding the separate identity of itself from any other Person;

     (22) fail to maintain separate financial statements and accounting records showing its assets and liabilities separate and apart from those of any other Person;

     (23) fail to observe all corporate, limited partnership or limited liabilities company formalities, as applicable;

     (24) without the consent of the Independent Manager of BGHS do any of the following: (i) liquidate or dissolve, in whole or in part; (ii) consolidate, merge or enter into any form of consolidation with or into any other Person, nor convey, transfer or lease its assets substantially as an entirety to any Person nor permit any Person to consolidate, merge or enter into any form of consolidation with itself, nor convey, transfer or lease its assets substantially as an entirety to any Person; (iii) engage in any activity other than as set forth in Section 3.7 herein and (iv) amend any of the provisions of
          Section 3.7 hereof."

                                      BGHS

     As described in the First Amendment to Operating Agreement for BGHS, "[n]otwithstanding anything to the contrary herein, Company agrees that so long as RECP is the "Managing Member" of Bunker Hill Equity, Company shall not without the prior written consent of RECP:

     (1) engage in any business or activity other than borrowing and repaying funds as reflected in the BGHS Loan Documents (as defined below), and owning equity interests in (i) Bunker Hill Equity, (ii) Maguire Partners-Bunker Hill, Ltd., (iii) Maguire Partners-Hope Place, Ltd., and (iv) Maguire Thomas Partners-SCGC Holdings, Ltd. and serving as a managing general partner or member in such entities (collectively, "BGHS Entities");

     (2) acquire or own any other material assets other than owning an equity interest in the BGHS Entities;

     (3) fail to preserve its existence as a Person duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its formation, or amend, modify, terminate or fail to comply with the provisions of this Agreement and the Articles (collectively, "Organizational Documents") if such amendment, modification, termination or failure to comply would adversely affect the ability of such Person or Bunker Hill Equity to perform its respective obligations under the Transaction Documents;

     (4) own any Subsidiary or make any investment in any Person, other than owning equity interests in the BGHS Entities;

     (5) except in connection with owning equity interests in the BGHS Entities, commingle its assets with the assets of any of its directors, managers, partners, members, shareholders, as applicable, Affiliates, principals or of any other Person or fail to hold its assets in its own name;

     (6) incur any liabilities, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) unsecured trade payables incurred in the ordinary course of business that are paid within 60 days after the date incurred unless disputed by Company in good faith and appropriate reserves are maintained therefor,
          (ii)obligations pursuant to that certain $34,789,555.00 promissory note ("Note") from Company in favor of Bunker Hill Equity dated March 27, 2002, (iii) obligations under that certain Guaranty ("Senior Mezzanine Guaranty") from Company in favor of Column Financial, Inc. dated March 27, 2002 with respect to the Senior Mezzanine Loan, (iv) obligations under that certain Guaranty ("Junior Mezzanine Guaranty") from Company in favor of Column Financial, Inc. dated March 27, 2002 with respect to the Junior Mezzanine Loan, (the Note, Senior Mezzanine Guaranty and Junior Mezzanine Guaranty collectively referred to herein as "BGHS Loan Documents"), and (v) on account of the general partner interest of BGHS in the BGHS Entities;

(7) fail to maintain its records, books of account and bank accounts separate and apart from those of its directors, managers, partners, members, shareholders, as applicable, principals and Affiliates, the Affiliates of its director, manager, partner, members or shareholders, as applicable, and any other Person;

(8) enter into any contract or agreement with any director, manager, partner, member, shareholder, as applicable, principal or Affiliate of the Company or any director, manager, partner, member, principal of such Affiliate, except (i) the BGHS Loan Documents, (ii) in the ordinary course of business and upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than the foregoing stated parties, and (iii) in connection with owning an equity interest in the BGHS Entities;

(9) without the consent of the Independent Manager, seek the dissolution or winding up, in whole or in part, of the Company;

(10) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any director, manager, partner, member, shareholder, as applicable, principal or Affiliate of the Company or any Affiliate thereof or any director, manager, partner, member, shareholder, principal or Affiliate thereof or any other Person;

(11) except in connection with (i) the Loan Documents, (ii) the BGHS Loan Documents, (iii) the organizational documents for the BGHS Entities, or
     (iv) holding an interest in the BGHS Entities, guaranty or become obligated for the debts of any other Person, hold out its credit as being able to satisfy the debts of any other Person, endeavor to obtain credit or incur any obligation to any Person based upon the assets of any Person other than itself, pledge its assets for the benefit of any Person or fail to correct any misunderstanding with respect to the foregoing;

(12) except in connection with (i) the organizational documents for the BGHS Entities, or (ii) holding an interest in the BGHS Entities, make any loans or advances to any Person, including any director, manager, partner, member, shareholder, as applicable, principal or Affiliate of the Company or any director, manager, partner, member, shareholder, principal or Affiliate thereof or hold evidence of indebtedness issued by any Person;

(13) fail to file its own tax returns;

(14) fail either to hold itself out to the public as a legal Person separate and distinct from any other Person or to conduct its business solely in its own name in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) except as contemplated by the Loan Documents, the BGHS Loan Documents or in connection with holding an interest in the BGHS Entities, to suggest that the Company is responsible for the debts of any third party (including any director, manager, partner, member, as applicable, principal or Affiliate thereof or any director, manager, partner, member, principal or Affiliate thereof);

     (15) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

     (16) fail to allocate shared expenses (including, without limitation, shared office space) and to use separate invoices and checks;

     (17) fail to pay its own liabilities (including, without limitation, salaries of its own employees, if any) from its own funds;

     (18) except as contemplated in the organizational documents for the BGHS Entities or in connection with holding an interest in the BGHS Entities, acquire obligations or securities of its managers, partners, members, shareholders, as applicable, or other Affiliates;

     (19) without the written consent of the Independent Manager: (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, (b) seek or consent to the appointment of a receiver, liquidator or any similar official, or (c) make an assignment for the benefit of creditors;

     (20) fail to remain solvent or pay its debts and liabilities as the same shall become due;

     (21) fail to correct any known misunderstandings regarding the separate identity of itself from any other Person;

     (22) fail to maintain separate financial statements and accounting records showing its assets and liabilities separate and apart from those of any other Person;

     (23) fail to observe all corporate, limited partnership or limited liabilities company formalities, as applicable;

     (24) without the consent of the Independent Manager do any of the following: (i) liquidate or dissolve, in whole or in part; (ii) consolidate, merge or enter into any form of consolidation with or into any other Person, nor convey, transfer or lease its assets substantially as an entirety to any Person nor permit any Person to consolidate, merge or enter into any form of consolidation with itself, nor convey, transfer or lease its assets substantially as an entirety to any Person; (iii) engage in any activity other than as set forth in Section 2.6(A)(1) herein and (iv) amend any of the provisions of Section 2.6 hereof."

                                 SCHEDULE 14.13

                                 Schedule 14.13
                                MAGUIRE PARTNERS

                              SETTLEMENT STATEMENT

Lender:        Column Financial, Inc.
Property:      Library Tower
Borrower:      Bunker Hill Senior Mezzanine, LLC & Bunker Hill Junior Mezzanine, LLC
Funding Date:  3/27/2002

Mezzanine Financing Amount:                                                                                       $ 109,561,000.00

Plus Refund of Remaining Reserve Balance from Start-Up Investment                           $   1,265,730.74
 Less Column Financial, Inc. Origination Fee for Start-Up Investment                        $    (250,000.00)
                                                                                            ----------------
 Net Refund of Remaining Reserve Balance from Start-Up Investment                                                 $   1,015,739.74

Less Amounts Retained by Column Financial, Inc. ("CFI")
  1. Origination Fee to CFI for Mezzanine Financing (1.5% of $109,561,000)                  $  (1,643,415.00)
  2. Repayment of Start-Up Investment
     Start-Up Investment Amount                                             $ 5,000,000.00
     Less Terrorism Insurance Res. to be held by First Am. Title
     (First Am. will retain per escrow instructions)                        $(2,466,875.00)
                                                                            --------------
     Net Repayment of Start-up Investment to CFI                                            $  (1,541,125.00)

  3. Repayment of Accrued Interest on Start-Up Investment
     Start-up Investment Amount                                             $ 5,000,000.00
     Interest Rate (Ac1/380)                                                         12.60%
     Funding Date of Start-up Investment                                         2/20/2002
     # of Days since Funding Date of Start-up Investment                                36
                                                                            --------------
     Total Accrued Interest on Start-Up Investment to be paid to CFI                             (562,500.00)(1)

  4. CSFB REFS Placement Fee                                                                $  (1,250,000.00)
  5. CSFB REIB Fee                                                                          $    (500,000.00)
  6. Consulting Fee Payable to Column Financial for Rating Agency Approval                  $     (25,000.00)
  7. Miscellaneous Out of Pocket Expenses Incurred by CFI                                   $     (25,000.00)
  Total retained by CFI                                                                                           $  (5,047,040.00)
-----------------------------------------------------------------------------------------------------------------------------------
Net loan process to be wired to First American Title Insurance Company                                            $ 105,529,699.74
-----------------------------------------------------------------------------------------------------------------------------------

Plus New Equity Investment From DLJ RECP                                                                          $  60,000,000.00

Plus Funds from Maguire at Close
 Plus Click Action Lease Termination                                                        $     379,592.77
 Plus Tenant Improvement Reserve from Maguire (UBS, ClickAction, Sprint,
  Charles River, ILLEGIBLE, ILLEGIBLE Lobby Shops)                                          $   1,066,616.00
 Plus Operating Cash On-Hand at Close                                                       $     178,476.30
                                                                                            ----------------
 Net Wire Funds from Maguire at Close                                                                             $   1,613,585.07

Less Buyout to Daiichi/Delacourt Properties, Inc.
 Buyout amount to Daiichi/Delacourt Properties, Inc.                                        $(115,000,000.00)
 Plus Discount off Buyout Price                                                             $   3,500,000.00
 Less 75% of operating cash with minimum amount of $225,000                                 $    (225,000.00)
                                                                                            ----------------
 Net Buyout to Daiichi/Delacourt Properties, Inc.                                                                 $(111,725,000.00)

Less Funds to DLJ RECP
 Less Additional AA Reserve Funds to be Held by DLI RECP                                    $  (4,000,000.00)
 Less Origination Fee for New Equity Investment                                             $    (600,000.00)
 Miscellaneous Out of Pocket Expenses                                                       $     (15,000.00)
                                                                                            ----------------
 Net Funds to DLJ RECP                                                                                            $  (4,815,000.00)

Less Credit Line Repayment to United California Bank (formerly known
 as Sanwa)                                                                                                        $ (10,060,000.00)

Less Solana Payment to Servicer on Solana First Mortgage (Salomon
 Loan #038220292)                                                                                                 $  (6,000,000.00)

Less Reserves & Escrows to be Held by Servicer of First Mortgage,
 GMAC
 Tenant Improvement Reserve from Maguire (UBS, ClickAction, Sprint,
  Charles River, ILLEGIBLE, ILLEGIBLE Lobby Shops)                                          $  (1,055,516.00)
 Tax & Insurance escrow                                                                     $    (285,008.43)
 Latham & Watkins-MP Contribution Reserve                                                   $  (5,587,823.00)
 AA Space Takeback  Reserve                                                                 $  (1,164,603.00)
 Engineering Reserves                                                                       $     (62,030.00)
                                                                                            ----------------
 Total Reserves                                                                                                   $  (6,134,980.43)

Less reserves & escrows to be held by Servicer of Mezzanine, Midland
 AA Reserve (to General Leasing Reserve)                                                    $  (2,000,000.00)
 Cash from Drawdown of ClickAction Letter of Credit (to
  General Leasing Reserve)                                                                  $    (379,692.77)
 Huntington Holdings Prepaid Rent Reserve                                                   $     (59,054.00)
 Documentary Transfer Tax Reserve                                                           $    (952,000.00)
                                                                                            ----------------
 Total Reserves                                                                                                   $  (3,390,640.77)
Less Terrorism Insurance reserved to be held by First American Title
  (retain per escrow instructions)                                                                                $ (53,459,976.00)
Less fees and costs (See page 3 for disposition):                                                                 $  (6,091,727.29)
                                                                                                                  ----------------
Amount due to (from) Borrower:                                                                                    $  14,667,055.32
                                                                                                                  ================

I hereby approve this Settlement Statement and authorize the wiring/transfer of funds as set forth herein.

Date: 3/29/02                           Bunker Hill Senior Mezzanine, LLC

                                        By:
                                           -------------------------------------

                                           By: ILLEGIBLE
                                           Name: ILLEGIBLE
                                           Title: Senior VP

Date: 3/27/02                           Bunker Hill Junior Mezzanine, LLC

                                        By:
                                           -------------------------------------

                                           By: ILLEGIBLE
                                           Name: ILLEGIBLE
                                           Title: Senior VP

3rd Party Fees and Costs

1.  Title Insurance Fees and Charges -- First American Title
          Owner's Policy                                                       $104,980.00
          Endorsements                                                         $ 22,082.00
          UCC Ins. Prem Sr. Loan                                               $ 21,719.85
          UCC Ins. Prem Jr. Loan                                               $ 18,450.00
          Filing Fees                                                          $    200.00
          UCC Courier Fees                                                     $     24.00
          Escrow Fee                                                           $  3,500.00
                                                                               ===========
          Total                                                                                 $  170,955.56

2.  Legal Fees
          Lender's Counsel -- Cadwalader, Wickersham & Tall                    $500,000.00
          Lender's Counsel -- Paul Hastings, Janofsky & Walker                 $100,000.00
          Lender's Counsel Environmental Review -- Schulte, Roor & Zabel       $  1,946.00
          Borrower's Counsel -- Gilchrist & Rutler PC                          $320,000.00
          Borrower's Counsel -- Cox, Castle & Nicholson LLP                    $264,094.07
          Borrower's Counsel -- Fried, Frank, Harris, Shriver & Jacobson       $ 25,000.00
          Borrower's Counsel -- Richards, Layton & Finger                      $ 49,926.67
          RECP Counsel -- Proskaur Rose LLP                                    $520,000.00
          RECP Counsel -- Allen Matkine, Leck, Gamble & Mallory, LLP           $174,657.56
          RECP Counsel -- Debivoice & Plimpton                                 $  7,500.00
                                                                               ===========
          Total                                                                                 $2,013,022.30

3.  Due Diligence & Consultants
          Insurance Consultant -- Philip Lehman                                $    600.00
          Appraisal -- Cushman & Wakefield                                     $ 53,000.00
          Agreed Upon Procedures -- Arthur Andersen                            $ 65,000.00
          Engineering & Environmental -- CEI                                   $ 15,000.00
          Salamic -- URS                                                       $  6,000.00
          Tax -- Andersen                                                      $ 40,500.00
          Due Diligence -- Silus Realty Services, Inc.                         $ 62.854.00
          Surveyor for RECP -- PSOMAS                                          $  5,500.00
          Cap Trust Insurance Consultant -- Equity Risk Services, LLC          $  2,500.00
          Cap Trust Out of Pocket Expenses                                     $  3,000.00
          RECP Due Diligence -- BetaWest                                       $ 46,500.00
                                                                               ===========
          Total                                                                                 $  303,454.00

4.  GMAC Fees
          GMACCM Review Fee (Net of $60,000)                                   $700,000.00
          GMACCM Third Party Counsel (Net of $60,000)                          $100,000.00
          Rating Agency Third Party Counsel (GMAC to pay S&P and Deckert)      $ 35,000.00
          Rating Agency Review Fees (GMAC to pay S&P and Deckert)              $ 25,000.00
                                                                               ===========
          Total                                                                                 $  880,000.00

5.   LIBOR CAP -- Sumitomo Bank                                                                 $1,621,110.13

6.   Placement Fee -- Secured Capital                                                           $1,015,000.00

7.   110.5 Endorsement Payable to Commonwealth Land Title Company                               $   38,186.00

Total Fees and Costs                                                                            $6,091,727.29
                                                                                                =============

I hereby approve this Settlement Statement and authorize the wiring/transfer of funds as set forth herein.

Date: 3/27/02
      ---------
                                             Bunker Hill Senior Mezzanine, LLC

                                             By: [ILLEGIBLE]
                                                 -----------------------------

                                             Name: [ILLEGIBLE]
                                                   ---------------------------

                                             Title: [ILLEGIBLE]
                                                    --------------------------


Date: 3/27/02
      ---------
                                             Bunker Hill Junior Mezzanine, LLC

                                             By: [ILLEGIBLE]
                                                 -----------------------------

                                             Name: [ILLEGIBLE]
                                                   ---------------------------

                                             Title: [ILLEGIBLE]
                                                    --------------------------

                                  DISTRIBUTION
                                  ------------

Amounts are funded through:        First American Title Company                                                  $105,529.699.74
Bank:                              Well Fargo Bank, 420 Montgomery Street, 21st Floor, San Francisco, CA 94104
ABA #:                             1210024?
Acct #:                            4314-689385
Account Name:                      First American Title Insurance Company
Reference:                         Buyer: Library Square Associates LLC, Property: Library Tower,
                                                                                   555 W. Fifth St.,
                                                                                   Los Angeles, CA 90
Escrow No.                         04022046-002 MN
Attention:                         Maurice Nert, (818) 242-5800 x5527.
                                                 Mnert@Firsterm.com

Distribution of Funds:

1.   Disburse:       $111,725,000.00   to Datacourt Payment/Dai Ichi by wire as follows:
     Bank:                             Citibank, N.A. 111 Wall Street, New York, NY 10043
     ABA #:                            021-000-009
     Acct. #:                          3608-7072
     Acct Name:                        Datacourt Properties, Inc.
     Reference:                        Maguire-Library Tower

2.   Disburse:       $    615,000.00   to DLJ RECP by wire as follows:
     Bank:                             Citibank, NY
     ABA #:                            021-000-009
     Acct. #:                          3589-6041
     F/C at:                           DLJ Securities Corp. Special Account Real Estate
     F/F/C at:                         DLJ Internal Account # 275-001958,
                                         DLJ Real Estate Capital Planners in Trust for RECP II
     Attention:                        Thomas J. Scott (Library Tower)
     Reference:                        Maguire - Library Tower

3.   Disburse:       $  4,000.000.00   to DLJ RECP by wire as follows:
     Bank:                             Citibank, NY
     ABA #:                            021-000-009
     Acct. #:                          3589-6041
     F/C at:                           DLJ Securities Corp.
     F/F/C at:                         DLJ Internal Account # 275-008589,
                                         Bunker Hill Equity, LLC
     Attention:                        James D. Allen

4.   Disburse:       $ 10,000.000.00   to United California Bank by wire as follows:
     Bank:                             United California Bank, 601 South Figueroa Street, Los Angeles, CA
     ABA #:                            122-003-516
     Acct. #:                          2302-25217
     For Credit at:                    Southern LOC, attention: Barbara McCool
     Reference:                        Maguire Partners, Loan Number 03-2231026-0, #42

5.   Disburse:       $  5,000,000.00   to Midland Loan Services, Inc. (as Servicer on
                                          Salomon Loan #030226280) as follows:
     Bank:                             LaSalle Bank N.A.
     ABA #:                            071000505
     Acct. #:                          67-8668-84-9
     Account Name:                     Maguire Partners - Leasing Costs-TI Cost Account
     Attn:                             Thomas Quinlan (312) 904-7245
     Reference:                        Maguire-Library Tower

6.   Disburse:       $  8,134,080.43   to GMAC by wire as follows:
     Bank:                             First Union, Philadelphia, PA
     ABA #:                            031-201-467
     Acct. #:                          2100012537715
     Beneficiary:                      GMAC Commercial Mortgage Corporation
     Reference:                        GMACOM #90-7016921

7.   Disburse:       $ 3,390,645.77    to Midlan Loan Services, Inc. by wire as follows:
     Bank:                             PNC Bank N.A.
     ABA #:                            C43000096
     Acct. #:                          1006067647
     Credit:                           Midland Loan Services, Inc.
     Reference:                        Library Tower
     Attn:                             Cindy Briernell, (616) 292-8580

8.   Retain:         $ 3,458,878.00    First American Title Company (retain per escrow instructions)
     Bank:                             Wells Fargo Bank, 420 Montgomery Street, 9th Floor, San Francisco, CA 94104
     ABA #:                            121000248
     Acct. #:                          4314-689385
     For Credit to:                    First American Title Insurance Company
     Reference:                        Buyer: Library Square Associates, LLC,
                                       Property: Library Tower
                                                 555 W. Fifth St.
                                                 Los Angeles, CA 90
     Attention:                        Maurice Nert, CSEO and 04022046-MN

9.   Retain:         $   172,055.80    First American Title Company
     Bank:                             Wells Fargo Bank, 420 Montegomery Street, 9th Floor, San Francisco, CA 94104
     ABA #:                            121000248
     Acct. #:                          4314-689355
     Reference:                        Buyer: Library Square Associates, LLC,
                                       Property: Library Tower
                                                 555 W. Fifth St.
                                                 Los Angeles, CA 90
     Attention:                        Maurice Nert, CSEO and 04022046-MN

10.  Disburse:       $   500,000.00    to Cadwalader, Wickersham & Taft by wire as follows:
     Bank:                             Chase Private Bank
     ABA #:                            021000021
     Acct. #:                          987707218
     Acct. Name:                       Cadwalader, Wickersham & Taft
     Reference:                        File No. 60152.991/992
     Attention:                        Accounts Receivable Dept. (212) 504-0031

11.  Disburse:       $   150,000.00    to Paul, Hastings, Janofsky & Walker by wire as follows:
     Bank:                             Bank of America
     ABA #:                            121000358
     Acct. #:                          14599-04796
     Acct. Name:                       Paul, Hastings, Janofsky & Walker LLP

                                MAGUIRE PARTNERS

                                  DISTRIBUTION
                                  ------------

     Reference:                           Statement No. 73725, Mic No. 44520,0095

12   Disburse            $  1,945.00      to Schulte ROTh & Zabel LLP by wire as follows:
     Bank:                                Citibank NA, 111 Wall Street, New York NY 10043
     ABA #:                               021000069
     Acct. #:                             37242030
     Acct. Name:                          Schulte Roth & Zabel LLP Attorney Business Account
     Reference:                           Library Tower, Invoice No. ILLEGIBLE

13   Disburse            $320,000.00      to Gilchrist & Rutler PC by wire as follows:
     Bank:                                City National Bank - Library Tower Office, 833 West Fifth Street, Los Angeles CA 90071
     ABA #:                               122016066
     Acct. #:                             210-005439
     Acct. Name:                          Gilchrist & Rutler PC
     Attn:                                Victoria Sando, (213) ILLEGIBLE
     Reference:                           Invoice #1014251/032702, Maguire-Library Tower

14   Disburse            $264,094.07      to Cox, Castle & Nicholson LLP by wire as follows:
     Bank:                                Union Bank, 445 South Figueroa Street, Los Angeles CA 90071
     ABA #:                               122000498
     Acct. #:                             210-066-5517
     Reference:                           matter numbers 36695 and 39921, Maguire-Library Tower
     Attn:                                Susie Kou, Customer Service (800) 298-6486

15   Disburse            $ 25,000.00      to Fried, Frank, Harris, Shriver & Jacobson by wire as follows:
     Bank:                                Citibank, 120 Broadway, New York NY 10043
     ABA #:                               021000089
     Acct. #:                             02095111
     For the Account of:                  Fried, Frank, Harris, Shriver & Jacobson
     Attn:                                Rose Digilargio, Private Banking Division
     Ref:                                 30211-6

16   Disburse            $ 49,825.07      to Richards, Layton & Finger by wire as follows:
     Bank:                                Wilmington Trust Company, Rodney Square North, Wilmington Delaware 19890
     ABA #:                               031100092
     Acct. #:                             2254-1174
     Acct. Name:
     Reference:                           Invoice No. 00003123, Maguire-Library Tower

                                MAGUIRE PARTNERS

                                  DISTRIBUTION
                                  ------------

17    Disburse          $520,000.00     to Proskauer Rose LLP by wire as follows:
      Bank:                             Citibank, N.A. 111 Wall Street, New York, NY 10005
      ABA #:                            021-000-[ILLEGIBLE]
      Acct. #:                          02838341
      Acct. Name:                       Proskauer Rose LLP
      Reference:                        Client Matter 22903.017, Maguire-Library Tower

18    Disburse          $174,657.56     to Allen [ILLEGIBLE], Lock, Gamble & Mallory, LLP by wire as follows:
      Bank:                             Wells Fargo Bank, 333 South Grand Avenue, Los Angeles CA 90071
      ABA #:                            121000248
      Acct. #:                          4800188553
      Acct. Name:                       Allen [ILLEGIBLE], Lock, Gamble & Mallory, LLP
      Reference:                        Maguire-Library Tower

19    Disburse          $  7,500.00     to Debevolas & Plimpton by wire as follows:
      Bank:                             Citibank, N.A. 111 Wall Street, New York NY 10005
      ABA #:                            021000089
      Acct. #:                          0277-3728
      REF:                              TIN 13-5537279, Maguire-Library Tower

20    Disburse          $    600.00     to Philip Lehman Company Ltd. by check to 1379 route 23 South, Butler, NJ
                                        07466. Account # 1000079? Invoice # 100521

21    Disburse          $ 53,000.00     to Cushman & Wakefield by check to:
                                        Cushman & Wakefield Valuation Advisory Service
                                        601 S. Figueroa St., 47th Floor
                                        Los Angeles, CA 90017-5752
                                        Ref: Invoices # 01-31003-9130; 00-31003-9155; 01-31003-9160; 01-31003-9280

22    Disburse          $ 65,000.00     to Arthur Andersen by wire as follows:
      Bank:                             Bank One, N.A.
      ABA #:                            07100013
      Acct. #:                          6901615
      Acct. Name:                       Arthur Andersen LLP
      Invoice #:                        0095-AF1???/MAG17201
      Reference                         L9100445

23    Disburse          $ 15,000.00     to Certified Environments Inc. (CEI) by wire as follows:
      Bank:                             Sandy Spring National Bank, 17801 Georgia Avenue, Olney MO 20632
      ABA #:                            055001090
      Acct. #:                          30-31606201
      Acct. Name:                       CEI
      Invoice #:                        376-0036-0202
      Reference:                        376-0036-0202

24    Disburse          $  6,000.00     to URS by check to:
                                        URS Corporation
                                        Dept. 1025, PO Box 12102?
                                        Dallas, TX ?6312-1026
                                        Reference: Library Tower

25    Disburse          $ 40,500.00     to Arthur Andersen by wire as follows:
      Bank:                             Bank One, N.A.
      ABA #:                            07100013
      Acct. #:                          5001518
      Acct. Name:
      Reference:                        IV 0095 123455 LB 100445

                                                        Distribution
                                                        ------------
26  Disburse                   $62,654.00   to Silus Realty Services, Inc. by wire as follows:
    Bank                                    First State Bank of Texas (Houston Branch)
    ABA #:                                  111914742
    Acct. #:                                4541032435
    Acct. Name:                             Silus Realty Services, Inc., 4005 Post Oak Place Drive, Ste 120
    Attention:                              Gary Karten/Barbara Hositer
    Reference:                              DD02-020


27  Disburse                    $6,500.00   to PSOMAS by wire as follows:
    Bank                                    California Bank and Trust
    ABA #:                                  122232109
    Acct. #:                                05815135170
    Acct. Name:                             PSOMAS
    Reference:                              Maguire -- Library Tower


28  Disburse                    $2,500.00   to Equity Risk Services, LLC by wire as follows:
    Bank                                    Bank of America, Dallas TX
    ABA #:                                  111000012
    Acct. #:                                3751456955
    Acct. Name:                             Equity Risk Services, LLC -- premium trust account -- 3rd party
    Reference:                              Invoice #2582, Maguire -- Library Tower


29  Disburse                    $3,000.00   to Cap Trust by wire as follows:
    Bank                                    The Chase Manhattan Bank, 360 Madison Ave. 11th floor, New York NY 10017-2691
    ABA #:                                  021-000021
    Acct. #:                                304135062
    Acct. Name:                             CT Investment Management Co., LLC
    Attention:                              Brian H. Oswald (212) 655-0256
    Reference:                              Maguire -- Library Tower


30  Disburse                   $46,500.00   to BetaWest by wire as follows:
    Bank                                    Chase Bank of Texas
    ABA #:                                  113-000-509
    Acct. #:                                116-10036887
    For Further Credit:                     PM Realty Group, LP
    Beneficiary:                            PM Realty Group, LP
    Attention:                              Mid Anderson -- PM Realty Group (303) 893-7020
    Reference:                              Maguire -- Library Tower


31  Disburse                  $660,000.00   to GMAC by wire as follows:
    Bank                                    First Union, Philadelphia PA
    ABA #:                                  031-201-467
    Acct. #:                                2100012537715
    Beneficiary:                            GMAC Commecial Mortgage Corporation
    Reference:                              GMACCM #98-7016921


32  Disburse                $1,691,110.13   to Sumitomo Bank by wire as follows:
    Bank                                    JP Morgan Chase Bank New York Branch, New York NY
    In Favor Of:                            SMBC Derivative Products Limited
    ABA #:                                  021-0000-21
    Acct. #:                                400035413
    Reference:                              Maguire -- Library Tower


33  Disburse                $1,015,000.00   to Secured Capital by wire as follows:
    Bank                                    Bank of America, San Francisco, CA
    ABA #:                                  121-000-358
    Acct. #:                                11649-61083
    Acct. Name:                             Secured Capital Corp.
    Attn:                                   Bank of America Branch 1154, Debbie Ochoa
    Reference:                              Maguire -- Library Tower


34  Disburse                   $35,185.00   to Commonwealth Land Title Company by check to:
                                            Commonwealth Land Title Co.
                                            666 W. 6th St. 4th Floor
                                            Los Angeles, CA 90017
                                            Elaine Edgeman
                                            REF: 01-2609EE


35  Disburse               $14,557,055.32   to Maguire by wire as follows:
    Bank                                    Bank of America, San Francisco, CA
    ABA #:                                  121-000-358
    Acct. #:                                14206-51458

I hereby approve this Settlement Statement and authorize the wiring/transfer as set forth herein.


Date: 3/27/02
      --------

                                           Bunker Hill Senior Mezzanine, LLC

                                           By:
                                               -----------------------------

                                                By: [ILLEGIBLE]
                                                ----------------------------

                                                Name: [ILLEGIBLE]
                                                ----------------------------

                                                Title: [ILLEGIBLE]
                                                ---------------------------



Date: 3/21/02
      --------

                                           Bunker Hill Junior Mezzanine, LLC

                                           By:
                                               -----------------------------

                                                By: [ILLEGIBLE]
                                                ----------------------------

                                                Name: [ILLEGIBLE]
                                                ----------------------------

                                                Title: [ILLEGIBLE]
                                                ---------------------------

CREDIT | FIRST                                   SIGNOFF
SUISSE | BOSTON                                          REFS___________________

MEMORANDUM


TO:       Marina Moniall                          (FAX 212-743-5535)
                                                  (FAX 212-325-8105)

FROM:     Mark Zylka
          Chapin Hunt                             (Phone 310-712-2751)
          Eric Gunderson                          (Phone 310-712-2762)
DATE:     March 27, 2002                          (Phone 310-712-2763)

SUBJECT:  Library Tower     in Los Angeles, CA                      Funding Memo
________________________________________________________________________________

Transaction details are as follows: the loan has a face amount of $109,561.000.00 secured by Library Tower located in Los Angeles, CA. The loan has funding amount of $105,561,000.00 and a net funding amount of $105,829,699.74.


                                                    CSFB trading account:
Settlement Date:        March 27, 2002              Client code:             M6890
Entity Name:            Library Tower               Customer No.             2KD 510
Property Type:          Class A, Office Building    DWI Security #:          ______________
Location of Property:   Los Angeles, CA             Security #:              Senior Mezz ($52.561.000)-#325632
Equity Interest:        N/A                                                  Junior Mezz ($58.000.000)-#325834
Equity Kicker Sec #:    N/A                                                  _________________________________
Exit Fee:               N/A                         Legal Counsel:           Cadwalader, Wickersham & Taft
Unfunded Earnout:       N/A                         Contact:                 Patrick Quinn
Unfunded Earnout Sec #: N/A                         Phone No.                212-504-5057
LC issued by CSFB:      N/A
Servicer:                                           Underwriters:            Status
                                                    Contact:                 Ralph Howard
                                                    Phone No.:               (713) 623-7700

________________________________________________________________________________
Full Facility Amount                                                         N/A
Note Amount                                                     $109,561,000.00
Interest Rate Paydown                                                        N/A
                         FSFB Funding Amount                    $109,561,000.00
________________________________________________________________________________
Plus:                    Net Refund of Good Faith Deposit/
                           Remaining Reserve Balance            $  1,015,739.74
Plus:                    Refund of Additional Good Faith
                           Deposit                              $          0.00
Plus:                    Refund of Rate Lock Deposit            $          0.00
Plus:                    Rate Lock Fee (5 days x $615 per day)  $          0.00

Less:                    Origination Fee to CFI for
                           Mezzanine Financing                  $ (1,643,415.00)
Less:                    Repayment of Start-Up Investment       $ (1,541,125.00)
Less:                    CSFB REFS Placement Fee                $ (1,250,000.00)
Less:                    CSFB REIB Fee                          $   (500,000.00)
Less:                    Consulting Fee Payable to
                           Column Financial for Rating
                           Agency Approval                      $    (25,000.00)
Less:                    Miscellaneous Out of Pocket
                           Expenses incurred by CFI             $    (25,000.00)
Less:                    Total Accrued Interest on Start-Up
                           Investment to be paid by CFI         $    (82,500.00)

SUBTOTAL:                                                       $ (4,031,500.26)
________________________________________________________________________________
CSFB NET FUNDING AMOUNT                                         $105,529,699.74
________________________________________________________________________________
Dollar Price of the Funding                                                100.0
________________________________________________________________________________

Funding Deadline (if applicable)             N/A

CREDIT | FIRST
SUISSE | BOSTON


FUNDING MEMO PAGE 2
Library Tower
Los Angeles, CA

Representatives from Bankers Trust have reviewed and inventoried both the underlying collateral and loan documents and have prepared a Trust Receipt which will be delivered to you. Once you get the Trust Receipt and final confirmation from me, please make the following disbursement as directed below and on the attached signed disbursement schedule:


                          First American Title Company

 Bank:                     Wells Fargo Bank, 420 Montgomery Street, 9th floor,
                           San Francisco CA, 94104


 Account No.:              4314-589365


 Account Name:             First American Title Insurance Company


                Attention: Maurice Neri, (818) 242-5800 x6527, Mneri@firstam.com
                           Mneri@firstam.com

 For Deposit Into Escrow # 04022046-002 MN


 File No./Deal Name:       Buyer: Library Square Associates LLC, Property,
                           Library Tower, 555 W Fifth St, Los Angeles CA, 90013

 ABA No.:                  121000248



Please send the following to Accounting:

Origination Fee to CFI for Mezzanine Financing                                   $1,643,415.00
Repayment of Start-up Investment                                                 $1,541,125.00
CSFB REFS Placement Fee                                                          $1,250,000.00
CSFB REIB Fee                                                                    $  500,000.00
Consulting Fee Payable to Column Financial for Rating Agency Approval            $   25,000.00
Miscellaneous Out of Pocket Expenses Incurred by CFI                             $   25,000.00
----------------------------------------------------------------------------------------------
TOTAL                                                                            $4,984,540.00

Please send the following to client code M689Q:

     Accrued interest on Start-Up Invenstment:                                   $  62,500.000

If you have any questions please call any of the above individuals.

\DISBURSEMENT AUTHORIZATION


Date:                                           March 27, 2002
Transaction:                                    Library Tower
          #REF!                                 Los Angeles, CA
Borrower:                                       Bunker Hill Senior Mezzanine, LLC & Bunker Hill Junior Mezzanine, LLC




TO:                  Mark Zytko
                     Chapin Hunt
                     Eric Gunderson



Please wire the net funding amount as follows:                   $105,529,699.74


--------------------------------------------------------------------------------


Total Amount to be Disbursed                                     $105,529,699.74


First American Title Company
Bank:                         Wells Fargo Bank, 420 Montgomery Street, 9th floor, San Francisco CA 94104
Account No.:                  4314-589365
Account Name:                 First American Title Insurance Company
Attention:                    Maurice Neri. (818) 242-5800 x5527, Mneri@firstem.com
For Deposit into Escrow #     04022046-02

File No./Deal Name:           Buyer: Library Square Associates LLC. Property: Library Tower 555 W Fifth St. Los Angeles CA
                              90013
ABA No.:                      121000248



Please send the following to Accounting:



Origination Fee to CFI for Mezzanine Financing                                  $ 1,643,415.00
Repayment of Start-up Investment                                                $ 1,541,125.00
CSFB REFS Placement Fee                                                         $ 1,250,000.00
CSFB REIB Fee                                                                   $   500,000.00
Consulting Fee Payable to Column Financial for Rating Agency Approval           $    25,000.00
Miscellaneous Out of Pocket Expenses Incurred by CFI                            $    25,000.00
----------------------------------------------------------------------------------------------
TOTAL                                                                           $ 4,984,540.00


Please send the following to client code M689Q:
                          Accrued Interest on Start-Up Investment               $   62,500.00




Please fund the above amount to the title company for further disbursement as shown above.


Accepted and Agreed to:
      March 27, 2002


Bunker Hill Senior Mezzanine, LLC

By:
    ---------------------------------

    By:           [ILLEGIBLE]
        -----------------------------

    Name:         [ILLEGIBLE]
          ---------------------------

    Title:        [ILLEGIBLE]
           --------------------------


Bunker Hill Junior Mezzanine, LLC


By:
    ---------------------------------

    By:          [ILLEGIBLE]
        -----------------------------

    Name:        [ILLEGIBLE]
          ---------------------------

    Title:       [ILLEGIBLE]
           --------------------------

DISBURSEMENT AUTHORIZATION

Date:                       March 27, 2002
Transaction:                Library Tower
      #REF!                 Los Angeles, CA
Borrower:                   Bunker Hill Senior Mezzanine, LLC & Bunker Hill
                            Junior Mezzanine, LLC


TO:           Mark Zytko
              Chapin Hunt
              Eric Gunderson

Please wire the net funding amount as follows:                   $105,529,699.74
--------------------------------------------------------------------------------
Total Amount to be Disbursed                                     $105,529,699.74


First American Title Company
Bank:                     Wells Fargo Bank, 420 Montgomery Street, 9th Floor,
                          San Francisco, CA, 94104
Account No.:              4314-889365
Account Name:             First American Title Insurance Company
Attention:                Maurice Neri, (818) 242-5800 x 5527, Mneri@firstam.com
For Deposit into Escrow # 04022046-002 MN

File No./Deal Name:       Buyer: Library Square Associates LLC.
                          Property: Library Tower, 555 W. Fifth St.,
                          Los Angeles CA, 90013
ABA No.:                  121000248

Please send the following to Accounting:
          Origination Fee to CFI for Mezzanine Financing                                        $1,643,415.00
          Repayment of Start-up Investment                                                      $1,541,125.00
          CSFB REFS Placement Fee                                                               $1,250,000.00
          CSFB REIB Fee                                                                         $  500,000.00
          Consulting Fee Payable to Column Financial for Rating Agency Approval                 $   25,000.00
          Miscellaneous Out of Pocket Expenses Incurred by CFI                                  $   25,000.00
                                                                                                =============
          Total                                                                                 $4,984,540.00

Please send the following to client code M689Q:
          Accrued Interest on Start-Up Investment                                               $   62,500.00

Please fund the above amount to the title company for further disbursement as shown above.

Accepted and Agreed to:
        March 27, 2002

Bunker Hill Senior Mezzanine, LLC

By:
-----------------------------

    By: [ILLEGIBLE]
    -----------------------------

    Name: [ILLEGIBLE]
    ---------------------------

    Title: Senior VP
    --------------------------


Bunker Hill Junior Mezzanine, LLC

By:
-----------------------------

    By: [ILLEGIBLE]
    -----------------------------

    Name: [ILLEGIBLE]
    ---------------------------

    Title: Senior VP
    --------------------------